Exhibit 10.10

EXECUTION VERSION

BCC MIDDLE MARKET CLO 2019-1, LLC,

Issuer,

BCC MIDDLE MARKET CLO 2019-1 CO-ISSUER, LLC,

Co-Issuer,

AND

WELLS FARGO BANK, NATIONAL ASSOCIATION,

Trustee

AMENDED AND RESTATED INDENTURE

Dated as of November 30, 2021

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Section 10.11.	Procedures Relating to the Establishment of Accounts Controlled by the Trustee	127

ARTICLE XI APPLICATION OF MONIES		127

Section 11.1.	Disbursements of Monies from Payment Account	127

ARTICLE XII SALE OF COLLATERAL OBLIGATIONS; PURCHASE OF ADDITIONAL COLLATERAL OBLIGATIONS		134

Section 12.1.	Sales of Collateral Obligations	134
Section 12.2.	Purchase of Additional Collateral Obligations	137
Section 12.3.	Conditions Applicable to All Sale and Purchase Transactions	139
Section 12.4.	Exchange Transactions	141

ARTICLE XIII NOTEHOLDERS’ RELATIONS		142

Section 13.1.	Subordination	142
Section 13.2.	Standard of Conduct	143
Section 13.3.	AML Compliance	143

ARTICLE XIV MISCELLANEOUS		143

Section 14.1.	Form of Documents Delivered to the Trustee	143
Section 14.2.	Acts of Holders	144
Section 14.3.	Notices, etc., to the Trustee, the Co-Issuers, the Collateral Administrator, the Portfolio Manager, the Placement Agent, the Hedge Counterparty, the Paying Agent, the Administrator and each Rating Agency	144
Section 14.4.	Notices to Holders; Waiver	147
Section 14.5.	Effect of Headings and Table of Contents	148
Section 14.6.	Successors and Assigns	148
Section 14.7.	Separability	148
Section 14.8.	Benefits of Indenture	148
Section 14.9.	Legal Holidays	148
Section 14.10.	Governing Law	148
Section 14.11.	Submission to Jurisdiction	148
Section 14.12.	Counterparts; Electronic Signatures	149
Section 14.13.	Acts of Issuer	149
Section 14.14.	Confidential Information	150
Section 14.15.	Liability of the Co-Issuers	151
Section 14.16.	17g-5 Information	151
Section 14.17.	[Reserved]	152
Section 14.18.	Waiver of Jury Trial	152
Section 14.19.	Escheat	153
Section 14.20.	Records	153

ARTICLE XV ASSIGNMENT OF PORTFOLIO MANAGEMENT AGREEMENT		153

Section 15.1.	Assignment of Portfolio Management Agreement	153

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ARTICLE XVI HEDGE AGREEMENTS		154

Section 16.1.	Hedge Agreements	154

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Annex A	–	Definitions

Schedule 1	–	Schedule of Collateral Obligations
Schedule 2	–	Fitch Industry Classifications
Schedule 3	–	Fitch Rating Definitions

Exhibit A	–	Forms of Notes

		A-1	–	Form of Class A-1-R Note
		A-2	–	Form of Class A-2-R Note
		A-3	–	Form of Class B-R Note
		A-4	–	Form of Class C-R Note

Exhibit B	–	Forms of Transfer and Exchange Certificates

		B-1	–	Form of Transfer Certificate for Transfer to Regulation S Global Note
		B-2	–	Form of Transfer Certificate for Transfer to Rule 144A Global Note
		B-3	–	Form of Transfer Certificate for Transfer to Certificated Note

Exhibit C	–	[Reserved]
Exhibit D	–	Form of Beneficial Owner Certificate
Exhibit E	–	Issuer Payment Account Information

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AMENDED AND RESTATED INDENTURE, dated as of November 30, 2021 (as may be further amended, restated, supplemented or otherwise modified from time to time, this “Indenture”), by and among BCC MIDDLE MARKET CLO 2019-1, LLC, a Cayman Islands limited liability company (the “Issuer”), BCC MIDDLE MARKET CLO 2019-1 CO-ISSUER, LLC, a Delaware limited liability company (the “Co-Issuer” and, together with the Issuer, the “Co-Issuers”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee (herein, together with its permitted successors in the trusts hereunder, the “Trustee”), hereby amending and restating the indenture, dated as of August 28, 2019 (the “Closing Date”), between the Co-Issuers and the Trustee (the “Original Indenture”).

PRELIMINARY STATEMENT

WHEREAS, on the Closing Date, the Co-Issuers and the Trustee entered into the Original Indenture, pursuant to which the Co-Issuers issued the Existing Notes (as defined herein) and, pursuant to the Credit Agreement, incurred the Class A-1L Loans;

WHEREAS, pursuant to Section 9.2(a) of the Original Indenture, the Issuer, with the consent of the Portfolio Manager and the Retention Holder, directed an Optional Redemption and Refinancing of the Debt in whole, but not in part, to occur on the Refinancing Date (as defined below), and the conditions set forth in the Original Indenture (and, with respect to the Class A-1L Loans, the Credit Agreement) with respect to such Optional Redemption and Refinancing have been satisfied;

WHEREAS, (i) pursuant to Section 8.1(a)(xxxii) of the Original Indenture, subject to the approval of a Majority of the Interests, in connection with a Refinancing of all Classes of Debt in full, the Issuer may (a) effect an extension of the end of the Reinvestment Period, (b) establish a non-call period for the replacement notes or loans or other financial arrangements issued or entered into in connection with such Refinancing, (c) modify the Weighted Average Life Test, (d) provide for a stated maturity of the replacement notes or loans or other financial arrangements issued or entered into in connection with such Refinancing that is later than the Stated Maturity of the Notes and (ii) pursuant to Section 8.2(a) of the Original Indenture, with the consent of the Portfolio Manager, the Retention Holders and a Majority of each Class of Debt reasonably expected to be materially and adversely affected thereby, the Trustee and the Co-Issuers may enter into a supplemental indenture to add any provisions to, or change in any manner or eliminate any of the provisions of, this Indenture or modify in any manner the rights of the Holders of the Debt of such Class under the Original Indenture;

WHEREAS, the Co-Issuers desire to amend and restate the Original Indenture as set forth in this Indenture and to terminate the Credit Agreement in connection with the prepayment of the Class A-1L Loans in full;

WHEREAS, (A) the Portfolio Manager and the Retention Holder has consented to the execution of this Indenture and the transactions contemplated hereby, (B) a Majority of the Interests has approved of this Indenture and the transactions contemplated hereby, (C) the form of this Indenture is reasonably satisfactory to the Trustee and (D) the conditions to entering into this Indenture and the transactions contemplated hereby, each as set forth in the Original Indenture, have been satisfied;

WHEREAS, each purchaser of a Note on the Refinancing Date will be deemed to have consented to the execution of this Indenture and the transactions contemplated hereby;

WHEREAS, the Co-Issuers are duly authorized to execute and deliver this Indenture to provide for the Notes issuable as provided in this Indenture. Except as otherwise provided herein, all covenants and agreements made by the Co-Issuers herein are for the benefit and security of the Secured Parties;

WHEREAS, all things necessary to make this Indenture a valid agreement of the Co-Issuers in accordance with the agreement’s terms have been done; and

WHEREAS, the Co-Issuers are entering into this Indenture and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. Accordingly, the Issuer hereby directs the Trustee to execute this Indenture and acknowledges and agrees that the Trustee will be fully protected in relying upon the foregoing direction.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the parties hereby agree as follows.

GRANTING CLAUSE

On the Closing Date the Issuer Granted, and hereby confirms such Grant, to the Trustee, for the benefit and security of the Holders of the Notes, the Trustee, the Collateral Administrator, the Administrator, the Portfolio Manager and each Hedge Counterparty (collectively, the “Secured Parties”), all of its right, title and interest in, to and under, in each case, whether now owned or existing, or hereafter acquired or arising, in each case as defined in the UCC, accounts, chattel paper, commercial tort claims, deposit accounts, documents, financial assets, general intangibles, goods, instruments, investment property, letter-of-credit rights, and other property of any type or nature in which the Issuer has an interest, including all proceeds (as defined in the UCC) with respect to the foregoing (subject to the exclusions noted below, the “Assets”).

Such Grants include, but are not limited to the Issuer’s interest in and rights under: (a) the Collateral Obligations and Equity Securities and all payments thereon or with respect thereto, (b) each of the Accounts (subject, in the case of any Hedge Counterparty Collateral Account, to the extent permitted by the applicable Hedge Agreement), including any Eligible Investments purchased with funds on deposit therein, and all income from the investment of funds therein, (c) the Portfolio Management Agreement, the Collateral Administration Agreement, the Securities Account Control Agreement, the Retention Undertaking Letter, the Administration Agreement, the Registered Office Agreement and any Hedge Agreement, (d) cash and (e) all proceeds with respect to the foregoing; provided, that such Grants exclude: Margin Stock or the U.S. dollar amount of any liquidation thereof, whether or not such dollar amount has been reinvested in another instrument (the “Excepted Property”).

The above Grants are made in trust to secure the Notes and the Issuer’s obligations to the Secured Parties under this Indenture and each Hedge Agreement. Except as set forth in the Priority of Distributions and Article XIII of this Indenture, the Notes are secured equally and ratably without prejudice, priority or distinction between any Note and any other Note by reason of difference in time of issuance or otherwise, except as expressly provided in this Indenture, and to secure, in accordance with the priorities set forth in the Priority of Distributions, (i) the payment of all amounts due on the Notes in accordance with their terms, (ii) the payment of all other sums payable under any Transaction Document and each Hedge Agreement to any Secured Party and (iii) compliance with the provisions of this Indenture and each Hedge Agreement, all as provided in this Indenture and each Hedge Agreement, respectively. The foregoing Grants shall, for the purpose of determining the property subject to the lien of this Indenture, be deemed to include any securities and any investments granted to the Trustee by or on behalf of the Issuer, whether or not such securities or investments satisfy the criteria set forth in the definitions of “Collateral Obligation” or “Eligible Investments,” as the case may be.

The Trustee acknowledges such Grants, accepts the trusts hereunder in accordance with the provisions hereof, and agrees to perform its duties expressly stated herein in accordance with the provisions hereof.

ARTICLE I

DEFINITIONS

Section 1.1.          Definitions. Except as otherwise specified herein or as the context may otherwise require, terms defined in Annex A hereto shall have the respective meanings set forth in Annex A for all purposes of this Indenture, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms. The word “including” shall mean “including without limitation.” All references in this Indenture to designated “Articles,” “Sections,” “Subsections” and other subdivisions are to the designated articles, sections, subsections and other subdivisions of this Indenture. The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular article, section, subsection or other subdivision. On and after the Refinancing Date, unless the context expressly requires otherwise, in each of the Loan Sale Agreement and the Collateral Administration Agreement, all references to (i) “Debt” or “Notes” shall mean the “Notes” (as defined herein) and (ii) the “Indenture” shall mean this Indenture, dated as of the Refinancing Date.

Section 1.2.          Assumptions as to Pledged Obligations. Unless otherwise specified, the assumptions described below shall be applied in connection with all calculations required to be made pursuant to this Indenture with respect to Scheduled Distributions on any Pledged Obligation, or any payments on any other assets included in the Assets, with respect to the sale of and reinvestment in Collateral Obligations, and with respect to the income that can be earned on Scheduled Distributions on such Pledged Obligations and on any other amounts that may be received for deposit in the Collection Account.

(a)          All calculations with respect to Scheduled Distributions on the Pledged Obligations securing the Notes shall be made on the basis of information as to the terms of each such Pledged Obligation and upon report of payments, if any, received on such Pledged Obligation that are furnished by or on behalf of the issuer of such Pledged Obligation and, to the extent they are not manifestly in error, such information or report may be conclusively relied upon in making such calculations.

(b)          For purposes of calculating the Coverage Tests and the Reinvestment Overcollateralization Test, except as otherwise specified in the Coverage Tests and the Reinvestment Overcollateralization Test, such calculations shall not include scheduled interest and principal payments on Defaulted Obligations unless or until such payments are actually made.

(c)           For each Collection Period and as of any date of determination, the Scheduled Distribution on any Pledged Obligation (other than a Defaulted Obligation, which, except as otherwise provided herein, shall be assumed to have a Scheduled Distribution of zero) shall be the sum of (i) the total amount of payments and collections to be received during such Collection Period in respect of such Pledged Obligation (including the proceeds of the sale of such Pledged Obligation received and, in the case of sales which have not yet settled, to be received during the Collection Period and not reinvested in additional Collateral Obligations or Eligible Investments or retained in the Collection Account for subsequent reinvestment pursuant to Section 12.2) that, if paid as scheduled, shall be available in the Collection Account at the end of the Collection Period and (ii) any such amounts received by the Issuer in prior Collection Periods that were not disbursed on a previous Distribution Date.

(d)          Each Scheduled Distribution receivable with respect to a Pledged Obligation shall be assumed to be received on the applicable Due Date, and each such Scheduled Distribution shall be assumed to be immediately deposited in the Collection Account to earn interest at the Assumed Reinvestment Rate. All such funds shall be assumed to continue to earn interest until the date on which they are required to be available in the Collection Account for application, in accordance with the terms hereof, to payments of principal of or interest on the Notes or other amounts payable pursuant to this Indenture. For the avoidance of doubt, all amounts calculated pursuant to this Section 1.2(d) are estimates and may differ from the actual amounts available to make distributions hereunder, and no party shall have any obligation to make any payment hereunder due to the assumed amounts calculated under this Section 1.2(d) being greater than the actual amounts available. For purposes of the applicable determinations required by Section 10.7(b)(iv), Article XII and the definition of “Interest Coverage Ratio,” the expected interest on Notes and floating rate Collateral Obligations shall be calculated using the then current interest rates applicable thereto.

(e)           After the Reinvestment Period, in determining any amount required to satisfy any Coverage Test, for purposes of the priorities set forth in Section 11.1(a)(i), the Aggregate Outstanding Amount of the Notes shall give effect, first, to the application of Principal Proceeds to be used on the applicable Distribution Date to repay principal of the Notes and, second, to the application of Interest Proceeds on such Distribution Date pursuant to all prior clauses in the priorities set forth in Section 11.1(a)(i).

(f)           References in Section 11.1(a) to calculations made on a “pro forma basis” shall mean such calculations after giving effect to all payments, in accordance with the Priority of Distributions described herein, that precede (in priority of payment) or include the clause in which such calculation is made.

(g)          Except as otherwise provided herein, Defaulted Obligations shall not be included in the calculation of the Collateral Quality Test.

(h)          For purposes of calculating all Concentration Limitations, in both the numerator and the denominator of any component of the Concentration Limitations, Defaulted Obligations shall be treated as having a Principal Balance equal to zero.

(i)           For purposes of any calculation hereunder, Eligible Investments representing Principal Proceeds shall be deemed to be Senior Secured Loans until reinvested in additional Collateral Obligations. Such calculations shall be based upon the principal amount of such Eligible Investments.

(j)           For purposes of calculating the Sale Proceeds of a Collateral Obligation in sale transactions, Sale Proceeds shall include any Principal Financed Accrued Interest received in respect of such sale.

(k)          For purposes of calculating clause (iii) of the definition of Concentration Limitations, without duplication, the amounts on deposit in the Collection Account (including Eligible Investments therein) representing Principal Proceeds shall each be deemed to be a floating rate Collateral Obligation that is a Senior Secured Loan.

(l)           If withholding tax is imposed on (i) any amendment, waiver, consent or extension fees, (ii) commitment fees or other similar fees in respect of Revolving Collateral Obligations and Delayed Drawdown Collateral Obligations or (iii) any other Collateral Obligation that becomes subject to withholding tax, the calculations of the Weighted Average Floating Spread, the Weighted Average Fixed Coupon and the Interest Coverage Test (and all component calculations of such calculations and tests, including when such a component calculation is calculated independently), as applicable, shall be made on a net basis after taking into account such withholding, unless the obligor is required to make “gross-up” payments to the Issuer that cover the full amount of any such withholding tax on an after-tax basis pursuant to the Underlying Instrument with respect thereto.

(m)         Notwithstanding any other provision of this Indenture to the contrary, all monetary calculations under this Indenture shall be in U.S. Dollars.

(n)          Unless otherwise specified, any reference to the fee payable under Section 11.1 to an amount calculated with respect to the applicable period specified in the calculation thereof at a per annum rate shall be computed on the basis of a 360-day year of twelve 30-day months for such period. Any fees applicable to periods shorter than or longer than a calendar quarter shall be prorated to the actual number of days within such period.

(o)          Unless otherwise specified, test calculations that evaluate to a percentage shall be rounded to the nearest ten-thousandth and test calculations that evaluate to a number shall be rounded to the nearest one-hundredth.

(p)          Unless otherwise specifically provided herein, all calculations required to be made and all reports which are to be prepared pursuant to this Indenture shall be made on the basis of the trade date.

(q)          Determination of the purchase price of a Collateral Obligation shall be made independently each time such Collateral Obligation is purchased by the Issuer and pledged to the Trustee, without giving effect to whether the Issuer has previously purchased such Collateral Obligation (or an obligation of the related borrower or issuer).

(r)          For purposes of calculating the Collateral Quality Test, DIP Collateral Obligations will be treated as having a Fitch Recovery Rate equal to the Fitch Recovery Rate for Senior Secured Loans.

(s)         All calculations related to Maturity Amendments, sales of Collateral Obligations, the Investment Criteria (and definitions related to sales of Collateral Obligations and the Investment Criteria), and other tests that would be calculated cumulatively will be reset at zero on the date of any Refinancing of all Classes of Notes.

(t)           Any direction or Issuer order required under this Indenture relating to the purchase, acquisition, sale, disposition or other transfer of Assets may be in the form of a trade ticket, confirmation of trade, instruction to post or to commit to the trade or similar instrument or document or other written instruction (including by email or other electronic communication or file transfer protocol) from the Portfolio Manager or the Issuer (or the Portfolio Manager on behalf of the Issuer) to the Trustee.

(u)          To the fullest extent permitted by applicable law and subject to the standard of care under the Portfolio Management Agreement and the legal, contractual and fiduciary duties owed by the Portfolio Manager, including the duty to act in the best interest of the Issuer, whenever in this Indenture or any other Transaction Document the Portfolio Manager is permitted or required to make a decision in its “sole discretion,” “reasonable discretion” or “discretion” or under a grant of similar authority or latitude, the Portfolio Manager shall be entitled to consider such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting any other Person. The intent of granting authority to act in its “discretion” to the Portfolio Manager is that no other party’s express consent is required to be obtained by the Portfolio Manager when acting pursuant to such grant of authority under this Indenture; provided that any action taken pursuant to such grant of discretion is consistent with the legal, contractual and fiduciary duties owed by the Portfolio Manager.

ARTICLE II

THE NOTES

Section 2.1.         Forms Generally. The Notes and the Trustee’s or Authenticating Agent’s certificate of authentication thereon (the “Certificate of Authentication”) shall be in substantially the forms required by this Article II, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be consistent herewith, determined by Authorized Officers of the Applicable Issuers executing such Notes as evidenced by their execution of such Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

Global Notes and Certificated Notes of the same Class may have the same identifying numbers (e.g., CUSIP). As an administrative convenience or in connection with a Re-Pricing, FATCA Compliance or an implementation of the Bankruptcy Subordination Agreement, the Applicable Issuers or their agent may obtain a separate CUSIP or separate CUSIPs (or similar identifying numbers) for all or a portion of any Class of Notes.

Section 2.2.          Forms of Notes. (a) The forms of the Notes shall be as set forth in the applicable part of Exhibit A hereto.

(b)	Regulation S Global Notes and Rule 144A Global Notes.

(i)           Except for Notes issued in the form of Certificated Notes, the Notes of each Class sold to non-”U.S. persons” (as defined in Regulation S) in offshore transactions in reliance on Regulation S shall be issued in the form of one Regulation S Global Note per Class in definitive, fully registered form without interest coupons in the applicable form attached as Exhibit A hereto, which shall be deposited with the Trustee as custodian for, and registered in the name of a nominee of, DTC for the respective accounts of Euroclear and Clearstream, duly executed by the Co-Issuers and authenticated by the Trustee as hereinafter provided.

(ii)          Except for Notes issued in the form of Certificated Notes, the Notes of each Class sold to persons that are QIB/QPs shall be issued in the form of one Rule 144A Global Note per Class in definitive, fully registered form without interest coupons in the applicable form attached as Exhibit A hereto, which shall be deposited with the Trustee as custodian for, and registered in the name of a nominee of, DTC, duly executed by the Co-Issuers and authenticated by the Trustee or the Authenticating Agent as hereinafter provided.

(iii)         The Aggregate Outstanding Amount of the Regulation S Global Notes and the Rule 144A Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee or DTC or its nominee, as the case may be, as hereinafter provided.

(c)          Certificated Notes. Notes sold to persons that are AI/QPs and Notes sold to Purchasers that request a Certificated Note will be issued as Certificated Notes registered in the name of the beneficial owner or a nominee thereof, duly executed by the Co-Issuers and authenticated by the Trustee as hereinafter provided.

(d)          Book Entry Provisions. This Section 2.2(d) shall apply only to Global Notes deposited with or on behalf of DTC.

Agent Members and owners of beneficial interests in Global Notes shall have no rights under this Indenture with respect to any Global Notes held by the Trustee, as custodian for DTC and DTC may be treated by the Co-Issuers, the Trustee, and any agent of the Co-Issuers or the Trustee as the absolute owner of such Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Co-Issuers, the Trustee, or any agent of the Co-Issuers or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

Section 2.3.         Authorized Amount; Stated Maturity; Denominations. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is limited to U.S.$410,000,000 aggregate principal amount of Notes, except for Deferred Interest with respect to the Deferred Interest Notes, Additional Notes issued pursuant to Section 2.4 and Notes issued pursuant to supplemental indentures in accordance with Article VIII.

Such Notes shall be divided into the Classes, having the designations, original principal amounts and other characteristics as follows:

Notes

Class Designation	Class A-1-R Notes	Class A-2-R Notes	Class B-R Notes	Class C-R Notes	Interests****
Type	Senior Secured Floating Rate	Senior Secured Floating Rate	Secured Deferrable Floating Rate	Secured Deferrable Floating Rate	Interests
Initial Principal Amount /Face Amount (U.S.$)	U.S. $282,500,000	U.S. $55,000,000	U.S. $47,500,000	U.S. $25,000,000	U.S. $102,250,000
Fitch Initial Rating	“AAA sf”	“AA sf”	“A sf”	“BBB+ sf”	N/A
Interest Rate*	Reference Rate** + 1.50%	Reference Rate** + 2.00%	Reference Rate** + 2.60%	Reference Rate** + 3.75%	N/A
Stated Maturity	Distribution Date in October, 2033	Distribution Date in October, 2033	Distribution Date in October, 2033	Distribution Date in October, 2033	N/A
Minimum Denominations*** (U.S.$) (Integral Multiples)	U.S.$250,000 (U.S.$1.00)	U.S.$250,000 (U.S.$1.00)	U.S.$250,000 (U.S.$1.00)	U.S.$250,000 (U.S.$1.00)	N/A
Ranking of the Notes:
Pari Passu Class(es)	None	None	None	None	None
Priority Class(es)	None	A-1-R,	A-1-R, A-2-R	A-1-R, A-2-R, B-R	A-1-R, A-2-R, B-R, C-R
Junior Class(es)	A-2-R, B-R, C-R, Interests	B-R, C-R, Interests	C-R, Interests	Interests	None
Deferred Interest Notes	No	No	Yes	Yes	N/A
Re-Pricing Eligible Notes	No	No	Yes	Yes	N/A
Form	Book-Entry (Physical for AIs)	Book-Entry (Physical for AIs)	Book-Entry (Physical for AIs)	Book-Entry (Physical for AIs)	Physical
Non-U.S. Holders Permitted	Yes	Yes	Yes	Yes	No

*	The spread over the Reference Rate (or, in the case of any Fixed Rate Notes, the Interest Rate) applicable to any Class of Re-Pricing Eligible Notes may be reduced in connection with a Re-Pricing of such Class of Re-Pricing Eligible Notes, subject to the conditions set forth in Section 9.8.

**	The initial Reference Rate with respect to the Floating Rate Notes will be LIBOR. The Reference Rate for calculating interest on the Notes may be replaced with an Alternative Rate as set forth herein.

*** An exception to the minimum denominations may be granted by the Issuer in accordance with Article VIII hereof.

The Notes shall be issued in minimum denominations of U.S.$250,000 and integral multiples of U.S.$1.00 in excess thereof (the “Authorized Denominations”); provided that an exception to the minimum denominations may be granted by the Issuer solely to allow for compliance with applicable Risk Retention Regulations.

Section 2.4.          Additional Notes. (a) At any time during the Reinvestment Period or, solely in the case of a Risk Retention Issuance, during and after the Reinvestment Period, subject to (x) the written approval of the Portfolio Manager, the Retention Holder and the Issuer and (y) solely in the case of an additional issuance of any Class A-1-R Notes (other than any such additional issuance that is a Risk Retention Issuance or that is being made contemporaneously with a Refinancing or Partial Redemption by Refinancing of the Class A-1-R Notes, as applicable), a Majority of the Class A-1-R Notes, the Applicable Issuers may, pursuant to a supplemental indenture in accordance with Section 8.1 hereof, issue and sell Additional Notes (including a Risk Retention Issuance) of (1) each Class and/or (2) with notice to the Rating Agency, additional secured or unsecured notes of one or more new classes that are junior in right of payment to the Notes (such Additional Notes, “Junior Mezzanine Notes”) up to, in the case of an additional issuance of a Class of Notes (other than a Risk Retention Issuance), an aggregate maximum amount of Additional Notes equal to 100% of the original principal amount of each such Class of Notes; provided that (i) the Applicable Issuers shall comply with the requirements of Sections 2.6, 3.2, 7.9 and 8.1, (ii) solely with respect to an additional issuance of such Notes, the Issuer provides notice of such issuance to each Rating Agency then rating a Class of Notes, (iii) solely with respect to an additional issuance of Notes (other than a Risk Retention Issuance), immediately after giving effect to such issuance and the application of the net proceeds thereof, each Overcollateralization Ratio Test is maintained or improved, (iv) the issuance of such Notes shall be proportional across all Classes of Notes that are rated by a Rating Agency (including additional Notes of any Class of Notes issued on the Refinancing Date); provided, that a larger proportion of Junior Mezzanine Notes may be issued, (v) the proceeds of any Additional Notes (net of fees and expenses incurred in connection with such issuance) shall be treated as Principal Proceeds, used to purchase additional Collateral Obligations or, solely with the proceeds of an issuance of additional Junior Mezzanine Notes, applied as otherwise permitted under this Indenture (including for application to any Permitted Use); provided that the Issuer has consented to treating as Principal Proceeds any proceeds of an additional issuance in excess of the Reinvestment Target Par Balance, (vi) for any issuance other than a Risk Retention Issuance, Tax Advice shall be delivered to the Trustee to the effect that (A) such additional issuance will not cause the Issuer to be treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes or to be subject to U.S. federal income tax on a net basis (including any withholding tax liability under Section 1446 of the Code) and (B) any additional Class A-1-R Notes, Class A-2-R Notes, Class B-R Notes or Class C-R Notes will be treated as debt for U.S. federal income tax purposes; provided, however, that the Tax Advice described in clause (vi)(B) will not be required with respect to any additional Notes that bear a different CUSIP number (or equivalent identifier) from the Notes of the same Class that is Outstanding at the time of the additional issuance, (vii) the Additional Notes will be issued in a manner that allows the Issuer to accurately provide the tax information that this Indenture requires the Issuer to provide to Holders and beneficial owners of Notes, (viii) the terms and conditions of the Additional Notes of each Class issued pursuant to this Section 2.4 shall be identical to those of the initial Notes of that Class (except that any interest due on the Additional Notes shall accrue from the issue date of such Additional Notes and the interest rate and price of such Additional Notes do not have to be identical to those of the initial Notes of that Class; provided, that the spread above the Reference Rate on such debt may not exceed the spread above the Reference Rate applicable to the initial Notes of that Class), (ix) in the case of any issuance of Junior Mezzanine Notes, either (A) Tax Advice is delivered to the Trustee to the effect that such Junior Mezzanine Notes will be treated as debt for U.S. federal income tax purposes, or (B) (1) unless otherwise specified in a signed investor representation letter in connection with the date such Junior Mezzanine Notes are issued, each purchaser or transferee of any such note or any beneficial interest therein shall be deemed to represent that it is not a Benefit Plan Investor or a Controlling Person, that for so long as it holds such notes (or any interest therein), it will not be a Benefit Plan Investor or a Controlling Person and, if it is subject to Similar Law, its acquisition, holding and disposition of such notes (or any interest therein) will not cause the Issuer to be subject to any Similar Law and will not constitute or result in a violation of any Similar Law, (2) any such Junior Mezzanine Notes sold to Persons that have represented (or deemed to have represented) that they are Benefit Plan Investors or Controlling Persons shall be issued in the form of Certificated Notes and (3) no transfer of any such Junior Mezzanine Notes (or any interest therein) to a proposed transferee that has represented that it is a Benefit Plan Investor or Controlling Person will be effective, and the Trustee, the Registrar and the Issuer will not recognize any such transfer, if to their knowledge, based on representations made or deemed to have been made by holders of such Junior Mezzanine Notes, such transfer would result in Benefit Plan Investors owning 25% or more of the Aggregate Outstanding Amount of such class of Junior Mezzanine Notes (or any interest therein) as determined in accordance with the Plan Asset Regulations and the Indenture; provided that, for purposes of the foregoing calculation, (x) the investment by a Benefit Plan Investor shall be treated as plan assets for purposes of calculating the 25% threshold under the significant participation test in accordance with the Plan Asset Regulations only the extent of the percentage of the equity interests in such entity held by Benefit Plan Investors and (y) any such Junior Mezzanine Note (or any interest therein) held by any Controlling Person shall be excluded and treated as not Outstanding; provided, further, that, for the avoidance of doubt, if clause (ix)(A) is not satisfied with respect to any Junior Mezzanine Notes issued after the Refinancing Date, the Registrar shall not recognize any acquisition or transfer of Junior Mezzanine Notes (or any interest therein) if it knows, based on representations made or deemed to have been made by the owners of such notes or any interest therein that such transfer would result in 25% or more (or such lesser percentage determined by the Portfolio Manager and notified to the Trustee) of the Aggregate Outstanding Amount of the class of Junior Mezzanine Notes to be transferred being held by Benefit Plan Investors, as calculated pursuant to the Plan Asset Regulations and this Indenture, and (x) an Officer’s certificate of the Issuer shall be delivered to the Trustee stating that the conditions of this Section 2.4(a) have been satisfied.

(b)         Interest on the Additional Notes shall be payable commencing on the first Distribution Date following the issue date of such Additional Notes (if issued prior to the applicable Record Date). The Additional Notes of any Class shall rank pari passu in all respects with the initial Notes of that Class.

(c)         The Applicable Issuers may also issue Additional Notes in connection with an Optional Redemption by Refinancing of all Classes of Notes or a Partial Redemption by Refinancing, which issuances shall not be subject to Section 2.4(a), Section 2.4(b) or Section 3.2, but will be subject only to Section 9.2.

Section 2.5.           Execution, Authentication, Delivery and Dating. The Notes shall be executed on behalf of each of the Co-Issuers by one of their respective Authorized Officers. The signature of such Authorized Officer on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signatures of individuals who were at the time of execution Authorized Officers of the Issuer or the Co-Issuer, as applicable, shall bind the Issuer and the Co-Issuer, notwithstanding the fact that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of issuance of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Applicable Issuers may deliver Notes executed by the Applicable Issuers to the Trustee or the Authenticating Agent for authentication and the Trustee or the Authenticating Agent, upon Issuer Order, shall authenticate and deliver such Notes as provided in this Indenture and not otherwise.

Each Note authenticated and delivered by the Trustee or the Authenticating Agent upon Issuer Order on the Refinancing Date shall be dated as of the Refinancing Date. All other Notes that are authenticated after the Refinancing Date for any other purpose under this Indenture shall be dated the date of their authentication.

Notes issued upon transfer, exchange or replacement of other Notes shall be issued in Authorized Denominations reflecting the original Aggregate Outstanding Amount of the Notes so transferred, exchanged or replaced, but shall represent only the current Outstanding principal amount of the Notes so transferred, exchanged or replaced. In the event that any Note is divided into more than one Note in accordance with this Article II, the original principal amount of such Note shall be proportionately divided among the Notes delivered in exchange therefor and shall be deemed to be the original aggregate principal amount (or original aggregate face amount, as applicable) of such subsequently issued Notes.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a Certificate of Authentication, substantially in the form provided for herein, executed by the Trustee or by the Authenticating Agent by the manual signature of one of their authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.6.           Registration, Registration of Transfer and Exchange. (a) The Issuer shall cause to be kept a register (the “Note Register”) at the Corporate Trust Office in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Trustee is hereby initially appointed “Registrar” for the purpose of maintaining the Note Register and registering Notes and transfers of such Notes with respect to the Register maintained in the United States as herein provided. Upon any resignation or removal of the Registrar, the Issuer shall promptly appoint a successor.

If a Person other than the Trustee is appointed by the Issuer as Registrar, the Issuer shall give the Trustee prompt written notice of the appointment of a Registrar and of the location, and any change in the location, of the Register, and the Trustee shall have the right to inspect the Register at all reasonable times and to obtain copies thereof and the Trustee shall have the right to rely upon a certificate executed on behalf of the Registrar by an Officer thereof as to the names and addresses of the Holders of the Notes and the principal or face amounts and numbers of such Notes. Upon reasonable request at any time the Registrar shall provide to the Issuer, the Portfolio Manager, the Placement Agent or any Holder a current list of Holders as reflected in the Register.

Subject to this Section 2.6, upon surrender for registration of transfer of any Notes at the office or agency of the Co-Issuers to be maintained as provided in Section 7.2, the Applicable Issuers shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any Authorized Denomination and of a like aggregate principal or face amount. At any time, the Issuer, the Portfolio Manager, the Placement Agent may request a list of Holders from the Trustee and the Trustee shall provide such a list of Holders to the extent such information is available to the Trustee. At the expense of the Issuer and the direction of the Issuer, the Placement Agent or the Portfolio Manager, the Trustee shall request a list of participants from the book-entry depositories and provide such list to the Issuer, the Placement Agent or the Portfolio Manager, respectively.

At the option of the Holder, Notes may be exchanged for Notes of like terms, in any Authorized Denominations and of like aggregate principal or face amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Note is surrendered for exchange, the Applicable Issuers shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive.

All Notes issued and authenticated upon any registration of transfer or exchange of Notes shall be the valid obligations of the Co-Issuers, evidencing the same debt (to the extent they evidence debt), and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Registrar duly executed by the Holder thereof or his attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Registrar or the Trustee shall be permitted to request such evidence reasonably satisfactory to it documenting the identity and/or signature of the transferor and the transferee.

(b)         No Note may be sold or transferred (including, without limitation, by pledge or hypothecation) unless such sale or transfer is exempt from the registration requirements of the Securities Act, is exempt from the registration requirements under applicable state securities laws and will not cause either of the Co-Issuers to become subject to the requirement that it register as an investment company under the Investment Company Act.

(i)          No Note may be offered, sold or delivered or transferred (including, without limitation, by pledge or hypothecation) except (A) to (1) a Qualified Purchaser that is a non-”U.S. person” (as defined under Regulation S) in accordance with the requirements of Regulation S, (2) a QIB/QP or (3) solely in the case of Certificated Notes, an AI/QP and (B) in accordance with any applicable law.

(ii)          No Note may be offered, sold or delivered (i) as part of the distribution by the Placement Agent at any time or (ii) otherwise until 40 days after the Refinancing Date within the United States or to, or for the benefit of, “U.S. persons” (as defined in Regulation S) except in accordance with Rule 144A or an exemption from the registration requirements of the Securities Act, to Persons purchasing for their own account or for the accounts of one or more Qualified Institutional Buyers for which the purchaser is acting as a fiduciary or agent. The Notes may be sold or resold, as the case may be, in offshore transactions to non-”U.S. persons” (as defined in Regulation S) in reliance on Regulation S. No Rule 144A Global Note may at any time be held by or on behalf of any Person that is not a QIB/QP, and no Regulation S Global Note may be held at any time by or on behalf of any U.S. person. None of the Co-Issuers, the Trustee or any other Person may register the Notes under the Securities Act or any state securities laws or the applicable laws of any other jurisdiction.

(c)          No transfer of a Note (or any interest therein) will be effective, and the Trustee and the Applicable Issuer will not recognize any such transfer, if the transferee’s acquisition, holding or disposition of such Note (or any interest therein) would constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or in a violation of any Similar Law), unless an exemption is available and all conditions have been satisfied.

(d)          The Trustee shall not be responsible for ascertaining whether any transfer complies with, or for otherwise monitoring or determining compliance with, the requirements or terms of the Securities Act, applicable state securities laws or the applicable laws of any other jurisdiction, ERISA, the Code or the Investment Company Act; except that if a Transfer Certificate is specifically required by the terms of this Section 2.6 to be provided to the Trustee, the Trustee shall be under a duty to receive and examine the same to determine whether it conforms substantially on its face to the applicable requirements of this Indenture and shall promptly notify the party delivering the same if such certificate does not comply with such terms.

(e)          So long as a Global Note remains Outstanding and is held by or on behalf of DTC, transfers of such Global Note, in whole or in part, shall only be made in accordance with Section 2.2(b) and this Section 2.6(e).

(i)           Subject to clauses (ii) and (iii) of this Section 2.6(e), transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to nominees of DTC or to a successor of DTC or such successor’s nominee.

(ii)          Rule 144A Global Note to Regulation S Global Note. If a Holder of a beneficial interest in a Rule 144A Global Note deposited with DTC wishes at any time to exchange its interest in such Rule 144A Global Note for an interest in the corresponding Regulation S Global Note, or to transfer its interest in such Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Regulation S Global Note, such Holder may, provided such Holder is not or, in the case of a transfer, the transferee is not, a U.S. person and is acquiring such interest in an offshore transaction, subject to the immediately succeeding sentence and the rules and procedures of DTC, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the corresponding Regulation S Global Note. Upon receipt by the Trustee or the Registrar of (A) instructions given in accordance with DTC’s procedures from an Agent Member directing the Trustee or the Registrar to credit or cause to be credited a beneficial interest in the corresponding Regulation S Global Note, but not less than the minimum denomination applicable to such Holder’s Notes, in an amount equal to the beneficial interest in the Rule 144A Global Note to be exchanged or transferred, (B) a written order given in accordance with DTC’s procedures containing information regarding the participant account of DTC and the Euroclear or Clearstream account to be credited with such increase and (C)the applicable Transfer Certificate, then the Trustee or the Registrar shall approve the instructions at DTC to reduce the principal amount of the Rule 144A Global Note and to increase the principal amount of the Regulation S Global Note by the aggregate principal amount of the beneficial interest in the Rule 144A Global Note to be exchanged or transferred, and to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Regulation S Global Note equal to the reduction in the principal amount of the Rule 144A Global Note.

(iii)         Regulation S Global Note to Rule 144A Global Note. If a Holder of a beneficial interest in a Regulation S Global Note deposited with DTC wishes at any time to exchange its interest in such Regulation S Global Note for an interest in the corresponding Rule 144A Global Note or to transfer its interest in such Regulation S Global Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Rule 144A Global Note, such Holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the corresponding Rule 144A Global Note. Upon receipt by the Trustee or the Registrar of (A) instructions from Euroclear, Clearstream and/or DTC, as the case may be, directing the Registrar to cause to be credited a beneficial interest in the corresponding Rule 144A Global Note in an amount equal to the beneficial interest in such Regulation S Global Note, but not less than the minimum denomination applicable to such Holder’s Notes to be exchanged or transferred, such instructions to contain information regarding the participant account with DTC to be credited with such increase and (B) the applicable Transfer Certificate, then the Registrar shall approve the instructions at DTC to reduce, or cause to be reduced, the Regulation S Global Note by the aggregate principal amount of the beneficial interest in the Regulation S Global Note to be transferred or exchanged and the Registrar shall instruct DTC, concurrently with such reduction, to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Rule 144A Global Note equal to the reduction in the principal amount of the Regulation S Global Note.

(iv)        Transfer and Exchange of Certificated Note to Certificated Note. If a Holder of a Certificated Note wishes at any time to exchange such Certificated Note for one or more Certificated Notes or transfer such Certificated Note to a transferee who wishes to take delivery thereof in the form of a Certificated Note, such Holder may effect such exchange or transfer in accordance with this Section 2.6(e)(iv). Upon receipt by the Trustee or the Registrar of (A) a Holder’s Certificated Note properly endorsed for assignment to the transferee, and (B) the applicable Transfer Certificate, then the Trustee or the Registrar shall cancel such Certificated Note in accordance with Section 2.10, record the transfer in the Register in accordance with Section 2.6(a) and upon execution by the Applicable Issuers authenticate and deliver one or more Certificated Notes bearing the same designation as the Certificated Note endorsed for transfer, registered in the names specified in the assignment described in clause (A) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the Certificated Note surrendered by the transferor), and in Authorized Denominations.

(v)          Transfer of Global Notes to Certificated Notes. If a Holder of a beneficial interest in a Global Note deposited with DTC wishes at any time to transfer its interest in such Global Note to a Person who wishes to take delivery thereof in the form of a Certificated Note, such Holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, exchange or transfer, or cause the exchange or transfer of, such interest for a Certificated Note. Upon receipt by the Trustee or the Registrar of (A) the applicable Transfer Certificate and (B) appropriate instructions from Euroclear, Clearstream and/or DTC, as the case may be, if required, the Trustee or the Registrar shall approve the instructions at DTC to reduce, or cause to be reduced, the applicable Global Note by the aggregate principal amount of the beneficial interest in such Global Note to be transferred, record the transfer in the Register in accordance with Section 2.6(a) and upon execution by the Applicable Issuers authenticate and deliver one or more Certificated Notes, registered in the names specified in the instructions described in clause (B) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the interest in the applicable Global Note transferred by the transferor), and in Authorized Denominations.

(vi)         Transfer and Exchange of Certificated Notes to Global Notes. If a Holder of a Certificated Note wishes at any time to exchange its interest in such Certificated Note for a beneficial interest in a Global Note or to transfer such Certificated Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Global Note, such Holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, exchange or transfer, or cause the exchange or transfer of, such Certificated Note for beneficial interest in a Global Note (provided that no Accredited Investor may hold an interest in a Rule 144A Global Note). Upon receipt by the Trustee or the Registrar of (A) a Holder’s Certificated Note properly endorsed for assignment to the transferee; (B) the applicable Transfer Certificate; (C) instructions given in accordance with DTC’s procedures from an Agent Member to instruct DTC to cause to be credited a beneficial interest in the Rule 144A Global Notes in an amount equal to the Certificated Notes to be transferred or exchanged; and (D) a written order given in accordance with DTC’s procedures containing information regarding the participant’s account of DTC (and, in the case of a Regulation S Global Note, the Euroclear or Clearstream account) to be credited with such increase, the Trustee or the Registrar shall cancel such Certificated Note in accordance with Section 2.10, record the transfer in the Register in accordance with Section 2.6(a) and approve the instructions at DTC, concurrently with such cancellation, to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Global Note equal to the principal amount of the Certificated Note transferred or exchanged.

(vii)        Other Exchanges. In the event that a Global Note is exchanged for Notes in definitive registered form without interest coupons pursuant to Section 2.11, such Global Notes may be exchanged for one another only in accordance with such procedures as are substantially consistent with the provisions above (including certification requirements intended to ensure that such transfers are made only to Holders who are Qualified Purchasers in transactions exempt from registration under the Securities Act or are to Persons who are not U.S. persons who are non-U.S. residents (as determined for purposes of the Investment Company Act), and otherwise comply with Regulation S under the Securities Act, as the case may be), and as may be from time to time adopted by the Co-Issuers and the Trustee.

(f)           If Notes are issued upon the transfer, exchange or replacement of Notes bearing the applicable legends set forth in the applicable part of Exhibit A hereto, and if a request is made to remove such applicable legend on such Notes, the Notes so issued shall bear such applicable legend, or such applicable legend shall not be removed, as the case may be, unless there is delivered to the Trustee and the Applicable Issuers such satisfactory evidence, which may include an Opinion of Counsel acceptable to them, as may be reasonably required by the Applicable Issuers (and which shall by its terms permit reliance by the Trustee), to the effect that neither such applicable legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of the Securities Act, the Investment Company Act, ERISA or the Code. Upon provision of such satisfactory evidence, the Trustee or its Authenticating Agent, at the written direction of the Applicable Issuers shall, after due execution by the Applicable Issuers authenticate and deliver Notes that do not bear such applicable legend.

(g)          Each Purchaser of an interest in a Global Note shall be deemed to have represented and agreed as follows:

(i)           (A) In the case of Regulation S Global Notes, it is not a “U.S. person” as defined in Regulation S and is acquiring such Notes in an offshore transaction (as defined in Regulation S) in reliance on the exemption from registration under the Securities Act provided by Regulation S. (B) In the case of Rule 144A Global Notes, (1) it is both (x) a “qualified institutional buyer” (as defined under Rule 144A under the Securities Act, a “Qualified Institutional Buyer”) that is not a broker-dealer which owns and invests on a discretionary basis less than U.S.$25,000,000 in securities of issuers that are not affiliated persons of the dealer and is not a plan referred to in paragraph (a)(1)(i)(D) or (a)(1)(i)(E) of Rule 144A under the Securities Act or a trust fund referred to in paragraph (a)(1)(i)(F) of Rule 144A under the Securities Act that holds the assets of such a plan, if investment decisions with respect to the plan are made by beneficiaries of the plan and (y) a “qualified purchaser” for purposes of Section 3(c)(7) of the Investment Company Act, including an entity owned exclusively by qualified purchasers (each, a “Qualified Purchaser”) or (2) it is acquiring its interest in such Notes for its own account or for one or more accounts all of the holders of which are Qualified Institutional Buyers and Qualified Purchasers and as to which accounts it exercises sole investment discretion and (3) if it would be an investment company but for the exclusions from the Investment Company Act provided by Section 3(c)(1) or Section 3(c)(7) thereof, (x) all of the beneficial owners of its outstanding securities (other than short-term paper) that acquired such securities on or before April 30, 1996 (“pre-amendment beneficial owners”) have consented to its treatment as a “qualified purchaser” and (y) all of the pre amendment beneficial owners of a company that would be an investment company but for the exclusions from the Investment Company Act provided by Section 3(c)(1) or Section 3(c)(7) thereof and that directly or indirectly owned any of its outstanding securities (other than short-term paper) have consented to its treatment as a Qualified Purchaser; and (4) it is acquiring such Notes for investment and not for sale in connection with any distribution thereof in violation of the Securities Act; and, it was not formed for the purpose of investing in such Notes; and is not a partnership, common trust fund, special trust or pension, profit sharing or other retirement trust fund or plan in which partners, beneficiaries or participants, as applicable, may designate the particular investments to be made; and it agrees that (1) it will not hold such Notes for the benefit of any other person and will be the sole beneficial owner thereof for all purposes and that, in accordance with the provisions therefor in this Indenture, it will not sell participation interests in such Notes or enter into any other arrangement pursuant to which any other person will be entitled to a beneficial interest in the distributions on such Notes, and further that (2) all Notes purchased directly or indirectly by it constitute an investment of no more than 40% of its assets.

(ii)          In connection with the purchase of such Notes: (A) none of the Transaction Parties or any of their respective Affiliates is acting as a fiduciary or financial or investment advisor for it; (B) it is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Transaction Parties or any of their respective Affiliates; (C) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary and has made its own independent investment decisions (including decisions regarding the suitability of any transaction pursuant to this Indenture) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the Transaction Parties or any of their respective Affiliates; (D) it has read and understands the Offering Circular for such Notes; (E) it will hold and transfer at least the Authorized Denomination of such Notes; (F) it is a sophisticated investor and is purchasing the Notes with a full understanding of the nature of such Notes and all of the terms, conditions and risks thereof, and is capable of and willing to assume those risks; (G) is not purchasing such Notes with a view to the resale, distribution or other disposition thereof in violation of the Securities Act; provided that none of the representations in clauses (A) through (C) is made by the Portfolio Manager or any account for which the Portfolio Manager or any of its Affiliates acts as investment adviser.

(iii)         It understands that such Notes are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, such Notes have not been and will not be registered under the Securities Act, and, if in the future it decides to offer, resell, pledge or otherwise transfer such Notes, such Notes may be offered, resold, pledged or otherwise transferred only in accordance with the provisions of this Indenture and the legend on such Notes. It acknowledges that no representation has been made as to the availability of any exemption under the Securities Act or any state or other securities laws for resale of such Notes. It understands that neither of the Co-Issuers nor the pool of collateral has been registered under the Investment Company Act in reliance on an exemption from registration thereunder.

(iv)        It agrees not to, at any time, offer to buy or offer to sell such Notes by any form of general solicitation or advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio or seminar or meeting whose attendees have been invited by general solicitation or advertising.

(v)          It will provide notice to each person to whom it proposes to transfer any interest in such Notes of the transfer restrictions and representations set forth in Section 2.6 of this Indenture, including the Exhibits referenced herein.

(vi)         It agrees that it will not, prior to the date which is one year (or, if longer, the applicable preference period then in effect) plus one day after the payment in full of all Notes, institute against, or join any other Person in instituting against, the Issuer or the Co-Issuer any bankruptcy, reorganization, arrangement, insolvency, winding up, moratorium or liquidation Proceedings, or other Proceedings under Cayman Islands, U.S. federal or state bankruptcy or similar laws. It agrees that it is subject to the Bankruptcy Subordination Agreement.

(vii)        It understands and agrees that such Notes are limited recourse obligations of the Co-Issuers, payable solely from proceeds of the Assets in accordance with the Priority of Distributions, and following realization of the Assets and application of the proceeds thereof in accordance with this Indenture, all obligations of and any claims against the Issuer or the Co-Issuer hereunder or in connection therewith will be extinguished and will not thereafter revive.

(viii)       It acknowledges and agrees that (A) the Issuer has the right to compel any Non-Permitted Holder to sell its interest in such Notes or to sell such interest on behalf of such Non-Permitted Holder and (B) in the case of Re-Pricing Eligible Notes, the Issuer has the right to compel any Non-Consenting Holder to sell its interest in such Notes, to sell such interest on behalf of such Non-Consenting Holder or to redeem such Notes.

(ix)         It acknowledges and agrees that (A) the Trustee will provide to the Issuer and the Portfolio Manager upon reasonable request all information reasonably available to the Trustee in connection with regulatory matters, including any information that is necessary or advisable in order for the Issuer or the Portfolio Manager (or its parent or Affiliates) to comply with regulatory requirements, (B) with respect to each Certifying Person, unless such Certifying Person instructs the Trustee otherwise, the Trustee will upon request of the Issuer or the Portfolio Manager share with the Issuer and the Portfolio Manager the identity of such Certifying Person, as identified to the Trustee by written certification from such Certifying Person, (C) the Trustee will obtain and provide to the Issuer and the Portfolio Manager upon request a list of participants in DTC, Euroclear or Clearstream holding positions in the Notes, (D) upon written request, the registrar shall provide to the Issuer, the Portfolio Manager, the Placement Agent or any Holder a current list of Holders as reflected in the Register, and by accepting such information, each Holder will be deemed to have agreed that such information will be used for no purpose other than the exercise of its rights under this Indenture and (E) subject to the duties and responsibilities of the Trustee set forth in this Indenture, the Trustee will have no liability for any such disclosure under (A) through (D) or the accuracy thereof.

(x)          It agrees to provide to the Issuer and the Portfolio Manager all information reasonably available to it that is reasonably requested by the Issuer or the Portfolio Manager in connection with regulatory matters, including any information that is necessary or advisable in order for the Issuer or the Portfolio Manager (or its Affiliates) to comply with regulatory requirements applicable to the Issuer or the Portfolio Manager from time to time.

(xi)         It is not a member of the public in the Cayman Islands.

(xii)        It acknowledges and agrees that (A) the Transaction Documents contain limitations on the rights of the Holders to institute legal or other proceedings against the Transaction Parties, (B) it will comply with the express terms of the applicable Transaction Documents if it seeks to institute any such proceeding and (C) the Transaction Documents do not impose any duty or obligation on the Issuer or the Co-Issuer or any of their respective officers, shareholders, members or managers to institute on behalf of any Holder, or join any Holder or any other person in instituting, any such proceeding.

(xiii)       It acknowledges and agrees that the failure to provide the Issuer and the Trustee (and any of their agents) with the properly completed and signed tax certifications (generally, in the case of U.S. federal income tax, an IRS Form W-9 (or applicable successor form) in the case of a person that is a U.S. Tax Person or the appropriate IRS Form W-8 (or applicable successor form) in the case of a person that is not a U.S. Tax Person) may result in withholding from payments in respect of the Note, including U.S. federal withholding or back-up withholding.

(xiv)       It will treat the Notes as indebtedness for U.S. federal, state and local income and franchise tax purposes, except as otherwise required by law.

(xv)        It agrees to provide the Issuer and any relevant intermediary with any information or documentation that is required under FATCA or that the Issuer or relevant intermediary deems appropriate to enable the Issuer or relevant intermediary to determine their duties and liabilities with respect to any taxes they may be required to withhold pursuant to FATCA in respect of such Note or the holder of such Note or beneficial interest therein. In addition, it will be deemed to understand and acknowledge that the Issuer has the right under this Indenture to withhold on any holder or any beneficial owner of an interest in a Note that fails to comply with FATCA.

(xvi)       It acknowledges and agrees that it will (i) provide the Issuer, the Trustee and their respective agents with any correct, complete and accurate information that the Issuer may be required to request to achieve FATCA Compliance and will take any other actions that the Issuer or its agents deem necessary to achieve FATCA Compliance and (ii) update any such information provided in clause (i) promptly upon learning that any such information previously provided has become obsolete or incorrect or is otherwise required. In the event it fails to provide such information, take such actions or update such information, (a) the Issuer is authorized to withhold amounts otherwise distributable to it if required to do so, and/or as compensation for any cost, loss or liability suffered as a result of such failure and (b) the Issuer will have the right to compel it to sell its Notes or, if it does not sell its Notes within 10 business days after notice from the Issuer, to sell such Notes in the same manner as if it were a Non-Permitted Holder, and to remit the net proceeds of such sale (taking into account any taxes incurred in connection with such sale) to it as payment in full for such Notes. It agrees, or by acquiring the Note or an interest in the Note will be deemed to agree, that the Issuer or Portfolio Manager may provide such information and any other information regarding its investment in the Notes to the IRS or other relevant governmental authority.

(xvii)      Each Holder will provide the Issuer or its agents with such information and documentation that may be required for the Issuer to achieve AML Compliance and shall update or replace such information or documentation, as may be necessary (the “Holder AML Obligations”).

(xviii)     If it is not a U.S. Tax Person, it represents that either (a) it is not (i) a bank (or an entity affiliated with a bank) extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business (within the meaning of Section 881(c)(3)(A) of the Code), (ii) a “10-percent shareholder” with respect to the Issuer within the meaning of Section 871(h)(3) or Section 881(c)(3)(D) of the Code, and (iii) a “controlled foreign corporation” that is related to the Issuer within the meaning of Section 881(c)(3)(C) of the Code; (b) it is a person that is eligible for benefits under an income tax treaty with the United States that eliminates U.S. federal income taxation of U.S. source interest not attributable to a permanent establishment in the United States; or (c) it has provided an IRS Form W-8ECI representing that all payments received or to be received by it on the Notes are effectively connected with the conduct of a trade or business in the United States.

(xix)       If it is not a U.S. Tax Person, it represents and acknowledges that it is not and will not become a member of an “expanded group” (within the meaning of the regulations issued under Section 385 of the Code) that includes a domestic corporation (as determined for U.S. federal income tax purposes) if either (i) the Issuer is an entity disregarded as separate from such domestic corporation for U.S. federal income tax purposes or (ii) the Issuer is a “controlled partnership” (within the meaning of the regulations) with respect to such expanded group or an entity disregarded as separate from such controlled partnership for U.S. federal income tax purposes.

(xx)         It will indemnify the Issuer, the Trustee and their respective agents from any and all damages, cost and expenses (including any amount of taxes, fees, interest, additions to tax, or penalties) resulting from the failure by it to comply with its obligations under the Notes. The indemnification will continue with respect to any period during which the Purchaser held a Note, notwithstanding it ceasing to be a Holder of the Notes.

(xxi)       (A) Its acquisition, holding and disposition of such Note (or any interest therein) will not constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or in a violation of any Similar Law) unless an exemption is available and all conditions have been satisfied.

(B)         If the purchaser or transferee of any Note or beneficial interest therein is a Benefit Plan Investor, it will be required or deemed to represent, warrant and agree that (i) none of the Transaction Parties, nor any of their affiliates, has provided any investment advice within the meaning of Section 3(21)(A)(ii) of ERISA, and regulations thereunder, on which it, or any Fiduciary, has relied as a primary basis, in connection with its acquisition of Notes, and (ii) the Fiduciary is exercising its own independent judgment in evaluating the transaction.

(C)         It understands that the representations made in this clause (xx) will be deemed made on each day from the date of its acquisition of such Note (or any interest therein) through and including the date on which it disposes of such Note (or any interest therein). If any such representation becomes untrue, or if there is a change in its status as a Benefit Plan Investor or a Controlling Person, it will immediately notify the Trustee. It agrees to indemnify and hold harmless the Issuer, the Trustee, the Placement Agent and the Portfolio Manager and their respective Affiliates from any cost, damage, or loss incurred by them as a result of any such representation being untrue.

(xxii)       It understands that the foregoing representations and agreements will be relied upon by the Transaction Parties and their respective counsel, and by its purchase of the Notes it consents to such reliance.

(h)          Each Person who becomes an owner of a Certificated Note shall be required to make the representations and agreements set forth in the applicable Transfer Certificate or, in the case of a purchase on the Refinancing Date, an investor representation letter.

(i)           Any purported transfer of a Note not in accordance with this Section 2.6 shall be null and void ab initio and shall not be given effect for any purpose whatsoever.

(j)           To the extent required by the Issuer, as determined by the Issuer or the Portfolio Manager on behalf of the Issuer, the Issuer may, upon written notice to the Trustee, impose additional transfer restrictions on the Notes to comply with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, and other similar laws or regulations, including, without limitation, requiring each transferee of a Note to make or be deemed to make representations to the Issuer in connection with such compliance.

(k)          The Trustee, the Placement Agent, the Portfolio Manager and the Co-Issuers shall be entitled to conclusively rely on any transfer certificate delivered pursuant to this Section 2.6 and shall be able to presume conclusively the continuing accuracy thereof, in each case without further inquiry or investigation.

(l)           Neither the Trustee nor the Registrar shall be liable for any delay in the delivery of directions from DTC and may conclusively rely on, and shall be fully protected in relying on, such direction as to the names of the beneficial owners in whose names such Certificated Notes shall be registered or as to delivery instructions for such Certificated Notes.

Section 2.7.          Mutilated, Defaced, Destroyed, Lost or Stolen Note. If (a) any mutilated or defaced Note is surrendered to a Transfer Agent, or if there shall be delivered to the Applicable Issuers, the Trustee and the relevant Transfer Agent evidence to their reasonable satisfaction of the destruction, loss or theft of any Note, and (b) there is delivered to the Applicable Issuers, the Trustee and such Transfer Agent, and any agent of the Applicable Issuers, the Trustee and such Transfer Agent, such security or indemnity as may be reasonably required by them to save each of them harmless, then, in the absence of notice to the Applicable Issuers, the Trustee or such Transfer Agent that such Note has been acquired by a Protected Purchaser, the Applicable Issuers shall execute and, upon Issuer Order, the Trustee shall authenticate and deliver, in lieu of any such mutilated, defaced, destroyed, lost or stolen Note, a new Note, of like tenor (including the same date of issuance) and equal principal or face amount, registered in the same manner, dated the date of its authentication, bearing interest from the date to which interest has been paid on the mutilated, defaced, destroyed, lost or stolen Note and bearing a number not contemporaneously outstanding.

If, after delivery of such new Note, a Protected Purchaser of the predecessor Note presents for payment, transfer or exchange such predecessor Note, the Applicable Issuers, the Transfer Agent and the Trustee shall be entitled to recover such new Note from the Person to whom it was delivered or any Person taking therefrom, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Applicable Issuers, the Trustee and the Transfer Agent in connection therewith.

In case any such mutilated, defaced, destroyed, lost or stolen Note has become due and payable, the Applicable Issuers in their discretion may, instead of issuing a new Note pay such Note without requiring surrender thereof except that any mutilated or defaced Note shall be surrendered.

Upon the issuance of any new Note under this Section 2.7, the Applicable Issuers, the Trustee or the applicable Transfer Agent may require the payment by the Holder thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 2.7 in lieu of any mutilated, defaced, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Applicable Issuers and such new Note shall be entitled, subject to the second paragraph of this Section 2.7, to all the benefits of this Indenture equally and proportionately with any and all other Notes of the same Class duly issued hereunder.

The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Notes.

Section 2.8.          Payment of Principal and Interest and Other Amounts; Principal and Interest Rights Preserved. (a) The Notes of each Class shall accrue interest during each Interest Accrual Period at the applicable Interest Rate and such interest shall be payable quarterly in arrears on each Distribution Date on the Aggregate Outstanding Amount thereof on the first day of the related Interest Accrual Period (after giving effect to payments of principal thereof on such date). Payment of interest on each Class of Notes (and payments of Interest Proceeds to the Issuer) shall be subordinated to the payments of interest on the related Priority Classes. So long as any Priority Classes are Outstanding with respect to any Class of Deferred Interest Notes, any payment of interest due on such Class of Deferred Interest Notes which is not available to be paid or if such interest is not paid in order to satisfy the Coverage Tests (“Deferred Interest” with respect thereto) in accordance with the Priority of Distributions on any Distribution Date shall not be considered “due and payable” for the purposes of Section 5.1(a) (and the failure to pay such interest shall not be an Event of Default) until the earliest of the Distribution Date (i) on which such interest is available to be paid in accordance with the Priority of Distributions, (ii) which is a Redemption Date with respect to such Class of Deferred Interest Notes, and (iii) which is the Stated Maturity of such Class of Deferred Interest Notes. Deferred Interest on any Class of Deferred Interest Notes shall be added to the principal balance of such Class of Deferred Interest Notes and payable on the first Distribution Date on which funds are available to be used for such purpose in accordance with the Priority of Distributions, but in any event no later than the earlier of the Distribution Date (i) which is the Redemption Date with respect to such Class of Deferred Interest Notes and (ii) which is the Stated Maturity of such Class of Deferred Interest Notes.

Interest shall cease to accrue on the Notes of a Class, or in the case of a partial repayment, on such part, from the date of repayment or the respective Stated Maturity unless payment of principal is improperly withheld or unless default is otherwise made with respect to such payments of principal. To the extent lawful and enforceable, (x) interest on Deferred Interest with respect to any Class of Deferred Interest Notes shall accrue at the Interest Rate for such Class until paid as provided herein and (y) interest on any Class A-1-R Notes or, if no Class A-1-R Notes are Outstanding, any Class A-2-R Notes or, if no Class A-2-R Notes are Outstanding, any Class B-R Note or, if no Class B-R Notes are Outstanding, any Class C-R Note that is not paid when due shall accrue at the Interest Rate for such Class until paid as provided herein.

(b)          The principal of the Notes of each Class matures and is due and payable on the Distribution Date which is the Stated Maturity for such Class of Notes, unless such unpaid principal becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise. Notwithstanding the foregoing, (i) the payment of principal of each Class of Notes (and payments of Principal Proceeds to the Issuer) may only occur (other than amounts constituting Deferred Interest thereon which shall be payable from Interest Proceeds pursuant to Section 11.1(a)(i)) after principal and interest on each Class of Notes that constitutes a Priority Class with respect to such Class has been paid in full and is subordinated to the payment on each Distribution Date of the principal and interest due and payable on such Priority Class(es), and other amounts in accordance with the Priority of Distributions, and (ii) any payment of principal of any Class of Notes which is not paid, in accordance with the Priority of Distributions, on any Distribution Date (other than the Distribution Date which is the Stated Maturity of such Class or any Redemption Date), shall not be considered “due and payable” for purposes of Section 5.1(a) until the Distribution Date on which such principal may be paid in accordance with the Priority of Distributions or all of the Priority Classes with respect to such Class have been paid in full.

(c)           Principal payments on the Notes shall be made in accordance with the Priority of Distributions and Article IX.

(d)          The Paying Agent shall require the previous delivery of properly completed and signed applicable tax certifications (generally, in the case of U.S. federal income tax, an IRS Form W-9 (or applicable successor form) in the case of a U.S. Tax Person or the applicable IRS Form W-8 (or applicable successor form) in the case of a Person that is not a U.S. Tax Person) or other certification acceptable to it to enable the Issuer, the Trustee and any Paying Agent to determine their duties and liabilities with respect to any taxes or other charges that they may be required to pay, deduct or withhold from payments in respect of such Notes or the Holder or beneficial owner of such Notes under any present or future law or regulation of the United States, any other jurisdiction or any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation (including any cost basis reporting obligations) and the delivery of any information required under FATCA. The Issuer shall not be obligated to pay any additional amounts to the Holders or beneficial owners of the Notes as a result of deduction or withholding for or on account of any present or future taxes, duties, assessments or governmental charges with respect to the Notes. Nothing herein shall be construed to obligate the Paying Agent to determine the duties or liabilities of the Issuer or any other paying agent with respect to any tax certification or withholding requirements, or any tax certification or withholding requirements of any jurisdiction, political subdivision or taxing authority outside the United States.

(e)           Payments in respect of interest on and principal of any Note and any payment with respect to any Interest shall be made by the Trustee or by a Paying Agent in United States dollars (i) to DTC or its designee with respect to a Global Note and (ii) to the Holder or its nominee with respect to a Certificated Note, by wire transfer, as directed by the Holder, in each case, in immediately available funds to a United States dollar account, as the case may be, maintained by DTC or its nominee with respect to a Global Note and to the Holder or its designee with respect to a Certificated Note; provided that, in the case of a Certificated Note, the Holder thereof shall have provided written wiring instructions to the Trustee or the applicable Paying Agent on or before the related Record Date; provided, further, that, if appropriate instructions for any such wire transfer are not received by the related Record Date, then such payment shall be made by check drawn on a U.S. bank mailed to the address of the Holder specified in the Register. Upon final payment due on the Stated Maturity of a Note, the Holder thereof shall present and surrender such Note at the Corporate Trust Office of the Trustee; provided, that, if the Trustee and the Applicable Issuers shall have been furnished such security or indemnity as may be required by them to save each of them harmless and an undertaking thereafter to surrender such certificate, then, in the absence of notice to the Applicable Issuers or the Trustee that the applicable Note has been acquired by a bona fide purchaser, such final payment shall be made without presentation or surrender. None of the Co-Issuers, the Trustee, the Portfolio Manager nor any Paying Agent shall have any responsibility or liability for any aspects of the records maintained by DTC, Euroclear, Clearstream or any of the Agent Members relating to or for payments made thereby on account of beneficial interests in a Global Note.

(f)           Payments of principal to Holders of the Notes of each Class shall be made in the proportion that the Aggregate Outstanding Amount of the Notes of such Class registered in the name of each such Holder on the applicable Record Date bears to the Aggregate Outstanding Amount of all Notes of such Class on such Record Date.

(g)          Interest accrued with respect to the Floating Rate Notes shall be calculated on the basis of the actual number of days elapsed in the applicable Interest Accrual Period divided by 360. Interest accrued with respect to the Fixed Rate Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months; provided that, if a redemption occurs on a Business Day that would not otherwise be a Distribution Date, interest on such Fixed Rate Notes shall be calculated on the basis of the actual number of days elapsed in the applicable Interest Accrual Period divided by 360.

(h)          All reductions in the principal amount of a Note (or one or more predecessor Notes) effected by payments of installments of principal made on any Distribution Date or Redemption Date shall be binding upon all future Holders of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note.

(i)            Notwithstanding any other provision of this Indenture, the obligations of the Issuer and the Co-Issuer under the Notes and the Transaction Documents are at all times limited recourse or non-recourse obligations of the Issuer and the Co-Issuer, payable solely from the proceeds of the Assets (excluding the Excepted Property) in accordance with the Priority of Distributions, and following realization of the Assets and application of the proceeds thereof in accordance with this Indenture, all obligations of and any remaining claims against the Co-Issuers hereunder or in connection herewith after such realization shall be extinguished and shall not thereafter revive. No recourse shall be had against any Officer, director, employee, shareholder or incorporator of the Trustee, the Placement Agent, the Collateral Administrator, either of the Co-Issuers, the Portfolio Manager, the Retention Holder, the Transferor or their respective successors or assigns for any amounts payable under the Notes or this Indenture. It is understood that, except as expressly provided herein, the foregoing provisions of this paragraph (i) shall not (x) prevent recourse to the Assets for the sums due or to become due under any security, instrument or agreement which is part of the Assets or (y) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes or secured by this Indenture until such Assets have been realized. It is further understood that the foregoing provisions of this paragraph (i) shall not limit the right of any Person to name the Issuer or the Co-Issuer as a party defendant in any Proceeding or in the exercise of any other remedy under the Notes or this Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity.

(j)           Subject to the foregoing provisions of this Section 2.8, each Note delivered under this Indenture and upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights of unpaid interest and principal (or other applicable amount) that were carried by such other Note.

Section 2.9.           Persons Deemed Owners. The Issuer, the Co-Issuer the Trustee and any agent of the Issuer, the Co-Issuer or the Trustee shall treat as the owner of any Note the Person in whose name such Note is registered on the Register on the applicable Record Date for the purpose of receiving payments of principal of and interest on such Note and on any other date for all other purposes whatsoever (whether or not such Note is overdue), and none of the Issuer, the Co-Issuer, the Trustee, nor any agent of the Issuer, the Co-Issuer or the Trustee shall be affected by notice to the contrary.

Section 2.10.        Purchase and Surrender of Notes; Cancellation. (a) The Issuer may apply (x) any proceeds from the issuance of Junior Mezzanine Notes in accordance with Section 2.4, (y) Contributions accepted and received into the Contribution Account (at the direction of the related Contributor or, if no direction is given by the Contributor, by the Portfolio Manager in its reasonable discretion) and/or (z) to the extent directed by the Portfolio Manager, any portion of the Base Management Fee or the amounts distributable in respect of the Subordinated Interest waived by the Portfolio Manager in accordance with the Portfolio Management Agreement, in order to acquire Notes (or beneficial interests therein) of the Class designated by the Portfolio Manager or the Contributor, as applicable, through a tender offer, in the open market or in privately negotiated transactions (in each case, subject to applicable law) (any such Notes, the “Repurchased Notes”); provided that, immediately prior to any such acquisition of such Notes by the Issuer, each Overcollateralization Ratio Test shall be satisfied and, immediately after giving effect to such purchase or prepayment, the Overcollateralization Ratio Test with respect to each Class of Notes that remains Outstanding shall be satisfied. Any such Repurchased Notes shall be submitted to the Trustee for cancellation. The Issuer shall provide notice of any Repurchased Notes to each Rating Agency then rating a Class of Notes.

The Issuer shall provide notice to the Co-Issuer, the Rating Agency and the Trustee of any Surrendered Notes tendered to it, and the Trustee shall provide notice to the Applicable Issuers of any Surrendered Note tendered to it. Any such Surrendered Notes shall be submitted to the Trustee for cancellation.

(b)        All Repurchased Notes, Surrendered Notes and Notes that are surrendered for payment, registration of transfer, exchange or redemption or are deemed lost or stolen, shall be promptly cancelled by the Trustee and may not be reissued or resold; provided that Repurchased Notes and Surrendered Notes shall continue to be treated as Outstanding to the extent provided in clause (v) of the definition of “Outstanding.” Any such Notes shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Note canceled as provided in this Section 2.10, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be destroyed by the Trustee in accordance with its standard policy, unless the Co-Issuers shall direct by an Issuer Order received prior to destruction that they be returned to it.

Section 2.11.         Certificated Notes. (a) A Global Note deposited with DTC pursuant to Section 2.2 shall be transferred in the form of a Certificated Note to the beneficial owners thereof only if such transfer complies with Section 2.6 and either (i) DTC notifies the Co-Issuers that it is unwilling or unable to continue as depository for such Global Note or (ii) at any time DTC ceases to be a Clearing Agency registered under the Exchange Act and, in each case, a successor depository is not appointed by the Co-Issuers within 90 days after such notice. In addition, the owner of a beneficial interest in a Global Note shall be entitled to receive a Certificated Note in exchange for such interest if such exchange complies with Section 2.6 and an Event of Default has occurred and is continuing.

(b)          Any Global Note that is transferable in the form of a Certificated Note to the beneficial owners thereof pursuant to this Section 2.11 shall be surrendered by DTC to the Trustee’s designated office located in the United States to be so transferred, in whole or from time to time in part, without charge, and the Co-Issuers shall execute and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Certificated Notes (pursuant to the instructions of DTC) in Authorized Denominations. Any Certificated Note delivered in exchange for an interest in a Global Note shall be in registered form and, except as otherwise provided by Section 2.6(f), and Section 2.6(h), bear the legends set forth in the applicable Exhibit A and shall be subject to the transfer restrictions referred to in such legends.

(c)           Subject to the provisions of clause (b) of this Section 2.11, the Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d)          In the event of the occurrence of any of the events specified in clause (a) of this Section 2.11, the Co-Issuers shall promptly make available to the Trustee a reasonable supply of Certificated Notes in definitive, fully registered form without interest coupons.

The Certificated Notes shall be in substantially the same form as the corresponding Global Notes with such changes therein as the Issuer and Trustee shall agree. Neither the Trustee nor the Registrar shall be liable for any delay in the delivery of directions from the depository and may conclusively rely on, and shall be fully protected in relying on, such direction as to the names of the beneficial owners in whose names such Certificated Notes shall be registered or as to delivery instructions for such Certificated Notes.

Section 2.12.        Notes Beneficially Owned by Persons Not QIB/QPs or AI/QPs or in Violation of ERISA Representations. (a) Notwithstanding anything to the contrary elsewhere in this Indenture, any transfer of a beneficial interest in any (i) Rule 144A Global Note to a U.S. person that is not a QIB/QP, (ii) Certificated Note to a U.S. person that is not an AI/QP or a QIB/QP, or (iii) Note to a Non-Permitted ERISA Holder, and, in each case, that is not made pursuant to an applicable exemption under the Securities Act and the Investment Company Act shall be null and void and any such purported transfer of which the Issuer, the Co-Issuer or the Trustee shall have notice may be disregarded by the Issuer, Co-Issuer and the Trustee for all purposes.

(b)          (i) Any U.S. person (as defined for purposes of Regulation S) that is a beneficial owner of an interest in a Regulation S Global Note, (ii) any U.S. person (as defined for purposes of Regulation S) that is not (A) a Qualified Institutional Buyer and a Qualified Purchaser or (B) in the case of Certificated Notes only, an AI who is a Qualified Purchaser, (iii) any Non-Permitted ERISA Holder or (iv) any Non-Permitted AML Holder, shall, in each case, be a “Non-Permitted Holder.” Promptly after discovery by the Issuer or the Trustee that any holder or beneficial owner of an interest in a Note is a Non-Permitted Holder (and notice to the Issuer by the Trustee if a Trust Officer of the Trustee obtains actual knowledge or by the Co-Issuer if it makes the discovery), the Issuer shall send notice to such Non-Permitted Holder demanding that such Non-Permitted Holder transfer its interest in the Notes held by such person to a Person that is not a Non-Permitted Holder within 30 days (ten (10) days in the case of a Non-Permitted ERISA Holder) of the date of such notice. If such Non-Permitted Holder fails to so transfer such Notes, the Issuer shall have the right, without further notice to the Non-Permitted Holder, to sell such Notes or interest in such Notes to a purchaser selected by the Issuer that is a not a Non-Permitted Holder on such terms as the Issuer may choose. The Issuer, or the Portfolio Manager (on its own or acting through an investment bank selected by the Portfolio Manager at the Issuer’s expense) acting on behalf of the Issuer, may select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Notes, and selling such Notes to the highest such bidder. However, the Issuer may select a purchaser by any other means determined by it in its sole discretion. Each Holder of Notes, the Non-Permitted Holder and each other Person in the chain of title from the Holder to the Non-Permitted Holder, by its acceptance of an interest in the Notes, agrees to cooperate with the Issuer, the Portfolio Manager and the Trustee to effect such transfers. The proceeds of such sale, net of any commissions, expenses and taxes due in connection with such sale shall be remitted to the Non-Permitted Holder. The terms and conditions of any sale under this subsection shall be determined in the sole discretion of the Issuer, and the Issuer shall not be liable to any Person having an interest in the Notes sold as a result of any such sale or the exercise of such discretion.

(c)           Notwithstanding anything to the contrary elsewhere in this Indenture, any transfer of a beneficial interest in any Notes to a Person who has made or is deemed to have made an ERISA-related representation required by Section 2.6 that is subsequently shown to be false or misleading shall be null and void and any such purported transfer of which the Issuer, the Co-Issuer or the Trustee shall have notice shall be disregarded by the Issuer, Co-Issuer and the Trustee for all purposes.

Section 2.13.         Deduction or Withholding from Payments on Notes; No Gross Up. If the Issuer is required to deduct or withhold tax from, or with respect to, payments to any Holder of the Notes for any Tax, then the Trustee or other Paying Agent, as applicable, shall deduct, or withhold, the amount required to be deducted or withheld and remit to the relevant taxing authority such amount. Without limiting the generality of the foregoing, the Trustee, the Paying Agent or the Issuer may withhold any amount that it determines is required to be withheld from any amounts otherwise distributable to any Holder of the Notes. The Issuer shall not be obligated to pay any additional amounts to the Holders or beneficial owners of the Notes as a result of any withholding or deduction for, or on account of, any Tax imposed on payments in respect of the Notes. The amount of any withholding tax or deduction with respect to any Holder shall be treated as cash distributed to such Holder at the time it is withheld or deducted by the Trustee or Paying Agent and remitted to the appropriate taxing authority.

Section 2.14.         Holder AML Obligations. If (i) a Holder of a Note fails for any reason to comply with the Holder AML Obligations or provide accurate and complete information and documentation, or (ii) the Issuer otherwise reasonably determines that such Holder’s acquisition, holding or transfer of an interest in any Note would cause the Issuer to be unable to achieve AML Compliance, in each case, the Issuer (or any intermediary on the Issuer’s behalf) shall have the right to (x) compel the relevant Holder to sell its interest in such Note or (y) sell such interest on such Holder’s behalf. The Issuer shall not compel sales for failure to provide such other information or documentation as may be required under the Cayman AML Regulations unless the Issuer reasonably determines the Holder’s acquisition, holding or transfer of an interest in such Note would result in a materially adverse effect on the Issuer.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.1.           Conditions to Issuance of Refinancing Notes and Redemption of Existing Notes on Refinancing Date. (a) The Refinancing Notes to be issued on the Refinancing Date shall be executed by the Co-Issuers and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon Issuer Order and upon receipt by the Trustee of the following:

(i)           Officers’ Certificates of the Co-Issuers Regarding Corporate Matters. An Officer’s certificate of each of the Co-Issuers (A) evidencing the authorization by Resolution of the execution and delivery of this Indenture, the Placement Agreement and, solely in the case of the Issuer, the Portfolio Management Agreement, the First Amendment to Securities Account Control Agreement, and in each case the execution, authentication and delivery of the Notes and specifying the Stated Maturity, initial principal amount and the Interest Rate of each Class of Notes to be authenticated and delivered, and (B) certifying that (1) the attached copy of the Resolution is a true and complete copy thereof, (2) such Resolution has not been rescinded and is in full force and effect on and as of the Refinancing Date and (3) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon.

(ii)          Governmental Approvals. From each of the Co-Issuers either (A) a certificate of the Applicable Issuer or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel of such Applicable Issuer that no other authorization, approval or consent of any governmental body is required for the performance of its obligations under this Indenture (and, in the case of the Issuer, the Portfolio Management Agreement) or (B) an Opinion of Counsel of the Applicable Issuer that no such authorization, approval or consent of any governmental body is required for the performance of its obligations under this Indenture (and, in the case of the Issuer, the Portfolio Management Agreement and the First Amendment to Securities Account Control Agreement) except as have been given (provided that the opinions delivered pursuant to Section 3.1(a)(iii) may satisfy this requirement).

(iii)         Opinions. Opinions of (A) Dechert LLP, special U.S. counsel to the Co-Issuers, the Portfolio Manager and the Retention Holder and (B) Maples and Calder (Cayman) LLP, Cayman Islands counsel to the Issuer, in each case dated the Refinancing Date, in form and substance reasonably satisfactory to the Issuer and the Trustee.

(iv)         [Reserved].

(v)         Officers’ Certificates of Co-Issuers Regarding Indenture. An Officer’s certificate of each of the Co-Issuers stating that, to the best of the signing Officer’s knowledge, the Applicable Issuer is not in default under this Indenture and that the issuance of the Notes shall not result in a default or a breach of any of the terms, conditions or provisions of, or constitute a default under, its organizational documents, any indenture or other agreement or instrument to which it is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which it is a party or by which it may be bound or to which it may be subject; that all conditions precedent provided in this Indenture relating to the authentication and delivery of the Notes have been complied with; and that all expenses due or accrued with respect to the Offering or relating to actions taken on or in connection with the Refinancing Date have been paid or reserves therefor have been made. The Officer’s certificate of the Issuer shall also state that all of its representations and warranties contained herein are true and correct as of the Refinancing Date.

(vi)         Hedge Agreements. Executed copies of any Hedge Agreement entered into by the Issuer, if any.

(vii)       Executed Transaction Documents. An executed counterpart of this Indenture, the Portfolio Management Agreement, the Placement Agreement, the First Amendment to Securities Account Control Agreement and the Retention Undertaking Letter.

(viii)      Certificate of the Portfolio Manager. An Officer’s certificate of the Portfolio Manager, dated as of the Refinancing Date, to the effect that, to the best knowledge of the Portfolio Manager:

(A)         the information with respect to each Collateral Obligation in the Schedule of Collateral Obligations as of the Refinancing Date is true and correct and such schedule is complete with respect to each such Collateral Obligation;

(B)          each Collateral Obligation included in the Schedule of Collateral Obligations as of the Refinancing Date satisfies the requirements of the definition of “Collateral Obligation”;

(C)          the Issuer purchased or entered into each Collateral Obligation included in the Schedule of Collateral Obligations as of the Refinancing Date in compliance with Section 12.2; and

(D)         the Aggregate Principal Balance of the Collateral Obligations which the Issuer has purchased, acquired or entered into binding commitments to purchase on or prior to the Refinancing Date is at least U.S.$430,000,000.

(ix)        Grant of Collateral Obligations. The Grant pursuant to the Granting Clauses of this Indenture of all of the Issuer’s right, title and interest in and to the Collateral Obligations pledged to the Trustee for inclusion in the Assets shall be effective as of the Refinancing Date, and Delivery of such Collateral Obligations (including any promissory note and all other Underlying Instruments related thereto to the extent received by the Issuer) as contemplated by Section 3.3 shall have been effected which shall be deemed satisfied by delivery of the Issuer’s certificate described in clause (x) below.

(x)          Certificate of the Issuer Regarding Assets. An Officer’s certificate of the Issuer, dated as of the Refinancing Date, to the effect that:

(A)        the Issuer is the owner of such Collateral Obligation free and clear of any liens, claims or encumbrances of any nature whatsoever except for (i) those which are being released on the Refinancing Date; (ii) those Granted pursuant to this Indenture and (iii) any other permitted liens;

(B)         the Issuer has acquired its ownership in such Collateral Obligation in good faith without notice of any adverse claim, except as described in clause (A) above;

(C)         the Issuer has not assigned, pledged or otherwise encumbered any interest in such Collateral Obligation (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released or is being released on the Refinancing Date) other than interests Granted pursuant to this Indenture and the Securities Account Control Agreement;

(D)         the Issuer has full right to Grant a security interest in and assigned and pledged such Collateral Obligation to the Trustee;

(E)          based on the certificate of the Portfolio Manager delivered pursuant to Section 3.1(a)(viii), the information set forth with respect to such Collateral Obligation in the Schedule of Collateral Obligations is true and correct; and

(F)          based on the certificate of the Portfolio Manager delivered pursuant to Section 3.1(a)(viii), (i) each Collateral Obligation included in the Assets satisfies the requirements of the definition of “Collateral Obligation” and (ii) the requirements of Section 3.1(a)(ix) have been satisfied;

(G)         the Trustee has a first priority perfected security interest in the Collateral Obligations and other Assets, except as permitted by this Indenture; and

(H)         based on the certificate of the Portfolio Manager delivered pursuant to Section 3.1(a)(viii), the Aggregate Principal Balance of the Collateral Obligations which the Issuer has purchased or entered into binding commitments to purchase on or prior to the Refinancing Date is at least U.S.$430,000,000.

(xi)         Rating Letters. An Officer’s certificate of each of the Co-Issuers to the effect that attached thereto is a true and correct copy of a letter from the Rating Agency and confirming that each Class of Notes has been assigned the applicable Initial Rating and that such ratings are in effect on the Refinancing Date.

(xii)        Refinancing Date Certificate. The Refinancing Date Certificate has been delivered to the Trustee specifying the applicable deposits to be made in the Accounts set forth therein.

(xiii)       Other Documents. Such other documents as the Trustee may reasonably require; provided that nothing in this clause (xiii) shall imply or impose a duty on the part of the Trustee to require any other documents.

(b)          In connection with the execution by the Applicable Issuers of the Notes to be issued on the Refinancing Date, the Trustee shall deliver to the Applicable Issuers an opinion of Locke Lord LLP, counsel to the Trustee and the Collateral Administrator, dated the Refinancing Date, in form and substance satisfactory to the Applicable Issuers.

(c)          The Issuer shall post copies of the documents specified in Sections 3.1(a) (other than the rating letters specified in clause (xi) thereof) and 3.1(b) on the 17g-5 Website as soon as practicable after the Refinancing.

Section 3.2.            Conditions to Issuance of Additional Notes. Additional Notes to be issued on an Additional Notes Closing Date pursuant to Section 2.4 may be executed by the Applicable Issuers and delivered to (solely in the case of additional Notes) the Trustee for authentication and thereupon the same shall be authenticated and delivered to the Issuer by the Trustee upon Issuer Order, upon compliance with clauses (ix) and (x) of Section 3.1(a) (with all references therein to the Refinancing Date being deemed to be the applicable Additional Notes Closing Date) and upon receipt by the Trustee of the following:

(i)           Officers’ Certificates of the Co-Issuers Regarding Corporate Matters. An Officer’s certificate of each of the Co-Issuers (1) evidencing the authorization by Resolution of the execution and delivery of a supplemental indenture pursuant to Section 8.1 and the execution, authentication and delivery of the Additional Notes applied for by it and specifying the Stated Maturity, the principal amount and Interest Rate of each Class of such Additional Notes, and (2) certifying that (a) the attached copy of such Resolution is a true and complete copy thereof, (b) such Resolution has not been rescinded and is in full force and effect on and as of the Additional Notes Closing Date and (c) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon.

(ii)          Governmental Approvals. From each of the Co-Issuers either (A) a certificate of the Applicable Issuer or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel of such Applicable Issuer that no other authorization, approval or consent of any governmental body is required for the performance of the Applicable Issuer of its respective obligations under this Indenture, (in each case, including as supplemented in connection with the issuance of such Additional Notes), or (B) an Opinion of Counsel of the Applicable Issuer that no such authorization, approval or consent of any governmental body is required for the performance of the Applicable Issuer of its respective obligations under this Indenture (in each case, including as supplemented in connection with the issuance of such Additional Notes) except as have been given (provided that the opinions delivered pursuant to Section 3.2(iii) may satisfy the requirement).

(iii)        Opinions. Opinions of (A) Dechert LLP, special U.S. counsel to the Co-Issuers, the Portfolio Manager, the Transferor and the Retention Holder, (B) Maples and Calder (Cayman) LLP, Cayman Islands counsel to the Issuer and (C) Locke Lord LLP, counsel to the Trustee and the Collateral Administrator, in each case dated the Additional Notes Closing Date, in form and substance satisfactory to the Issuer and the Trustee.

(iv)        Evidence of Required Consents. Satisfactory evidence of the consent of the Portfolio Manager and the Retention Holder to such issuance.

(v)         Officers’ Certificates of Co-Issuers Regarding Indenture. An Officer’s certificate of each of the Co-Issuers stating that, to the best of the signing Officer’s knowledge, the Applicable Issuer is not in default under this Indenture and that the issuance of the Additional Notes applied for by such Applicable Issuer shall not result in a default or a breach of any of the terms, conditions or provisions of, or constitute a default under, its organizational documents, any indenture or other agreement or instrument to which it is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which it is a party or by which it may be bound or to which it may be subject; that all conditions precedent provided in this Indenture and the supplemental indenture pursuant to Section 8.1 relating to the authentication and delivery of the Additional Notes applied for have been complied with and that the authentication and delivery of the Additional Notes is authorized or permitted under this Indenture and the supplemental indenture entered into in connection with such Additional Notes; and that all expenses due or accrued with respect to the Offering of the Additional Notes or relating to actions taken on or in connection with the Additional Notes Closing Date have been paid or reserves therefor have been made. The Officer’s certificate of the Issuer shall also state that all of its representations and warranties contained herein are true and correct as of the Additional Notes Closing Date.

(vi)        Other Documents. Such other documents as the Trustee may reasonably require; provided that nothing in this clause (vii) shall imply or impose a duty on the Trustee to so require any other documents.

(vii)       Cayman Islands Stock Exchange. If the Additional Notes being issued includes a Class of Notes that is listed on the Cayman Islands Stock Exchange, an Officer’s certificate of the Issuer to the effect that application will be made to list such Additional Notes on the Cayman Islands Stock Exchange.

For the avoidance of doubt, at any time any member of the Issuer can make a capital contribution to the Issuer.

Section 3.3.           Delivery of Collateral Obligations and Eligible Investments. (a) The Portfolio Manager, on behalf of the Issuer, shall deliver or cause to be delivered, on or prior to the Refinancing Date (with respect to the initial Collateral Obligations) and within two (2) Business Days after the related Cut-Off Date (with respect to any additional Collateral Obligations) to a custodian appointed by the Issuer, which shall be a Securities Intermediary (the “Custodian”) or the Trustee, as applicable, all Assets in accordance with the definition of “Deliver.” The Custodian appointed hereby shall act as custodian for the Issuer and as custodian, agent and bailee for the Trustee on behalf of the Secured Parties for purposes of perfecting the Trustee’s security interest in those Assets in which a security interest is perfected by Delivery of the related Assets to the Custodian. Initially, the Custodian shall be the Bank. Any successor custodian shall be a state or national bank or trust company that satisfies the same requirements applicable to a successor trustee as set forth in Section 6.8.

(b)         Each time that the Issuer (or the Portfolio Manager on behalf of the Issuer) directs or causes the acquisition of any Collateral Obligation, Eligible Investment or other investments, the Issuer (or the Portfolio Manager on behalf of the Issuer) shall, if the Collateral Obligation, Eligible Investment or other investment is required to be, but has not already been, transferred to the relevant Account, cause such Collateral Obligation, Eligible Investment or other investment to be Delivered. The security interest of the Trustee in the funds or other property used in connection with the acquisition shall, immediately and without further action on the part of the Trustee, be released. The security interest of the Trustee shall nevertheless come into existence and continue in the Collateral Obligation, Eligible Investment, or other investment so acquired, including all interests of the Issuer in any contracts related to and proceeds of the Collateral Obligations, Eligible Investments or other investments.

(c)          The Issuer (or the Portfolio Manager on its behalf) shall cause any other Assets acquired by the Issuer to be Delivered.

ARTICLE IV

SATISFACTION AND DISCHARGE

Section 4.1.           Satisfaction and Discharge of Indenture.

(a)          This Indenture shall be discharged and shall cease to be of further effect except as to:

(i)           rights of registration of transfer and exchange,

(ii)         substitution of mutilated, defaced, destroyed, lost or stolen Notes,

(iii)         rights of Holders to receive payments of principal thereof and interest thereon,

(iv)         the rights, protections, indemnities and immunities of the Trustee and the specific obligations set forth below hereunder,

(v)         the rights, obligations and immunities of the Portfolio Manager hereunder and under the Portfolio Management Agreement,

(vi)         the rights, protections, indemnities and immunities of the Collateral Administrator hereunder and under the Collateral Administration Agreement, and

(vii)        the rights of Holders as beneficiaries hereof with respect to the property deposited with the Trustee and payable to all or any of them (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture), when (A) the Trustee, at the request of the Issuer, confirms (which may be by email) that (1) no Collateral Obligations, Eligible Investments or Equity Securities remain on deposit or are credited in the Accounts and (2) no Trust Officer of the Trustee has actual knowledge of the filing or commencement of, or a written threat received within the prior six months to file or commence, any claim or other proceeding in respect of the Assets or the Notes and (B) the Trustee, based on an Issuer Order, closes the Accounts and confirms the same to the Issuer. The Issuer shall not make the request described in clause (B) if the Issuer has actual knowledge of any unresolved claim or pending proceedings in respect of the Assets or the Notes. Following closure of the Accounts, the Trustee will, upon request by the Issuer, execute proper instruments acknowledging the satisfaction and discharge of this Indenture.

Each of the Co-Issuers shall forward a copy of its respective certificate of dissolution to the Trustee upon receipt.

(b)          Notwithstanding the satisfaction and discharge of this Indenture, the rights and obligations of the Co-Issuers, the Trustee, the Portfolio Manager and, if applicable, the Holders, as the case may be, under Sections 2.8, 4.2, 5.4(d), 5.9, 5.18, 6.1, 6.3, 6.6, 6.7, 7.1, 7.3, 13.1 and 14.15 shall survive.

Section 4.2.           Application of Trust Money. All Monies deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it in accordance with the provisions of the Notes and this Indenture, including, without limitation, the Priority of Distributions, to the payment of principal and interest (or other amounts with respect to the Issuer), either directly or through any Paying Agent, as the Trustee may determine; and such Money shall be held in a segregated account identified as being held in trust for the benefit of the Secured Parties.

Section 4.3.           Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all Monies then held by any Paying Agent other than the Trustee under the provisions of this Indenture shall, upon demand of the Co-Issuers, be paid to the Trustee to be held and applied pursuant to Section 7.3 hereof and in accordance with the Priority of Distributions and thereupon such Paying Agent shall be released from all further liability with respect to such Monies.

ARTICLE V

REMEDIES

Section 5.1.          Events of Default. “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)           a default in the payment, when due and payable, of (i) any interest on any Class A-1-R Notes or, if there are no Class A-1-R Notes Outstanding, any Notes of the Controlling Class and the continuation of any such default for seven (7) Business Days, or (ii) any principal, interest, or Deferred Interest on, or any Redemption Price in respect of, any Note at its Stated Maturity; provided that, in the case of a default in payment resulting solely from an administrative error or omission by the Portfolio Manager, the Trustee, any Paying Agent or the Registrar, such default continues for a period of ten (10) or more Business Days after a Trust Officer of the Trustee receives written notice of such administrative error or omission; provided, further, that the failure to effectuate (I) any Optional Redemption (including a tax redemption) for which notice is withdrawn in accordance with the terms of this Indenture or (II) a Partial Redemption by Refinancing for which the Refinancing was not able to be effectuated shall, in each case, not constitute an Event of Default; provided, further, that in the case of a default in the payment of principal of any Notes on any Redemption Date where (A) such default is due solely to a delayed or failed settlement of any asset sale by the Issuer (or the Portfolio Manager on behalf of the Issuer), (B) the Issuer (or the Portfolio Manager on behalf of the Issuer) had entered into a binding agreement for the sale of such asset prior to the applicable Redemption Date, (C) such delayed or failed settlement is due to circumstances beyond the control of the Issuer or the Portfolio Manager and (D) the Issuer (or the Portfolio Manager on behalf of the Issuer) has used reasonable efforts to cause such settlement to occur prior to the Redemption Date and without such delay or failure, then such default will not be an Event of Default unless such failure continues for 60 days after such Redemption Date;

(b)          the failure on any Distribution Date to disburse amounts in excess of U.S.$100,000 available in the Payment Account with respect to any amount payable in connection with the Notes, in each case, in accordance with the Priority of Distributions and continuation of such failure for a period of ten (10) Business Days (provided, if such failure results solely from an administrative error or omission by the Portfolio Manager, the Trustee, any Paying Agent or the Registrar, or due to another non-credit related reason, such default continues for a period of ten (10) or more Business Days after a Trust Officer of the Trustee receives written notice of such administrative error or omission);

(c)           either of the Co-Issuers or the Assets becomes an investment company required to be registered under the Investment Company Act and such requirement has not been eliminated after a period of forty-five (45) days;

(d)          except as otherwise provided in this Section 5.1, a default in any material respect in the performance, or breach in any material respect, of any other covenant or other agreement of the Issuer or the Co-Issuer in this Indenture (it being understood, without limiting the generality of the foregoing, that any failure to meet any Concentration Limitation, Collateral Quality Test, Coverage Test or Reinvestment Overcollateralization Test or any failure to adopt an Alternative Rate is not an Event of Default), or the failure of any representation or warranty of the Issuer or the Co-Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith to be correct in all material respects when the same shall have been made that such failure has had a material adverse effect on such holder, and the continuation of such default, breach or failure for a period of forty-five (45) days after notice to the Applicable Issuers and the Portfolio Manager by registered or certified mail or overnight courier, by the Trustee or to the Applicable Issuers, the Portfolio Manager and the Trustee by a Majority of the Controlling Class, specifying such default, breach or failure and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; provided that, if the Issuer or the Co-Issuer, as applicable (as notified to the Trustee by the Portfolio Manager in writing), has commenced curing such default, breach or failure during the 45-day period specified above, such default, breach or failure shall not constitute an Event of Default under this clause (d) unless it continues for a period of 60 days (rather than, and not in addition to, such 45-day period specified above) after such notice (to the extent such default, breach or failure can be cured); provided, further, that any failure to effect a Refinancing, Optional Redemption (including a Tax Redemption), Partial Redemption by Refinancing or Re-Pricing Amendment will not be an Event of Default;

(e)          the entry of a decree or order by a court having competent jurisdiction adjudging the Issuer or the Co-Issuer as bankrupt or insolvent, or approving as properly filed a petition seeking winding up, reorganization, arrangement, adjustment or composition of or in respect of the Issuer or the Co-Issuer under the Bankruptcy Law or any other applicable law, or appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of the Issuer or the Co-Issuer or of any substantial part of its respective property, respectively, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days;

(f)           the institution by the Issuer or the Co-Issuer of Proceedings to have the Issuer or the Co-Issuer, as the case may be, adjudicated as bankrupt or insolvent, or the consent by the Issuer or the Co-Issuer to the institution of bankruptcy or insolvency Proceedings against the Issuer or the Co-Issuer, or the filing by the Issuer or the Co-Issuer of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Law or any other similar applicable law, or the consent by the Issuer or the Co-Issuer to the filing of any such petition or to the appointment in a Proceeding of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Issuer or the Co-Issuer or of any substantial part of its respective property, respectively, or the making by the Issuer or the Co-Issuer of an assignment for the benefit of creditors, or the admission by the Issuer or the Co-Issuer in writing of its inability to pay its debts generally as they become due, or the taking of any action by the Issuer or the Co-Issuer in furtherance of any such action; or

(g)          on any date of determination, the failure of the ratio of (i) the Aggregate Principal Balance of the Pledged Obligations plus, without duplication, amounts on deposit in the Accounts representing Principal Proceeds to (ii) the Aggregate Outstanding Amount of the Class A-1-R Notes to equal or exceed 102.5%; provided that, for purposes of calculating the Aggregate Principal Balance of the Pledged Obligations under this clause (g), the Aggregate Principal Balance of each Defaulted Obligation shall be the Market Value thereof.

Upon obtaining knowledge (or a Trust Officer having actual knowledge, for the Trustee) of the occurrence of an Event of Default, each of (i) the Co-Issuers, (ii) the Trustee and (iii) the Portfolio Manager shall notify each other, and the Trustee shall provide the notices of Default required under Section 6.2.

Section 5.2.          Acceleration of Maturity; Rescission and Annulment. (a) If an Event of Default occurs and is continuing (other than an Event of Default specified in Section 5.1(e) or (f)), the Trustee, if a Trust Officer of the Trustee has received written notice or has actual knowledge of such Event of Default, may, and shall, upon the written direction of a Majority of the Controlling Class, by notice to the Applicable Issuers and each Rating Agency, declare the principal of all the Notes to be immediately due and payable, and upon any such declaration such principal, together with all accrued and unpaid interest thereon, and other amounts payable hereunder, shall become immediately due and payable and the Reinvestment Period shall terminate. If an Event of Default specified in Section 5.1(e) or (f) occurs, all unpaid principal, together with all accrued and unpaid interest thereon, of all the Notes, and other amounts payable hereunder, shall automatically become due and payable without any declaration or other act on the part of the Trustee or any Holder.

(b)          At any time after such a declaration of acceleration of maturity has been made and before a judgment or decree for payment of the Money due has been obtained by the Trustee as hereinafter provided in this Article V, a Majority of the Controlling Class by written notice to the Issuer, the Trustee and each Rating Agency may rescind and annul such declaration and its consequences if:

(i)           The Issuer or the Co-Issuer has paid or deposited with the Trustee a sum sufficient to pay:

(A)         all unpaid installments of interest and principal then due and payable on the Notes (other than as a result of such acceleration);

(B)          to the extent that the payment of such interest is lawful, current interest upon any Deferred Interest at the applicable Interest Rates; and

(C)          all unpaid taxes and, subject to the Administrative Expense Cap, Administrative Expenses of the Co-Issuers and other sums paid or advanced by the Trustee hereunder and any other amounts then payable by the Co-Issuers hereunder prior to such Administrative Expenses; and

(ii)          if it has been determined that all Events of Default, other than the nonpayment of the interest on or principal of the Notes, have (A) been cured, and a Majority of the Controlling Class by written notice to the Trustee has agreed with such determination (which agreement shall not be unreasonably withheld), or (B) been waived as provided in Section 5.14.

No such rescission shall affect any subsequent Default or impair any right consequent thereon. Any Hedge Agreement in effect upon such declaration of an acceleration must remain in effect until liquidation of the Assets has begun and such declaration is no longer capable of being rescinded or annulled; provided that the Issuer shall nevertheless be entitled to designate an early termination date under and in accordance with the terms of such Hedge Agreement.

Section 5.3.            Collection of Indebtedness and Suits for Enforcement by the Trustee. The Co-Issuers covenant that if a default shall occur in respect of the payment of any principal of or interest when due and payable on any of the Notes, the Co-Issuers shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Notes, the whole amount, if any, then due and payable on such Notes for principal and interest with interest upon the overdue principal, at the applicable Interest Rate, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

If the Issuer or the Co-Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may, and shall upon written direction of a Supermajority of the Controlling Class, institute a Proceeding for the collection of the sums so due and unpaid, may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Applicable Issuers or any other obligor upon the Notes and collect the Monies adjudged or decreed to be payable in the manner provided by law out of the Assets.

If an Event of Default occurs and is continuing, the Trustee may, and shall upon written direction of the Supermajority of the Controlling Class, proceed to protect and enforce its rights and the rights of the Secured Parties by such appropriate Proceedings as the Trustee shall deem most effectual (if no such direction is received by the Trustee) or as the Trustee may be directed by the Supermajority of the Controlling Class, to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law.

In case there shall be pending Proceedings relative to the Issuer or the Co-Issuer or any other obligor upon the Notes under the Bankruptcy Law or any other applicable bankruptcy, insolvency or other similar law or, in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer, the Co-Issuer or their respective property or such other obligor or its property, or in case of any other comparable Proceedings relative to the Issuer, the Co-Issuer or other obligor upon the Notes, or the creditors or property of the Issuer, the Co-Issuer or such other obligor, the Trustee, regardless of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and regardless of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.3, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(a)          to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes, as applicable, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Holders of the Notes or Holders allowed in any Proceedings relative to the Issuer, the Co-Issuer or such other obligor upon the Notes or to the creditors or property of the Issuer, the Co-Issuer or such other obligor;

(b)          unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Notes upon the direction of such Holders, in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency Proceedings or person performing similar functions in comparable Proceedings; and

(c)           to collect and receive any Monies or other property payable to or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Holders and of the Trustee on their behalf; and any trustee, receiver or liquidator, custodian or other similar official is hereby authorized by each of the Holders of the Notes to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Holders of the Notes to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holders of the Notes, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holders of the Notes in any such Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

In any Proceedings brought by the Trustee on behalf of the Holders of the Notes (and any such Proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Notes.

Notwithstanding anything in this Section 5.3 to the contrary, the Trustee may not sell or liquidate the Assets or institute Proceedings in furtherance thereof pursuant to this Section 5.3 except according to the provisions specified in Section 5.5(a).

Section 5.4.          Remedies. (a) If an Event of Default shall have occurred and be continuing, and the Notes have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Co-Issuers agree that the Trustee may, and shall, upon written direction of a Supermajority of the Controlling Class, to the extent permitted by applicable law, exercise one or more of the following rights, privileges and remedies:

(i)           institute Proceedings for the collection of all amounts then payable on the Notes or otherwise payable under this Indenture, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Assets any Monies adjudged due;

(ii)          sell or cause the sale of all or a portion of the Assets or rights or interests therein, at one or more public or private sales called and conducted in any manner permitted by law and in accordance with Sections 5.5 and 5.17;

(iii)         institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Assets;

(iv)         exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Trustee and the Holders of the Notes hereunder (including, without limitation, exercising all rights of the Trustee under the Securities Account Control Agreement); and

(v)          exercise any other rights and remedies that may be available at law or in equity;

provided, however, that the Trustee may not sell or liquidate the Assets or institute Proceedings in furtherance thereof pursuant to this Section 5.4 except according to the provisions specified in Section 5.5(a).

The Trustee may, but need not, obtain (at the expense of the Co-Issuers) and rely upon an opinion of an Independent investment banking firm of national reputation, or other appropriate advisor concerning the matter, which may (but need not) be the Placement Agent, as to the feasibility of any action proposed to be taken in accordance with this Section 5.4 and as to the sufficiency of the proceeds and other amounts receivable with respect to the Assets to make the required payments of principal of and interest on the Notes, which opinion shall be conclusive evidence as to such feasibility or sufficiency and the cost of which shall be commercially reasonable.

(b)          If an Event of Default as described in Section 5.1(d) hereof shall have occurred and be continuing the Trustee may, and at the written direction of the Holders of a Majority of the Controlling Class shall, institute a Proceeding solely to compel performance of the covenant or agreement or to cure the representation or warranty, the breach of which gave rise to the Event of Default under such Section, and enforce any equitable decree or order arising from such Proceeding.

(c)          Upon any sale, whether made under the power of sale hereby given or by virtue of judicial Proceedings, any Secured Party or any Affiliate of the Issuer may bid for and purchase the Assets or any part thereof and, upon compliance with the terms of sale, may hold, retain, possess or dispose of such property in its or their own absolute right without accountability.

Upon any sale, whether made under the power of sale hereby given or by virtue of judicial Proceedings, the receipt of the Trustee, or of the Officer making a sale under judicial Proceedings, shall be a sufficient discharge to the purchaser or purchasers at any sale for its or their purchase Money, and such purchaser or purchasers shall not be obliged to see to the application thereof.

Any such sale, whether under any power of sale hereby given or by virtue of judicial Proceedings, shall bind the Co-Issuers, the Trustee and the Holders of the Notes, shall operate to divest all right, title and interest whatsoever, either at law or in equity, of each of them in and to the property sold, and shall be a perpetual bar, both at law and in equity, against each of them and their successors and assigns, and against any and all Persons claiming through or under them.

(d)          Notwithstanding any other provision of this Indenture, none of any Holder of the Notes, the Trustee nor any other Secured Party may, prior to the date which is one year (or if longer, any applicable preference period) and one day after the payment in full of all the Notes, institute against, or join any other Person in instituting against, the Issuer or the Co-Issuer, any bankruptcy, winding up, reorganization, arrangement, insolvency, moratorium or liquidation Proceedings, or other Proceedings under Cayman Islands, U.S. federal or State bankruptcy or similar laws. Nothing in this Section 5.4 shall preclude, or be deemed to stop, the Trustee (i) from taking any action prior to the expiration of the aforementioned period in (A) any case or Proceeding voluntarily filed or commenced by the Issuer or the Co-Issuer or (B) any involuntary insolvency Proceeding filed or commenced by a Person other than the Trustee (ii) from commencing against the Issuer or the Co-Issuer or any of its respective properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation Proceeding.

(e)           In the event one or more Holders or beneficial owners of Notes causes a Bankruptcy Filing against the Issuer or the Co-Issuer in violation of the prohibition described above, such Holder(s) or beneficial owner(s) (each, a “Filing Holder”) will be deemed to acknowledge and agree that (i) any claim that such Filing Holder(s) have against the Issuer or the Co-Issuer, as the case may be, or with respect to any Assets (including any proceeds thereof) shall, notwithstanding anything to the contrary in the Priority of Distributions, be fully subordinate in right of payment to the claims of each Holder and beneficial owner of any Notes that is not a Filing Holder, with such subordination being effective until all amounts with respect to any Notes held by each Holder or beneficial owner of any Notes that is not a Filing Holder are paid in full in accordance with the Priority of Distributions (after giving effect to such subordination), (ii) such Filing Holder(s) will promptly return or cause all amounts received by it (them) following the filing of such petition to be returned to the Issuer and (iii) such Filing Holder(s) will take all necessary action to give effect to the Bankruptcy Subordination Agreement. The terms described in the immediately preceding sentence are referred to herein as the “Bankruptcy Subordination Agreement” and any Class of Notes of any Holder or beneficial owner who caused such subordination will be referred to as the “Bankruptcy Subordinated Class.” The Bankruptcy Subordination Agreement will constitute a “subordination agreement” within the meaning of Section 510(a) of the U.S. Bankruptcy Code (Title 11 of the United States Code, as amended from time to time (or any successor statute)). The Trustee shall be entitled to rely upon an Issuer Order with respect to the payment of any amounts payable to Holders, which amounts are subordinated pursuant to this Section 5.4(e).

(f)           The Issuer or the Co-Issuer, as applicable, shall timely file an answer and any other appropriate pleading objecting to (i) the institution of any Proceeding to have the Issuer or the Co-Issuer, as the case may be, adjudicated as bankrupt or insolvent or (ii) the filing of any petition seeking relief, reorganization, arrangement, adjustment or composition of or in respect of the Issuer or the Co-Issuer, as the case may be, under the Bankruptcy Law or any other applicable law, subject to applicable funds available to pay the related expenses. The reasonable fees, costs, charges and expenses incurred by the Issuer (including reasonable attorneys’ fees and expenses) in connection with taking any such action shall be paid as Administrative Expenses.

(g)          Upon (i) the institution of any Proceeding to have the Issuer or the Co-Issuer, as the case may be, adjudicated as bankrupt or insolvent or (ii) the filing of any petition seeking relief, reorganization, arrangement, adjustment or composition of or in respect of the Issuer or the Co-Issuer, as the case may be, under the Bankruptcy Law or any other applicable law (in each case, whether voluntary or involuntary), the Trustee shall not withdraw funds from the Payment Account to pay or transfer any amounts set forth in any Distribution Report except in accordance with the instructions of a court of competent jurisdiction.

Section 5.5.          Optional Preservation of Assets. (a) Notwithstanding anything to the contrary herein, if an Event of Default shall have occurred and be continuing, the Trustee shall retain the Assets securing the Notes intact (except as otherwise expressly permitted or required by Sections 7.16(l), 10.8 and 12.1), collect and cause the collection of the proceeds thereof and make and apply all payments and deposits and maintain all accounts in respect of the Assets and the Notes in accordance with the Priority of Distributions and the provisions of Article X, Article XII and Article XIII unless:

(i)           the Trustee, pursuant to Section 5.5(c) and in consultation with the Portfolio Manager, determines that the anticipated proceeds of a sale or liquidation of all or any portion of the Assets (after deducting the reasonable expenses of such sale or liquidation) would be sufficient to discharge in full the amounts then due (or, in the case of interest, accrued) and unpaid on the Notes for principal and interest (including Deferred Interest), and all Administrative Expenses and other amounts, fees and expenses payable or distributable pursuant to the Priority of Distributions prior to any distributions to the Issuer, and a Supermajority of the Controlling Class agrees with such determination;

(ii)          either (x) in the case of an Event of Default under Section 5.1(a) (so long as any such Event of Default (A) was not the result of an administrative error or omission by the Trustee, any Paying Agent, the Registrar of the Notes, (B) did not occur as a result of the failure to pay any amount due on a Redemption Date or (C) was not as a result of the failure to pay interest on the Class A-2-R Notes while the Class A-1-R Notes constitute the Controlling Class) or Section 5.1(g) above, a Supermajority of the Class A-1-R Notes or (y) a Supermajority of each Class of Notes, in each case, voting separately, directs the sale and liquidation of all or any portion of the Assets; or

(iii)          if the Notes have been paid in full, the Issuer may direct the sale and liquidation of all or any portion of the Assets.

The Trustee shall give written notice of the retention of the Assets to the Issuer (with a copy to the Co-Issuer), the Rating Agency and the Portfolio Manager. So long as such Event of Default is continuing, any such retention pursuant to this Section 5.5(a) may be rescinded at any time with notice to the Rating Agency when the conditions specified in clause (i), (ii) or (iii) exist.

In the event a liquidation of all or any portion of the Assets is commenced in accordance with this Section 5.5, all unpaid principal, together with all accrued and unpaid interest thereon, of all the Notes, and other amounts payable under this Indenture, shall automatically become due and payable without any declaration or other act on the part of the Trustee or any Holder. The Portfolio Manager or any Holder of Notes may submit a bid (on its own behalf or on behalf of one or more designees) to purchase Assets in connection with any liquidation of all or any portion of the Assets; provided that the Trustee is under no obligation to seek bids from the Portfolio Manager or any Holder of Notes or to sell Assets to the Portfolio Manager or any Holder of Notes submitting a bid.

(b)          Nothing contained in Section 5.5(a) shall be construed to require the Trustee to sell the Assets securing the Notes if the conditions set forth in clause (i), (ii) or (iii) of Section 5.5(a) are not satisfied. Nothing contained in Section 5.5(a) shall be construed to require the Trustee to preserve the Assets securing the Notes if prohibited by applicable law.

(c)           In determining whether the condition specified in Section 5.5(a)(i) exists, at the written direction of a Supermajority of the Controlling Class, the Trustee shall request bid prices with respect to each security contained in the Assets from two nationally recognized dealers at the time making a market in such securities (as identified by the Portfolio Manager, if possible, to the Trustee in writing) and shall compute the anticipated proceeds of sale or liquidation on the basis of the lower of such bid prices for each such security. In the event that the Trustee is only able to obtain bid prices with respect to each Asset from one nationally recognized dealer at the time making a market in such Assets, the Trustee shall compute the anticipated proceeds of the sale or liquidation on the basis of such one bid price for each such Asset. If the Trustee is unable to obtain any bids, the condition specified in Section 5.5(a)(i) shall be deemed to not be satisfied. For the purposes of making the determinations required pursuant to Section 5.5(a)(i), the Trustee shall apply the standards set forth in Section 6.3(c)(i) or (ii). In addition, for the purposes of determining issues relating to the execution of a sale or liquidation of all or any portion of the Assets and the execution of a sale or other liquidation thereof in connection with a determination whether the condition specified in Section 5.5(a)(i) exists, the Trustee may retain (at the Co-Issuers’ expense and for a commercially reasonable fee) and rely on an opinion of an Independent bank of national reputation or other appropriate advisor concerning the matter.

The Trustee shall deliver to the Holders and the Portfolio Manager a report stating the results of any determination required pursuant to Section 5.5(a)(i) no later than ten (10) days after such determination is made. If a Supermajority of the Controlling Class has directed the Trustee to make a determination pursuant to Section 5.5(c), the Trustee shall make the determinations required by Section 5.5(a)(i) within thirty (30) days after an Event of Default (or such longer period as is necessary if the information required to make such determination has not yet been received) or at the request of a Supermajority of the Controlling Class at any time during which the Trustee retains the Assets pursuant to Section 5.5(a).

(d)          Notwithstanding anything to the contrary contained herein, prior to the sale of the Assets in connection with an exercise of remedies described in this Section 5.5, the Trustee shall use commercially reasonable efforts to notify the Issuer and each Rating Agency of its intent to sell the Assets in accordance with this Indenture. Prior to the consummation by the Trustee of any such sale of the Assets, the Trustee shall offer to sell the Assets to the Holders of the Interests constituting a Majority of the Interests on the same terms and conditions as are offered in the highest firm bid to purchase the Assets by any Person that is not an Affiliate of the Issuer or the Portfolio Manager; provided that, without limitation of any other requirements applicable to any such sale as set forth herein, the purchase price paid for the Assets by the Holders of a Majority of the Interests in connection with an exercise of their rights described in this clause (d) shall not be less than all amounts then due (or in the case of interest, accrued) and unpaid on the Notes in respect of principal and interest (including accrued and unpaid Deferred Interest). To the extent a Majority of the Interests does not accept such offer within one (1) Business Day after delivery thereof by the Trustee, the Trustee may accept any such bid on the same terms and conditions for a period of ten (10) days. If the Trustee does not accept such bid within such ten (10) day period and intends to subsequently sell the Assets, the Trustee shall comply with the requirements of this paragraph in connection with any such subsequent proposed sale.

Section 5.6.          Trustee May Enforce Claims without Possession of Notes. All rights of action and claims under this Indenture or under any of the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceeding relating thereto, and any such action or Proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be applied as set forth in Section 5.7.

Section 5.7.          Application of Money Collected. Any Money collected by the Trustee (after payment of costs of collection, liquidation and enforcement) with respect to the Notes pursuant to this Article V and any Money that may then be held or thereafter received by the Trustee with respect to the Notes hereunder shall be applied, subject to Section 13.1 and in accordance with the provisions of Section 11.1(a)(iii), at the date or dates fixed by the Trustee. Upon the final distribution of all proceeds of any liquidation effected hereunder, the provisions of Section 4.1 shall be deemed satisfied for the purposes of discharging this Indenture pursuant to Article IV.

Section 5.8.          Limitation on Suits. No Holder of any Notes shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)           such Holder has previously given to a Trust Officer of the Trustee written notice of an Event of Default;

(b)          the Holder or Holders of a Majority of the Controlling Class shall have made written request to the Trustee to institute Proceedings in respect of such Event of Default in its own name as Trustee hereunder and such Holder or Holders have provided the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities to be incurred in compliance with such request;

(c)           the Trustee, for thirty (30) days after its receipt of such notice, request and provision of such indemnity, has failed to institute any such Proceeding; and

(d)          no direction inconsistent with such written request has been given to the Trustee during such thirty (30)-day period by a Supermajority of the Controlling Class;

it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes of the same Class or to obtain or to seek to obtain priority or preference over any other Holders of the Notes of the same Class or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Notes of the same Class subject to and in accordance with Section 13.1 and the Priority of Distributions.

In the event the Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of the Controlling Class, each representing less than a Supermajority of the Controlling Class, pursuant to this Section 5.8, the Trustee shall act in accordance with the request specified by the group of Holders with the greatest percentage of the Aggregate Outstanding Amount of the Controlling Class. If the groups represent the same percentage, the Trustee in its sole discretion may determine what action, if any, shall be taken.

Section 5.9.          Unconditional Rights of Holders of Notes to Receive Principal and Interest. Subject to Sections 2.8(i), 2.13, 5.13, 6.15 and 13.1, but notwithstanding any other provision in this Indenture, the Holder of any Notes shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Notes as such principal and interest becomes due and payable in accordance with the Priority of Distributions and Section 13.1, and, subject to the provisions of Section 5.8, to institute Proceedings for the enforcement of any such payment. Holders of Notes ranking junior to Classes of Notes still Outstanding shall have no right to institute proceedings for the enforcement of any such payment until such time as no Notes ranking senior to such Class of Notes remain Outstanding, which right shall be subject to the provisions of Section 5.8, and shall not be impaired without the consent of any such Holder.

Section 5.10.         Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Co-Issuers, the Trustee and the Holder shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holder shall continue as though no such Proceeding had been instituted.

Section 5.11.         Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.12.         Delay or Omission Not Waiver. No delay or omission of the Trustee or any Holder of Notes to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein or of a subsequent Event of Default. Every right and remedy given by this Article V or by law to the Trustee or to the Holders of the Notes may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of the Notes.

Section 5.13.         Control by Supermajority of Controlling Class. A Supermajority of the Controlling Class shall have the right following the occurrence, and during the continuance of, an Event of Default to cause the institution of and direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee, and to direct the exercise of any trust, right, remedy or power conferred upon the Trustee; provided that:

(a)           such direction shall not conflict with any rule of law or with any express provision of this Indenture;

(b)          the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction; provided, that subject to Section 6.1, the Trustee need not take any action that it determines might involve it in liability (unless the Trustee has received the indemnity as set forth in clause (c) below);

(c)           the Trustee shall have been provided with security or indemnity reasonably satisfactory to it; and

(d)          notwithstanding the foregoing, any direction to the Trustee to undertake a Sale of the Assets shall be by the Holders of Notes secured thereby representing the requisite percentage of the Aggregate Outstanding Amount of Notes specified in Section 5.5.

Section 5.14.        Waiver of Past Defaults. Prior to the time a judgment or decree for payment of the Money due has been obtained by the Trustee, as provided in this Article V, a Majority of the Controlling Class may on behalf of the Holders of all the Notes waive any past Default and its consequences, except a Default:

(a)           in the payment of the principal of any Note (which may be waived with the consent of each Holder of such Note);

(b)          in the payment of interest on the Notes of the Controlling Class (which may be waived with the consent of the Holders of 100% of the Controlling Class);

(c)           in respect of a provision hereof that under Section 8.2 cannot be modified or amended without the waiver or consent of the Holder of each Outstanding Note adversely affected thereby (which may be waived with the consent of each such Holder); or

(d)          in respect of a representation contained in Section 7.18 (which may be waived by a Majority of the Controlling Class if the Fitch Rating Condition is satisfied).

In the case of any such waiver, the Co-Issuers, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto. The Trustee shall promptly give written notice of any such waiver to any Rating Agency then rating any Class of Notes, the Portfolio Manager and each Holder.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

Section 5.15.        Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee, Collateral Administrator or Portfolio Manager for any action taken, or omitted by it as Trustee, Collateral Administrator or Portfolio Manager, as applicable, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.15 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in Aggregate Outstanding Amount of the Controlling Class, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Note on or after the applicable Stated Maturity (or, in the case of redemption, on or after the applicable Redemption Date).

Section 5.16.        Waiver of Stay or Extension Laws. The Co-Issuers covenant (to the extent they may lawfully do so) that they shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any valuation, appraisement, redemption or marshalling law or rights, in each case wherever enacted, now or at any time hereafter in force, which may affect the covenants, the performance of or any remedies under this Indenture; and the Co-Issuers (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law or rights, and covenant that they shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted or rights created.

Section 5.17.         Sale of Assets. (a) The power to effect any sale (a “Sale”) of all or any portion of the Assets pursuant to Sections 5.4 and 5.5 shall not be exhausted by any one or more Sales as to any portion of such Assets remaining unsold, but shall continue unimpaired until the entire Assets shall have been sold or all amounts secured by the Assets shall have been paid. The Trustee may upon notice provided as soon as reasonably practicable to the Holders, and shall, upon direction of the Holders of Notes representing the requisite percentage of the Aggregate Outstanding Amount of Notes having the power to direct such Sale, from time to time postpone any Sale by public announcement made at the time and place of such Sale pursuant to Section 5.5. The Trustee hereby expressly waives its rights to any amount fixed by law as compensation for any Sale; provided that each of the Trustee and the Portfolio Manager shall be authorized to deduct the reasonable costs, charges and expenses incurred by it in connection with such Sale from the proceeds thereof notwithstanding the provisions of Section 6.7; provided, further, that this Section 5.17 shall be qualified in its entirety by reference to Section 5.5(d).

(b)          Subject to Section 5.5(d), the Trustee may bid for and acquire any portion of the Assets in connection with a public Sale thereof, and may pay all or part of the purchase price by crediting against amounts owing on the Notes or other amounts secured by the Assets, all or part of the net proceeds of such Sale after deducting the reasonable costs, charges and expenses incurred by the Trustee in connection with such Sale notwithstanding the provisions of Section 6.7. The Notes need not be produced in order to complete any such Sale, or in order for the net proceeds of such Sale to be credited against amounts owing on the Notes. The Trustee may hold, lease, operate, manage or otherwise deal with any property so acquired in any manner permitted by law in accordance with this Indenture.

(c)           If any portion of the Assets consists of securities issued without registration under the Securities Act (“Unregistered Securities”), the Portfolio Manager may seek an Opinion of Counsel, or, if no such Opinion of Counsel can be obtained and with the written consent of a Majority of the Controlling Class, seek a no action position from the Securities and Exchange Commission or any other relevant federal or State regulatory authorities, regarding the legality of a public or private Sale of such Unregistered Securities.

(d)          The Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Assets in connection with a Sale thereof, without recourse, representation or warranty. In addition, the Trustee is hereby irrevocably appointed the agent and attorney in fact of the Issuer to transfer and convey its interest in any portion of the Assets in connection with a Sale thereof, and to take all action necessary to effect such Sale. No purchaser or transferee at such a sale shall be bound to ascertain the Trustee’s authority, to inquire into the satisfaction of any conditions precedent or see to the application of any Monies.

(e)           Without limiting any right under Section 5.5(d), and notwithstanding any prior notice delivered thereunder, the Trustee shall provide notice as soon as reasonably practicable of any public Sale to the Holders of the Interests, and the Holders of the Interests and the Portfolio Manager shall be permitted to participate in any such public Sale to the extent permitted by applicable law and to the extent such Holders or the Portfolio Manager, as applicable, meet any applicable eligibility requirements with respect to such Sale.

Section 5.18.        Action on the Notes. The Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking or obtaining of or application for any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Trustee or the Holders shall be impaired by the recovery of any judgment by the Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Assets or upon any of the assets of the Issuer or the Co-Issuer.

ARTICLE VI

THE TRUSTEE

Section 6.1.           Certain Duties and Responsibilities of the Trustee. (a) Except during the continuance of an Event of Default:

(i)           the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)          in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they substantially conform on their face to the requirements of this Indenture and shall promptly, but in any event within three (3) Business Days in the case of an Officer’s certificate furnished by the Portfolio Manager, notify the party delivering the same if such certificate or opinion does not conform. If a corrected form shall not have been delivered to the Trustee within fifteen days after such notice from the Trustee, the Trustee shall so notify the Holders.

(b)          In case an Event of Default known to the Trustee has occurred and is continuing, the Trustee shall, prior to the receipt of directions, if any, from a Majority (or Supermajority, as applicable) of the Controlling Class, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c)           No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)            this subsection shall not be construed to limit the effect of subsection (a) of this Section 6.1;

(ii)          the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it shall be proven that the Trustee was negligent in ascertaining the pertinent facts;

(iii)         the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Issuer, the Co-Issuer or the Portfolio Manager in accordance with this Indenture and/or a Majority (or such other percentage as may be required by the terms hereof) of the Controlling Class (or other Class if required or permitted by the terms hereof), relating to the time, method and place of conducting any Proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(iv)         no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers contemplated hereunder, if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it unless such risk or liability relates to the performance of its ordinary services, including mailing of notices under Article V, under this Indenture; and

(v)          in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits) even if the Trustee has been advised of the likelihood of such damages and regardless of the form of such action.

(d)          For all purposes under this Indenture, the Trustee shall not be deemed to have notice or knowledge of any default or any Event of Default described in Sections 5.1(c), (d), (e), (f) or (g) unless a Trust Officer assigned to and working in the Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default or Default is received by the Trustee at the Corporate Trust Office, and such notice references the Notes generally, the Issuer, the Co-Issuer, the Assets or this Indenture. Until such time, the Trustee shall have no obligation to inquire into, or investigate as to, whether or not such event has occurred. For purposes of determining the Trustee’s responsibility and liability hereunder, whenever reference is made in this Indenture to such an Event of Default or a Default, such reference shall be construed to refer only to such an Event of Default or Default of which the Trustee is deemed to have notice as described in this Section 6.1(d).

(e)          Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.1.

(f)           The Trustee shall, upon reasonable (but no less than three (3) Business Days’) prior written notice to the Trustee, permit any representative of a Holder of Notes, during the Trustee’s normal business hours, to examine all books of account, records, reports and other papers of the Trustee (other than items protected by attorney-client privilege) relating to the Notes, to make copies and extracts therefrom (the reasonable out-of-pocket expenses incurred in making any such copies or extracts to be reimbursed to the Trustee by such Holder).

Section 6.2.           Notice of Default. As soon as reasonably practicable (and in no event later than three (3) Business Days) after the occurrence of any Default actually known to a Trust Officer of the Trustee or after any declaration of acceleration has been made or delivered to the Trustee pursuant to Section 5.2, the Trustee shall give notice to the Co-Issuers, the Portfolio Manager, each Rating Agency, each Hedge Counterparty, each Paying Agent, all Holders, as their names and addresses appear on the Register, and to the Cayman Islands Stock Exchange (for so long as any Class of Notes is listed on the Cayman Islands Stock Exchange and so long as the guidelines of such exchange so require), of all Defaults hereunder actually known to the Trust Officer of the Trustee, unless such Default shall have been cured or waived.

Section 6.3.           Certain Rights of Trustee. Except as otherwise provided in Section 6.1:

(a)          the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)          any direction of the Issuer or the Co-Issuer mentioned herein shall be sufficiently evidenced by an Issuer Order;

(c)          whenever in the administration of this Indenture the Trustee shall (i) deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder (including, without limitation, with respect to any ambiguity in the interpretation of any definition, provision or term contained in this Indenture or any other Transaction Document), the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officer’s certificate or Issuer Order, (ii) be required to determine the value of any Assets or funds hereunder or the cash flows projected to be received therefrom, the Trustee may, in the absence of bad faith on its part, rely on reports of nationally recognized accountants, investment bankers or other Persons qualified to provide the information required to make such determination, including nationally recognized dealers in securities of the type being valued and securities quotation services or (iii) reasonably determine that more than one methodology can be used to make any of the determinations or calculations set forth in the Transaction Documents, then the Trustee may request direction from the Portfolio Manager as to the methodology to be used, and the Trustee shall be entitled to follow and conclusively rely on such direction without any liability therefor provided the Trustee has complied with such direction in good faith and without willful misfeasance and gross negligence;

(d)          as a condition to the taking or omitting of any action by it hereunder or to the extent in the Trustee, in good faith reasonably believes that any such action or inaction would be contrary to applicable law, the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon;

(e)          the Trustee shall be under no obligation to exercise or to honor any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have provided to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities which might reasonably be incurred by it in compliance with such request or direction;

(f)           the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper or document, but the Trustee, in its discretion, may, and upon the written direction of a Majority of the Controlling Class, the Issuer or of a Rating Agency shall (subject to the right of the Trustee hereunder to be satisfactorily indemnified), make such further inquiry or investigation into such facts or matters as it may see fit or as it shall be directed, and the Trustee shall be entitled, on reasonable prior notice (not less than five (5) Business Days) to the Applicable Issuers and the Portfolio Manager, to examine the books and records relating to the Notes and the Assets, personally or by agent or attorney, during the Applicable Issuer’s or the Portfolio Manager’s normal business hours; provided that the Trustee shall, and shall cause its agents to, hold in confidence all such information, except (i) to the extent disclosure may be required by law or by any regulatory, administrative or governmental authority and (ii) to the extent that the Trustee, in its sole judgment, may determine that such disclosure is consistent with its obligations hereunder; provided, that the Trustee may disclose on a confidential basis any such information to its agents, attorneys and auditors in connection with the performance of its responsibilities hereunder so long as the Trustee causes such agents, attorneys and auditors to hold in confidence all such information;

(g)          the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants or attorneys; provided that the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, accountants or attorney appointed with due care by it hereunder;

(h)          the Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably believes to be authorized or within its rights or powers hereunder;

(i)           nothing herein shall be construed to impose an obligation on the part of the Trustee to recalculate, monitor, evaluate, verify or independently determine the accuracy of any report, certificate or information received from the Issuer or Portfolio Manager;

(j)            to the extent any defined term hereunder, or any calculation required to be made or determined by the Trustee hereunder, is dependent upon or defined by reference to generally accepted accounting principles (as in effect in the United States) (“GAAP”), the Trustee shall be entitled to request and receive (and conclusively rely upon) instruction from the Issuer (and in the absence of its receipt of timely instruction therefrom, shall be entitled to obtain from an Independent accountant at the expense of the Issuer) as to the application of GAAP in such connection, in any instance;

(k)          to the extent not prohibited by applicable law, the Trustee shall not be required to give any bond or surety in respect of the execution of this Indenture or otherwise;

(l)           the Trustee shall not be deemed to have notice or knowledge of any matter unless a Trust Officer has actual knowledge thereof or unless written notice thereof is received by the Trustee at the Corporate Trust Office and such notice references the Notes generally, the Issuer, the Co-Issuer or this Indenture;

(m)          the permissive rights of the Trustee to take or refrain from taking any actions enumerated in this Indenture shall not be construed as a duty;

(n)          the Trustee shall not be responsible for delays or failures in performance resulting from circumstances beyond its control (such circumstances include but are not limited to acts of God, strikes, lockouts, riots, acts of war, loss or malfunctions of utilities or communications services);

(o)          in making or disposing of any investment permitted by this Indenture, the Trustee is authorized to deal with itself (in its individual capacity) or with any one or more of its Affiliates, whether it or such Affiliate is acting as a subagent of the Trustee or for any third person or dealing as principal for its own account. If otherwise qualified, obligations of the Bank or any of its Affiliates shall qualify as Eligible Investments hereunder;

(p)          the Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee’s economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Eligible Investments, (ii) using Affiliates to effect transactions in certain Eligible Investments and (iii) effecting transactions in certain Eligible Investments. Such compensation is not payable or reimbursable under Section 6.7;

(q)          to help fight the funding of terrorism and money laundering activities, the Trustee shall obtain, verify, and record information that identifies individuals or entities that establish a relationship or open an account with the Trustee. The Trustee may ask for the name, address, tax identification number, organizational documents, certificates of good standing, licenses to do business and other information that will allow the Trustee to identify the individual or entity who is establishing the relationship or opening the account. The Trustee may also ask for formation documents such as articles of incorporation, an offering memorandum, or other identifying documents to be provided;

(r)           the Trustee shall not be liable for the actions or omissions of, or any inaccuracies in the records of, the Portfolio Manager, the Issuer, the Co-Issuer, any Paying Agent (other than the Trustee), any Authenticating Agent (other than the Trustee), any Clearing Corporation or any depository institution and without limiting the foregoing, the Trustee shall not be under any obligation to monitor, evaluate or verify compliance by the Portfolio Manager with the terms hereof or the Portfolio Management Agreement, or to verify or independently determine the accuracy of information received by it from the Portfolio Manager (or from any selling institution, agent bank, trustee or similar source) with respect to the Assets;

(s)           none of the Trustee or the Collateral Administrator shall have any obligation to determine: (a) if a Collateral Obligation meets the criteria specified in the definition thereof, (b) if the conditions specified in the definition of “Deliver” have been complied with, or (c) if a Collateral Obligation is a Current Pay Obligation, Defaulted Obligation, or Discount Obligation;

(t)           each of the Collateral Administrator shall have the same rights, privileges, immunities and indemnities afforded to the Trustee in this Article VI; provided, that such rights, privileges, immunities and indemnities shall be in addition to, and not in limitation of, any rights, immunities and indemnities provided in the Collateral Administration Agreement;

(u)          in the event the Bank (in its individual capacity or as Trustee) is also acting in the capacity of Paying Agent, Registrar, Transfer Agent, Calculation Agent, Custodian or Securities Intermediary, the rights, protections, benefits, immunities and indemnities afforded to the Trustee pursuant to this Article VI shall also be afforded to the Bank acting in such capacities; provided that such rights, protections, benefits, immunities and indemnities shall be in addition to, and not in limitation of, any rights, immunities and indemnities provided in the Securities Account Control Agreement or any other documents to which the Bank in such capacity is a party;

(v)          notwithstanding any term hereof (or any term of the UCC that might otherwise be construed to be applicable to a Securities Intermediary) to the contrary, none of the Trustee, the Custodian or the Securities Intermediary shall be under a duty or obligation in connection with the acquisition or Grant by the Issuer to the Trustee of any item constituting the Assets, or to evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Issuer in connection with its Grant or otherwise, or in that regard to examine any Underlying Instrument, in each case, in order to determine compliance with applicable requirements of and restrictions on transfer in respect of such Assets;

(w)         the Trustee shall not have any duty or responsibility for (i) any recording, filing, or depositing of this Indenture, any other Transaction Document or any other agreement or instrument, monitoring or filing any financing statement or continuation statement evidencing a security interest, the maintenance of any such recording, filing or depositing or to any re-recording, re-filing or re-depositing of any thereof, or otherwise monitoring the perfection, continuation of perfection or the sufficiency or validity of any security interest in or related to the Assets, (ii) the acquisition or maintenance of any insurance, (iii) the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Assets, (iv) the performance or observance by any other Person of any of the covenants, agreements or other terms or conditions set forth in the Transaction Documents or in any related document, (v) the occurrence of any default, or the validity, enforceability, effectiveness or genuineness of any Transaction Document, any related document or any other agreement, instrument or document, or (vi) the satisfaction of any condition set forth in any Transaction Document or any related document;

(x)          the Trustee shall not be required to take any action under any Transaction Document or any related document if taking such action (A) would subject the Trustee to a tax in any jurisdiction where it is not then subject to a tax, or (B) would require the Trustee to qualify to do business in any jurisdiction where it is not then so qualified;

(y)          the Trustee shall have no obligation to monitor or enforce compliance with the U.S. Risk Retention Rules or the Securitization Laws;

(z)           neither the Trustee nor the Collateral Administrator shall have any responsibility or liability for electing, determining or verifying any non-LIBOR base rate (including, without limitation, whether such rate is an Alternative Rate or whether the conditions to the adoption of an Alternative Rate have been satisfied); and

(aa)        in order to comply with its Customer Identification Program obligations under the USA PATRIOT Act and related regulations, the Trustee shall have the right to request from certain parties, including but not limited to the Issuer, the Co-Issuer, the Portfolio Manager and the Holders, such information as it deems necessary or appropriate to identify and verify each party’s identity, including without limitation, each party’s name, physical address, tax identification number, organizational documents, certificate of good standing, license to do business, or other pertinent identifying information.

Section 6.4.           Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, other than the Certificate of Authentication thereon, shall be taken as the statements of the Applicable Issuers; and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Indenture (except as may be made with respect to the validity of the Trustee’s obligations hereunder), the Assets or the Notes. The Trustee shall not be accountable for the use or application by the Co-Issuers of the Notes or the proceeds thereof or any Money paid to the Co-Issuers pursuant to the provisions hereof.

Section 6.5.           Trustee May Hold Notes. The Trustee, any Paying Agent, the Registrar or any other agent of the Co-Issuers, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Co-Issuers or any of their respective Affiliates with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

Section 6.6.           Money Held in Trust. Money held by the Trustee hereunder shall be held in trust to the extent required herein. The Trustee shall be under no liability for interest on any Money received by it hereunder, except in its capacity as the Bank to the extent of income or other gain on investments which are deposits in or certificates of deposit of the Bank in its commercial capacity and income or other gain actually received by the Trustee on Eligible Investments.

Section 6.7.            Compensation and Reimbursement. (a) The Issuer agrees:

(i)           to pay the Trustee on each Distribution Date reasonable compensation as set forth in a separate fee schedule dated on or near the Closing Date between the Trustee and the Portfolio Manager for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(ii)          in accordance with the terms hereof, to reimburse the Trustee in a timely manner upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including, without limitation, costs incurred in connection with tax compliance or withholding, the exercise or enforcement of remedies pursuant to Article V, securities transaction charges and the reasonable compensation and expenses and disbursements of its agents and legal counsel and of any accounting firm or investment banking firm employed by the Trustee pursuant to Section 10.7 or any other term of this Indenture, except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith) but with respect to securities transaction charges, only to the extent any such charges have not been waived during a Collection Period due to the Trustee’s receipt of a payment from a financial institution with respect to certain Eligible Investments, as specified by the Portfolio Manager in writing; and

(iii)         to indemnify the Trustee and its officers, directors, employees and agents for, and to hold them harmless against, any loss, claim, damage, fee, cost, liability or expense incurred without negligence, willful misconduct or bad faith on their part, and arising out of or in connection with the acceptance or administration of the trust or the transactions contemplated hereby, including the costs and expenses of defending themselves (including reasonable attorney’s fees and costs and the attorneys’ fees and expenses incurred in connection with any action, suit or proceeding brought by the Trustee to enforce any indemnification by, or other obligations of, the Issuer or the costs of defending or prosecuting any claim) against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder and under any other Transaction Document related hereto.

(b)          The Trustee shall receive amounts pursuant to this Section 6.7 in accordance with the Priority of Distributions but only to the extent that funds are available for the payment thereof. Subject to Section 6.9, the Trustee shall continue to serve as Trustee under this Indenture notwithstanding the fact that the Trustee shall not have received amounts due it hereunder; provided that nothing herein shall impair or affect the Trustee’s rights under Section 6.9. No direction by the Holders shall affect the right of the Trustee to collect amounts owed to it under this Indenture. If on any date when a fee or expense shall be payable to the Trustee pursuant to this Indenture insufficient funds are available for the payment thereof, any portion of a fee or expense not so paid shall be deferred and payable on such later date on which a fee or expense shall be payable and sufficient funds are available therefor. The Issuer’s obligations under this Section 6.7 shall be secured by the lien of this Indenture and shall survive the termination of this Indenture and the resignation or removal of the Trustee pursuant to Section 6.9.

(c)          The Trustee hereby agrees not to cause the filing of a petition in bankruptcy against the Issuer or the Co-Issuer for the non-payment to the Trustee of any amounts provided by this Section 6.7 until at least one year (or if longer the applicable preference period then in effect) and one day after the payment in full of all Notes. Nothing in this Section 6.7(c) shall preclude the Trustee from (i) exercising its rights as a secured or unsecured creditor in any Proceeding involving the Issuer or the Co-Issuer not filed or commenced by the Trustee or (ii) while an Event of Default is continuing, commencing against the Issuer or the Co-Issuer or any of their respective properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium, liquidation or similar Proceeding; provided that any recovery of any amount received by the Trustee under the preceding clause (i) or (ii) shall be distributed in accordance with the Priority of Distributions.

(d)         To the extent that the entity acting as Trustee is acting as Registrar, Calculation Agent, Paying Agent, Authenticating Agent or Custodian, the rights, privileges, immunities and indemnities set forth in this Article VI shall also apply to it acting in each such capacity.

Section 6.8.           Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be an organization or entity organized and doing business under the laws of the United States of America or of any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least U.S.$200,000,000, subject to supervision or examination by federal or state authority, having a short-term issuer default rating of at least “F1” by Fitch or a long-term issuer default rating of at least “A” by Fitch and having an office within the United States; provided, that if the Trustee is downgraded below the minimum rating or capitalization requirement as set forth in this sentence, the Trustee (x) shall promptly notify the Co-Issuers and the Portfolio Manager of such downgrade in writing and (y) may retain its eligibility if it obtains or has obtained (at its own expense) or, to the extent the Issuer or the Portfolio Manager requests that the Trustee retain its eligibility (at the Issuer’s expense), prior to appointment of a successor trustee, (i) a confirmation from the applicable Rating Agency that downgraded the Trustee or counterparty risk assessment that such Rating Agency’s then-current rating of the Notes will not be downgraded or withdrawn by reason of such downgrade of the Trustee’s rating or (ii) a written waiver or other written acknowledgement (which may be evidenced by an exchange of electronic messages or facsimiles) from such Rating Agency that it will not review such Rating Agency’s then-current rating of the Notes in such circumstances. If such organization or entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.8, the combined capital and surplus of such organization or entity shall be deemed to be its combined capital and surplus as set forth in its most recent published report of condition. The Trustee shall inform the Co-Issuers and the Portfolio Manager upon satisfaction of the foregoing requirements. If at any time the Trustee shall cease to be eligible and fails to obtain such confirmation, waiver or acknowledgement in accordance with the provisions of this Section 6.8, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VI.

Section 6.9.           Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VI shall become effective until the acceptance of appointment by the successor Trustee under Section 6.10.

(b)          The Trustee may resign at any time by giving written notice thereof to the Co-Issuers, the Portfolio Manager, the Holders of the Notes and each Rating Agency not less than sixty (60) days prior to such resignation. Upon receiving such notice of resignation, the Co-Issuers shall promptly appoint a successor trustee or trustees satisfying the requirements of Section 6.8 by written instrument, in duplicate, executed by an Authorized Officer of the Issuer and an Authorized Officer of the Co-Issuer, one copy of which shall be delivered to the Trustee so resigning and one copy to the successor Trustee or Trustees, together with a copy to each Holder and the Portfolio Manager; provided that the Issuer shall provide prior written notice to the Rating Agency of any such appointment; provided, further, that the Issuer shall not appoint such successor trustee or trustees without the consent of a Majority of each Class of Notes voting as a separate Class (or, at any time when an Event of Default shall have occurred and be continuing or when a successor Trustee has been appointed pursuant to Section 6.9(e), by an Act of a Majority of the most senior Class of Notes) unless (i) the Issuer gives ten (10) days’ prior written notice to the Holders of such appointment and (ii) a Majority of each Class of Notes voting as a separate Class (or, at any time when an Event of Default shall have occurred and be continuing or when a successor Trustee has been appointed pursuant to Section 6.9(e), a Majority of the most senior Class of Notes) do not provide written notice to the Issuer objecting to such appointment (the failure of any such Majority to provide such notice to the Issuer within ten (10) days of receipt of notice of such appointment from the Issuer being conclusively deemed to constitute hereunder consent to such appointment and approval of such successor trustee or trustees). If no successor Trustee shall have been appointed and an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 60 days after the giving of such notice of resignation, the resigning Trustee or any Holder, on behalf of himself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor Trustee satisfying the requirements of Section 6.8.

(c)          The Trustee may, upon not less than thirty (30) days’ notice, be removed at any time by Act of a Majority of each Class of Notes voting separately or, at any time when an Event of Default shall have occurred and be continuing by an Act of a Majority of the Controlling Class, delivered to the Trustee and to the Co-Issuers.

(d)	If at any time:

(i)            the Trustee shall cease to be eligible under Section 6.8 and (A) shall fail to give written notice to the Co-Issuers and the Portfolio Manager or (B) shall fail to resign after written request therefor by the Co-Issuers or a Majority of the Controlling Class; or

(ii)          the Trustee shall become incapable of acting or shall be adjudged as bankrupt or insolvent or a receiver or liquidator of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case (subject to Section 6.9(a)), (A) the Co-Issuers, by Issuer Order, may remove the Trustee, or (B) subject to Section 5.15, any Holder may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)          If the Trustee shall be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any reason (other than resignation), the Co-Issuers, by Issuer Order, shall promptly appoint a successor Trustee. If the Co-Issuers shall fail to appoint a successor Trustee within sixty (60) days after such removal or incapability or the occurrence of such vacancy, a successor Trustee may be appointed by a Majority of the Controlling Class by written instrument delivered to the Issuer and the retiring Trustee. The successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede any successor Trustee proposed by the Co-Issuers. If no successor Trustee shall have been so appointed by the Co-Issuers or a Majority of the Controlling Class and shall have accepted appointment in the manner hereinafter provided, subject to Section 5.15, the retiring Trustee may, or any Holder may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)           The Co-Issuers shall give prompt notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event to the Portfolio Manager, to the Holders of the Notes as their names and addresses appear in the Register, and to each Rating Agency. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office. If the Co-Issuers fail to mail such notice within ten (10) days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Co-Issuers.

(g)          Any resignation or removal of the Trustee under this Section 6.9 shall be an effective resignation or removal of the Bank in all capacities under this Indenture, and as Collateral Administrator under the Collateral Administration Agreement.

Section 6.10.        Acceptance of Appointment by Successor Trustee. Every successor Trustee appointed hereunder shall meet the requirements of Section 6.8 and shall execute, acknowledge and deliver to the Co-Issuers and the retiring Trustee an instrument accepting such appointment. Upon delivery of the required instruments, the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Trustee; provided that, on request of the Co-Issuers or a Majority of any Class of Notes or the successor Trustee, such retiring Trustee shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and Money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Co-Issuers shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

Section 6.11.         Merger, Conversion, Consolidation or Succession to Business of Trustee. Any organization, banking association or entity into which the Trustee may be merged or converted or with which it may be consolidated, or any organization or entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any organization or entity succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such organization or entity shall be otherwise qualified and eligible under this Article VI, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any of the Notes have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 6.12.         Co-Trustees. At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any part of the Assets may at the time be located, the Co-Issuers and the Trustee shall have power to appoint one or more Persons to act as co-collateral trustee that satisfies the eligibility requirement of Section 6.8 (subject to notice to the Rating Agency), jointly with the Trustee, of all or any part of the Assets, with the power to file such proofs of claim and take such other actions pursuant to Section 5.6 and to make such claims and enforce such rights of action on behalf of the Holders, as such Holders themselves may have the right to do, subject to the other provisions of this Section 6.12 and to perform such other acts as may be determined by the Co-Issuers and the Trustee.

The Co-Issuers shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint a co-collateral trustee. If the Co-Issuers do not join in such appointment within fifteen (15) days after the receipt by the Co-Issuers of a request to do so, the Trustee shall have the power to make such appointment. In no event shall any co-collateral trustee be deemed to be an agent or representative of the Trustee.

Should any written instrument from the Co-Issuers be required by any co-collateral trustee so appointed, more fully confirming to such co-collateral trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Co-Issuers. The Co-Issuers agree to pay (but only from and to the extent of the Assets), to the extent funds are available therefor under the Priority of Distributions, any reasonable fees and expenses in connection with such appointment.

Every co-collateral trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

(a)           the Notes shall be authenticated and delivered and all rights, powers, duties and obligations hereunder in respect of the custody of securities, Cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely by the Trustee;

(b)          the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by the appointment of a co-collateral trustee shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-collateral trustee jointly as shall be provided in the instrument appointing such co-collateral trustee;

(c)           the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Co-Issuers evidenced by an Issuer Order, may accept the resignation of or remove any co-collateral trustee appointed under this Section 6.12, and in case an Event of Default has occurred and is continuing, the Trustee shall have the power to accept the resignation of, or remove, any such co-collateral trustee without the concurrence of the Co-Issuers. A successor to any co-collateral trustee so resigned or removed may be appointed in the manner provided in this Section 6.12;

(d)          no co-collateral trustee hereunder shall be personally liable by reason of any act or omission of the Trustee hereunder;

(e)           the Trustee shall not be liable by reason of any act or omission of a co-collateral trustee or for the appointment of a co-collateral trustee (in accordance with this Section 6.12); and

(f)           any Act of Holders delivered to the Trustee shall be deemed to have been delivered to each co-collateral trustee.

The Issuer shall notify each Rating Agency of the appointment of a co-collateral trustee hereunder.

Section 6.13.        Certain Duties of Trustee Related to Delayed Payment of Proceeds. In the event that in any month the Trustee shall not have received a payment with respect to any Pledged Obligation on its Due Date, (a) the Trustee shall promptly notify the Issuer and the Portfolio Manager in writing or electronically (if an e-mail address is provided) and (b) unless within three Business Days (or the end of the applicable grace period for such payment, if longer) after such notice such payment shall have been received by the Trustee, or the Issuer, in its absolute discretion (but only to the extent permitted by Section 10.2(a)), shall have made provision for such payment satisfactory to the Trustee in accordance with Section 10.2(a), the Trustee shall request the issuer of such Pledged Obligation, the trustee under the related Underlying Instrument or paying agent designated by either of them, as the case may be, to make such payment as soon as practicable after such request but in no event later than three Business Days after the date of such request. In the event that such payment is not made within such time period, the Trustee, subject to the provisions of clause (iv) of Section 6.1(c), shall take such reasonable action as the Portfolio Manager shall direct in writing. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture. In the event that the Issuer or the Portfolio Manager requests a release of a Pledged Obligation and/or delivers an additional Collateral Obligation in connection with any such action under the Portfolio Management Agreement or under this Indenture, such release shall be subject to Section 10.8 and Article XII of this Indenture, as the case may be. Notwithstanding any other provision hereof, the Trustee shall deliver to the Issuer or its designee any payment with respect to any Pledged Obligation or any additional Collateral Obligation received after the Due Date thereof to the extent the Issuer previously made provisions for such payment satisfactory to the Trustee in accordance with this Section 6.13 and such payment shall not be deemed part of the Assets.

Section 6.14.        Authenticating Agents. Upon the request of the Co-Issuers, the Trustee shall, and if the Trustee so chooses the Trustee may, appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the authentication of Notes in connection with issuance, transfers and exchanges under Sections 2.4, 2.5, 2.6, 2.7 and 8.5, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by such Sections to authenticate such Notes. For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent pursuant to this Section 6.14 shall be deemed to be the authentication of Notes by the Trustee.

Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and the Co-Issuers. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Issuer. Upon receiving such notice of resignation or upon such a termination, the Trustee shall, upon the written request of the Issuer, promptly appoint a successor Authenticating Agent and shall give written notice of such appointment to the Co-Issuers.

Unless the Authenticating Agent is also the same entity as the Trustee, the Issuer agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services, and reimbursement for its reasonable expenses relating thereto as an Administrative Expense under Section 11.1. The provisions of Sections 2.9, 6.4 and 6.5 shall be applicable to any Authenticating Agent.

Section 6.15.         Withholding. If any withholding or deduction is imposed on the Issuer’s payment (or allocations of income) under the Notes, such withholding or deduction shall reduce the amount otherwise distributable to the relevant Holder. The Trustee is hereby authorized and directed to retain from amounts otherwise distributable to any Holder sufficient funds for the payment of any tax that is legally owed or required to be deducted or withheld by the Issuer (but such authorization shall not prevent the Trustee from contesting any such tax in appropriate proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings) or may be withheld because of a failure by a Holder to provide any information required under FATCA or Sections 1441, 1445 and 1446 of the Code or any other provisions of any applicable law and to timely remit such amounts to the appropriate taxing authority. The amount of any withholding tax imposed with respect to any Notes shall be treated as Cash distributed to the relevant Holder at the time it is withheld by the Trustee. If there is a possibility that withholding tax is payable with respect to a distribution, the Trustee may, in its sole discretion, withhold such amounts in accordance with this Section 6.15. If any Holder or beneficial owner wishes to apply for a refund of any such withholding tax, the Trustee reasonably cooperate with such Person in providing readily available information so long as such Person agrees to reimburse the Trustee for any out-of-pocket expenses incurred. Nothing herein shall impose an obligation on the part of the Trustee to determine the amount of any tax or withholding obligation on the part of the Issuer or in respect of the Notes.

Section 6.16.         Representative for Holders of Notes Only; Agent for Each Other Secured Party. With respect to the security interest created hereunder, the delivery of any Asset to the Trustee is to the Trustee as representative of the Holders of the Notes and agent for each other Secured Party. In furtherance of the foregoing, the possession by the Trustee of any Asset, the endorsement to or registration in the name of the Trustee of any Asset (including without limitation as Entitlement Holder of the Custodial Account) are all undertaken by the Trustee in its capacity as representative of the Holders of the Notes and agent for each other Secured Party.

Section 6.17.         Representations and Warranties of the Bank. The Bank (and any Person that becomes a successor Trustee pursuant to Sections 6.9, 6.10, or 6.11 or a co-collateral trustee pursuant to Section 6.12, or a successor Paying Agent, Registrar, Transfer Agent, Custodian, Calculation Agent or Securities Intermediary pursuant to Sections 2.6, 3.3, 7.2, or 7.15, as applicable) represents and warrants as follows in its individual capacity and in its capacities as described below:

(a)           Organization. The Bank has been duly organized and is validly existing as a national banking association with trust powers under the laws of the United States of America and has the power to conduct its business and affairs as a trustee, paying agent, registrar, transfer agent, custodian, calculation agent and securities intermediary, as applicable.

(b)          Authorization; Binding Obligations. The Bank has the corporate power and authority to perform the duties and obligations of Trustee, Paying Agent, Registrar, Transfer Agent, Custodian, Calculation Agent and Securities Intermediary, as applicable, under this Indenture. The Bank has taken all necessary corporate action to authorize the execution, delivery and performance of this Indenture, and all of the documents required to be executed by the Bank pursuant hereto and thereto. Upon execution and delivery by the Bank, this Indenture shall constitute the legal, valid and binding obligations of the Bank enforceable against the Bank in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, liquidation and similar laws affecting the rights of creditors, and subject to equitable principles including without limitation concepts of materiality, reasonableness, good faith and fair dealing (whether enforcement is sought in a legal or equitable Proceeding), and except that certain of such obligations may be enforceable solely against the Assets.

(c)           Eligibility. The Bank is eligible under Section 6.8 to serve as Trustee hereunder, and is eligible under Section 3.3 to serve as Custodian hereunder.

(d)          No Conflict. Neither the execution, delivery and performance of this Indenture, nor the consummation of the transactions contemplated by this Indenture, is prohibited by, or requires the Bank to obtain any consent, authorization, approval or registration with any United States federal or State of New York agency or other governmental body under any United States federal or State of New York regulation or law having jurisdiction over the banking or trust powers of the Bank.

Section 6.18.        Communication with Rating Agency. Any written communication, including any confirmation, from a Rating Agency provided for or required to be obtained by the Trustee hereunder shall be sufficient in each case when such communication or confirmation is received by the Trustee, including by electronic message, facsimile, press release, posting to the applicable Rating Agency’s website or other means then considered industry standard.

Section 6.19.         Removal of Assets from Accounts. The Trustee shall not, except in accordance with Article V and Sections 10.6 and 12.1, as applicable, permit the removal of any portion of the Assets or transfer any such Assets from the Account to which it is credited, or cause or permit any change in the Delivery made pursuant to Section 3.3 with respect to any Assets, if, after giving effect thereto, the jurisdiction governing the perfection of the Trustee’s security interest in such Assets is different from the jurisdiction governing the perfection at the time of delivery of the most recent Opinion of Counsel pursuant to Section 7.6 (or, if no Opinion of Counsel has yet been delivered pursuant to Section 7.6, the Opinion of Counsel delivered at the Refinancing Date pursuant to Section 3.1(a)(iii)) unless the Trustee shall have received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property and the priority thereof shall continue to be maintained after giving effect to such action or actions.

ARTICLE VII

COVENANTS

Section 7.1.           Payment of Principal and Interest. The Applicable Issuers shall duly and punctually pay the principal of and interest on the Notes, in accordance with the terms of such Notes and this Indenture pursuant to the Priority of Distributions. The Issuer shall, to the extent legally permitted and to the extent funds are available pursuant to the Priority of Distributions, duly and punctually pay all required distributions to the Issuer, in accordance with this Indenture.

The Issuer shall, subject to the Priority of Distributions, reimburse the Co-Issuer for any amounts paid by the Co-Issuer pursuant to the terms of the Notes and this Indenture. The Co-Issuer shall not reimburse the Issuer for any amounts paid by the Issuer pursuant to the terms of the Notes or this Indenture.

Amounts properly withheld under the Code or other applicable law by any Person from a payment to any Holder shall be considered as having been paid by the Applicable Issuers to such Holder for all purposes of this Indenture.

Section 7.2.           Maintenance of Office or Agency. The Co-Issuers hereby appoint the Trustee as a Paying Agent for payments on the Notes and the Trustee as Transfer Agent for transfers of the Notes. Notes may be surrendered for registration of transfer or exchange at the Corporate Trust Office of the Trustee or its agent designated for purposes of surrender, transfer or exchange. The Co-Issuers will receive process or demands served in any action arising out of or based on this Indenture or the transactions contemplated hereby at c/o 535 Madison Avenue, 29th Floor, New York, New York 10022, Attention: BCC Middle Market CLO 2019-1, LLC.

The Co-Issuers may at any time and from time to time vary or terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes; provided, that the Co-Issuers shall maintain in the Borough of Manhattan, The City of New York, an office or agency where notices and demands to or upon the Co-Issuers in respect of the Notes and this Indenture may be served and, subject to any laws or regulations applicable thereto, an office or agency outside of the United States where Notes may be presented and surrendered for payment; provided, further, that no paying agent shall be appointed in a jurisdiction which subjects payments on the Notes to withholding tax in excess of any withholding tax that was imposed on such payments immediately before the appointment (other than any withholding tax imposed as a result of a failure to provide any tax forms and attachments thereto, and any withholding tax imposed under or in relation to FATCA). The Co-Issuers shall at all times maintain a duplicate copy of the Register at the Corporate Trust Office. The Co-Issuers shall give prompt written notice to the Trustee, the Holders, and each Rating Agency of the appointment or termination of any such agent and of the location and any change in the location of any such office or agency.

If at any time the Co-Issuers shall fail to maintain any such required office or agency in the Borough of Manhattan, The City of New York, or outside the United States, or shall fail to furnish the Trustee with the address thereof, presentations and surrenders may be made (subject to the limitations described in the preceding paragraph) at and notices and demands may be served on the Co-Issuers, and Notes may be presented and surrendered for payment to the appropriate Paying Agent at its main office, and the Co-Issuers hereby appoint the same as their agent to receive such respective presentations, surrenders, notices and demands.

Section 7.3.          Money for Note Payments to Be Held in Trust. All payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Payment Account shall be made on behalf of the Co-Issuers by the Trustee or a Paying Agent with respect to payments on the Notes.

When the Co-Issuers shall have a Paying Agent that is not also the Registrar, they shall furnish, or cause the Registrar to furnish, no later than the fifth (5th) calendar day after each Record Date a list, if necessary, in such form as such Paying Agent may reasonably request, of the names and addresses of the Holders and of the certificate numbers of individual Notes held by each such Holder.

Whenever the Co-Issuers shall have a Paying Agent other than the Trustee, they shall, on or before the Business Day next preceding each Distribution Date or Redemption Date, as the case may be, direct the Trustee to deposit on such Distribution Date with such Paying Agent, if necessary, an aggregate sum sufficient to pay the amounts then becoming due (to the extent funds are then available for such purpose in the Payment Account), such sum to be held in trust for the benefit of the Persons entitled thereto and (unless such Paying Agent is the Trustee) the Co-Issuers shall promptly notify the Trustee of its action or failure so to act. Any Monies deposited with a Paying Agent (other than the Trustee) in excess of an amount sufficient to pay the amounts then becoming due on the Notes with respect to which such deposit was made shall be paid over by such Paying Agent to the Trustee for application in accordance with Article X.

The initial Paying Agent shall be as set forth in Section 7.2. Any additional or successor Paying Agents (other than a successor Trustee who shall automatically become the Paying Agent hereunder pursuant to Section 7.2) shall be appointed by Issuer Order with written notice thereof to the Trustee (with a copy to each Rating Agency); provided, that so long as the Notes of any Class is rated by a Rating Agency, with respect to any additional or successor Paying Agent, such Paying Agent has a short-term issuer default rating of at least “F1” by Fitch or a long-term issuer default rating of at least “A” by Fitch. In the event that such successor Paying Agent ceases to have the minimum ratings set forth above, the Co-Issuers shall promptly remove such Paying Agent and appoint a successor Paying Agent. The Co-Issuers shall not appoint any Paying Agent that is not, at the time of such appointment, a depository institution or trust company subject to supervision and examination by federal and/or state and/or national banking authorities. The Co-Issuers shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee and if the Trustee acts as Paying Agent, it hereby so agrees, subject to the provisions of this Section 7.3, that such Paying Agent shall:

(a)          allocate all sums received for payment to the Holders of Notes and the Issuer for which it acts as Paying Agent on each Distribution Date and any Redemption Date among such Holders in the proportion specified in the applicable Distribution Report or report pertaining to such Redemption Date to the extent permitted by applicable law;

(b)          hold all sums held by it for the payment of amounts due with respect to the Notes and otherwise to the Issuer in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(c)           if such Paying Agent is not the Trustee, immediately resign as a Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of Notes and otherwise to the Issuer if at any time it ceases to meet the standards set forth above required to be met by a Paying Agent at the time of its appointment;

(d)          if such Paying Agent is not the Trustee, immediately give the Trustee (with a copy to the Portfolio Manager and each Rating Agency) notice of any default by the Issuer or the Co-Issuer (or any other obligor upon the Notes) in the making of any payment required to be made; and

(e)           if such Paying Agent is not the Trustee, during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Co-Issuers may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Co-Issuers or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Co-Issuers or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such Money.

Except as otherwise required by applicable law, any Money deposited with the Trustee or any Paying Agent in trust for any payment on any Notes and remaining unclaimed for two (2) years after such amount has become due and payable shall be paid to the Applicable Issuers on Issuer Order; and the Holder of such Notes shall thereafter, as an unsecured general creditor, look only to the Applicable Issuers for payment of such amounts (but only to the extent of the amounts so paid to the Applicable Issuers) and all liability of the Trustee or such Paying Agent with respect to such trust Money shall thereupon cease. The Trustee or such Paying Agent, before being required to make any such release of payment, may, but shall not be required to, adopt and employ, at the expense of the Applicable Issuers any reasonable means of notification of such release of payment, including, but not limited to, mailing notice of such release to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in Monies due and payable but not claimed is determinable from the records of any Paying Agent, at the last address of record of each such Holder.

Section 7.4.          Existence of the Co-Issuers. (a) The Issuer and the Co-Issuer shall, to the maximum extent permitted by applicable law, maintain in full force and effect their respective existences and rights as limited liability companies organized under the laws of the Cayman Islands or the State of Delaware, respectively, and shall obtain and preserve their qualification to do business foreign companies, in each jurisdiction in which such qualifications are or shall be necessary to protect the validity and enforceability of this Indenture, the Notes or any of the Assets; provided, however, that the Issuer shall be entitled to change its jurisdiction of organization from the Cayman Islands to any other jurisdiction reasonably selected by the Issuer so long as (i) the Issuer has received a legal opinion (upon which the Trustee may conclusively rely) to the effect that such change is not disadvantageous in any material respect to the Holders, (ii) written notice of such change shall have been given to the Trustee by the Issuer, which notice shall be promptly forwarded to the Holders, the Portfolio Manager and each Rating Agency, (iii) the Fitch Rating Condition is satisfied and (iv) on or prior to the 15th Business Day following receipt of such notice the Trustee shall not have received written notice from a Majority of the Controlling Class objecting to such change.

(b)          The Issuer and the Co-Issuer shall ensure that all limited liability company or other formalities regarding their respective existences are followed, except where the failure to do so could not reasonably be expected to have a material adverse effect on the validity and enforceability of this Indenture, the Notes, or any of the Assets. Neither the Issuer nor the Co-Issuer shall take any action, or conduct its affairs in a manner, that is likely to result in its separate existence being ignored or in its assets and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization or other insolvency proceeding. Without limiting the foregoing, (i) the Issuer shall not have any subsidiaries (other than the Co-Issuer), (ii) the Co-Issuer shall not have any subsidiaries or permit to be enacted, or engage in, any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws) and (iii) except to the extent contemplated in the Issuer LLC Agreement, the Administration Agreement or the Registered Office Agreement, (x) the Issuer and the Co-Issuer shall not (A) have any employees (other than their respective officers to the extent such officers might be considered employees), (B) except as contemplated by the Offering Circular, any Transaction Document or the Issuer LLC Agreement, engage in any transaction with any affiliate that would constitute a conflict of interest or (C) make distributions in respect of the Interests other than in accordance with the Issuer LLC Agreement, and (y) each of the Issuer and the Co-Issuer shall, except when otherwise required for consolidated accounting purposes or tax purposes, (A) maintain books and records separate from any other Person, (B) maintain its accounts separate from those of any other Person, (C) not commingle its assets with those of any other Person, (D) conduct its own business in its own name, (E) maintain separate financial statements (except to the extent required to be consolidated under GAAP), (F) pay its own liabilities out of its own funds, (G) maintain an arm’s length relationship with its Affiliates, (H) use separate stationery, invoices and checks, (I) hold itself out as a separate Person, (J) correct any known misunderstanding regarding its separate identity and (K) have at least one Independent Manager.

Section 7.5.          Protection of Assets. (a) The Issuer, or the Portfolio Manager on behalf and at the expense of the Issuer, shall cause the taking of such action by the Issuer (or by the Portfolio Manager if within the Portfolio Manager’s control under the Portfolio Management Agreement) as is reasonably necessary in order to maintain the perfection and priority of the security interest of the Trustee in the Assets; provided that the Portfolio Manager shall be entitled to rely on any Opinion of Counsel delivered pursuant to Section 7.6 and any Opinion of Counsel with respect to the same subject matter delivered pursuant to Section 3.1(a)(iii) to determine what actions are reasonably necessary, and shall be fully protected in so relying on such an Opinion of Counsel, unless the Portfolio Manager has actual knowledge that the procedures described in any such Opinion of Counsel are no longer adequate to maintain such perfection and priority. The Issuer shall from time to time prepare or cause to be prepared, execute, deliver and file all such supplements and amendments hereto and all such Financing Statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be necessary or advisable or desirable to secure the rights and remedies of the Trustee for the benefit of the Holders of the Notes hereunder and to:

(i)           Grant more effectively all or any portion of the Assets;

(ii)          maintain, preserve and perfect any Grant made or to be made by this Indenture including, without limitation, the first priority nature of the lien or carry out more effectively the purposes hereof;

(iii)         perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations);

(iv)         enforce any of the Assets;

(v)          preserve and defend title to the Assets and the rights therein of the Secured Parties in the Assets against the claims of all Persons and parties; or

(vi)         pay or cause to be paid any and all taxes levied or assessed upon all or any part of the Assets.

The Issuer hereby designates the Trustee as its agent and attorney in fact to prepare and file or record any Financing Statement (other than the Financing Statement delivered on the Closing Date), continuation statement and all other instruments, and take all other actions, required pursuant to this Section 7.5; provided that such appointment shall not impose upon the Trustee any of the Issuer’s or the Portfolio Manager’s obligations under this Section 7.5. In connection therewith, the Trustee shall be entitled to receive, at the cost of the Issuer, and conclusively rely upon an Opinion of Counsel delivered in accordance with Section 7.6 as to the need to file, the dates by which such filings are required to be made and the jurisdiction in which such filings are to be made and the form and content of such filings. The Issuer further authorizes and shall cause the Issuer’s United States counsel to file a Financing Statement that names the Issuer as “Debtor” and the Trustee, on behalf of the Secured Parties, as “Secured Party” and that describes “all assets in which the Issuer now or hereafter has rights” as the collateral in which the Trustee has a Grant.

(b)          The Issuer shall register the security interest Granted under this Indenture in the Register of Mortgages and Charges at the Issuer’s registered office in the Cayman Islands.

(c)           The Trustee shall not, except in accordance with this Indenture, permit the removal of any portion of the Assets or transfer any such Assets from the Account to which it is credited, or cause or permit any change in the Delivery made pursuant to Section 3.3 with respect to any Assets, if, after giving effect thereto, the jurisdiction governing the perfection of the Trustee’s security interest in such Assets is different from the jurisdiction governing the perfection at the time of delivery of the most recent Opinion of Counsel pursuant to Section 7.6 (or, if no Opinion of Counsel has yet been delivered pursuant to Section 7.6, the Opinion of Counsel delivered at the Closing Date pursuant to Section 3.1(a)(iii)) unless the Trustee shall have received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property and the priority thereof will continue to be maintained after giving effect to such action or actions.

(d)          If the Issuer shall at any time hold or acquire a “commercial tort claim” (as defined in the UCC) for which the Issuer (or predecessor in interest) has filed a complaint in a court of competent jurisdiction, the Issuer shall promptly provide notice to the Trustee in writing containing a sufficient description thereof (within the meaning of Section 9-108 of the UCC). If the Issuer shall at any time hold or acquire any timber to be cut, the Issuer shall promptly provide notice to the Trustee in writing containing a description of the land concerned (within the meaning of Section 9-203(b) of the UCC). Any commercial tort claim or timber to be cut so described in such notice to the Trustee will constitute an Asset and the description thereof will be deemed to be incorporated into the reference to commercial tort claims or to goods in the first Granting Clause. If the Issuer shall at any time hold or acquire any letter-of-credit rights, other than letter-of-credit rights that are supporting obligations (as defined in Section 9-102(a)(78) of the UCC), it shall obtain the consent of the issuer of the applicable letter of credit to an assignment of the proceeds of such letter of credit to the Trustee in order to establish control (pursuant to Section 9-107 of the UCC) of such letter-of-credit rights by the Trustee.

Section 7.6.           Opinions as to Assets. For so long as any Notes are Outstanding, on or before the March 31 that precedes the fifth (5th) anniversary of the Closing Date (and every five (5) years thereafter so long as any Notes are Outstanding), the Issuer shall furnish to the Trustee and the Rating Agency an Opinion of Counsel relating to the security interest Granted by the Issuer to the Trustee, stating that, as of the date of such opinion, the lien and security interest created by this Indenture with respect to the Assets remain in effect and that no further action (other than as specified in such opinion) needs to be taken to ensure the continued effectiveness of such lien at such time.

Section 7.7.           Performance of Obligations. (a) The Co-Issuers, each as to itself, shall not take any action, and shall use their commercially reasonable efforts not to permit any action to be taken by others, that would release any Person from any of such Person’s covenants or obligations under any instrument included in the Assets, except in the case of pricing amendments, ordinary course waivers/amendments, and enforcement action taken with respect to any Defaulted Obligation in accordance with the provisions hereof and actions by the Portfolio Manager under the Portfolio Management Agreement and in conformity with this Indenture or as otherwise required hereby.

(b)          The Applicable Issuers may, with the prior written consent of a Majority of each Class of Notes (except in the case of the Portfolio Management Agreement and the Collateral Administration Agreement, in which case no consent shall be required except to the extent expressly required therein), contract with other Persons, including the Portfolio Manager, the Trustee and the Collateral Administrator for the performance of actions and obligations to be performed by the Applicable Issuers hereunder and under the Portfolio Management Agreement by such Persons. Notwithstanding any such arrangement, the Applicable Issuers shall remain primarily liable with respect thereto. In the event of such contract, the performance of such actions and obligations by such Persons shall be deemed to be performance of such actions and obligations by the Applicable Issuers; and the Applicable Issuers shall punctually perform, and use their commercially reasonable efforts to cause the Portfolio Manager, the Trustee, the Collateral Administrator and such other Person to perform, all of their obligations and agreements contained in the Portfolio Management Agreement, this Indenture, the Collateral Administration Agreement or any such other agreement.

(c)          The Issuer shall notify each Rating Agency within ten (10) Business Days after receipt of notice, or otherwise obtaining actual knowledge, of any material breach of any Transaction Document, following any applicable cure period for such breach.

Section 7.8.            Negative Covenants. (a) The Issuer has not, since the Closing Date, and, with respect to clauses (i), (ii), (iii), (iv), (vi), (vii), (viii), (ix), (x) and (xii), the Co-Issuer has not, since the Closing Date, in each case, and will not, on and after the Refinancing Date:

(i)           sell, transfer, exchange or otherwise dispose of, or pledge, mortgage, hypothecate or otherwise encumber (or permit such to occur or suffer such to exist), any part of the Assets, except as expressly permitted by this Indenture and the Portfolio Management Agreement;

(ii)          claim any credit on, make any deduction from, or dispute the enforceability of payment of the principal or interest payable (or any other amount) in respect of the Notes (other than amounts withheld in accordance with the Code or any applicable tax or similar laws of the Cayman Islands or any other applicable jurisdiction) or assert any claim against any present or future Holder of Notes, by reason of the payment of any taxes levied or assessed upon any part of the Assets, other than as described in Section 7.16;

(iii)         (A) incur or assume or guarantee any indebtedness, other than the Notes, this Indenture and the transactions contemplated hereby, or (B)(1) issue any additional class of securities or equity (except as provided in Section 2.4) or (2) issue any additional limited liability company interests (including the Interests) or other equity;

(iv)         (A) permit the validity or effectiveness of this Indenture or any Grant hereunder to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Indenture or the Notes, except as may be permitted hereby or by the Portfolio Management Agreement, (B) except as permitted by this Indenture, permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden any part of the Assets, any interest therein or the proceeds thereof, or (C) except as permitted by this Indenture, take any action that would permit the lien of this Indenture not to constitute a valid first priority security interest in the Assets;

(v)          amend the Portfolio Management Agreement except pursuant to the terms thereof and Article XV of this Indenture;

(vi)         dissolve or liquidate in whole or in part, except as permitted hereunder or required by applicable law;

(vii)        pay any distributions other than in accordance with the Priority of Distributions; provided that, the Issuer shall be permitted to make distributions to its members of any amounts received by it in accordance with the Priority of Distributions;

(viii)        permit the formation of any subsidiaries (other than the Co-Issuer);

(ix)          conduct business under any name other than its own;

(x)           have any employees (other than officers to the extent such officers might be considered employees);

(xi)          sell, transfer, exchange or otherwise dispose of Assets, or enter into an agreement or commitment to do so or enter into or engage in any business with respect to any part of the Assets, except as expressly permitted by this Indenture or the Portfolio Management Agreement;

(xii)         fail to maintain an Independent Manager under its limited liability company agreement (or other applicable governing documents);

(xiii)        solicit, advertise or publish the Issuer’s ability to enter into credit derivatives;

(xiv)        register as or become subject to regulatory supervision or other legal requirements under the laws of any country or political subdivision thereof as a bank, insurance company or finance company;

(xv)         knowingly take any action that would reasonably be expected to cause it to be treated as a bank, insurance company or finance company for purposes of (i) any tax, securities law or other filing or submission made to any governmental authority, (ii) any application made to a rating agency or (iii) qualification for any exemption from tax, securities law or any other legal requirements;

(xvi)        hold itself out to the public as a bank, insurance company or finance company; and

(xvii)       engage in securities lending.

(b)          The Co-Issuer shall not invest any of its assets in “securities” (as such term is defined in the Investment Company Act) and shall keep all of its assets in Cash.

(c)           The Issuer shall not be party to any agreements (including Hedge Agreements) without including customary “non-petition” and “limited recourse” provisions therein (and shall not amend or eliminate such provisions in any agreement to which it is party), except for any agreements related to the purchase and sale of any Collateral Obligations or Eligible Investments which contain customary (as determined by the Portfolio Manager in its sole discretion) purchase or sale terms or which are documented using customary (as determined by the Portfolio Manager in its sole discretion) loan trading documentation.

Section 7.9.           Statement as to Compliance. On or before December 31st in each calendar year, commencing in 2022, or immediately if there has been a Default under this Indenture and prior to the issuance of any Additional Notes pursuant to Section 2.4, the Issuer shall deliver to the Trustee, the Portfolio Manager and the Administrator (to be forwarded, at the cost of the Issuer, by the Trustee, to each Holder making a written request therefor and each Rating Agency) an Officer’s certificate of the Issuer that, having made reasonable inquiries of the Portfolio Manager, and to the best of the knowledge, information and belief of the Issuer, there did not exist, as at a date not more than five (5) days prior to the date of the certificate, nor had there existed at any time prior thereto since the date of the last certificate (if any), any Default hereunder or, if such Default did then exist or had existed, specifying the same and the nature and status thereof, including actions undertaken to remedy the same, and that the Issuer has complied with all of its obligations under this Indenture or, if such is not the case, specifying those obligations with which it has not complied.

Section 7.10.         Co-Issuers May Consolidate, etc., Only on Certain Terms. Neither the Issuer nor the Co-Issuer (the “Merging Entity”) shall consolidate or merge with or into any other Person or, except as permitted under this Indenture, transfer or convey all or substantially all of its assets to any Person, unless permitted by Cayman Islands law (in the case of the Issuer), United States and Delaware law (in the case of the Co-Issuer) and unless:

(a)          the Merging Entity shall be the surviving entity, or the Person (if other than the Merging Entity) formed by such consolidation or into which the Merging Entity is merged or to which all or substantially all of the assets of the Merging Entity are transferred (the “Successor Entity”) (A) if the Merging Entity is the Issuer, shall be a company organized and existing under the laws of the Cayman Islands or such other jurisdiction approved by a Majority of the Controlling Class; provided that, no such approval shall be required in connection with any such transaction undertaken solely to effect a change in the jurisdiction of incorporation pursuant to Section 7.4, and (B) shall expressly assume, by an indenture supplemental hereto and an omnibus assumption agreement, executed and delivered to the Trustee, each Holder, the Portfolio Manager and the Collateral Administrator, the due and punctual payment of the principal of and interest on all Notes, the payments to the Issuer and the performance and observance of every covenant of this Indenture and of each other Transaction Document on its part to be performed or observed, all as provided herein or therein, as applicable;

(b)          the Trustee shall have received, as soon as reasonably practicable and in any case no less than five (5) days prior to such merger or consolidation, notice of such consolidation or merger and shall have distributed copies of such notice to each Rating Agency of such merger or consolidation, and the Trustee shall have received written confirmation from each Rating Agency that its ratings issued with respect to the Notes then rated by such Rating Agency shall not be reduced or withdrawn as a result of the consummation of such transaction;

(c)          if the Merging Entity is not the surviving corporation, the Successor Entity shall have agreed with the Trustee (i) to observe the same legal requirements for the recognition of such formed or surviving corporation as a legal entity separate and apart from any of its Affiliates as are applicable to the Merging Entity with respect to its Affiliates and (ii) not to consolidate or merge with or into any other Person or transfer or convey the Assets or all or substantially all of its assets to any other Person except in accordance with the provisions of this Section 7.10;

(d)          if the Merging Entity is not the surviving corporation, the Successor Entity shall have delivered to the Trustee and the Rating Agency, an Officer’s certificate and an Opinion of Counsel each stating that such Person shall be duly organized, validly existing and in good standing in the jurisdiction in which such Person is organized; that such Person has sufficient power and authority to assume the obligations set forth in subsection (a) above and to execute and deliver an indenture supplemental hereto for the purpose of assuming such obligations; that such Person has duly authorized the execution, delivery and performance of an indenture supplemental hereto for the purpose of assuming such obligations and that such supplemental indenture is a valid, legal and binding obligation of such Person, enforceable in accordance with its terms, subject only to bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at law); if the Merging Entity is the Issuer, that, immediately following the event which causes such Successor Entity to become the successor to the Issuer, (i) such Successor Entity has title, free and clear of any lien, security interest or charge, other than the lien and security interest of this Indenture, to the Assets securing all of the Notes, and (ii) the Trustee continues to have a valid perfected first priority security interest in the Assets securing all of the Notes; and in each case as to such other matters as the Trustee or any Holder may reasonably require; provided, that nothing in this clause shall imply or impose a duty on the Trustee to require such other documents;

(e)           immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(f)           the Merging Entity shall have notified each Rating Agency of such consolidation, merger, transfer or conveyance and shall have delivered to the Trustee and each Holder an Officer’s certificate and an Opinion of Counsel each stating that such consolidation, merger, transfer or conveyance and such supplemental indenture comply with this Article VII and that all conditions precedent in this Article VII relating to such transaction have been complied with and that such transaction will not (1) result in the Merging Entity or the Successor Entity being treated as a publicly traded partnership or an association, in either case, taxable as a corporation for U.S. federal income tax purposes or otherwise subject to U.S. federal income taxation with respect to its net income or to any withholding tax liability under Section 1446 of the Code or (2) have a material adverse effect on the tax treatment of the Issuer or the tax consequences to the Holders of any Class of Notes Outstanding at the time of such consolidation, merger, transfer or conveyance; and

(g)          the Merging Entity shall have delivered to the Trustee an Opinion of Counsel stating that after giving effect to such transaction, neither of the Co-Issuers (or, if applicable, the Successor Entity) will be required to register as an investment company under the Investment Company Act.

Section 7.11.         Successor Substituted. Upon any consolidation or merger, or transfer or conveyance of all or substantially all of the assets of the Issuer or the Co-Issuer, in accordance with Section 7.10 in which the Merging Entity is not the surviving corporation, the Successor Entity shall succeed to, and be substituted for, and may exercise every right and power of, and shall be bound by each obligation and covenant of, the Merging Entity under this Indenture with the same effect as if such Person had been named as the Issuer or the Co-Issuer, as the case may be, herein. In the event of any such consolidation, merger, transfer or conveyance, the Person named as the “Issuer” or the “Co-Issuer” in the first paragraph of this Indenture or any successor which shall theretofore have become such in the manner prescribed in this Article VII may be dissolved, wound up and liquidated at any time thereafter, and such Person thereafter shall be released from its liabilities as obligor and maker on all the Notes and from its obligations under this Indenture.

Section 7.12.         No Other Business. The Issuer shall not engage in any business or activity other than issuing, selling and redeeming the Notes and any Additional Notes pursuant to this Indenture, and acquiring, owning, holding, selling, lending, exchanging, redeeming, pledging, contracting for the management of and otherwise dealing with Collateral Obligations and the other Assets in connection therewith, and entering into Hedge Agreements, the Collateral Administration Agreement, the Securities Account Control Agreement, the Portfolio Management Agreement and other agreements specifically contemplated by this Indenture, and the Co-Issuer shall not engage in any business or activity other than issuing, selling, paying and redeeming the Notes and to be issued by it pursuant to this Indenture and, with respect to the Issuer and the Co-Issuer, such other activities which are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith or ancillary thereto. The Issuer and the Co-Issuer may amend, or permit the amendment of, the provisions of the certificate of formation and Issuer LLC Agreement, and the certificate of formation and limited liability company agreement of the Co-Issuer, respectively, which related to their bankruptcy remote nature or separateness covenants only if such amendment would satisfy the Fitch Rating Condition.

Section 7.13.         Annual Rating Review. So long as any of the Notes of any Class remains Outstanding, on or before December 31st in each year, commencing in 2022, the Co-Issuers shall obtain and pay for an annual review of the rating of each such Class of Notes from each Rating Agency, as applicable. The Co-Issuers shall promptly notify the Trustee and the Portfolio Manager in writing (and the Trustee shall promptly provide the Holders with a copy of such notice upon request) if at any time the rating of any such Class of Notes has been, or is known shall be, changed or withdrawn.

Section 7.14.         Reporting. At any time when the Co-Issuers are not subject to Section 13 or 15(d) of the Exchange Act and are not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the request of a Holder or beneficial owner of a Note, the Co-Issuers shall promptly furnish or cause to be furnished “Rule 144A Information” to such Holder or beneficial owner, to a prospective purchaser of such Notes designated by such Holder or beneficial owner, or to the Trustee for delivery upon an Issuer Order to such Holder or beneficial owner or a prospective purchaser designated by such Holder or beneficial owner, as the case may be, in order to permit compliance by such Holder or beneficial owner of such Notes with Rule 144A under the Securities Act in connection with the resale of such Notes by such Holder or beneficial owner of such Notes, respectively. “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

Section 7.15.         Calculation Agent. (a) The Issuer hereby agrees that for so long as any Notes remain Outstanding there shall at all times be an agent appointed (which does not control or is not controlled or under common control with the Issuer or its Affiliates or the Portfolio Manager or its Affiliates) to calculate LIBOR in respect of each Interest Accrual Period (or, for the first Interest Accrual Period after the Refinancing Date, each portion thereof) (the “Calculation Agent”). The Issuer hereby appoints the Collateral Administrator as Calculation Agent. The Calculation Agent may be removed by the Issuer or the Portfolio Manager, on behalf of the Issuer, at any time. If the Calculation Agent is unable or unwilling to act as such or is removed by the Issuer or the Portfolio Manager, on behalf of the Issuer, shall promptly appoint a replacement Calculation Agent which does not control or is not controlled by or under common control with the Issuer or its Affiliates or the Portfolio Manager or its Affiliates. The Calculation Agent may not resign its duties without a successor having been duly appointed.

(b)          The Calculation Agent shall be required to agree (and the Collateral Administrator as Calculation Agent does hereby agree) that, as soon as possible after 11:00 a.m. London time on each Interest Determination Date but in no event later than 11:00 a.m. New York time on the London Banking Day immediately following each Interest Determination Date, the Calculation Agent shall calculate the Interest Rate for each Class of Floating Rate Notes for the next Interest Accrual Period (or, with respect to each Interest Determination Date during the first Interest Accrual Period after the Refinancing Date, the related portion of such period) and the Notes Interest Amount for each Class of Floating Rate Notes (in each case, rounded to the nearest cent, with half a cent being rounded upward) for the next Interest Accrual Period (or, with respect to each Interest Determination Date during the first Interest Accrual Period, the related portion of such period), on the related Distribution Date. At such time the Calculation Agent shall communicate such rates and amounts to the Co-Issuers, the Trustee, each Paying Agent, the Portfolio Manager, Euroclear and Clearstream. The Calculation Agent shall also specify to the Co-Issuers the quotations upon which the foregoing rates and amounts are based, and in any event the Calculation Agent shall notify the Co-Issuers before 5:00 p.m. (New York time) on every Interest Determination Date if it has not determined and is not in the process of determining any such Interest Rate or Note Interest Amount together with its reasons therefor. The Calculation Agent’s determination of the foregoing rates and amounts for any Interest Accrual Period shall (in the absence of manifest error) be final and binding upon all parties.

(c)          The Calculation Agent and the Trustee shall have no (i) responsibility or liability for the selection or determination of an Alternative Rate, a Benchmark Replacement Rate or a Fallback Rate as a successor or replacement reference rate to LIBOR (including any Benchmark Replacement Rate Adjustment or Reference Rate Modifier or whether the conditions precedent to the selection of such rate have been satisfied or whether a Benchmark Replacement Date or Benchmark Transition Event has occurred) and shall be entitled to rely upon any designation of such a rate pursuant to the terms hereof and (ii) liability for any failure or delay in performing its duties hereunder as a result of the unavailability of a “LIBOR” rate as described in the definition thereof.

Section 7.16.         Certain Tax Matters. (a) The Issuer shall treat the Notes as indebtedness for U.S. federal, state and local income and franchise tax purposes, except as otherwise required by law.

(b)          The Issuer has not and will not elect or take any other action that would cause it to be treated as an association taxable as a corporation for U.S. federal, state or local income or franchise tax purposes and shall make any election necessary to avoid classification as an association taxable as a corporation for U.S. federal, state or local income or franchise tax purpose.

(c)          The Issuer will treat each purchase of Collateral Obligations as a “purchase” for tax accounting and reporting purposes; provided that a purchase by the Issuer of a Collateral Obligation from a person whom the Issuer is disregarded as a separate entity will not be recognized.

(d)          The Issuer shall file, or cause to be filed, any tax returns, including information tax returns, required by any Governmental Authority.

(e)           Notwithstanding anything herein to the contrary, the Portfolio Manager, the Issuer, the Trustee, the Collateral Administrator, the Placement Agent, the Holders and beneficial owners of the Notes and each employee, representative or other agent of those Persons, may disclose to any and all Persons, without limitation of any kind, the U.S. tax treatment and tax structure of the transactions contemplated by this Indenture and all materials of any kind, including opinions or other tax analyses, that are provided to those Persons. This authorization to disclose the U.S. tax treatment and tax structure does not permit disclosure of information identifying the Portfolio Manager, the Issuer, the Trustee, the Collateral Administrator, the Placement Agent or any other party to the transactions contemplated by this Indenture, the Offering or the pricing (except to the extent such information is relevant to U.S. tax structure or tax treatment of such transactions).

(f)           Upon the Issuer’s receipt of a request of a Holder of Notes that has been issued with more than a de minimis “original issue discount” (as defined in Section 1273 of the Code) or written request of a Person certifying that it is an owner of a beneficial interest in any Notes that has been issued with more than a de minimis “original issue discount” for the information described in United States Treasury Regulation Section 1.1275-3(b)(1)(i) that is applicable to such Notes, the Issuer will cause its Independent certified public accountants to provide promptly to the Trustee and such requesting Holder or owner of a beneficial interest in such Notes all of such information. Any additional issuance of additional Notes shall be accomplished in a manner that shall allow the Independent accountants of the Issuer to accurately provide the tax information relating to original issue discount required to be provided to the holders of the Notes (including the additional Notes).

(g)          Upon written request, the Trustee and/or the Registrar, as applicable, shall provide to the Issuer or the Portfolio Manager or any agent thereof information regarding the Holders of the Notes and payments on the Notes that is reasonably available to the Trustee and/or the Registrar, as the case may be, by reason of it acting in such capacity, and may be necessary to enable the Issuer to achieve FATCA Compliance, subject in all cases to confidentiality provisions. Neither the Trustee nor the Registrar shall have any liability to Holders for making such disclosure or, subject to its duties herein, the accuracy thereof.

(h)          The Issuer shall take such reasonable actions, including hiring agents or advisors, consistent with law and its obligations under this Indenture, as are necessary to enable it to achieve FATCA Compliance, including appointing any agent or representative to perform due diligence, withholding or reporting obligations of the Issuer pursuant to FATCA. The Issuer shall provide any certification or documentation (including the applicable IRS Form W-8 or any successor form) to any payor from time to time as provided by law to minimize U.S. withholding tax or backup withholding tax.

Section 7.17.          [Reserved].

Section 7.18.         Representations Relating to Security Interests in the Assets. The Issuer hereby represents and warrants that, as of the Refinancing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Trustee hereunder), with respect to the Assets:

(i)            The Issuer owns such Asset free and clear of any lien, claim or encumbrance of any person, other than such as are created under, or permitted by, this Indenture, other than such as are released on the related Cut-Off Date contemporaneously with the purchase of such Asset on the Cut-Off Date.

(ii)          Other than the security interest Granted to the Trustee pursuant to this Indenture, except as permitted by this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Assets. The Issuer has not authorized the filing of and is not aware of any Financing Statements against the Issuer that include a description of collateral covering the Assets other than any Financing Statement relating to the security interest Granted to the Trustee hereunder or that has been terminated; the Issuer is not aware of any judgment, PBGC liens or tax lien filings against the Issuer.

(iii)         All Accounts constitute “securities accounts” under Article 8 of the UCC.

(iv)        This Indenture creates a valid and continuing security interest (as defined in Article 1 of the UCC) in such Assets in favor of the Trustee, for the benefit and security of the Secured Parties, which security interest is prior to all other liens, claims and encumbrances (except as permitted otherwise in this Indenture), and is enforceable as such against creditors of and purchasers from the Issuer; provided that this Indenture will only create a security interest in those commercial tort claims, if any, and timber to be cut, if any, that are described in a notice delivered to the Trustee as contemplated by Section 7.5(d).

(v)          The Issuer has caused or shall have caused, within ten (10) days of the Closing Date, the filing of all appropriate Financing Statements in the proper office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Assets Granted to the Trustee, for the benefit and security of the Secured Parties.

(vi)         None of the Instruments that constitute or evidence the Assets has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Trustee, for the benefit of the Secured Parties.

(vii)        The Issuer has received any consents and approvals required by the terms of the Assets to the pledge hereunder to the Trustee of its interest and rights in the Assets.

(viii)       (A) The Issuer has delivered to the Trustee a fully executed Securities Account Control Agreement pursuant to which the Custodian has agreed to comply with all instructions originated by the Trustee relating to the Accounts without further consent by the Issuer or (B) the Issuer has taken all steps necessary to cause the Custodian to identify in its records the Trustee as the person having a Security Entitlement against the Custodian in each of the Accounts.

(ix)         The Accounts are not in the name of any person other than the Issuer or the Trustee. The Issuer has not consented to the Custodian to comply with the Entitlement Order of any person other than the Trustee (and the Issuer prior to a notice of exclusive control being provided by the Trustee, which notice the Trustee agrees it shall not deliver except after the occurrence and during the continuance of an Event of Default).

(x)          The Issuer agrees to promptly provide notice to the Rating Agency if it becomes aware of the breach of any of the representations and warranties contained in this Section 7.18 and shall not waive any of the representations and warranties in this Section 7.18.

Section 7.19.          Acknowledgement of Portfolio Manager Standard of Care. Each of the Co-Issuers acknowledges that it shall be responsible for its own respective compliance with the covenants set forth in this Article VII and that, to the extent the Issuer or the Co-Issuer, as the case may be, has engaged the Portfolio Manager to take certain actions on its or their behalf in order to comply with such covenants, the Portfolio Manager shall only be required to perform such actions in accordance with the Portfolio Manager Standard set forth in Section 1 of the Portfolio Management Agreement (or the corresponding provision of any portfolio management agreement entered into as a result of Bain Capital Specialty Finance, Inc. no longer being the Portfolio Manager). Each of the Co-Issuers further acknowledges and agrees that the Portfolio Manager shall have no obligation to take any action to cure any breach of a covenant set forth in this Article VII until such time as an Authorized Officer of the Portfolio Manager has actual knowledge of such breach.

Section 7.20.          Section 3(c)(7) Procedures.

In addition to the notices required to be given under Section 10.7(f), the Issuer shall take the following actions to ensure compliance with the requirements of Section 3(c)(7) of the Investment Company Act (provided, that such procedures and disclosures may be revised by the Issuer to be consistent with generally accepted practice for compliance with the requirements of Section 3(c)(7) of the Investment Company Act):

(a)           The Issuer shall, or shall cause its agent to request of DTC, and cooperate with DTC to ensure, that (i) DTC’s security description and delivery order include a “3(c)(7) marker” and that DTC’s reference directory contains an accurate description of the restrictions on the holding and transfer of the Notes due to the Issuer’s reliance on the exemption to registration provided by Section 3(c)(7) of the Investment Company Act, (ii) DTC send to its participants in connection with the initial offering of the Notes, a notice that the Issuer is relying on Section 3(c)(7) of the Investment Company Act and (iii) DTC’s reference directory include each class of Notes (and the applicable CUSIP numbers for the Notes) in the listing of 3(c)(7) of the Investment Company Act issues together with an attached description of the limitations as to the distribution, purchase, sale and holding of the Notes.

(b)          The Issuer shall, or shall cause its agent to, (i) ensure that all CUSIP numbers identifying the Notes shall have a “fixed field” attached thereto that contains “3c7” and “144A” indicators and (ii) take steps to cause the Placement Agent to require that all “confirms” of trades of the Notes contain CUSIP numbers with such “fixed field” identifiers.

(c)           The Issuer shall, or shall cause its agent to, cause the Bloomberg screen or screens containing information about the Notes to include the following language: (i) the “Note Box” on the bottom of “Security Display” page describing the Notes shall state: “Iss’d Under 144A/3(c)(7),” (ii) the “Security Display” page shall have the flashing red indicator “See Other Available Information,” and (iii) the indicator shall link to the “Additional Security Information” page, which shall state that the securities “are being offered in reliance on the exemption from registration under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”) to Persons who are both (x) qualified institutional buyers (as defined in Rule 144A under the Securities Act) and (y) qualified purchasers (as defined under Section 3(c)(7) of the Investment Company Act of 1940).” The Issuer shall use commercially reasonable efforts to cause any other third party vendor screens containing information about the Notes to include substantially similar language to clauses (i) through (iii) above.

(d)          The Issuer shall, or cause its agent to, direct DTC to include the marker “3c7” in the DTC 20-character security descriptor and the 48-character additional descriptor for the Global Notes in order to indicate that sales are limited to Qualified Purchasers.

Section 7.21.        Maintenance of Listing; Notice Requirements. For so long as any Notes remain Outstanding, the Co-Issuers shall use reasonable efforts to maintain the listing of such Notes on the Cayman Islands Stock Exchange. For so long as any Notes are listed on the Cayman Islands Stock Exchange (and the guidelines of the such exchange so require), all notices delivered to Holders pursuant to the terms of this Indenture shall also be delivered to the Cayman Islands Stock Exchange. Upon the cancellation of any Notes in accordance with the provisions of Article IX hereof, the Trustee shall arrange for notice of such cancellation to be delivered to the Cayman Islands Stock Exchange, so long as any Notes are listed thereon and the guidelines of such exchange so required.

ARTICLE VIII

SUPPLEMENTAL INDENTURES

Section 8.1.            Supplemental Indentures without Consent of Holders of Notes. Without the consent of the Holders of any Notes or any Hedge Counterparty (except any consent or direction specifically required below), the Co-Issuers, when authorized by Resolutions, and with the prior written consent of the Portfolio Manager and the Retention Holder, at any time and from time to time subject to the requirement provided below in this Section 8.1, may enter into one or more indentures supplemental hereto in form satisfactory to the Trustee for any of the following purposes:

(i)           to evidence the succession of another Person to the Issuer or the Co-Issuer and the assumption by any such successor Person of the covenants of the Issuer or the Co-Issuer herein and in the Notes;

(ii)          to add to the covenants of the Co-Issuers or the Trustee for the benefit of the Secured Parties or to surrender any right or power herein conferred upon the Co-Issuers;

(iii)         to convey, transfer, assign, mortgage or pledge any property to or with the Trustee for the benefit of the Secured Parties;

(iv)        to evidence and provide for the acceptance of appointment hereunder by a successor Trustee and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Sections 6.9, 6.10, 6.12 and 6.17;

(v)         to correct or amplify the description of any property at any time subject to the lien of this Indenture, or to better assure, convey and confirm unto the Trustee any property subject or required to be subjected to the lien of this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations, whether pursuant to Section 7.5 or otherwise) or to subject to the lien of this Indenture any additional property;

(vi)        to modify the restrictions on and procedures for resales and other transfers of Notes to reflect any changes in ERISA or other applicable law or regulation (or the interpretation thereof) or to enable the Co-Issuers to rely upon any exemption from registration under the Securities Act or the Investment Company Act or to remove restrictions on resale and transfer to the extent not required thereunder;

(vii)        to remove restrictions on resale and transfer of Notes to the extent not required under clause (vi) above;

(viii)       to make such changes as shall be necessary or advisable in order for any Notes to be listed or de-listed on any exchange;

(ix)         to make such changes as are necessary to permit the Co-Issuers (A) to issue additional debt of any one or more new classes that are subordinated to the existing Notes or (B) to issue additional debt of any one or more existing Classes; in each case in accordance with this Indenture; provided that, any such proposed supplemental indenture that relates to an additional issuance of Class A-1-R Notes (other than any such additional issuance that is a Risk Retention Issuance or that is being made contemporaneously with a Refinancing or Partial Redemption by Refinancing of the Class A-1-R Notes, as applicable) shall require the prior written consent of a Majority of the Class A-1-R Notes;

(x)          to make such changes as are necessary to effect a Risk Retention Issuance at any time in accordance with this Indenture;

(xi)        with the consent of a Majority of the Controlling Class, to correct or supplement any inconsistent or defective provisions herein or to cure any ambiguity, omission or errors herein; provided that, notwithstanding anything herein to the contrary and without regard to any other consent requirement specified herein, any supplemental indenture to be entered into pursuant this clause (xi) may also provide for any corrective measures or ancillary amendments to this Indenture to give effect to such supplemental indenture as if it had been effective as of the Refinancing Date;

(xii)        to conform the provisions of this Indenture to the Offering Circular; provided that, notwithstanding anything herein to the contrary and without regard to any other consent requirement specified herein, any supplemental indenture to be entered into pursuant this clause (xii) may also provide for any corrective measures or ancillary amendments to this Indenture to give effect to such supplemental indenture as if it had been effective as of the Refinancing Date;

(xiii)       to take any action necessary, advisable or helpful to prevent the Issuer, the Holders of any Class of Notes, the Trustee from becoming subject to (or otherwise to minimize) any withholding or other taxes or assessments, including by achieving FATCA Compliance;

(xiv)       to enter into any additional agreements not expressly prohibited by this Indenture as well as any agreement, amendment, modification or waiver (including, without limitation, amendments, modifications and waivers to this Indenture to the extent not described in clauses (i) through (xiii) above or clauses (xv) through (xxxiii) below); provided that a Majority of the Controlling Class and a Majority of the Interests has each consented thereto and the Portfolio Manager certifies in an Officer’s Certificate that, to the best of its knowledge, such agreement, amendment, modification or waiver is not reasonably expected to materially and adversely affect the rights or interest of any Holders of any Class of Notes from whom consent is not being requested;

(xv)        to make any modification determined by the Portfolio Manager, in consultation with legal counsel experienced in such matters, to be necessary or advisable for the transaction to comply with the Securitization Laws or the U.S. Risk Retention Rules, including (without limitation) in connection with a Refinancing, Optional Redemption, Re-Pricing, issuance of Additional Notes or material amendment to any of the Transaction Documents;

(xvi)       subject to the approval of a Majority of the Interests, to effect a Re-Pricing in conformity with Section 9.8, including without limitation to reflect the terms of a Re-Pricing;

(xvii)      to modify the procedures herein relating to compliance with Rule 17g-5 of the Exchange Act;

(xviii)     subject to the approval of a Majority of the Interests, to effect a Refinancing in conformity with Section 9.2(b) or Section 9.3;

(xix)        to evidence any waiver or elimination by any Rating Agency of any requirement or condition of such Rating Agency set forth herein; provided that a Majority of the Controlling Class and a Majority of the Interests has each consented thereto;

(xx)         with the consent of a Majority of the Controlling Class, to conform to ratings criteria and other guidelines (including, without limitation, any alternative methodology published by the Rating Agency or any use of the Rating Agency’s credit models or guidelines for ratings determination) relating to collateral debt obligations in general published or otherwise communicated by the Rating Agency;

(xxi)        to modify (a) any Collateral Quality Test, (b) any defined term identified in Annex A to this Indenture utilized in the determination of any Collateral Quality Test, (c) any defined term in Annex A or any Schedule to this Indenture that begins with or includes the word “Moody’s,” “Fitch” or “S&P”, (d) any limitation of the definition of “Concentration Limitations” or (e) the last sentence of Section 10.8(c); provided that, other than with respect to modifications to correct ambiguities, errors (including typographical errors), mistakes or inconsistencies otherwise permitted pursuant to this Section 8.1, for any changes with respect to (A) subclauses (a), (b), (c), (d) or (e) of this clause (xxi), (1) a Majority of the Controlling Class and a Majority of the Interests consent thereto in writing and (2) a Majority of the Class A-2 Notes has not objected to such supplemental indenture within five Business Days of notice thereof, or (B) any defined term in this Indenture or any Schedule hereto that begins with or includes the word “Fitch” pursuant to subclause (c) of this clause (xxi), the Fitch Rating Condition has been satisfied with respect thereto;

(xxii)       to amend, modify or otherwise accommodate changes to Section 7.13 relating to the administrative procedures for reaffirmation of ratings on the Notes;

(xxiii)      to change the name of the Issuer or the Co-Issuer in connection with the change in name or identity of the Portfolio Manager or as otherwise required pursuant to a contractual obligation or to avoid the use of a trade name or trademark in respect of which the Issuer or the Co-Issuer does not have a license;

(xxiv)     with the consent of a Majority of the Controlling Class and a Majority of the Interests, to modify the definition of “Credit Improved Obligation,” “Credit Risk Obligation,” “Defaulted Obligation” or “Equity Security,” the restrictions on the sales of Collateral Obligations set forth in Section 12.1 or the Investment Criteria set forth in Section 12.2 (other than the calculation of the Concentration Limitations and the Collateral Quality Test) so long as the Portfolio Manager certifies in an Officer’s Certificate that, to the best of its knowledge, such modification would not reasonably be expected to have a materially adverse effect on the Holders of any Class of Notes which has not otherwise consented thereto;

(xxv)      [reserved];

(xxvi)     to accommodate the settlement of the Notes in book-entry form through the facilities of DTC or otherwise;

(xxvii)    to make such changes (including to authorize the appointment of any listing agent, listing advisor, transfer agent, paying agent or additional registrar for any Class of Notes) required or advisable in connection with the listing of any Class of Notes on any stock exchange (including the Cayman Islands Stock Exchange), and otherwise to amend this Indenture to incorporate any changes required or requested by any governmental authority, stock exchange authority, listing agent, listing advisor, transfer agent, paying agent or additional registrar for any Class of Notes in connection therewith, or to be de-listed from an exchange, if, in the sole judgment of the Portfolio Manager, the maintenance of the listing is unduly onerous or burdensome;

(xxviii)    to change the minimum denomination of any Class of Notes;

(xxix)      to amend, modify or otherwise accommodate changes to the provisions hereof to (A) allow the Issuer to comply with any law, statute, rule, regulation or technical or interpretive guidance enacted, effected or issued by the United States federal government or any other state or foreign government (including, without limitation, the European Union or any member state of the European Economic Area or the United Kingdom) or regulatory agency thereof that is applicable to the Issuer, the Notes or the transactions contemplated herein (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended (including with respect to commodity pool rules and the Volcker Rule), and the EU/UK Risk Retention Requirements or other requirements in the Securitization Laws) or any stock exchange authority, listing agent, transfer agent or additional registrar after the Refinancing Date; or (B) (1) cause the Issuer not to be a “covered fund” under the Volcker Rule or (2) cause the Notes (or any of them) not to be “ownership interests” in a covered fund for purposes of the Volcker Rule; provided that the written consent of a Majority of the Interests has been obtained for any such supplemental indenture;

(xxx)       to take any action necessary or advisable to implement the Bankruptcy Subordination Agreement; or (A) issue new certificates or divide a Bankruptcy Subordinated Class into one or more sub-classes of Notes, in each case, with new identifiers (including CUSIPs, ISINs and Common Codes, as applicable); provided that any certificate or sub-class of Notes of a Bankruptcy Subordinated Class issued pursuant to this clause will be issued on identical terms (other than with respect to payment rights being modified pursuant to the Bankruptcy Subordination Agreement) with the existing Notes of such Bankruptcy Subordinated Class and (B) provide for procedures under which beneficial owners of the Notes of such Bankruptcy Subordinated Class that are subject to the Bankruptcy Subordination Agreement will receive an interest in such new certificate or sub-class;

(xxxi)      following the occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, to make any changes determined by the Portfolio Manager in its reasonable judgment to be necessary or advisable to facilitate a change from the Reference Rate to an Alternative Rate, it being understood that no such supplemental indenture shall be required for purposes of adopting an Alternative Rate in accordance with the definition thereof;

(xxxii)     subject to the approval of a Majority of the Interests, in connection with a Refinancing of all Classes of Notes in full, to (a) effect an extension of the end of the Reinvestment Period, (b) establish a non-call period for the replacement notes or loans or other financial arrangements issued or entered into in connection with such Refinancing, (c) modify the Weighted Average Life Test, (d) provide for a stated maturity of the replacement notes or loans or other financial arrangements issued or entered into in connection with such Refinancing that is later than the Stated Maturity of the Notes or (e) make any other amendments that would otherwise be subject to the consent rights of the Notes pursuant to this Article VIII;

(xxxiii)    following the addition of the Cayman Islands to either of the EU/UK Restricted Lists, to make any amendments necessary to effect a change in the Issuer’s jurisdiction of incorporation (whether by merger, reincorporation, transfer of assets or otherwise); or

(xxxiv)    to change the date within the month on which reports are required to be delivered hereunder.

Not later than ten (10) Business Days (or five (5) Business Days if in connection with an additional issuance, Refinancing or Re-Pricing) prior to the execution of any proposed supplemental indenture pursuant to clauses (i) to (xxxiii) above, the Trustee, at the expense of the Co-Issuers shall mail to the Holders of the Notes, the Portfolio Manager, the Collateral Administrator, any Hedge Counterparty and each Rating Agency (so long as any Notes are Outstanding and rated by such Rating Agency) a copy of such proposed supplemental indenture and shall request any required consent from the applicable Holders of Notes to be given within five (5) Business Days. Any consent given to a proposed supplemental indenture by the Holder of any Notes will be irrevocable and binding on all future Holders or beneficial owners of such Notes, irrespective of the execution date of the supplemental indenture. If the Holders of less than the required percentage of the Aggregate Outstanding Amount of the relevant Notes consent to a proposed supplemental indenture within five (5) Business Days, on the first Business Day following such five (5) Business Day period, as applicable, the Trustee shall provide consents received to the Issuer and the Portfolio Manager so that they may determine which Holders of Notes have consented to the proposed supplemental indenture and which Holders of Notes (and, to the extent such information is available to the Trustee, which beneficial owners) have not consented to the proposed supplemental indenture.

Following delivery to the holders of the Notes of a copy of the proposed supplemental indenture by the Trustee, if any material changes are made to such supplemental indenture (excluding, for the avoidance of doubt, changes of a technical nature or to correct typographical errors or to adjust formatting), as determined by the Issuer or the Portfolio Manager, then at the cost of the Co-Issuers, for so long as any Notes remain outstanding, not later than three (3) Business Days prior to the execution of such proposed supplemental indenture (provided, that the execution of such supplemental indenture shall not in any case occur earlier than ten (10) Business Days after the initial distribution of such proposed supplemental indenture), the Trustee shall deliver to the Portfolio Manager, the Collateral Administrator, each Hedge Counterparty, any Rating Agency then rating a Class of Notes and the Holders of Notes a copy of such supplemental indenture as revised, indicating the changes that were made. If prior to delivery by the Trustee of such supplemental indenture, as revised, any Holder has provided its written consent to the supplemental indenture as initially distributed, such Holder shall be deemed to have consented in writing to the supplemental indenture as revised unless such Holder has provided written notice of its withdrawal of such consent to the Trustee and the Issuer not later than one (1) Business Day prior to the execution of the supplemental indenture.

The Trustee shall join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise, except to the extent required by law.

At the cost of the Co-Issuers, the Trustee shall provide to each Rating Agency (as long as any Notes rated by such Rating Agency remains Outstanding) a copy of each supplemental indenture proposed to be entered into pursuant to this Section 8.1(i)-(xxxiii).

At the cost of the Co-Issuers, the Trustee shall provide to the Holders and each Rating Agency a copy of the executed supplemental indenture after its execution. Any failure of the Trustee to publish or deliver such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture. The Trustee may conclusively rely on an Opinion of Counsel (which may be supported as to factual (including financial and capital markets) matters by any relevant certificates and other documents necessary or advisable in the judgment of counsel delivering the opinion) or an Officer’s certificate of the Portfolio Manager as to whether the interests of any Holder of Notes would be, or reasonably be expected to be, materially and adversely affected by the modifications set forth in supplemental indenture, it being expressly understood and agreed that the Trustee shall have no obligation to make any determination as to the satisfaction of the requirements related to any supplemental indenture which may form the basis of such Opinion of Counsel; provided that, solely with respect to the Class A-1-R Notes, the Trustee shall not rely on any such Opinion of Counsel to the extent such Opinion of Counsel applies to the Class A-1-R Notes if any Holder of the Class A-1-R Notes has objected in writing to such supplemental indenture within 15 days of receipt of notice thereof. Such determination shall be conclusive and binding on all present and future Holders. The Trustee shall not be liable for any such determination made in good faith and in reliance upon an Opinion of Counsel delivered to the Trustee as described in Section 8.3 hereof.

For so long as any Notes are listed on the Cayman Islands Stock Exchange, the Issuer shall notify the Cayman Islands Stock Exchange of any modification to this Indenture.

Without limitation of any provision described in this Section 8.1, an amendment, modification, supplement or restatement of this Indenture may be entered into in connection with a redemption, Partial Redemption by Refinancing or Re-Pricing in accordance with the provisions described in Article IX, in which case only the requirements of such provisions will apply and not the provisions described in this Section 8.1. The provisions of this paragraph are in addition to, and do not limit or condition in any way, the provisions for entering into a supplemental indenture by the Co-Issuers and the Trustee as set forth in Section 9.4(h) (which may be effected in compliance solely with the provisions set forth therein).

To the extent the Co-Issuers execute a supplemental indenture or other modification or amendment of the provisions hereof for purposes of conforming this Indenture to the Offering Circular or correcting an ambiguity therein pursuant to clauses (xi) or (xii) above and one or more other amendment provisions described above also applies, such supplemental indenture or other modification or amendment of this Indenture shall be deemed to be a supplemental indenture, modification or amendment to conform this Indenture to the Offering Circular or correct an ambiguity pursuant to clauses (xi) or (xii) above only regardless of the applicability of any other provision regarding supplemental indentures set forth herein.

A supplemental indenture entered into for any purpose other than the purposes provided for in this Section 8.1 shall require the consent of the Holders of Notes as required in Section 8.2.

Section 8.2.          Supplemental Indentures with Consent of Holders of Notes. (a) With the written consent of the Portfolio Manager, the Retention Holder and a Majority of each Class of Notes reasonably expected to be materially and adversely affected thereby, the Trustee and the Co-Issuers may enter into a supplemental indenture to add any provisions to, or change in any manner or eliminate any of the provisions of, this Indenture or modify in any manner the rights of the Holders of the Notes of such Class under this Indenture; provided that, no such supplemental indenture pursuant to this Section 8.2(a) shall, without the consent of each Holder of Outstanding Notes of each Class and of each Interest reasonably expected to be materially and adversely affected thereby:

(i)           except as provided in Sections 9.2, 9.3 and 9.8, change the Stated Maturity of the principal of or the due date of any installment of interest on any Note, reduce the principal amount thereof or the rate of interest thereon (other than in connection with a Re-Pricing or in connection with the adoption of an Alternative Rate) or the Redemption Price with respect to any Note, or change the earliest date on which the Notes of any Class may be redeemed, change the provisions of this Indenture relating to the application of proceeds of any Assets to the payment of principal of or interest on any Note, application of proceeds of any distributions to the Issuer or change any place where, or the coin or currency in which, any Notes or the principal thereof or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the applicable Redemption Date);

(ii)          decrease the percentage of the Aggregate Outstanding Amount of Holders of Notes of each Class whose consent is required under this Indenture, including for the authorization of any such supplemental indenture, exercise of remedies under this Indenture or for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder or their consequences;

(iii)         materially impair or materially adversely affect the Assets except as otherwise permitted in this Indenture;

(iv)         except as otherwise expressly permitted by this Indenture, permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Assets or terminate such lien on any property at any time subject hereto or deprive the Holder of any Notes of the security afforded by the lien of this Indenture; provided that this clause shall not apply to any supplemental indenture amending the restrictions on the sales of Collateral Obligations set forth in this Indenture which is otherwise permitted pursuant to Section 8.1 or this Section 8.2;

(v)          modify any of the provisions of this Section 8.2, except to increase the percentage of Outstanding Notes or Interests the consent of the Holders of which is required for any such action or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of each Holder of Notes Outstanding and affected thereby;

(vi)         modify the definitions of the terms “Outstanding,” “Class” (except changes that relate to a Re-Pricing or Optional Redemption), “Controlling Class,” “Majority” or “Supermajority”;

(vii)        modify the definitions of the terms “Priority of Distributions” or “Note Payment Sequence”;

(viii)       modify any of the provisions of this Indenture in such a manner as to directly affect the manner or procedure for the calculation of the amount of any payment of interest or principal on any Note, or for determining any amount available for distribution to the Issuer or to affect the rights of the Holders of Notes to the benefit of any provisions for the redemption of such Notes contained herein; provided that this Indenture may be amended without regard to the consent requirements of this Section 8.2 to facilitate the adoption of an Alternative Rate;

(ix)         amend any of the provisions of this Indenture relating to the institution of proceedings for certain events of bankruptcy, insolvency, receivership, winding up or reorganization of the Co-Issuers;

(x)          modify the restrictions on and procedures for resales and other transfers of Notes (except as set forth in Section 8.1(vi) or (vii));

(xi)         modify any of the provisions of this Indenture in such a manner as to impose any liability on a Holder of then Outstanding Notes or Interests to any third party (other than any liabilities set forth in this Indenture on the Refinancing Date); or

(xii)        to modify any provision to facilitate an exchange of a Note for another Note that has substantially identical terms except transfer restrictions, including to effect any serial designation relating to the exchange.

(b)          Not later than ten (10) Business Days (or five (5) Business Days if in connection with an additional issuance, Refinancing or Re-Pricing) prior to the execution of any proposed supplemental indenture described above, the Trustee, at the expense of the Co-Issuers, shall mail to the Holders, the Portfolio Manager, the Collateral Administrator, any Hedge Counterparty and each Rating Agency (so long as any Notes are Outstanding) a copy of such proposed supplemental indenture and shall request any required consent from the applicable Holders of Notes to be given within five (5) Business Days. Any consent given to a proposed supplemental indenture by the Holder of any Notes shall be irrevocable and binding on all future Holders or beneficial owners of such Notes, irrespective of the execution date of the supplemental indenture. If the Holders of less than the required percentage of the Aggregate Outstanding Amount of the relevant Notes consent to a proposed supplemental indenture within five (5) Business Days, on the first Business Day following such five (5) Business Day period, the Trustee shall provide consents received to the Issuer and the Portfolio Manager so that they may determine which Holders of Notes have consented to the proposed supplemental indenture and which Holders (and, to the extent such information is available to the Trustee and the Trustee is not prohibited from sharing such information, which beneficial owners) have not consented to the proposed supplemental indenture.

(c)           Unless the Trustee and the Issuer are notified within five (5) Business Days after notice by the Trustee to the Holders (other than the Holders of Class A-1-R Notes) of a proposed supplemental indenture by a Majority of any Class from whom consent is not being requested that the holders of such Class (other than the Class A-1-R Notes) giving such notice believe that they will be materially and adversely affected by the proposed supplemental indenture, the interests of such Class (other than the Class A-1-R Notes) will be deemed for all purposes to not be materially and adversely affected by such proposed supplemental indenture. Notwithstanding anything herein to the contrary, and solely for purposes of any supplemental indenture proposed pursuant to Sections 8.1 or 8.2 (other than any supplemental indenture proposed pursuant to Section 8.2(a)(i) and/or Section 8.2(a)(viii)), except in the case of any Holder of Class A-1-R Notes, a Holder shall be deemed to have provided consent to any amendment or modification undertaken pursuant to such section if (i) such Holder affirmatively provides written consent or (ii) such Holder fails to deliver written objection (including via e-mail to the address provided in the notice of supplemental indenture) not later than five (5) Business Days following notice by the Trustee of such supplemental indenture.

(d)          It shall not be necessary for any Act of Holders under this Section 8.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act or consent shall approve the substance thereof, so long as the Holders have received a copy of the language to be included in any proposed supplemental indenture.

(e)          The Issuer shall not enter into any supplemental indenture pursuant to this Section 8.2 if (in the reasonable judgment of the Issuer) any Hedge Counterparty would reasonably be expected to be materially and adversely affected by such supplemental indenture without the prior written consent of such Hedge Counterparty.

(f)           Promptly after the execution by the Co-Issuers and the Trustee of any supplemental indenture pursuant to this Section 8.2, the Trustee, at the expense of the Co-Issuers, shall deliver to the Holders, the Portfolio Manager and each Rating Agency then rating a Class of Notes a copy thereof. Any failure of the Trustee to deliver a copy of any supplemental indenture as provided herein, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

(g)          With respect to any supplemental indenture that explicitly requires the consent of any Holders materially and adversely affected hereby, the Trustee may conclusively rely on an Opinion of Counsel (which may be supported as to factual (including financial and capital markets) matters by any relevant certificates and other documents necessary or advisable in the judgment of counsel delivering the opinion) or an Officer’s certificate of the Issuer or the Portfolio Manager, as applicable, as to whether the interests of any Holder of Notes (other than the Holders of the Class A-1-R Notes, to the extent any such Holder has objected in writing within 15 days of receipt of notice of any such supplemental indenture) would be, or reasonably be expected to be, materially and adversely affected by the modifications set forth in supplemental indenture, it being expressly understood and agreed that the Trustee shall have no obligation to make any determination as to the satisfaction of the requirements related to any supplemental indenture which may form the basis of such Opinion of Counsel; provided that, solely with respect to the Class A-1-R Notes, the Trustee shall not rely on any such Opinion of Counsel, to the extent such Opinion of Counsel applies to the Class A-1-R Notes, if any Holder of Class A-1-R Notes has objected in writing to such supplemental indenture within 15 days of receipt of notice thereof. Except to the limited extent set forth in the preceding sentence, such determination shall be conclusive and binding on all present and future Holders. The Trustee shall not be liable for any such determination made in good faith and in reliance upon an Opinion of Counsel delivered to the Trustee as described in Section 8.3 hereof.

(h)          Any Class of Notes being refinanced shall be deemed not to be materially and adversely affected by any terms of the supplemental indenture related to and to become effective on or immediately after such refinancing. Any Non-Consenting Holders of a Re-Priced Class shall be deemed not to be materially and adversely affected by any terms of the supplemental indenture related to, in connection with and to become effective on or immediately after the Re-Pricing Date with respect to such Class.

Section 8.3.          Execution of Supplemental Indentures. In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article VIII or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Sections 6.1 and 6.3) shall be fully protected in relying upon, an Opinion of Counsel or an Officer’s certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent thereto have been satisfied. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 8.4.           Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article VIII, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore and thereafter authenticated and delivered hereunder shall be bound thereby.

Section 8.5.           Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article VIII may, and if required by the Issuer shall, bear a notice in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Co-Issuers shall so determine, new Notes, so modified as to conform in the opinion of the Co-Issuers to any such supplemental indenture, may be prepared and executed by the Co-Issuers and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

Section 8.6.           Re-Pricing Amendment. For the avoidance of doubt, the Issuer and the Trustee may, without regard for the provisions of this Article VIII, enter into a supplemental indenture pursuant to Section 9.8(d) solely to modify the spread over the Reference Rate (or, in the case of Fixed Rate Notes, the Interest Rate) applicable to the Re-Priced Class, and, to the extent applicable, to extend the Non-Call Period applicable to such Re-Priced Class or make changes to the definition of “Redemption Price” to reflect any agreed upon make-whole payments for the applicable Re-Priced Class (any such amendment, a “Re-Pricing Amendment”).

ARTICLE IX

REDEMPTION OF NOTES

Section 9.1.           Mandatory Redemption. If a Coverage Test is not met on any Determination Date on which such Coverage Test is applicable, the Issuer shall apply available amounts in the Payment Account on the related Distribution Date to make payments as required pursuant to the Priority of Distributions to achieve compliance with such Coverage Test.

Section 9.2.           Optional Redemption or Redemption Following a Tax Event. (a) The Notes shall be redeemed by the Co-Issuers, in whole but not in part, on any Business Day (x) at the written direction of the Issuer on or after the occurrence of a Tax Event from the proceeds of the liquidation of the Assets or (y) on or after the end of the Non-Call Period, at the written direction of the Issuer, with the consent of the Portfolio Manager and the Retention Holder, in any case from the proceeds of the liquidation of the Assets or from Refinancing Proceeds. A written direction described in clause (y) above shall be delivered to the Issuer, the Trustee and the Portfolio Manager no less than 10 Business Days prior to the proposed Redemption Date (unless the Trustee and the Portfolio Manager agree to a shorter notice period not to be less than 5 Business Days) from the proceeds of the liquidation of the Assets and/or from Refinancing Proceeds. In connection with any such redemption, the Notes shall be redeemed at the applicable Redemption Price.

In connection with any Optional Redemption of all of the Notes, the Portfolio Manager shall (unless the Redemption Price on all of the Notes shall be paid with Refinancing Proceeds) direct the sale of all or part of the Collateral Obligations and other Assets in an amount sufficient such that the Disposition Proceeds from such sale in accordance with the procedures set forth in Section 9.2(d) and all other funds available for such purpose in the Collection Account and the Payment Account (including any Refinancing Proceeds, if applicable) shall be at least sufficient to pay the Redemption Price on all of the Notes and to pay all Administrative Expenses (regardless of the Administrative Expense Cap) and other amounts, fees and expenses payable or distributable under the Priority of Distributions prior to any distributions to the Issuer (including, without limitation, any amounts due to the Hedge Counterparties or the Portfolio Manager and the reasonable fees, costs, charges and expenses incurred by the Trustee and the Collateral Administrator (including reasonable attorneys’ fees and expenses)). If such Disposition Proceeds, Refinancing Proceeds, if applicable, and all other funds available for such purpose in the Collection Account and the Payment Account would not be sufficient to redeem or prepay the Notes subject to redemption and to pay such fees and expenses, the Notes may not be redeemed, except in the case of an Optional Redemption following the occurrence of a Tax Event with the consent of a Supermajority of each Class of Notes, in which case, such proceeds and other available funds shall be applied in accordance with the Priority of Distributions without regard to the Administrative Expense Cap with respect to amounts payable (including indemnities) to the Trustee, the Bank in each of its other capacities under the Transaction Documents and the Collateral Administrator. The Portfolio Manager, in its sole discretion, may effect the sale of all or any part of the Collateral Obligations or other Assets through the direct sale of such Collateral Obligations or other Assets or by participation or other arrangement.

(b)          In connection with any Optional Redemption of all of the Notes on or after the end of the Non-Call Period, at the written direction of the Issuer (with the consent of the Portfolio Manager and the Retention Holder), to the Co-Issuer (with a copy to the Trustee), the Issuer may, in addition to (or in lieu of) a sale of Collateral Obligations in the manner provided in Section 9.2(a), (i) enter into a loan or loans (ii) enter into a commitment with a CLO transaction or similar transaction to purchase Collateral Obligations in an amount at least equal to (together with all other available funds) the aggregate Redemption Prices of the Notes subject to such Optional Redemption or (iii) effect an issuance of replacement securities to redeem or prepay the Notes in whole from Refinancing Proceeds and Disposition Proceeds, the terms of which loan(s) or issuance shall be negotiated by the Portfolio Manager on behalf of the Issuer (and consented to by the Issuer), from one or more financial institutions or purchasers (a refinancing provided pursuant to such loan or issuance, a “Refinancing”) and the Refinancing Proceeds will be applied to pay the Redemption Price of the Notes on the Redemption Date in accordance with the Priority of Distributions; provided that (i) the agreements related to the Refinancing must contain limited recourse and non-petition provisions equivalent (mutatis mutandis) to those contained in Section 5.4(d), (ii) the terms of such Refinancing and any financial institutions acting as lenders thereunder or purchasers thereof must be acceptable to a the Issuer and the Portfolio Manager and (iii) such Refinancing otherwise satisfies the conditions described in Section 9.2(c).

The Holders of the Notes shall not have any cause of action against any of the Co-Issuers, the Portfolio Manager, the Retention Holder, the Collateral Administrator or the Trustee for any failure to obtain a Refinancing.

(c)           Notwithstanding anything to the contrary set forth herein, the Issuer shall not sell any Collateral Obligations or obtain a Refinancing in connection with an Optional Redemption of the Notes in whole but not in part unless (i) the Refinancing Proceeds, all Disposition Proceeds from the sale of Collateral Obligations and Eligible Investments in accordance with the procedures set forth in Section 9.2(d) and all other available funds in the Accounts shall be at least sufficient to redeem simultaneously the Notes, in whole but not in part, and to pay the other amounts included in the aggregate Redemption Price and all accrued and unpaid Administrative Expenses (regardless of the Administrative Expense Cap), including the reasonable fees, costs, charges and expenses incurred by the Trustee (including reasonable attorneys’ fees and expenses) in connection with such Refinancing and (ii) the Disposition Proceeds, Refinancing Proceeds and other available funds are used to the extent necessary to make such redemption.

(d)          Notwithstanding anything to the contrary set forth herein, the Notes shall not be redeemed pursuant to an Optional Redemption unless (i) in the case of any Optional Redemption which is funded, in whole or in part, from Disposition Proceeds from the sale of the Collateral Obligations and other Assets, at least two (2) Business Days before the scheduled Redemption Date the Portfolio Manager shall have furnished to the Trustee evidence, in form satisfactory to the Trustee, that the Portfolio Manager on behalf of the Issuer has entered into a binding agreement or agreements with a financial or other institution or institutions or a collateralized loan obligation transaction or similar transaction or other special purpose vehicle to purchase (directly or by participation or other arrangement), not later than the Business Day immediately preceding the scheduled Redemption Date in immediately available funds, all or part of the Collateral Obligations and/or the Hedge Agreements at a purchase price at least equal to an amount sufficient, together with the Eligible Investments maturing, redeemable (or putable to the issuer thereof at par) on or prior to the scheduled Redemption Date, and any payments to be received in respect of the Hedge Agreements, any Refinancing Proceeds and all other available funds in the Accounts, to pay all Administrative Expenses and other amounts, fees and expenses payable or distributable in accordance with the Priority of Distributions prior to any distributions to the Issuer (including, without limitation, all accrued and unpaid Base Management Fee, Subordinated Interest and Cumulative Deferred Interest) and redeem all of the Notes being redeemed on the scheduled Redemption Date at the applicable Redemption Price, or (ii) prior to entering into any Refinancing or selling any Collateral Obligations and/or Eligible Investments, the Portfolio Manager shall certify to the Trustee in an Officer’s certificate upon which the Trustee can conclusively rely that, in its judgment, the aggregate sum of (A) any expected proceeds from Hedge Agreements and the sale of Eligible Investments, (B) any Refinancing Proceeds, (C) the amount, if any, of Interest Proceeds on deposit in the Interest Collection Account in excess of the aggregate amount of Interest Proceeds which would be paid by application of the Priority of Distributions on the related Redemption Date prior to distributions with respect to the Issuer and other amounts available to the Issuer (including, without limitation, Contributions) and (D) for each Collateral Obligation, the product of its Principal Balance and its Market Value, shall equal or exceed the sum of (x) the aggregate Redemption Prices of the Outstanding Notes and (y) all Administrative Expenses (regardless of the Administrative Expense Cap) and other amounts, fees and expenses payable or distributable under the Priority of Distributions prior to any distributions to the Issuer (including, without limitation, all accrued and unpaid Base Management Fee, Subordinated Interest and Cumulative Deferred Interest). Any certification delivered by the Portfolio Manager pursuant to this Section 9.2(d) shall include (1) the prices of, and expected proceeds from, the sale (directly or by participation or other arrangement) of any Collateral Obligations, Eligible Investments and/or Hedge Agreements and (2) all calculations required by this Section 9.2(d).

Section 9.3.           Partial Redemption by Refinancing.

Upon written direction of the Issuer delivered to the Trustee, the Co-Issuer and the Portfolio Manager (as applicable) not less than 10 Business Days prior to the proposed Redemption Date (unless a shorter time period is acceptable to the Issuer, the Trustee and the Portfolio Manager), the Co-Issuers shall redeem one or more Classes of Notes following the end of the Non-Call Period, in whole but not in part with respect to each such Class to be redeemed, from Refinancing Proceeds and other amounts permitted (any such redemption, a “Partial Redemption by Refinancing”); provided that, to the extent the any Risk Retention Regulations apply to this transaction or with respect to Refinancings, the Portfolio Manager and the Retention Holder have each consented to any Partial Redemption by Refinancing; provided, further, that the terms of such Refinancing and any financial institutions acting as lenders thereunder or purchasers thereof must be acceptable to the Issuer and to the Portfolio Manager and such Refinancing otherwise satisfies the conditions described below.

The Issuer shall obtain a Refinancing in connection with a Partial Redemption by Refinancing only if:

(i) (A) the weighted average interest rate (weighted based on principal amount) of the refinancing obligations does not exceed the weighted average interest rate of the corresponding Class of the Notes being refinanced and (B) the principal amount of the refinancing obligations is equal to the Aggregate Outstanding Amount of the Classes of Notes being refinanced except that (x) in connection with a Refinancing of the Controlling Class of Notes, the principal amount of the obligations providing the Refinancing of such Class of Notes may be lower than the Aggregate Outstanding Amount of such Class of Notes and (y) the principal amount of the refinancing obligations may be greater than the Aggregate Outstanding Amount of the Class of Notes being redeemed so long as (I) the Fitch Rating Condition is satisfied and (II) after giving effect to such proposed Refinancing, the Overcollateralization Ratio Test with respect to each Class of Notes is either satisfied or, if not satisfied, maintained or improved (disregarding from the principal amount of the refinancing obligations, for purposes of the comparison in this clause (II), an amount, as determined by the Portfolio Manager, up to U.S.$1,000,000 representing the reasonable fees, costs, charges and expenses expected to be incurred in connection with the Refinancing of such Class); (ii) on such Redemption Date, the sum of (A) the Refinancing Proceeds and (B) (x) the Partial Redemption Interest Proceeds and (y) amounts paid or provided for in another manner (including, without limitation, with Contributions) or with respect to Administrative Expenses only (without regard to any cap), amounts reasonably expected by the Portfolio Manager to be available on the next two Distribution Dates to pay such amounts, shall be in an amount not less than the amount required to pay the Redemption Price with respect to the Class(es) of Notes to be redeemed and all accrued and unpaid Administrative Expenses (regardless of the Administrative Expense Cap) incurred in connection with such Refinancing, including the reasonable fees, costs, charges and expenses incurred by the Trustee and the Collateral Administrator (including reasonable attorneys’ fees and expenses) in connection with such Refinancing notwithstanding the provisions of Section 6.7; (iii) the Refinancing Proceeds, the Partial Redemption Interest Proceeds and any Contributions described in clause (ii)(B) above are used to make such redemption and pay such expenses; (iv) the agreements relating to the Refinancing contain limited recourse and non-petition provisions equivalent (mutatis mutandis) to those contained in Section 5.4(d); (v) the Issuer provides notice to each Rating Agency with respect to such Partial Redemption by Refinancing; (vi) any new notes or other obligations created pursuant to the Partial Redemption by Refinancing must have the same or longer maturity as the Notes Outstanding having the earliest Stated Maturity prior to such Refinancing; (vii) such Refinancing is done only through the issuance of new securities or loans and not the sale of any Assets; (viii) each new class of obligations providing the Refinancing is subject to the Priority of Distributions and does not rank higher in priority pursuant to the Priority of Distributions than the applicable Class of Notes being refinanced; provided, that two or more Classes of Notes with the same initial ratings but different priorities pursuant to the Priority of Distributions may be refinanced with a single class of Refinancing obligations; (ix) such Refinancing otherwise satisfies the conditions described in Section 9.4; and (x) the Issuer shall have obtained Tax Advice to the effected that such Refinancing will not cause the Issuer to be treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes or otherwise subject to U.S. federal income tax on a net basis (including any withholding tax liability under Section 1446 of the Code); provided that, (A) any Class of Notes that bears a fixed rate of interest may be refinanced with obligations that bear interest at a floating rate (i.e., at a stated spread over the Reference Rate) so long as the Reference Rate plus the relevant spread with respect to such obligations comprising the Refinancing of such Class is less than the applicable Interest Rate with respect to such Class of Notes that bears a fixed rate on the date of such Refinancing and (B) any Class of Notes that bears a floating rate may be refinanced with obligations that bear interest at a fixed rate so long as the fixed rate of the obligations comprising the Refinancing of such Class is less than the Reference Rate plus the relevant spread with respect to such Class of Notes on the date of such Refinancing.

It is understood that the foregoing will not prevent a Refinancing of any Notes with any floating rate obligations or fixed rate obligations, in each case, so long as the criteria in the immediately preceding paragraph are satisfied.

Refinancing Proceeds received in connection with a Partial Redemption by Refinancing will not constitute Interest Proceeds or Principal Proceeds but will be applied directly on the related Redemption Date pursuant to this Indenture to redeem or prepay the Notes being refinanced without regard to the Priority of Distributions; provided that to the extent that any Refinancing Proceeds are not applied to redeem or prepay the Notes being refinanced or to pay expenses in connection with the Refinancing, such Refinancing Proceeds will be treated as Principal Proceeds.

Section 9.4.          Redemption Procedures. (a) In the event of an Optional Redemption or a Partial Redemption by Refinancing, the written direction of the Issuer or the Portfolio Manager, as applicable, required as set forth herein shall be provided to the Co-Issuer, the Trustee and, if applicable, the Portfolio Manager not later than ten (10) Business Days prior to the Business Day (or such shorter time period agreed to by the Issuer, the Trustee and the Portfolio Manager, not to be less than 5 Business Days) on which such redemption is to be made (which date shall be designated in such notice) and a notice of redemption shall be given by the Trustee not later than five (5) Business Days prior to the applicable Redemption Date, to each Holder of Notes to be redeemed, at such Holder’s address in the Register, and to each Rating Agency. In addition, for so long as any Notes are listed on the Cayman Islands Stock Exchange and so long as the guidelines of such exchange so require, notice of redemption pursuant to Section 9.2 or 9.3 shall also be given to the Cayman Islands Stock Exchange.

(b)          All notices of redemption delivered pursuant to Section 9.4(a) shall state:

(i)           the applicable Redemption Date;

(ii)         the Redemption Price of the Notes to be redeemed;

(iii)        in the case of an Optional Redemption, that all of the Notes are to be redeemed in full and that interest on such Notes shall cease to accrue on the Redemption Date specified in the notice;

(iv)        in the case of a Partial Redemption by Refinancing, the Classes of Notes to be redeemed in full and that interest on such Notes shall cease to accrue on the Redemption Date specified in the notice; and

(v)          the place or places where Notes are to be surrendered for payment of the Redemption Price, which shall be the Corporate Trust Office of the Trustee.

(c)           Any notice of redemption may be withdrawn (thereby canceling the redemption) by (x) the Portfolio Manager or (y) the Issuer, with the consent of the Portfolio Manager (to the extent applicable), in each case, for any reason by delivery of a written notice to the Trustee and the Co-Issuers no later than one (1) Business Day before the proposed Redemption Date. Once withdrawn, a subsequent notice of redemption may be given in accordance with this Section 9.4. At the cost of the Co-Issuers, the Trustee shall provide a copy of such written notice to the Rating Agency.

(d)           If any notice of redemption is so withdrawn or if the Co-Issuers (or the Portfolio Manager, on behalf of the Co-Issuers) are otherwise unable to complete any redemption of the Notes, the Sale Proceeds (if any) received from the sale of any Collateral Obligations and other Assets sold pursuant to Section 9.2 may, during or after the Reinvestment Period at the Portfolio Manager’s sole discretion, be reinvested in accordance with the Investment Criteria; provided that reinvestment of such Sale Proceeds after the Reinvestment Period shall only be permitted if such notice of redemption was withdrawn in accordance with this Indenture.

(e)            Notice of redemption shall be given by the Co-Issuers (or the Portfolio Manager on their behalf) or, upon an Issuer Order, by the Trustee in the name and at the expense of the Co-Issuers. Failure to give notice of redemption, or any defect therein, to any Holder of any Notes selected for redemption shall not impair or affect the validity of the redemption of any other Notes.

(f)            In connection with a Refinancing of all Classes of Notes in full, with the approval of the Issuer and the Portfolio Manager, the agreements relating to the refinancing may, without limitation, (i) effect an extension of the end of the Reinvestment Period, (ii) establish a non-call period for the replacement obligations or other financial arrangements issued or entered into in connection with such Refinancing, (iii) modify the Weighted Average Life Test, (iv) provide for a stated maturity of the replacement notes or loans or other financial arrangements issued or entered into in connection with such Refinancing that is later than the Stated Maturity of the Notes or (v) make any other amendments that would otherwise be subject to the consent rights of the Notes.

(g)           In connection with a Refinancing of all Classes of Notes, after payment of the Redemption Prices of all such Classes of Notes on the related Redemption Date (and any applicable costs and expenses in connection therewith, as set forth in Section 9.2), the Issuer and the Portfolio Manager may agree (without the consent of any Person, including any Holder) to designate Principal Proceeds in an amount up to the Excess Par Amount as Interest Proceeds (such designated amount, the “Designated Excess Par”), and direct the Trustee to apply such Designated Excess Par on such Redemption Date as Interest Proceeds in accordance with the Priority of Distributions.

(h)           If a Refinancing or Partial Redemption by Refinancing is obtained meeting the requirements specified in Section 9.2 (in the case of an Optional Redemption) and Section 9.3 (in the case of a Partial Redemption by Refinancing) as certified by the Portfolio Manager, the Co-Issuers and the Trustee shall amend this Indenture (which amendment shall be prepared by or on behalf of the Issuer) to the extent necessary to reflect the terms of the Refinancing or Partial Redemption by Refinancing, as applicable, and no further consent for or notices of such amendments shall be required from or to the Holders of Notes. Notwithstanding any other requirement or obligation relating to any supplement or amendment to this Indenture pursuant to Article VIII, the Co-Issuers and the Trustee may, from time to time, enter into an amendment or indenture supplemental hereto (A) in connection with a Partial Redemption by Refinancing, so long as the only modifications to this Indenture are (i) to reduce the interest rate on such Class(es) of Notes being refinanced and (ii) to reflect the terms of such Refinancing, including any necessary changes to the definition of “Non-Call Period” or “Redemption Price”, to limit or prohibit future Re-Pricings or Refinancings or to reflect any agreed upon make-whole payments, in each case, of the Class(es) of Notes subject to such Partial Redemption by Refinancing and (B) in connection with an Optional Redemption of the Notes in whole, and, in the case of a supplemental indenture entered into pursuant to (A) or (B) of this sentence, (x) no notice to, or consent from, any Holder or beneficial owner of Securities or any Rating Agency, will be required for the entry into such supplemental or amended indenture and (y) no Opinion of Counsel or certificate will be required for the entry into such supplemental or amended indenture other than as required in this Section 9.4(h). The Trustee shall not be obligated to enter into any amendment that, in its view, adversely affects its duties, obligations, liabilities or protections hereunder, and the Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel as to matters of law (which may be supported as to factual (including financial and capital markets) matters by any relevant certificates and other documents necessary or advisable in the judgment of counsel delivering such Opinion of Counsel) to the effect that such amendment is authorized and permitted under this Indenture (except that such counsel shall have no obligation to certify or opine as to the sufficiency of the Refinancing Proceeds or the application thereof).

Section 9.5.           Notes Payable on Redemption Date. (a) Notice of redemption pursuant to Section 9.4 having been given as aforesaid, the Notes to be redeemed shall, on the Redemption Date, subject to Section 9.2(d) in the case of an Optional Redemption and the right of the Co-Issuers to withdraw any notice of redemption pursuant to Section 9.4(c) and (d), become due and payable at the Redemption Price therein specified, and from and after the Redemption Date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest) all such Notes shall cease to bear interest on the Redemption Date. Upon final payment on a Note to be so redeemed, each Holder shall present and surrender its Note at the place specified in the notice of redemption on or prior to such Redemption Date; provided that if there is delivered to the Co-Issuers and the Trustee such security or indemnity as may be required by any of them to save such party harmless and an undertaking thereafter to surrender such Note, then, in the absence of notice to the Co-Issuers or the Trustee that the applicable Note has been acquired by a Protected Purchaser, such final payment shall be made without presentation or surrender. Payments of interest on Notes to be so redeemed whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more predecessor Notes, registered as such at the close of business on the relevant Record Date according to the terms and provisions of Section 2.8(e).

(b)           If any Notes called for redemption shall not be paid upon surrender thereof for redemption, the principal thereof shall, until paid, bear interest from the Redemption Date at the applicable Interest Rate for each successive Interest Accrual Period that such Notes remain Outstanding; provided that the reason for such non-payment is not the fault of such Holder.

Section 9.6.            Clean-Up Call Redemption.

(a)           The Notes are redeemable at the option of the Co-Issuers acting at the direction of the Portfolio Manager (which direction shall (x) be given so as to be received by the Co-Issuers and the Trustee not later than twenty (20) Business Days prior to the proposed Clean-Up Call Redemption Date and (y) include the Clean-Up Call Redemption Date), in whole but not in part (a “Clean-Up Call Redemption”), at the applicable Redemption Price, on any Business Day after the Non-Call Period selected by the Portfolio Manager (such Business Day, the “Clean-Up Call Redemption Date”) which occurs on or after the Business Day on which the Collateral Principal Amount is less than or equal to 20.0% of the Refinancing Date Par Amount. In such event a notice of redemption shall be given not later than ten (10) Business Days prior to the applicable Clean-Up Call Redemption Date, to the Trustee, each Holder of Notes, at such Holder’s address in the Register, and to the Rating Agency. Any such Clean-Up Call Redemption may be effected only from (a) the disposition proceeds of the Assets and (b) all other funds in the Accounts on the Business Day relating to such redemption. A Clean-Up Call Redemption may not occur unless the proceeds from the liquidation of the Assets and all other funds in the Accounts on the Business Day relating to such redemption results in an amount at least equal to the Clean-Up Call Redemption Price.

(b)	All notices of redemption delivered pursuant to Section 9.6(a) shall state:

(i)             the Clean-Up Call Redemption Date;

(ii)            the Clean-Up Call Redemption Price of each Class of Notes to be redeemed; and

(iii)           that all of the Notes are to be redeemed in full and that interest on the Notes shall cease to accrue on the Clean-Up Call Redemption Date.

Notice of redemption shall be given by the Co-Issuers (or the Portfolio Manager on behalf of the Co-Issuers) or, upon an Issuer Order, by the Trustee in the name and at the expense of the Co-Issuers. Failure to give notice of redemption, or any defect therein, to any Holder shall not impair or affect the validity of the redemption of any other Notes. For so long as any Notes are listed on the Cayman Islands Stock Exchange and the guidelines of such exchange so require, the Issuer shall provide notice of such Clean-Up Call Redemption to the Cayman Islands Stock Exchange.

(c)           Any Clean-Up Call Redemption is subject to (i) the purchase of the Assets by any Person(s) from the Issuer, on or prior to the second Business Day immediately preceding the Clean-Up Call Redemption Date, for a purchase price in Cash at least equal to the Clean-Up Call Redemption Price (less the amount of funds in the Accounts that are available to pay the Clean-Up Call Redemption Price) and (ii) the receipt by the Trustee from the Portfolio Manager, prior to such purchase, of a certification from the Portfolio Manager that the sum so received satisfies the requirements of clause (i). Upon receipt by the Trustee of the certification referred to in the preceding sentence, the Trustee (pursuant to written direction from the Portfolio Manager on behalf of the Issuer) and the Portfolio Manager, acting on behalf of the Issuer, shall take all commercially reasonable actions necessary to sell, assign and transfer the Assets to such Person(s) (which may be the Portfolio Manager or any of its Affiliates) upon payment in immediately available funds of the purchase price for such Assets, which shall be no less than the Clean-Up Call Redemption Price (less the amount of funds in the Accounts available to be applied to pay the Clean-Up Call Redemption Price). The Issuer shall deposit, or cause to be deposited, the funds required for a Clean-Up Call Redemption in the Payment Account on or prior to the Clean-Up Call Redemption Date. The Trustee shall deposit such payment into the Collection Account.

(d)           Any notice of Clean-Up Call Redemption may be withdrawn by the Co-Issuer (or the Portfolio Manager on behalf of the Co-Issuers) up to the Business Day prior to the scheduled Clean-Up Call Redemption Date by written notice to the Trustee, the Rating Agency and (if applicable) the Portfolio Manager only if amounts equal to the Clean-Up Call Redemption Price (including funds in the Accounts available to pay the Clean-Up Call Redemption Price) are not received in full in immediately available funds by the second Business Day immediately preceding the proposed Clean-Up Call Redemption Date. Notice of any such withdrawal of a notice of Clean-Up Call Redemption shall be given by the Trustee at the expense of the Co-Issuers to each Holder of Notes at such Holder’s address in the Register, by overnight courier guaranteeing next day delivery not later than the Business Day prior to the scheduled Clean-Up Call Redemption Date. In addition, so long as any Notes are listed on the Cayman Islands Stock Exchange and the guidelines of such exchange so require, the Issuer shall also provide notice of such withdrawal to the Cayman Islands Stock Exchange.

(e)           On the Clean-Up Call Redemption Date, the Clean-Up Call Redemption Price shall be distributed pursuant to the Priority of Distributions.

(f)            Notice of redemption pursuant to this Section 9.6 having been given as aforesaid, the Notes to be redeemed shall, on the Clean-Up Call Redemption Date, subject to Section 9.6(c) and the Co-Issuers’ right to withdraw any notice of redemption pursuant to Section 9.6(d), become due and payable at the Clean-Up Call Redemption Price therein specified, and from and after the Clean-Up Call Redemption Date (unless the Co-Issuers shall default in the payment of the Clean-Up Call Redemption Price and accrued interest) all the Notes shall cease to bear interest on the Clean-Up Call Redemption Date. Upon final payment on Notes to be so redeemed, the Holder shall present and surrender any note evidencing such Notes at the place specified in the notice of redemption on or prior to such Clean-Up Call Redemption Date; provided that, if there is delivered to the Co-Issuers and the Trustee such security or indemnity as may be required by any of them to save such party harmless and an undertaking thereafter to surrender such Note, then, in the absence of notice to the Co-Issuers or the Trustee that the applicable Note has been acquired by a Protected Purchaser, such final payment shall be made without presentation or surrender.

If any Notes called for redemption pursuant to this Section 9.6 shall not be paid upon surrender thereof for redemption, the principal thereof shall, until paid, bear interest from the Clean-Up Call Redemption Date at the applicable Interest Rate for each successive Interest Accrual Period that such Notes remain Outstanding; provided that the reason for such non-payment is not the fault of the Holder of such Notes.

Section 9.7.           Special Redemption. Principal payments on the Notes shall be made in part in accordance with the Priority of Distributions on any Business Day (A) during the Reinvestment Period, if the Portfolio Manager at its sole discretion notifies the Trustee that it has been unable, for a period of at least twenty (20) consecutive Business Days, to identify additional Collateral Obligations that are deemed appropriate by the Portfolio Manager in its sole discretion and would meet the Investment Criteria in sufficient amounts to permit the investment or reinvestment of all or a portion of the funds then in the Collection Account that are to be invested in additional Collateral Obligations or (B) if a Retention Deficiency exists, to the extent necessary to reduce such Retention Deficiency to zero (in each case, a “Special Redemption”). On the first Distribution Date following the Collection Period in which such notice is given (a “Special Redemption Date”), the amount in the Collection Account representing (1) Principal Proceeds which the Portfolio Manager has determined cannot be reinvested in additional Collateral Obligations or (2) Principal Proceeds necessary to reduce any outstanding Retention Deficiency to zero (such amount, the “Special Redemption Amount”), as the case may be, shall be applied in accordance with the Priority of Distributions under Section 11.1(a)(ii). Notice of payments pursuant to this Section 9.7 shall be given by the Trustee as soon as reasonably practicable, and in any case not less than three (3) Business Days prior to the applicable Special Redemption Date (provided, that such notice shall not be required in connection with a Special Redemption pursuant to clause (B) of the definition of such term if the Special Redemption Amount is not known on or prior to such date) to each Holder of Notes affected thereby at such Holder’s address in the Register) and to the Rating Agency. In addition, for so long as any Notes are listed on the Cayman Islands Stock Exchange and so long as the guidelines of such exchange so require, notice of Special Redemption to the Holders of such Notes shall also be given by the Issuer to the listing agent or listing advisor in the Cayman Islands in the name and at the expense of the Co-Issuers, to the Cayman Islands Stock Exchange.

Section 9.8.           Re-Pricing of Notes. (a) The Issuer, with the consent of the Portfolio Manager and the Retention Holder, may reduce the spread over the Reference Rate applicable with respect to any Class of Re-Pricing Eligible Notes (any such reduction with respect to any such Class of Notes, a “Re-Pricing” and any Class of Re-Pricing Eligible Notes to be subject to a Re-Pricing, a “Re-Priced Class”) on any Business Day after the Non-Call Period; provided that, the Issuer shall not effect any Re-Pricing unless each condition specified in this Section 9.8 is satisfied with respect thereto. For the avoidance of doubt, no terms of any Re-Pricing Eligible Notes other than the Interest Rate applicable thereto may be modified or supplemented in connection with a Re-Pricing; provided that in connection with any Re-Pricing, (x) the Non-Call Period with respect to such Re-Priced Class may, with the consent of the Issuer, be extended and/or (y) the definition of “Redemption Price” may be revised, with the written consent of the Issuer, to reflect any agreed upon make-whole payments for the applicable Re-Priced Class. In connection with any Re-Pricing, the Issuer may engage a broker-dealer (the “Re-Pricing Intermediary”) upon the recommendation and subject to the approval of the Issuer and such Re-Pricing Intermediary shall assist the Issuer in effecting the Re-Pricing.

(b)           At least fourteen (14) days prior to the Business Day fixed for any proposed Re-Pricing (the “Re-Pricing Date”) (unless the Trustee and the Portfolio Manager agree to a shorter period), the Issuer or the Re-Pricing Intermediary on behalf of the Issuer, shall deliver a notice in writing (with a copy to the Portfolio Manager, the Trustee and each Rating Agency) to each Holder of the proposed Re-Priced Class, which notice shall (i) specify the proposed Re-Pricing Date and the revised spread (or range of spreads from which a single spread will be chosen prior to the Re-Pricing Date) over the Reference Rate (or, in the case of any Fixed Rate Notes, the Interest Rate) to be applied with respect to such Class (such spread or Interest Rate, as applicable, the “Re-Pricing Rate”), (ii) request that each Holder of the Re-Priced Class approve the proposed Re-Pricing or provide a proposed Re-Pricing Rate at which it would consent to such Re-Pricing that is within the range provided, if any, in clause (i) above (such proposal, a “Holder Proposed Re-Pricing Rate”), (iii) request that each consenting Holder of the Re-Priced Class deliver a response in writing to the Issuer, or to the Re-Pricing Intermediary on behalf of the Issuer, which response (the “Holder Purchase Request”) shall indicate the aggregate principal amount of the Re-Priced Class that such Holder is willing to purchase (or retain) at such Re-Pricing Rate (including within any range provided) specified in such notice, and (iv) state that the Issuer (or in the case of the following clause (a), the Re-Pricing Intermediary on behalf of the Issuer) will have the right to (a) cause all such Holders that did not deliver an Accepted Purchase Request (each, a “Non-Consenting Holder”) to sell their Notes of the Re-Priced Class on the Re-Pricing Date to one or more transferees at a sale price equal to the applicable Redemption Price, (b) redeem such Notes at the applicable Redemption Price with the proceeds of an issuance of Re-Pricing Replacement Notes or (c) amend, without consent, the interest rate applicable to the Notes of the Re-Priced Class held by Non-Consenting Holders to the Re-Pricing Rate in the event that the Issuer is unable to issue Re-Pricing Replacement Notes; provided that, at the direction of the Portfolio Manager, the Issuer may delay the Re-Pricing Date or determine the Re-Pricing Rate taking into consideration any Holder Proposed Re-Pricing Rates at any time up to two (2) Business Days prior to the Re-Pricing Date (upon notice to each Holder of the proposed Re-Priced Class, with a copy to the Portfolio Manager, the Trustee and each Rating Agency). Failure to give a notice of Re-Pricing, or any defect therein, to any Holder of any Re-Priced Class shall not impair or affect the validity of the Re-Pricing or give rise to any claim based upon such failure or defect.

Any notice of Re-Pricing may be withdrawn (thereby canceling the Re-Pricing) by (x) the Portfolio Manager or (y) the Issuer, with the consent of the Portfolio Manager (to the extent applicable), in each case, for any reason by delivery of a written notice to the Trustee and the Co-Issuer no later than the Business Day prior to the proposed Re-Pricing Date. Once withdrawn, a subsequent notice of Re-Pricing may be given in accordance with this Section 9.8. At the cost of the Co-Issuers, the Trustee shall provide a copy of such written notice to the Rating Agency.

(c)            In the event that any Holder of the Re-Priced Class does not deliver a written consent to the proposed Re-Pricing on or before the date that is at least five (5) Business Days (such date as determined by the Issuer in its sole discretion) after the date of such notice, the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, shall deliver written notice thereof to any Consenting Holder of the Re-Priced Class who delivered a Holder Purchase Request with a Holder Proposed Re-Pricing Rate that is equal to or less than the Re-Pricing Rate as determined by the Portfolio Manager (such request, an “Accepted Purchase Request” and any Holder providing such Accepted Purchase Request, a “Consenting Holder”) specifying the Aggregate Outstanding Amount of the Notes of the Re-Priced Class that such Consenting Holder has offered to purchase at the Re-Pricing Rate and the Aggregate Outstanding Amount of the Notes that will be sold to such Consenting Holder. Notwithstanding the above, the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, will cause the sale and transfer of Notes of any Non-Consenting Holders, without further notice to such Non-Consenting Holders, on the Re-Pricing Date to a transferee designated by the Re-Pricing Intermediary on behalf of the Issuer. All sales of Notes to be effected pursuant to this clause (c) will be made at the Redemption Price with respect to such Notes, and will be effected only if the related Re-Pricing is effected in accordance with this Section 9.8. The Holder of each Re-Pricing Eligible Note, by its acceptance of an interest in the Re-Pricing Eligible Notes, agrees to sell and transfer its Notes in accordance with this Section 9.8 and agrees to cooperate with the Issuer (or the Re-Pricing Intermediary on behalf of the Issuer) and the Trustee to effect such sales and transfers. In the event that the Issuer (or the Re-Pricing Intermediary on behalf of the Issuer) receives Accepted Purchase Requests with respect to more than the Aggregate Outstanding Amount of the Notes of the Re-Priced Class held by Non-Consenting Holders, the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, shall cause the sale and transfer of such Notes or will sell Re-Pricing Replacement Notes to such Consenting Holders at the applicable Redemption Prices and, if applicable, conduct a redemption of Non-Consenting Holders’ Notes of the Re-Priced Class with the sale of Re-Pricing Replacement Notes, without further notice to the Non-Consenting Holders thereof, on the Re-Pricing Date to the Consenting Holders delivering Accepted Purchase Requests, with respect thereto, pro rata (subject to the applicable minimum denominations) based on the Aggregate Outstanding Amount of the Notes such Consenting Holders indicated an interest in purchasing pursuant to their Holder Purchase Requests. In the event that the Issuer receives Accepted Purchase Requests with respect to less than the Aggregate Outstanding Amount of the Notes of the Re-Priced Class held by Non-Consenting Holders, the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, shall cause the sale and transfer of such Notes of the Re-Priced Class or will sell Re-Pricing Replacement Notes to such Consenting Holders at the applicable Redemption Prices and, if applicable, conduct a redemption of Non-Consenting Holders’ Notes of the Re-Priced Class with the sale of Re-Pricing Replacement Notes, without further notice to the Non-Consenting Holders thereof, on the Re-Pricing Date to the Consenting Holders delivering Accepted Purchase Requests with respect thereto, and any excess Notes of the Re-Priced Class held by Non-Consenting Holders shall be sold to one or more purchasers designated by the Issuer (or the Re-Pricing Intermediary on behalf of the Issuer) or redeemed with proceeds from the sale of Re-Pricing Replacement Notes. All sales of Non-Consenting Holders’ Notes or Re-Pricing Replacement Notes to be effectuated pursuant to this clause (c) shall be made at the applicable Redemption Price, and shall be effectuated only if the related Re-Pricing is effectuated in accordance with the provisions hereof.

(d)	The Issuer shall not effect any proposed Re-Pricing unless:

(i)             the Co-Issuers and the Trustee shall have entered into a supplemental indenture dated as of the Re-Pricing Date, which can be executed and delivered without regard to the provisions of Article VIII hereof, solely to modify the spread over the Reference Rate applicable to the Re-Priced Class and, to the extent applicable, (with the consent of the Issuer) to extend the Non-Call Period applicable to such Re-Priced Class or make changes to the definition of “Redemption Price” to reflect any agreed upon make-whole payments for the applicable Re-Priced Class;

(ii)            confirmation has been received that all Notes of the Re-Priced Class held by Non-Consenting Holders have been sold and transferred pursuant to clause (c) above;

(iii)           each Rating Agency shall have been notified of such Re-Pricing;

(iv)          all expenses of the Issuer and the Trustee (including the fees of the Re-Pricing Intermediary and fees of counsel) incurred in connection with the Re-Pricing do not exceed the amount of Interest Proceeds available after taking into account all amounts required to be paid pursuant to Section 11.1(a)(i) on the subsequent Distribution Date prior to the distribution of any remaining Interest Proceeds to the Issuer, unless such expenses have been paid or shall be adequately provided for (including without limitation, with Contributions and/or any proceeds from the issuance of Junior Mezzanine Notes in accordance with Section 2.4) by an entity other than the Issuer; and

(v)            the Issuer shall have obtained Tax Advice to the effected that such Re-Pricing will not cause the Issuer to be treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes or otherwise subject to U.S. federal income tax on a net basis (including any withholding tax liability under Section 1446 of the Code).

(e)           The Issuer shall direct the Trustee to segregate payments and take other reasonable steps to effect the Re-Pricing and the Trustee shall have the authority to take such actions as may be directed by the Issuer or the Portfolio Manager on behalf of the Issuer (or the Re-Pricing Intermediary on behalf of the Issuer) or Portfolio Manager shall deem necessary or desirable to effect a Re-Pricing. In order to give effect to the Re-Pricing, the Issuer may, to the extent necessary, obtain and assign a separate CUSIP or CUSIPs to the Notes of each Class held by consenting Holders or Non-Consenting Holders.

(f)            A second notice of a Re-Pricing shall be given by the Trustee not less than seven (7) Business Days prior to the proposed Re-Pricing Date, to each Holder of Notes of the Re-Priced Class at the address in the Register (with a copy to the Portfolio Manager), specifying the applicable Re-Pricing Date and the specific Re-Pricing Rate. Notice of Re-Pricing shall be given by the Trustee at the expense of the Issuer. Failure to give a notice of Re-Pricing, or any defect therein, to any Holder of any Re-Priced Class will not impair or affect the validity of the Re-Pricing or give rise to any claim based upon such failure or defect.

(g)           The Holder of each Note, by its acceptance of an interest in the Notes, agrees (i) to sell and transfer its Notes in accordance with the provisions hereof and to cooperate with the Issuer, the Re-Pricing Intermediary (if any) and the Trustee to effectuate such sales and transfers and (ii) in the event that such Holder (x) does not consent to a proposed Re-Pricing or to a sale of its interest and (y) does not otherwise cooperate with the Issuer, the Re-Pricing Intermediary (if any) and the Trustee, in each case to effectuate such sales and transfers within the time period described herein, then such Holder shall be deemed to consent to such Re-Pricing.

The Trustee shall be entitled to receive, and shall be fully protected in relying upon an Opinion of Counsel stating that a Re-Pricing is permitted by this Indenture and that all conditions precedent thereto have been complied with. The Trustee shall receive and shall rely on an Issuer Order providing direction and any additional information requested by the Trustee in order to effect a Re-Pricing in accordance with this Section 9.8.

ARTICLE X

ACCOUNTS, ACCOUNTINGS AND RELEASES

Section 10.1.          Collection of Money. Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all Money and other property payable to or receivable by the Trustee pursuant to this Indenture, including all payments due on the Pledged Obligations, in accordance with the terms and conditions of such Pledged Obligations. The Trustee shall segregate and hold all such Money and property received by it in trust for the Holders of the Notes and shall apply it as provided in this Indenture.

Section 10.2.          Collection Accounts. (a) The Trustee has established at the Custodian two segregated non-interest bearing trust accounts, each held in the name of the Trustee for the benefit of the Secured Parties, one of which shall be designated the “Interest Collection Account” and the other of which shall be designated the “Principal Collection Account,” each of which shall be maintained by the Issuer with the Custodian in accordance with the Securities Account Control Agreement. The Trustee shall from time to time deposit into the Interest Collection Account, in addition to the deposits required pursuant to Section 10.6(a), immediately upon receipt thereof (i)    any funds in the Reserve Account deemed by the Portfolio Manager in its sole discretion to be Interest Proceeds pursuant to Section 10.3(e) and (ii) all Interest Proceeds (unless simultaneously reinvested in additional Collateral Obligations in accordance with Article XII) received by the Trustee. The Trustee shall deposit immediately upon receipt thereof all other amounts remitted to the Collection Account into the Principal Collection Account, including in addition to the deposits required pursuant to Section 10.6(a), (i) any funds in the Reserve Account deemed by the Portfolio Manager in its sole discretion to be Principal Proceeds pursuant to Section 10.3(e), (ii) all Principal Proceeds (unless simultaneously reinvested in additional Collateral Obligations in accordance with Article XII or in Eligible Investments) received by the Trustee, and (iii) all other funds received by the Trustee. In addition, the Issuer may, but under no circumstances shall be required to, deposit from time to time such Monies (including any Monies received by way of capital contribution from its member(s)) in the Collection Account as it deems, in its sole discretion, to be advisable and to designate them as Interest Proceeds or Principal Proceeds. All Monies deposited from time to time in the Collection Account pursuant to this Indenture shall be held by the Trustee as part of the Assets and shall be applied to the purposes herein provided. Subject to Section 10.2(c), amounts in the Collection Account shall be reinvested pursuant to Section 10.6(a).

(b)           The Trustee, within one Business Day after receipt of any distribution or other proceeds in respect of the Assets which are not Cash, shall so notify or cause the Issuer to be notified and the Issuer shall use its commercially reasonable efforts to, within five (5) Business Days of receipt of such notice from the Trustee (or as soon as practicable thereafter), sell such distribution or other proceeds for Cash in an arm’s length transaction to a Person which is not the Portfolio Manager or an Affiliate of the Issuer or the Portfolio Manager and deposit the proceeds thereof in the Collection Account; provided, however, that the Issuer (i) need not sell such distributions or other proceeds if it delivers an Officer’s certificate to the Trustee certifying that such distributions or other proceeds constitute Collateral Obligations or Eligible Investments or (ii)     may otherwise retain such distribution or other proceeds for up to two years from the date of receipt thereof if it delivers an Officer’s certificate to the Trustee certifying that (x) it shall sell such distribution within such two (2)-year period and (y) retaining such distribution is not otherwise prohibited by this Indenture.

(c)            At any time when reinvestment is permitted pursuant to Article XII, the Portfolio Manager on behalf of the Issuer may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, withdraw Principal Proceeds on deposit in the subaccount of the Principal Collection Account designated in such Issuer Order (including Principal Financed Accrued Interest used to pay for accrued interest on an additional Collateral Obligation) and reinvest such funds in additional Collateral Obligations, in each case in accordance with the requirements of Article XII and such Issuer Order. At any time, the Portfolio Manager on behalf of the Issuer may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, withdraw Principal Proceeds on deposit in the subaccount of the Principal Collection Account designated in such Issuer Order and use such funds to meet funding requirements on Delayed Drawdown Collateral Obligations or Revolving Collateral Obligations.

(d)           The Portfolio Manager on behalf of the Issuer may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, pay from amounts on deposit in the Collection Account on any Business Day during any Interest Accrual Period (i) any amount required to exercise a warrant held in the Assets or right to acquire securities in accordance with the requirements of Article XII and such Issuer Order, (ii) any amount required to acquire loan assets or debt securities in connection with the insolvency, bankruptcy, reorganization, default, restructuring or workout or similar event of or with respect to a Collateral Obligation or the Obligor thereof in accordance with such Issuer Order; provided that, so long as any Notes are Outstanding and rated by Fitch, (A) if such payment is made from Interest Proceeds, in the determination of the Portfolio Manager (not to be called into question as a result of subsequent events), the remaining Interest Proceeds available after giving effect to such payment (and the acquisition or disposition of any other Assets previously or simultaneously committed to which are pending settlement) will not be insufficient to pay accrued and unpaid interest on each Class of Notes on the following Distribution Date, (B) if Principal Proceeds (for the avoidance of doubt, other than amounts received from Contributions that were designated as Principal Proceeds) are used to acquire securities, (x) after giving effect to such payment, the aggregate principal balance of the Collateral Obligations and amounts on deposit in the Principal Collection Account will be equal to or greater than the Reinvestment Target Par Balance, (y) the Overcollateralization Ratio Test is satisfied both prior to and after giving effect to such payment and (z) the aggregate amount of all such payments pursuant to this clause (ii) does not exceed 10.0% of the Refinancing Date Par Amount and (C) notice thereof is provided to the Rating Agency, (iii) any amount required to make customary protective advances or provide customary indemnities to the agent of a Collateral Obligation (for which the Issuer may receive a participation interest or other right of repayment) as may be required by the Issuer as a lender under the Underlying Instruments and (iv) from Interest Proceeds only, any Administrative Expenses (paid in the order of priority set forth in the definition thereof); provided that the aggregate Administrative Expenses paid pursuant to this Section 10.2(d)(iv) during any Collection Period shall not exceed the Administrative Expense Cap for the related Distribution Date.

(e)           The Trustee shall transfer to the Payment Account as applicable, from the Collection Account, for application pursuant to Section 11.1(a) of this Indenture, on or not later than the Business Day preceding each Distribution Date, the amount set forth to be so transferred in the Distribution Report for such Distribution Date.

(f)            The Issuer hereby directs the Trustee to deposit the amount specified in the Refinancing Date Certificate pursuant to Section 3.1(a)(xii) to the Collection Account on the Refinancing Date.

Section 10.3.           Payment Account; Custodial Account; Reserve Account; Contribution Account; Ongoing Expense Smoothing Account.

(a)           Payment Account. The Trustee has established at the Custodian a segregated non-interest bearing trust account which shall be held in the name of the Trustee for the benefit of the Secured Parties, which shall be designated as the “Payment Account”, and which shall be maintained by the Issuer with the Custodian in accordance with the Securities Account Control Agreement. Except as provided in Section 11.1(a), the only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Payment Account shall be to pay amounts due and payable or distributable on the Notes in accordance with their terms and the provisions of this Indenture, as applicable, and to pay Administrative Expenses and other amounts specified herein, each in accordance with the Priority of Distributions. The Co-Issuers shall not have any legal, equitable or beneficial interest in the Payment Account other than in accordance with the Priority of Distributions. Funds in the Payment Account shall not be invested.

(b)           Custodial Account. The Trustee has established at the Custodian a segregated non-interest bearing trust account which shall be held in the name of the Trustee for the benefit of the Secured Parties, which shall be designated as the “Custodial Account”, and which shall be maintained by the Issuer with the Custodian in accordance with the Securities Account Control Agreement. All Collateral Obligations shall be credited to the Custodial Account. The only permitted withdrawals from the Custodial Account shall be in accordance with the provisions of this Indenture. The Co-Issuers shall not have any legal, equitable or beneficial interest in the Custodial Account other than in accordance with this Indenture and the Priority of Distributions.

(c)           [Reserved].

(d)           [Reserved].

(e)           Reserve Account. The Trustee has established at the Custodian a segregated non-interest bearing trust account which shall be held in the name of the Trustee for the benefit of the Secured Parties, which shall be designated as the “Reserve Account,” which shall be maintained by the Issuer with the Custodian in accordance with the Securities Account Control Agreement. The Issuer hereby directs the Trustee to deposit the amount specified in the Refinancing Date Certificate in the Reserve Account on the Refinancing Date. On any Business Day after the Refinancing Date, the Trustee shall transfer funds from the Reserve Account, as directed by the Portfolio Manager, to the Interest Collection Account as Interest Proceeds or the Principal Collection Account as Principal Proceeds (in the Portfolio Manager’s discretion). Amounts in the Reserve Account may be invested at the direction of the Portfolio Manager in Eligible Investments and any income earned on amounts deposited in the Reserve Account will be deposited in the Interest Collection Account as Interest Proceeds as it is paid. In addition, on any day on which an amount is standing to the credit of the Reserve Account, the Portfolio Manager may direct the Trustee to withdraw any or all of such amount from the Reserve Account to (A) pay for expenses of a Re-Pricing or Refinancing, to repurchase Notes or to purchase additional Collateral Obligations or (B) apply such amounts to any Permitted Use.

(f)            Contribution Account. The Trustee has established at the Custodian a single, segregated non-interest bearing trust account which shall be held in the name of the Trustee for the benefit of the Secured Parties, which shall be designated as the “Contribution Account,” and which shall be maintained by the Issuer with the Custodian in accordance with the Securities Account Control Agreement. At any time during the Reinvestment Period, any Holder of Interests may, but shall not be required to, (A) make contributions of Cash, Eligible Investments and Collateral Obligations, in each case, in an amount equal to not less than $500,000 (each, a “Contribution” and, each such Holder, a “Contributor”), to the Issuer for any purpose (including, without limitation, any Permitted Use and/or to make any Cure Contribution) or (B) return to the Trustee any portion of Interest Proceeds or Principal Proceeds that was distributed on such Interests in accordance with the Priority of Distributions. Each Contribution shall be received into the Contribution Account, and the Portfolio Manager, on behalf of the Issuer, shall apply such Contribution as directed by the applicable Contributor at the time such Contribution is made (or, if no such direction is given by the Contributor, at the direction of the Portfolio Manager in its sole discretion). No Contribution or any portion thereof shall be returned to the Contributor at any time. Any income earned on amounts deposited in the Contribution Account shall be deposited in the Interest Collection Account as Interest Proceeds.

(g)           Ongoing Expense Smoothing Account. The Trustee has established at the Custodian a single, segregated non-interest bearing trust account which shall be held in the name of the Trustee for the benefit of the Secured Parties, which shall be designated as the “Ongoing Expense Smoothing Account.” The Trustee shall transfer funds to the Ongoing Expense Smoothing Account, in the amounts and as directed by the Portfolio Manager, on each Distribution Date as described under Section 11.1(a)(i). The Trustee shall apply funds from the Ongoing Expense Smoothing Account, in the amounts and as directed by the Portfolio Manager, to pay Administrative Expenses in the order of priority contained in the definition thereof on or between Distribution Dates (without regard to the Administrative Expense Cap). From time to time, the Portfolio Manager may direct the Trustee to withdraw amounts on deposit in the Ongoing Expense Smoothing Account and to deposit such amounts in the Interest Collection Account as Interest Proceeds or in the Principal Collection Account as Principal Proceeds, as applicable, based on whether such amount was initially deposited into the Ongoing Expense Smoothing Account from Interest Proceeds or Principal Proceeds, respectively. Any income earned on amounts on deposit in the Ongoing Expense Smoothing Account shall be deposited in the Interest Collection Account as Interest Proceeds as it is paid.

Section 10.4.          The Revolver Funding Account. Upon the purchase of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation, funds in the amounts described below shall be withdrawn from the Collection Account (as directed by the Portfolio Manager) and deposited by the Trustee in a single, segregated non-interest bearing trust account held in the name of the Trustee for the benefit of the Secured Parties (the “Revolver Funding Account”), which shall be maintained by the Issuer with the Custodian in accordance with the terms of the Securities Account Control Agreement. The Issuer hereby directs the Trustee to deposit the amount specified in the Refinancing Date Certificate (if any) in the Revolver Funding Account on the Refinancing Date. Upon initial purchase, funds deposited in the Revolver Funding Account in respect of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation shall be treated as part of the purchase price therefor. Amounts on deposit in the Revolver Funding Account shall be invested in overnight funds that are Eligible Investments selected by the Portfolio Manager and earnings from all such investments shall be deposited in the Interest Collection Account as Interest Proceeds.

With respect to any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation, upon the notification from the Portfolio Manager of the purchase of any such Delayed Drawdown Collateral Obligation, Revolving Collateral Obligation, the Trustee shall deposit funds in the Revolver Funding Account as directed by the Portfolio Manager such that the sum of the amount of funds on deposit in the Revolver Funding Account shall be equal to or greater than the sum of the unfunded funding obligations under all such Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations then included in the Assets. In addition, the Trustee shall deposit funds in the Revolver Funding Account upon the receipt by the Issuer of any Principal Proceeds with respect to a Revolving Collateral Obligation as directed by the Portfolio Manager on behalf of the Issuer.

Any funds in the Revolver Funding Account (other than earnings from Eligible Investments therein) shall be available solely to cover any drawdowns on the Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations. Upon (a) the sale or maturity of a Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation or (b) the occurrence of an event of default with respect to any such Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation or any other event or circumstance which results in the irrevocable reduction of the undrawn commitments under such Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation (the occurrence of which the Portfolio Manager shall notify the Trustee) any excess of (A) the amounts on deposit in the Revolver Funding Account over (B) the sum of the unfunded amounts of all Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations included in the Assets shall be transferred by the Trustee (at the direction of the Portfolio Manager) as Principal Proceeds to the Principal Collection Account.

Section 10.5.         Hedge Counterparty Collateral Account. If and to the extent that any Hedge Agreement requires the Hedge Counterparty to post collateral with respect to such Hedge Agreement, the Issuer shall (at the direction of the Portfolio Manager), on or prior to the date such Hedge Agreement is entered into, direct the Trustee to establish a segregated, non-interest bearing trust account held in the name of the Trustee for the benefit of the Secured Parties (each, a “Hedge Counterparty Collateral Account”), which shall be maintained by the Issuer with the Custodian in accordance with the terms of the Securities Account Control Agreement. The Trustee (as directed by the Portfolio Manager on behalf of the Issuer) shall deposit into each Hedge Counterparty Collateral Account all collateral required to be posted by a Hedge Counterparty and all other funds and property required by the terms of any Hedge Agreement to be deposited into the Hedge Counterparty Collateral Account, in accordance with the terms of the related Hedge Agreement. The only permitted withdrawals from or application of funds or property on deposit in the Hedge Counterparty Collateral Account shall be in accordance with the written instructions of the Portfolio Manager.

Section 10.6.          Reinvestment of Funds in Accounts; Reports by the Trustee. (a) By Issuer Order (which may be in the form of standing instructions), the Issuer (or the Portfolio Manager on behalf of the Issuer) shall at all times direct the Trustee to, and, upon receipt of such Issuer Order, the Trustee shall, invest all funds on deposit in the Collection Account, the Revolver Funding Account, the Reserve Account, the Contribution Account and the Ongoing Expense Smoothing Account as so directed in Eligible Investments having Stated Maturities no later than the Business Day preceding the next Distribution Date (or such shorter maturities expressly provided herein). If prior to the occurrence of an Event of Default, the Issuer shall not have given any such investment directions, the Trustee shall seek instructions from the Portfolio Manager within three (3) Business Days after transfer of any funds to such accounts. If the Trustee does not thereafter receive written instructions from the Portfolio Manager within five (5) Business Days after transfer of such funds to such accounts, it shall invest and reinvest the funds held in such accounts, as fully as practicable, in the Standby Directed Investment, until investment instruction as provided in the preceding sentence is received by the Trustee. After an Event of Default, the Trustee shall invest and reinvest such Monies as fully as practicable in the Standby Directed Investment. Except to the extent expressly provided otherwise herein, all interest and other income from such investments shall be deposited in the Interest Collection Account, any gain realized from such investments shall be credited to the Principal Collection Account upon receipt, and any loss resulting from such investments shall be charged to the Principal Collection Account. The Trustee shall not in any way be held liable by reason of any insufficiency of such accounts which results from any loss relating to any such investment; provided that the foregoing shall not relieve the Bank of its obligations under any security or obligation issued by the Bank or any Affiliate thereof.

(b)           The Trustee agrees to give the Issuer immediate notice if any Account or any funds on deposit in any Account, or otherwise to the credit of an Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. All Accounts shall remain at all times with (a) the Trustee or a financial institution that is a federal or state-chartered depository institution that has a short-term issuer default rating of at least “F1” and a long-term issuer default rating of at least “A” by Fitch or (b) in segregated trust accounts with the corporate trust department of a federal or state-chartered deposit institution that has a short-term issuer default rating of at least “F1” and a long-term issuer default rating of at least “A” by Fitch, and is subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulation Section 9.10(b). If the Trustee’s or such institution’s rating fall below the ratings set forth in this Section 10.6(b), the Issuer shall take commercially reasonable efforts to move the assets held in such account to another institution that satisfies such ratings within thirty (30) days of notice or knowledge thereof.

(c)           The Trustee shall supply, in a timely fashion, to the Co-Issuers, the Portfolio Manager, and each Rating Agency any information regularly maintained by the Trustee that the Co-Issuers, the Rating Agency or the Portfolio Manager may from time to time request in writing with respect to the Pledged Obligations, the Accounts and the other Assets and provide any other requested information reasonably available to the Trustee by reason of its acting as Trustee hereunder and required to be provided by Section 10.7 or to permit the Portfolio Manager to perform its obligations under the Portfolio Management Agreement. The Trustee shall promptly forward to the Portfolio Manager copies of notices and other writings received by it from the issuer of any Collateral Obligation or from any Clearing Agency with respect to any Collateral Obligation which notices or writings advise the holders of such security of any rights that the holders might have with respect thereto (including, without limitation, requests to vote with respect to amendments or waivers and notices of prepayments and redemptions) as well as all periodic financial reports, and other communications received from such issuer and Clearing Agencies with respect to such issuer.

Section 10.7.          Accountings.

(a)           Monthly. Not later than the 15th day (or, if such day is not a Business Day, the next succeeding Business Day) of each calendar month, excluding each month in which a Distribution Date occurs, commencing in February, 2022, the Issuer shall compile and make available (or cause to be compiled and made available) (including, at the election of the Issuer, via appropriate electronic means acceptable to each recipient) to each Rating Agency, the Trustee, the Portfolio Manager, the Placement Agent and, upon written request therefor, to any Holder shown on the Register and, upon written notice to the Trustee in the form of Exhibit D, any beneficial owner of Notes, a monthly report (each a “Monthly Report”) determined as of the eighth Business Day preceding the applicable delivery date. The Monthly Report shall contain the following information with respect to the Collateral Obligations and Eligible Investments included in the Assets (based, in part, on information provided by the Portfolio Manager):

(i)            Aggregate Principal Balance of Collateral Obligations and Eligible Investments representing Principal Proceeds.

(ii)           Adjusted Collateral Principal Amount of Collateral Obligations.

(iii)          Collateral Principal Amount of Collateral Obligations.

(iv)          A list of Collateral Obligations, including, with respect to each such Collateral Obligation, the following detailed information:

(A)         The obligor thereon (including the issuer ticker, if any);

(B)          The LoanX ID, CUSIP or security identifier thereof;

(C)          The Principal Balance thereof (other than any accrued interest that was purchased with Principal Proceeds (but noting any capitalized interest));

(D)          The percentage of the aggregate Collateral Principal Amount represented by such Collateral Obligation;

(E)          The related interest rate or spread (excluding, in the case where such Collateral Obligation is a Reference Rate Floor Obligation, the effect of any specified “floor” rate per annum related thereto);

(F)          The stated maturity thereof;

(G)          [Reserved];

(H)          The related Fitch Industry Classification;

(I)           [Reserved];

(J)           The Fitch Rating, unless such rating is based on a credit opinion unpublished by Fitch or such rating is a confidential rating or a private rating by Fitch;

(K)          The country of Domicile;

(L)           An indication as to whether each such Collateral Obligation is (1) a Defaulted Obligation, (2) a Delayed Drawdown Collateral Obligation, (3) a Revolving Collateral Obligation, (4) a Senior Secured Loan or Second Lien Loan, (5) a floating rate Collateral Obligation, (6) a Participation Interest (indicating the related Selling Institution and its ratings by each Rating Agency), (7) a Deferrable Security, (8) a Partial Deferrable Security (9) a Current Pay Obligation, (10) a DIP Collateral Obligation, (11) convertible into or exchangeable for equity securities, (12) a Discount Obligation (including its purchase price and purchase yield in the case of a fixed rate Collateral Obligation), (13) a Cov-Lite Loan, (14) a Swapped Non-Discount Obligation, (15) a First-Lien Last-Out Loan, or (16) a Purchased Defaulted Obligation;

(M)         Based solely on information provided by the Portfolio Manager, with respect to each Collateral Obligation that is a Discount Obligation purchased in the manner described in the last paragraph of the definition of “Discount Obligation”:

(1)           the identity of the Collateral Obligation (including whether such Collateral Obligation was classified as a Discount Obligation at the time of its original purchase) the proceeds of whose sale are used to purchase the purchased Collateral Obligation;

(2)           the purchase price (as a percentage of par) of the purchased Collateral Obligation and the sale price (as a percentage of par) of the Collateral Obligation the proceeds of whose sale are used to purchase the purchased Collateral Obligation; and

(3)           the Aggregate Principal Balance of Collateral Obligations that have been excluded from the definition of “Discount Obligation” and relevant calculations indicating whether such amount is in compliance with the limitations described in the first proviso in the last paragraph of the definition of “Discount Obligation”;

(N)          [Reserved];

(O)          Whether such Collateral Obligation is a Reference Rate Floor Obligation and the specified “floor” rate per annum related thereto as specified by the Portfolio Manager;

(P)           The purchase price and the Market Value of such Collateral Obligation, if such Market Value was calculated based on a bid price determined by a loan pricing service, and the name of such loan pricing service (including such disclaimer language as a loan pricing service may from time to time require, as provided by the Portfolio Manager to the Trustee and the Collateral Administrator); and

(Q)          Whether such Collateral Obligation is settled or unsettled.

(v)           For each of the limitations and tests specified in the definitions of Concentration Limitations and Collateral Quality Test, (1) the result, (2) the related minimum or maximum test level and (3) a determination as to whether such result satisfies the related test.

(vi)          The Fitch Rating Reporting Items.

(vii)         The Fitch Rating Factor, if publicly available.

(viii)        The Fitch Recovery Rate, if publicly available (including the applicable Fitch recovery rating and Fitch recovery rate in accordance with the definition of “Fitch Recovery Rate”).

(ix)           As provided by the Portfolio Manager, the total number of (and related dates of) any Aggregated Reinvestments occurring since the date of determination of the immediately preceding Monthly Report, the identity of each Collateral Obligation that was subject to Aggregated Reinvestments and the percentage of the Collateral Principal Amount consisting of such Collateral Obligations that were subject to Aggregated Reinvestments.

(x)            The calculation of each of the following:

(A)          Each Interest Coverage Ratio (and setting forth each related Required Coverage Ratio);

(B)          Each Overcollateralization Ratio (and setting forth each related Required Coverage Ratio);

(C)          The Reinvestment Overcollateralization Test (and setting forth the required test level); and

(D)          The ratio set forth in Section 5.1(g).

(xi)           For each Account, a schedule showing the beginning balance, each credit or debit specifying the nature, source and amount, and the ending balance.

(xii)          For the Contribution Account, a schedule showing the amount of Contributions since the previous Monthly Report and whether any such Contribution is a Cure Contribution.

(xiii)        A schedule showing for each of the following the beginning balance, the amount of Interest Proceeds received from the date of determination of the immediately preceding Monthly Report, and the ending balance for the current Measurement Date:

(A)          Interest Proceeds from Collateral Obligations; and

(B)          Interest Proceeds from Eligible Investments.

(xiv)        Purchases, prepayments and sales (in the case of each of clause (A)(7) and clause (B)(5) below, to be based solely on information provided by the Portfolio Manager):

(A)          The (1) identity, (2) purchase price, (3) purchase date, (4) sale price, (5)      Principal Balance (other than any accrued interest that was purchased with Principal Proceeds (but noting any capitalized interest)) and purchase price paid, (6) sale proceeds received (and whether Principal Proceeds or Interest Proceeds), (7)     gain (excess of the Principal Proceeds received over purchase price paid), (8) loss (excess of the purchase price paid over the Principal Proceeds received) and (9) the date for (X) each Collateral Obligation that was released for sale or disposition pursuant to Section 12.1 or prepaid since the date of determination of the immediately preceding Monthly Report and (Y) each prepayment, repayment at maturity or redemption of a Collateral Obligation, and in the case of (X), whether such Collateral Obligation was a Credit Risk Obligation, Defaulted Obligation or a Credit Improved Obligation, whether the sale of such Collateral Obligation was a discretionary sale and whether such sale of a Collateral Obligation was to an Affiliate of the Portfolio Manager; and

(B)          The (1) identity, (2) purchase date, (3) Principal Balance (other than any accrued interest that was purchased with Principal Proceeds (but noting any capitalized interest)), (4) the purchase price paid (and whether Principal Proceeds or Interest Proceeds were expended to acquire such Collateral Obligation) and (5) excess, as applicable, of the purchase price over the Principal Balance or of the Principal Balance over the purchase price of each Collateral Obligation acquired pursuant to Section 12.2 since the date of determination of the immediately preceding Monthly Report and whether such Collateral Obligation was obtained through a purchase from an Affiliate of the Portfolio Manager;

(xv)         The identity of each Defaulted Obligation, the Fitch Collateral Value and Market Value of each such Defaulted Obligation and date of default thereof.

(xvi)        The identity of each Collateral Obligation with a Fitch Rating of “CCC+” or below and the Market Value of each such Collateral Obligation.

(xvii)       The identity of each Collateral Obligation with a Fitch Rating of “CCC+” or below (if publicly available) and the Market Value of each such Collateral Obligation.

(xviii)      The identity of each Deferring Security, the Fitch Collateral Value and the Market Value of each Deferring Security, and the date on which interest was last paid in full in Cash thereon.

(xix)         A list of Eligible Investments, including, with respect to each such Eligible Investment, the obligor thereon and the Principal Balance thereof.

(xx)          For any Collateral Obligation, whether the rating of such Collateral Obligation has been upgraded, downgraded or put on credit watch by any Rating Agency since the date of determination of the immediately preceding Monthly Report and such old and new rating.

(xxi)         The identity of each Current Pay Obligation, the Market Value of each such Current Pay Obligation, the percentage of the Collateral Principal Amount comprised of Current Pay Obligations, the portfolio limitation for Current Pay Obligations expressed as a percentage of the Collateral Principal Amount and whether such limitation is satisfied.

(xxii)        The Market Value of each Collateral Obligation for which a Market Value was required to be calculated pursuant to the terms of this Indenture.

(xxiii)       The identity and Aggregate Principal Balance of Collateral Obligations that were sold to the Portfolio Manager or an Affiliate thereof.

(xxiv)       The Moody’s Equivalent Weighted Average Rating Factor, to the extent the related Fitch Rating with respect to each Collateral Obligation is available.

(xxv)        With respect to a Deferrable Security or Partial Deferrable Security, that portion of deferred or capitalized interest that remains unpaid and is included in the calculation of the Principal Balance of such Deferrable Security or Partial Deferrable Security.

(xxvi)       The total number of (and related dates of) any Aggregated Reinvestment occurring during such month, the identity of each Collateral Obligation that was subject to an Aggregated Reinvestment, and the percentage of the Collateral Principal Amount consisting of such Collateral Obligations that were subject to Aggregated Reinvestments.

(xxvii)      The identity of each Collateral Obligation that is the subject of a binding commitment to purchase that has not yet been settled (including the identity of each Collateral Obligation for which the expected settlement date is after the expiration of the Reinvestment Period).

(xxviii)     The identity of any Collateral Obligation for which a Maturity Amendment was executed.

(xxix)        For each Monthly Report delivered after the expiration of the Reinvestment Period (x) the identity and weighted average maturity of each Collateral Obligation with respect to which Principal Proceeds were received and reinvested and (y) the identity and weighted average maturity of the Collateral Obligation purchased with such Principal Proceeds.

(xxx)         With respect to any Swapped Non-Discount Obligation, (a) the identity, aggregate proceeds and aggregate principal amount of the purchased and sold Collateral Obligation, (b) the sale price and purchase price of the Swapped Non-Discount Obligations, (c) the percentage of the Refinancing Date Par Amount consisting of Swapped Non-Discount Obligations since the Refinancing Date and (d) the Fitch Rating of each of the Swapped Non-Discount Obligation and the sold Collateral Obligation.

(xxxi)        With respect to any debt obligation received pursuant to a Bankruptcy Exchange, (a) the identity and aggregate principal amount of the obligations received and exchanged in such Bankruptcy Exchange, (b) the percentage of the Collateral Principal Amount consisting of Collateral Obligations that are subject to a Bankruptcy Exchange, (c) the percentage of the Refinancing Date Par Amount consisting of Collateral Obligations that are and have been subject to a Bankruptcy Exchange since the Refinancing Date, (d) and, if applicable, as of the date of the Bankruptcy Exchange, the projected internal rate of return of the obligation obtained as a result of a Bankruptcy Exchange and the projected internal rate of return of the Defaulted Obligation exchanged in the Bankruptcy Exchange.

(xxxii)       Such other information as the Trustee, any Hedge Counterparty, any Rating Agency or the Portfolio Manager may reasonably request.

(xxxiii)      The identity and Fitch rating of the institution holding each Account.

Upon receipt of each Monthly Report, the Trustee shall, if the Trustee is not the same Person as the Collateral Administrator, compare the information contained in such Monthly Report to the information contained in its records with respect to the Assets and shall, within three (3) Business Days after receipt of such Monthly Report, notify the Issuer, the Collateral Administrator, the Portfolio Manager, and the Rating Agency if the information contained in the Monthly Report does not conform to the information maintained by the Trustee with respect to the Assets. In the event that any discrepancy exists, the Collateral Administrator and the Issuer, or the Portfolio Manager on behalf of the Issuer, shall attempt to resolve the discrepancy. If such discrepancy cannot be promptly resolved, the Collateral Administrator shall notify the Portfolio Manager who shall, on behalf of the Issuer, review such Monthly Report and the Trustee’s records to determine the cause of such discrepancy. If such review reveals an error in the Monthly Report or the Trustee’s records, the Monthly Report or the Trustee’s records shall be revised accordingly and, as so revised, shall be utilized in making all calculations pursuant to this Indenture and notice of any error in the Monthly Report shall be sent as soon as practicable by the Issuer to all recipients of such report, which may be accomplished by making a notation of such error in the subsequent Monthly Report or Distribution Report, whichever is earlier.

(b)           Distribution Date Accounting. The Issuer shall render (or cause to be rendered) a report (each a “Distribution Report”), determined as of the close of business on each Determination Date preceding a Distribution Date, and shall make available such Distribution Report (including, at the election of the Issuer, via appropriate electronic means acceptable to each recipient) to the Trustee, the Portfolio Manager, the Placement Agent, each Rating Agency then rating a Class of Notes and, upon written request therefor, any Holder shown on the Register and, upon written notice to the Trustee in the form of Exhibit D, any beneficial owner of Notes not later than the Business Day preceding the related Distribution Date. The Distribution Report shall contain the following information (based, in part, on information provided by the Portfolio Manager):

(i)             the information required to be in the Monthly Report pursuant to Section 10.7(a);

(ii)            the Aggregate Outstanding Amount of the Notes of each Class at the beginning of the Interest Accrual Period and such amount as a percentage of the original Aggregate Outstanding Amount of the Notes of such Class, the amount of principal payments to be made on the Notes of each Class on the next Distribution Date, the amount of any Deferred Interest on each Class of Deferred Interest Notes, and the Aggregate Outstanding Amount of the Notes of each Class after giving effect to the principal payments, if any, on the next Distribution Date and such amount as a percentage of the original Aggregate Outstanding Amount of the Notes of such Class;

(iii)           the Interest Rate and accrued interest for each applicable Class of Notes for such Distribution Date;

(iv)          the amounts payable pursuant to each clause of Section 11.1(a)(i) and each clause of Section 11.1(a)(ii) and each clause of Section 11.1(a)(iii) on the related Distribution Date;

(v)           for the Collection Account:

(A)          the Balance on deposit in the Collection Account at the end of the related Collection Period (or, with respect to the Interest Collection Account, the next Business Day);

(B)          the amounts payable from the Collection Account to the Payment Account, in order to make payments pursuant to Section 11.1(a)(i) and Section 11.1(a)(ii) and Section 11.1(a)(iii) on the next Distribution Date (net of amounts which the Portfolio Manager intends to re-invest in additional Collateral Obligations pursuant to Article XII); and

(C)          the Balance remaining in the Collection Account immediately after all payments and deposits to be made on such Distribution Date; and

(vi)          such other information as the Trustee, any Hedge Counterparty or the Portfolio Manager may reasonably request.

Each Distribution Report shall constitute instructions to the Trustee to withdraw funds from the Payment Account and pay or transfer such amounts set forth in Distribution Report in the manner specified and in accordance with the priorities established in Section 11.1 and Article XIII. Each Distribution Report prepared by or on behalf of the Issuer following the filing of a petition in bankruptcy against the Issuer will distinguish between payments to Holders or beneficial owners whose payments are and are not subordinated pursuant to the Bankruptcy Subordination Agreement.

(c)           Notice of Aggregated Reinvestment. The Issuer (or the Portfolio Manager on behalf of the Issuer) shall notify the Trustee of the commencement of each Aggregated Reinvestment and, upon receipt thereof, the Trustee shall make a copy of such notice available to Holders and each Rating Agency.

(d)           Interest Rate Notice. The Trustee shall make available to each Holder of Notes on each Distribution Report, a notice setting forth (x) the Interest Rate for such Notes for the next Interest Accrual Period and (y) a notice setting forth the Reference Rate for the next Interest Accrual Period.

(e)           Failure to Provide Accounting. If the Trustee shall not have received any accounting provided for in this Section 10.7 on the first Business Day after the date on which such accounting is due to the Trustee, the Issuer shall use all reasonable efforts to cause such accounting to be made by the applicable Distribution Date. To the extent the Issuer is required to provide any information or reports pursuant to this Section 10.7 as a result of the failure to provide such information or reports, the Issuer (with the assistance of the Portfolio Manager) shall be entitled to retain an Independent certified public accountant in connection therewith.

(f)            Required Content of Certain Reports. Each Monthly Report and each Distribution Report sent to any Holder or beneficial owner of an interest in a Note shall contain, or be accompanied by, the following notices:

“The Notes may be beneficially owned only by Persons that (a)(i) are not U.S. persons (within the meaning of Regulation S under the United States Securities Act of 1933, as amended) and are purchasing their beneficial interest in an offshore transaction or (ii) are either (A)(1) qualified institutional buyers (“Qualified Institutional Buyers”) within the meaning of Rule 144A and (2) qualified purchasers (as defined in Section 2(a)(51) of the Investment Company Act) (“Qualified Purchasers”) or entities exclusively owned by Qualified Purchasers and (B) (solely in the case of Certificated Notes) (1) accredited investors meeting the requirements of Rule 501(a)(1), (2), (3), (7) or (8) under the Securities Act (“Accredited Investors”) and (2) Qualified Purchasers or entities owned exclusively by Qualified Purchasers and (b) can make the representations set forth in Section 2.6 or the appropriate Exhibit to the Indenture. Beneficial ownership interests in the Rule 144A Global Notes may be transferred only to a Person that is both a Qualified Institutional Buyer and a Qualified Purchaser and that can make the representations referred to in clause (b) of the preceding sentence. The Issuer has the right to compel any beneficial owner of an interest in Rule 144A Global Notes that does not meet the qualifications set forth in such clauses to sell its interest in such Notes, or may sell such interest on behalf of such owner, pursuant to Section 2.12.”

“The Issuer directs that the recipient of this notice, and any recipient of a copy of this notice, provide a copy to any Person having an interest in this Note as indicated on the books of DTC or on the books of a participant in DTC or on the books of an indirect participant for which such participant in DTC acts as agent.”

“Each Holder or beneficial owner of Notes receiving this report agrees to keep all non-public information herein confidential and not to use such information for any purpose other than its evaluation of its investment in the Notes; provided, that any such Holder or beneficial owner may provide such information on a confidential basis to any prospective purchaser of such Holder’s or beneficial owner’s Notes that is permitted by the terms of the Indenture to acquire such Holder’s or beneficial owner’s Notes and that agrees to keep such information confidential in accordance with the terms of the Indenture.”

(g)           In no event shall the Trustee have any obligation to correct any liability with respect to errors or omissions related to the Monthly Report or Distribution Report delivered under Sections 10.7(a) or (b) unless a Trust Officer of the Trustee has received written notice of any such error or omission from the Issuer or a Holder within 90 days of the delivery of such report. After such 90-day period, the Trustee’s sole responsibility shall be to act at the direction and expense of the Issuer or Holders representing at least a Majority of the Class of Notes affected by such error or omission (or, if more than one Class of Notes is affected, a Majority of the Controlling Class).

(h)           Availability of Reports. The Trustee shall make the Monthly Report and the Distribution Report and any notices required to be provided to the Holders pursuant to the terms of this Indenture (including the notice required pursuant to Section 10.7(c)) available to the Holders via its internet website on a password protected basis. The Trustee’s internet website shall initially be located at www.ctslink.com. Parties that are unable to use the above distribution option will be entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee shall have the right to change the way such statements are distributed, including changing or eliminating its website or the way its website is accessed, in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes. As a condition to access to the Trustee’s internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the information it is directed or required to disseminate in accordance with this Indenture. The Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided in the information set forth in the Monthly Report and the Distribution Report and may affix thereto any disclaimer it deems appropriate in its reasonable discretion. Upon written request of any Holder, the Trustee shall also provide to such Holder copies of reports produced by the Portfolio Manager, this Indenture and the Portfolio Management Agreement.

As promptly as possible following the delivery of each Monthly Report and Distribution Report to the Trustee pursuant to Section 10.7(a) or (b), as applicable, the Trustee on behalf of the Issuer shall make available on the Trustee’s internet website such report to be delivered to Intex Solutions, Inc.

Section 10.8.         Release of Notes. (a) The Issuer may, by Issuer Order executed by an Authorized Officer of the Portfolio Manager, delivered to the Trustee no later than the settlement date for any sale of a security certifying that the sale, of such security is being made in accordance with Section 12.1 hereof and such sale complies with all applicable requirements of Section 12.1 direct the Trustee to release or cause to be released such security from the lien of this Indenture and, upon receipt of such Issuer Order, the Trustee shall deliver any such security, if in physical form, duly endorsed to the broker or purchaser designated in such Issuer Order or, if such security is a Clearing Corporation Security, cause an appropriate transfer thereof to be made, in each case against receipt of the sales price therefor as specified by the Portfolio Manager in such Issuer Order; provided, however, that the Trustee may deliver any such security in physical form for examination in accordance with street delivery custom; provided, further that, notwithstanding the foregoing, the Issuer shall not direct the Trustee to release any security pursuant to this Section 10.8(a) following the occurrence and during the continuance of an Event of Default unless (x) such release is in connection with a sale in accordance with Sections 12.1(a), (c), (d), (g) or (h), or (y) the liquidation of the Assets has begun or the Trustee has exercised any remedies of a Secured Party pursuant to Section 5.4(a)(iv) at the direction of a Majority of the Controlling Class.

(b)           If no Event of Default has occurred and is continuing and subject to Article XII hereof, the Trustee shall upon an Issuer Order (i) deliver any Pledged Obligation, and release or cause to be released such security from the lien of this Indenture, which is set for any mandatory call or redemption or payment in full to the appropriate paying agent on or before the date set for such call, redemption or payment, in each case against receipt of the call or redemption price or payment in full thereof and (ii) provide notice thereof to the Portfolio Manager.

(c)           Upon receiving actual notice of any Offer (as defined below) or any request for a waiver, consent, amendment or other modification with respect to any Collateral Obligation, the Trustee on behalf of the Issuer shall promptly notify the Portfolio Manager of any Collateral Obligation that is subject to a tender offer, voluntary redemption, exchange offer, conversion or other similar action (an “Offer”) or such request. Unless the Notes have been accelerated following an Event of Default, the Portfolio Manager shall have the exclusive right to direct in writing (upon which the Trustee may conclusively rely) (x) the Trustee to accept or participate in or decline or refuse to participate in such Offer and, in the case of acceptance or participation, to release from the lien of this Indenture such Collateral Obligation in accordance with the terms of the Offer against receipt of payment therefor, or (y) the Issuer or the Trustee to agree to or otherwise act with respect to such consent, waiver, amendment or modification. If the Notes have been accelerated following an Event of Default, the Majority of the Controlling Class shall have the exclusive right to direct in writing (upon which the Trustee may conclusively rely) (x) the Trustee to accept or participate in or decline or refuse to participate in such Offer and, in the case of acceptance or participation, to release from the lien of this Indenture such Collateral Obligation in accordance with the terms of the Offer against receipt of payment therefor, or (y) the Issuer or the Trustee to agree to or otherwise act with respect to such consent, waiver, amendment or modification; provided, that in the absence of any such direction, the Trustee shall not respond or react to such Offer or request; provided further, that the acceptance of, or participation in, any Offer, and the consent to any such waiver, amendment or modification shall be deemed not to be an acquisition of a new Collateral Obligation. During and after the Reinvestment Period, the Issuer (or the Portfolio Manager on the Issuer’s behalf) may vote in favor of a Maturity Amendment; provided that; the Issuer (or the Portfolio Manager on the Issuer’s behalf) may only affirmatively vote in favor of any Maturity Amendment if (A) such Maturity Amendment would not extend the stated maturity date of such Collateral Obligation beyond the earliest Stated Maturity of the Notes; and (B) as determined by the Portfolio Manager after giving effect to such Maturity Amendment and any Aggregated Reinvestment, the Weighted Average Life Test will be satisfied; provided that this clause (B) shall be deemed to be satisfied with respect to any Maturity Amendment which is a Credit Amendment if, immediately after giving effect to such Credit Amendment, the Aggregate Principal Balance of Collateral Obligations that have been subject to a Credit Amendment with the affirmative vote of the Issuer (or the Portfolio Manager on the Issuer’s behalf), (1) which are owned by the Issuer as of any date of determination shall not exceed 5.0% of the Collateral Principal Amount and (2) measured cumulatively from the Refinancing Date shall not exceed 10.0% of the Collateral Principal Amount; provided, further, that the Issuer (or the Portfolio Manager on behalf of the Issuer) may affirmatively vote in favor of any Maturity Amendment without regard to clauses (A) and (B) above so long as the Portfolio Manager intends to sell such Collateral Obligation within 30 days after the effective date of such Maturity Amendment and reasonably believes that any such sale will be completed prior to the end of such 30-day period; provided, however, that if such Collateral Obligation is not sold within such 30 day period, it shall be treated as a Defaulted Obligation for all purposes hereunder.

(d)           As provided in Section 10.2(a), the Trustee shall deposit any proceeds received by it from the disposition of a Pledged Obligation in the applicable account under the Collection Account, unless simultaneously applied to the purchase of additional Collateral Obligations or Eligible Investments as permitted under and in accordance with the requirements of this Article X and Article XII.

(e)           The Trustee shall, upon receipt of an Issuer Order at such time as there are no Notes Outstanding and all obligations of the Co-Issuers hereunder have been satisfied, release any remaining Assets from the lien of this Indenture.

(f)            [Reserved].

(g)           Any security, Collateral Obligation or amounts that are released pursuant to Section 10.8(a), (b), (c), (e), (f) or (g) shall be released from the lien of this Indenture.

Section 10.9.          Reports by Independent Accountants. (a) Prior to the delivery of any reports of accountants required to be prepared pursuant to the terms hereof, the Issuer shall appoint one or more firms of Independent certified public accountants of recognized international reputation for purposes of preparing and delivering any Accountants’ Reports required by this Indenture, which may be the firm of Independent certified public accountants that performs accounting services for the Issuer or the Portfolio Manager. The Issuer may remove any firm of Independent certified public accountants at any time without the consent of any Holder of Notes. The fees of such Independent certified public accountants and its successor shall be payable by the Issuer as an Administrative Expense. In the event such firm requires the Trustee to agree to the procedures performed by such firm, the Issuer hereby directs the Trustee to so agree; it being understood and agreed that the Trustee shall deliver such letter of agreement in conclusive reliance on the foregoing direction of the Issuer, and the Trustee shall make no inquiry or investigation as to, and shall have no obligation in respect of, the validity or correctness of such procedures.

(b)           Upon the written request of the Trustee, or any Holder of an Interest, the Issuer shall cause the firm of Independent certified public accountants appointed pursuant to Section 10.9(a) to provide any Holder of Interests with all of the information required to be provided by the Issuer or pursuant to Section 7.16 or assist the Issuer in the preparation thereof. With respect to any accountants appointed under this Indenture, the Trustee and the Collateral Administrator shall not be liable for any claims, liabilities or expenses relating to such accountants’ engagement or any report issued in connection with such engagement and dissemination of any such report is subject to the consent of the accountants. Neither the Trustee nor the Collateral Administrator shall have any responsibility to make any inquiry or investigation as to, and shall have no obligation in respect of, the terms of any engagement of Independent accountants by the Issuer (or the Portfolio Manager on behalf of the Issuer) or the terms of any agreed upon procedures in respect of such engagement; provided, however, that the Trustee and the Collateral Administrator shall be authorized, upon receipt of an Issuer Order directing the same, to execute any acknowledgement or other agreement with the Independent accountants required for the Trustee and the Collateral Administrator to receive any of the reports or instructions provided for herein, which acknowledgement or agreement may include restrictions or prohibitions on the disclosure of information or documents provided to it by such firm of Independent accountants (including to the Holders, it being understood that the Trustee and the Collateral Administrator shall deliver such acknowledgement or agreement in conclusive reliance on the Issuer Order); provided, further, that notwithstanding the foregoing, in no event shall the Trustee or the Collateral Administrator be required to execute any agreement in respect of the Independent accountants that the Trustee or the Collateral Administrator determines adversely affects it.

(c)           The Trustee shall not be liable for any claims, liabilities or expenses relating to the engagement of Independent certified public accountants pursuant to Section 10.9(a) or any report of such Independent certified public accountants issued in connection with such engagement, and the dissemination of any such report is subject to the consent of the Independent certified public accountants.

Section 10.10.       Reports to Rating Agency. In addition to the information and reports specifically required to be provided to each Rating Agency pursuant to the terms of this Indenture, the Issuer shall provide to each Rating Agency all information or reports delivered to the Trustee hereunder (excluding any Accountants’ Report), and such additional information as the Rating Agency may from time to time reasonably request in accordance with Section 14.3(b) hereof.

Section 10.11.       Procedures Relating to the Establishment of Accounts Controlled by the Trustee. Notwithstanding anything else contained herein, with respect to each of the Accounts, the Trustee is hereby directed, and hereby agrees, to cause the Custodian establishing such Accounts to enter into the Securities Account Control Agreement and, if the Custodian is the Bank, to cause the Bank to comply with the provisions of such Securities Account Control Agreement. The Trustee may open such subaccounts of any such Account as it deems necessary or appropriate for convenience of administration.

ARTICLE XI

APPLICATION OF MONIES

Section 11.1.          Disbursements of Monies from Payment Account. (a) Notwithstanding any other provision in this Indenture, but subject to the other subsections of this Section 11.1 and the Bankruptcy Subordination Agreement, on each Distribution Date, the Trustee shall disburse amounts transferred, if any, from the Collection Account to the Payment Account pursuant to Section 10.2 in accordance with the following priorities (the “Priority of Distributions”); provided that, except with respect to a Post-Acceleration Distribution Date or the Stated Maturity (x) amounts transferred, if any, from the Interest Collection Account shall be applied solely in accordance with Section 11.1(a)(i); and (y) amounts transferred, if any, from the Principal Collection Account shall be applied solely in accordance with Section 11.1(a)(ii).

(i)             On each Distribution Date (other than the Stated Maturity or any Post-Acceleration Distribution Date), Interest Proceeds that are transferred into the Payment Account, shall be applied in the following order of priority:

(A)         (1) first, to the payment of taxes and governmental fees (including annual return fees and registered office fees) owing by the Issuer or the Co-Issuer, (2)     second, to the payment of the accrued and unpaid Administrative Expenses (in the order set forth in the definition of such term); provided that amounts paid pursuant to clause (2) and any Administrative Expenses paid from the Collection Account pursuant to Section 10.2(d)(iv) on or between Distribution Dates, collectively, may not exceed, in the aggregate, the Administrative Expense Cap and (3) third, on such Distribution Date, the Portfolio Manager may, in its discretion, direct the Trustee to deposit to the Ongoing Expense Smoothing Account an amount equal to the lesser of (x) the Ongoing Expense Smoothing Shortfall and (y) the Ongoing Expense Excess Amount;

(B)          to the payment of any accrued and unpaid Base Management Fee (to the extent not deferred by the Portfolio Manager) due and payable, and unless further deferred by the Portfolio Manager by notice to the Trustee (such notice to be delivered no later than the related Determination Date), any previously deferred Base Management Fee, to the Portfolio Manager, except that any deferred Base Management Fee will be payable only to the extent that, after giving effect to such payment on a pro forma basis, all interest (including Deferred Interest) due and payable on each Class of Notes will be paid in full on such Distribution Date;

(C)          to the payment pro rata of (1) any amounts due to a Hedge Counterparty under a Hedge Agreement other than amounts due as a result of the termination (or partial termination) of such Hedge Agreement and (2) any amounts due to a Hedge Counterparty under a Hedge Agreement pursuant to an early termination (or partial termination) of such Hedge Agreement as a result of a Priority Hedge Termination Event;

(D)          to the payment of accrued and unpaid interest on the Class A-1-R Notes;

(E)           to the payment of accrued and unpaid interest on the Class A-2-R Notes;

(F)           if either of the Class A Coverage Tests is not satisfied on the related Determination Date, to make payments in accordance with the Note Payment Sequence to the extent necessary to cause both Class A Coverage Tests to be met as of the related Determination Date after giving effect to any payments made through this clause (F);

(G)          to the payment of accrued and unpaid interest (excluding Deferred Interest but including interest on Deferred Interest) on the Class B-R Notes;

(H)          if either of the Class B Coverage Tests is not satisfied on the related Determination Date, to make payments in accordance with the Note Payment Sequence to the extent necessary to cause both Class B Coverage Tests to be met as of the related Determination Date after giving effect to any payments made through this clause (H);

(I)            to the payment of any Deferred Interest on the Class B-R Notes;

(J)           to the payment of accrued and unpaid interest (excluding Deferred Interest but including interest on Deferred Interest) on the Class C-R Notes;

(K)          if either of the Class C Coverage Tests is not satisfied on the related Determination Date, to make payments in accordance with the Note Payment Sequence to the extent necessary to cause both Class C Coverage Tests to be met as of the related Determination Date after giving effect to any payments made through this clause (K);

(L)           to the payment of any Deferred Interest on the Class C-R Notes;

(M)         during the Reinvestment Period, if the Reinvestment Overcollateralization Test is not satisfied on the related Determination Date for deposit to the Collection Account as Principal Proceeds the lesser of (i) 50.0% of the remaining Interest Proceeds after application of Interest Proceeds pursuant to clauses (A) through (L) above and (ii) the amount necessary to cause the Reinvestment Overcollateralization Test to be satisfied as of such Determination Date after giving effect to any payments made through this clause (M), to be used at the election of the Portfolio Manager either (x) to purchase additional Collateral Obligations or (y) with the prior consent of the Issuer, to pay principal of the Notes in accordance with the Note Payment Sequence;

(N)          to the distribution to the Portfolio Manager of any accrued and unpaid amounts in respect of the Subordinated Interest (after giving effect to any Current Deferred Interest in respect of such Distribution Date, but excluding interest on any Deferred Subordinated Interest);

(O)          to the distribution of the following amounts in the following priority: (1) first, interest on any Deferred Subordinated Interest that remains accrued and unpaid with respect to any prior Distribution Date and (2) second, at the election of the Portfolio Manager, any accrued and unpaid Cumulative Deferred Interest;

(P)           to the payment of (1) first, any Administrative Expenses not paid pursuant to clause (A)(2) above due to the limitations contained therein (in the priority stated in clause (A)(2) above) and (2) second, pro rata based on amounts due, any amounts due to any Hedge Counterparty under any Hedge Agreement not otherwise paid pursuant to clause (C) above;

(Q)          [reserved]; and

(R)          any remaining Interest Proceeds shall be paid to the Issuer.

(ii)           On each Distribution Date (other than a Post-Acceleration Distribution Date or the Stated Maturity), the Principal Proceeds that are transferred to the Payment Account shall be applied in the following order of priority:

(A)          to pay the amounts referred to in clauses (A) through (F), (H) and (K) of Section 11.1(a)(i) in the priority stated therein, but only to the extent applicable and not paid in full thereunder;

(B)          (1) if the Notes are to be redeemed on such Distribution Date in connection with a Tax Event, a Clean-Up Call Redemption, a Special Redemption or an Optional Redemption, to the payment of the Redemption Price or Clean-Up Call Redemption Price, as applicable (without duplication of any payments received by any Class of Notes pursuant to Section 11.1(a)(i) above or under clause (A) of this Section 11.1(a)(ii)) in accordance with the Note Payment Sequence, or (2)     on any Distribution Date on or after the Notes have been paid in full, at the direction of the Issuer, the remaining funds after payment of, or establishment of, a reasonable reserve for Administrative Expenses and for all amounts referred to in clauses (C) through (J) of this Section 11.1(a)(ii) shall be distributed to the Issuer;

(C)          on any Distribution Date occurring during the Reinvestment Period, only and to the extent not paid pursuant to pursuant to Section 11.1(a)(i) above, to the payment of (i) first, any accrued and unpaid interest (excluding Deferred Interest but including interest on Deferred Interest) on the Class B-R Notes, and (ii) second, if the Class B-R Notes constitute, or will become, the Controlling Class on such Distribution Date, any Deferred Interest on the Class B-R Notes; provided, that after giving effect to such payments, the Class B Coverage Tests will be satisfied on a pro forma basis;

(D)          on any Distribution Date occurring during the Reinvestment Period, only and to the extent not paid pursuant to Section 11.1(a)(i) above, to the payment of (i) first, any accrued and unpaid interest (excluding Deferred Interest but including interest on Deferred Interest) on the Class C-R Notes and (ii) second, if the Class C-R Notes constitute, or will become, the Controlling Class on such Distribution Date, any Deferred Interest on the Class C-R Notes; provided, that after giving effect to such payments, the Class C Coverage Tests will be satisfied on a pro forma basis;

(E)          on any Distribution Date occurring during the Reinvestment Period, to the purchase of additional Collateral Obligations or Eligible Investments pending the purchase of such Collateral Obligations, and after the Reinvestment Period, to invest Principal Proceeds received (x) prior to the end of the Reinvestment Period but permitted to be used to settle pending purchases in accordance with Section 12.2(a) or (y) with respect to any Collateral Obligation sold in connection with a proposed redemption of Notes that was subsequently not completed, in accordance with Section 9.4(c) and (d) and Section 12.2(d);

(F)          on any Distribution Date occurring after the Reinvestment Period, for payment in accordance with the Note Payment Sequence after taking into account payments made pursuant to Section 11.1(a)(i) and clauses (A) through (B) of this Section 11.1(a)(ii);

(G)          on any Distribution Date occurring after the Reinvestment Period, to the distribution to the Portfolio Manager the following amounts in the following priority: (i) first, any accrued and unpaid Subordinated Interest (after giving effect to any Current Deferred Interest in respect of such Distribution Date, but excluding interest on any Deferred Subordinated Interest), (ii) second, interest on any Deferred Subordinated Interest that remains accrued and unpaid with respect to any prior Distribution Date, (iii) third, at the election of the Portfolio Manager, any accrued and unpaid Cumulative Deferred Interest and (iv) fourth, any other amounts payable or distributable to the Portfolio Manager under the Portfolio Management Agreement, in each case to the extent not paid pursuant to clause (N) or (O), as applicable, of Section 11.1(a)(i) above on such Distribution Date;

(H)          on any Distribution Date occurring after the Reinvestment Period, to the payment of the Administrative Expenses of the Co-Issuers in the order of priority set forth in clause (A) of Section 11.1(a)(i) above (without regard to the Administrative Expense Cap), but only to the extent not previously paid in full under clauses (A) and (P) of Section 11.1(a)(i) above and under clause (A) of this Section 11.1(a)(ii);

(I)            on any Distribution Date occurring after the Reinvestment Period, to the payment pro rata based on amounts due, of any amounts due to any Hedge Counterparty under any Hedge Agreement not previously paid in full under clauses (C) and (P) of Section 11.1(a)(i) above and under clause (A) of this Section 11.1(a)(ii); and

(J)           on any Distribution Date occurring after (i) the Reinvestment Period or (ii) the repayment of the Notes in full and payment in full of (and/or creation of a reserve for) all expenses of the Co-Issuers, all remaining Principal Proceeds for payment to the Issuer as additional distributions thereto.

(iii)           On each Post-Acceleration Distribution Date or on the Stated Maturity, all Interest Proceeds and all Principal Proceeds that are transferred to the Payment Account shall be applied in the following order of priority:

(A)          to pay all amounts under clauses (A), (B) and (C) of Section 11.1(a)(i) in the priority and subject to the limitations stated therein; provided that the Administrative Expense Cap shall not apply to amounts payable (including indemnities) to the Trustee, the Bank in each of its other capacities under the Transaction Documents or the Collateral Administrator following commencement of the liquidation of assets as described in Article V;

(B)          to the payment of accrued and unpaid interest on the Class A-1-R Notes, until such amounts have been paid in full;

(C)          to the payment of principal of the Class A-1-R Notes, until such amount has been paid in full;

(D)          to the payment of accrued and unpaid interest on the Class A-2-R Notes until such amounts have been paid in full;

(E)           to the payment of principal of the Class A-2-R Notes, until such amount has been paid in full;

(F)           to the payment of, first, accrued and unpaid interest and, then, any Deferred Interest on the Class B-R Notes until such amounts have been paid in full;

(G)          to the payment of principal of the Class B-R Notes until such amount has been paid in full;

(H)          to the payment of, first, accrued and unpaid interest and, then, any Deferred Interest on the Class C-R Notes until such amounts have been paid in full;

(I)            to the payment of principal of the Class C-R Notes until such amount has been paid in full;

(J)           to the payment of (1) first, any Administrative Expenses (in the priority stated therein) to the extent not paid pursuant to clause (A) above and (2) second, pro rata based on amounts due, any amounts due to any Hedge Counterparty under any Hedge Agreement pursuant to an early termination (or partial termination) of such Hedge Agreement not otherwise paid pursuant to clause (A) above;

(K)          to the distribution to the Portfolio Manager the following amounts in the following priority: (i) first, any accrued and unpaid amounts in respect of the Subordinated Interest (after giving effect to any Current Deferred Interest in respect of such Distribution Date, but excluding interest on any Deferred Subordinated Interest); (ii) second, interest on any Deferred Subordinated Interest that remains accrued and unpaid with respect to any prior Distribution Date; and (iii) third, at the election of the Portfolio Manager, any accrued and unpaid Cumulative Deferred Interest; and

(L)           any remaining Interest Proceeds and Principal Proceeds to the Issuer.

(iv)          On any date of a Partial Redemption by Refinancing or on any Re-Pricing Date, Refinancing Proceeds and/or the proceeds of Notes issued pursuant to a Re-Pricing, as the case may be, will be distributed in the following order of priority: (A) to pay the Redemption Price, in accordance with the Note Payment Sequence, of the Notes being refinanced, without duplication of any payments received by any such Notes pursuant to Section 11.1(a)(i) or Section 11.1(a)(iii), and (B) any remaining amounts to the Collection Account as Principal Proceeds.

(b)           On the Stated Maturity of the Notes, the Trustee shall pay the amounts provided in Section 11.1(a)(iii)(K) and (L) to the Issuer.

(c)           If on any Distribution Date the amount available in the Payment Account is insufficient to make the full amount of the disbursements required by the Distribution Report, the Trustee shall make the disbursements called for in the order and according to the priority set forth under Section 11.1(a) above to the extent funds are available therefor.

(d)           In connection with the application of funds to pay Administrative Expenses of the Issuer or the Co-Issuer, as the case may be, in accordance with Sections 11.1(a)(i), (ii) and (iii), the Trustee shall remit such funds, to the extent available, as directed and designated in an Issuer Order (which may be in the form of standing instructions) delivered to the Trustee no later than the Business Day prior to each Distribution Date.

(e)           In the event that the Hedge Counterparty defaults in the payment of its obligations to the Issuer under any Hedge Agreement on the date on which any payment is due thereunder, the Trustee shall make a demand on such Hedge Counterparty, or any guarantor, if applicable, demanding payment by 12:30 p.m., New York time, on such date. The Trustee shall give notice as soon as reasonably practicable to the Holders of Notes, the Portfolio Manager and each Rating Agency if such Hedge Counterparty continues to fail to perform its obligations for two (2) Business Days following a demand made by the Trustee on such Hedge Counterparty, and shall take such action with respect to such continuing failure as may be directed to be taken pursuant to Section 5.13.

(f)            To the extent the Base Management Fee is not paid or amounts in respect of the Subordinated Interest are not distributed on any Distribution Date when due, such amounts shall be deferred and shall be payable or distributable on subsequent Distribution Dates in accordance with the Priority of Distributions. Accrued and unpaid Base Management Fees shall be deferred without interest, regardless of whether such amounts were unpaid due to the operation of the Priority of Distributions or otherwise. For the avoidance of doubt, deferred Base Management Fees will be paid pursuant to Section 11.1(a)(i)(B) only to the extent such payment shall not result in the failure of the Interest Coverage Test applicable to any Class of Notes. Any amounts in respect of the Subordinated Interest that are not distributed on a Distribution Date when due by reason of the operation of the Priority of Distributions (but not, for the avoidance of doubt, amounts deferred at the election of the Portfolio Manager pursuant to Section 11.1(h) (such amounts, the “Deferred Subordinated Interest”)) shall accrue interest at the per annum rate then applicable to the Class C-R Notes.

(g)           The Portfolio Manager may, in its sole discretion, by written notice to the Trustee delivered not later than the related Determination Date, elect to irrevocably waive payment of or distribution in respect of any or all of the Base Management Fee and/or the Subordinated Interest otherwise payable or distributable and available to be paid or distributed to it on any Distribution Date (including any deferred Base Management Fee or deferred amounts in respect of the Subordinated Interest from prior periods, as applicable) in accordance with the Priority of Distributions on any Distribution Date designated by the Portfolio Manager (the “Waived Interest”). Any such Waived Interest shall not thereafter become due and payable and any claim of the Portfolio Manager therein shall be extinguished.

(h)           The Portfolio Manager may, in its sole discretion, elect to defer payment or distribution in respect of any or all of the Base Management Fee and/or the Subordinated Interest (other than any portion of any such fee or interest that the Portfolio Manager has previously designated as a Waived Interest) payable or distributable in accordance with the Priority of Distributions on any Distribution Date (with respect to the Subordinated Interest, only on or after the second Distribution Date). An amount equal to the Current Deferred Interest for any Distribution Date will be distributed as Interest Proceeds in accordance with the Priority of Distributions or, at the election of the Portfolio Manager, deposited into the Principal Collection Account as Principal Proceeds for investment in Collateral Obligations and/or Eligible Investments. The Cumulative Deferred Interest shall be payable or distributable on any subsequent Distribution Date at the election of the Portfolio Manager to the extent of funds available for such purpose in accordance with the Priority of Distributions. For the avoidance of doubt, any Base Management Fee and/or the Subordinated Interest deferred pursuant to this clause (h), shall be deferred without interest.

(i)            Any amounts to be paid to the Issuer pursuant to the terms hereof shall be paid by the Trustee or Paying Agent directly to an account of the Issuer designated in writing by the Issuer (which account shall initially be as set forth on Exhibit E hereof).

ARTICLE XII

SALE OF COLLATERAL OBLIGATIONS;
PURCHASE OF ADDITIONAL COLLATERAL OBLIGATIONS

Section 12.1.          Sales of Collateral Obligations. Subject to the satisfaction of the conditions specified in Section 12.3 and provided that no Event of Default has occurred and is continuing (except for sales pursuant to Sections 12.1(a), (c), (d), (g) or (h), unless liquidation of the Assets has begun or the Trustee has exercised any remedies of a Secured Party pursuant to Section 5.4(a)(iv) at the direction of a Supermajority of the Controlling Class), the Portfolio Manager on behalf of the Issuer may in writing direct the Trustee to sell and the Trustee (on behalf of the Issuer) shall sell in the manner directed by the Portfolio Manager any Collateral Obligation or Equity Security if, as certified by the Portfolio Manager (which certification shall be deemed to be provided upon delivery of an Issuer Order or trade confirmation in respect of such sale and upon which certification the Trustee may rely in accordance with Section 6.1), to the best of its knowledge, such sale satisfies any one of paragraphs (a) through (g) of this Section 12.1. For purposes of this Section 12.1, the Sale Proceeds of a Collateral Obligation sold by the Issuer shall include any Principal Financed Accrued Interest received in respect of such sale.

(a)           Credit Risk Obligations. The Portfolio Manager may direct the Trustee to sell any Credit Risk Obligation at any time during or after the Reinvestment Period without restriction.

(b)           Credit Improved Obligations. The Portfolio Manager may direct the Trustee to sell any Credit Improved Obligation at any time during the Reinvestment Period without restriction.

(c)           Defaulted Obligations. The Portfolio Manager may direct the Trustee to sell or otherwise dispose of any Defaulted Obligation or any other asset received by the Issuer in a workout, restructuring or similar transaction, or to consummate a Bankruptcy Exchange or an Exchange Transaction, at any time during or after the Reinvestment Period without restriction.

(d)           Equity Securities. The Portfolio Manager may direct the Trustee to sell any Equity Security at any time during or after the Reinvestment Period without restriction; provided that, the Portfolio Manager shall use commercially reasonable efforts to sell any Equity Security within three years of the date on which the Issuer acquires such Equity Security.

(e)           Stated Maturity; Optional Redemption or Redemption following a Tax Event; Clean-Up Call Redemption. After the Issuer has notified the Trustee of an Optional Redemption of the Notes in whole (unless such Optional Redemption is funded solely with Refinancing Proceeds), a redemption of the Notes in connection with a Tax Event in accordance with Section 9.2, a Clean-Up Call Redemption in accordance with Section 9.6 or otherwise in connection with the Stated Maturity, the Portfolio Manager shall direct the Trustee to sell (which sale may be through participation or other arrangement) all or a portion of the Collateral Obligations if the requirements of Article IX (including the certification requirements of Section 9.2(d)) are satisfied. If any such sale is made through participation, the Issuer shall use reasonable efforts to cause such participations to be converted to assignments within six months of the sale.

(f)            Discretionary Sales. The Portfolio Manager may direct the Trustee to sell any Collateral Obligation (other than one being sold pursuant to clauses (a) through (e) above) (each such sale, a “Discretionary Sale”) at any time if (i) after giving effect to such Discretionary Sale, the Aggregate Principal Balance of all Collateral Obligations sold pursuant to Discretionary Sales during the same calendar year is not greater than 25.0% of the Collateral Principal Amount plus without duplication, any Principal Proceeds on deposit in the Contribution Account (including Eligible Investments therein) (measured as of the beginning of such calendar year or, in the case of the year 2021, the Refinancing Date Par Amount); and (ii) either:

(A)          at any time (1) the Sale Proceeds from such Discretionary Sale are at least sufficient to maintain or increase the Adjusted Collateral Principal Amount (as measured before such sale), or (2) after giving effect to such Discretionary Sale, the Aggregate Principal Balance of the Collateral Obligations (excluding the Collateral Obligation being sold) plus, without duplication, Cash and Eligible Investments (as applicable) constituting Principal Proceeds on deposit in the Accounts (including, without duplication, the anticipated net proceeds of such sale), (x) is maintained or increased or (y) shall be equal to or greater than the Reinvestment Target Par Balance; or

(B)          during the Reinvestment Period, the Portfolio Manager reasonably believes it will be able to reinvest such Sale Proceeds in compliance with the Investment Criteria.

For purposes of determining the percentage of Collateral Obligations sold during any such period, the amount of any Collateral Obligations sold shall be reduced to the extent of any purchases (or irrevocable commitments to purchase) of Collateral Obligations of the same obligor (which are pari passu or senior to such sold Collateral Obligations) so long as any such Collateral Obligation was sold with the intention of purchasing a Collateral Obligation of the same obligor (which would be pari passu or senior to such sold Collateral Obligation).

(g)           Mandatory Sales.

(i)            The Portfolio Manager shall use commercially reasonable efforts to sell each Pledged Obligation that constitutes Margin Stock not later than forty-five (45) days after the later of (x) the date of the Issuer’s acquisition thereof and (y) the date such Pledged Obligation became Margin Stock, in each case, unless such sale or other disposition is prohibited by applicable law or contractual restriction, in which case the Portfolio Manager will sell such Margin Stock as soon as such sale or disposition is permitted by applicable law and not prohibit by such contractual restriction.

(ii)           At any time that the Issuer holds Margin Stock with an aggregate Market Value in excess of 10% of the Collateral Principal Amount, the Portfolio Manager shall use commercially reasonable efforts to sell Margin Stock with an aggregate Market Value at least equal to such excess.

(h)           Unsalable Assets. After the Reinvestment Period:

(i)            (A) At the direction and discretion of the Portfolio Manager, the Trustee, at the expense of the Issuer, may conduct an auction of Unsalable Assets in accordance with the procedures described in clause (ii) below or (B) receive or deliver such Unsalable Assets to the Portfolio Manager or one or more related entities thereof, at the respective Market Value of such Unsalable Assets, if the Portfolio Manager determines in its sole discretion (not to be called into question as a result of subsequent events) that an auction of such Unsalable Assets pursuant to clause (A) above would increase costs to the Issuer on a net basis after taking into account expected proceeds from such auction.

(ii)           Promptly after receipt of such direction, the Trustee shall provide notice (in such form as is prepared by the Portfolio Manager) to the Holders (and each Rating Agency then rating any Notes) of an auction, setting forth in reasonable detail a description of each Unsalable Asset and the following auction procedures:

(A)          any Holder of Notes may submit a written bid to purchase one or more Unsalable Assets no later than the date specified in the auction notice (which shall be at least fifteen (15) Business Days after the date of such notice);

(B)           each bid must include an offer to purchase for a specified amount of Cash on a proposed settlement date no later than twenty (20) Business Days after the date of the auction notice;

(C)          if no Holder submits such a bid, unless delivery in kind is not legally or commercially practicable, the Trustee shall provide notice thereof to each Holder and offer to deliver (at no cost to the Holders or the Trustee) a pro rata portion of each unsold Unsalable Asset to the Holders of the most senior Class that provide delivery instructions to the Trustee on or before the date specified in such notice, subject to any transfer restrictions (including minimum denominations). To the extent that minimum denominations do not permit a pro rata distribution, the Portfolio Manager shall identify and the Trustee shall distribute the Unsalable Assets on a pro rata basis to the extent possible and the Portfolio Manager shall select by lottery the Holder to whom the remaining amount shall be delivered. The Trustee shall use commercially reasonable efforts to effect delivery of such interests. For the avoidance of doubt, any such delivery to the Holders of Notes shall not operate to reduce the principal amount of the related Class of Notes held by such Holders; and

(D)          if no such Holder provides delivery instructions to the Trustee, the Trustee shall promptly notify the Portfolio Manager and offer to deliver (at no cost to the Trustee) the Unsalable Asset to the Portfolio Manager. If the Portfolio Manager declines such offer, the Trustee shall take such action as directed by the Portfolio Manager (on behalf of the Issuer) to dispose of the Unsalable Asset, which may be by donation to a charity, abandonment or other means.

Section 12.2.         Purchase of Additional Collateral Obligations. On any date during the Reinvestment Period provided that no Event of Default has occurred and is continuing (and after the Reinvestment Period (x) subject to certain limitations described herein with respect to commitments to purchase Collateral Obligations prior to the expiration of the Reinvestment Period, (y) purchases made pursuant to Section 12.2(d) and (z) purchases made with Principal Proceeds received pursuant to Section 11.1(a)(ii)(E) on the last Distribution Date of the Reinvestment Period), the Portfolio Manager, on behalf of the Issuer, may, but shall not be required to (subject to Section 12.2(d)), direct the Trustee to invest Principal Proceeds received by the Issuer prior to the end of the Reinvestment Period (together with accrued interest received with respect to any Collateral Obligations to the extent used to pay for accrued interest on additional Collateral Obligations) and any amounts available for a Permitted Use in additional Collateral Obligations, and the Trustee shall invest such proceeds, if, as certified by the Portfolio Manager, to the best of its knowledge, each of the conditions specified in this Section 12.2 and Section 12.3 are met. After the Reinvestment Period, the Portfolio Manager shall not direct the Collateral Trustee to invest any amounts on behalf of the Issuer; provided that the Portfolio Manager, on behalf of the Issuer, may (but shall not be required to) direct the Collateral Trustee to (x) invest cash on deposit in any Account (other than the Payment Account) in Eligible Investments following the Reinvestment Period and (y) settle pending purchases made but that have not settled prior to the end of the Reinvestment Period with Principal Proceeds received prior to the end of the Reinvestment Period pursuant to Section 11.1(a)(ii)(E) on the last Distribution Date of the Reinvestment Period if the Portfolio Manager reasonably expects that such pending purchase will settle no later than 90 days after the end of the Reinvestment Period.

(a)           Investment Criteria. No Collateral Obligation may be purchased during the Reinvestment Period unless the Portfolio Manager reasonably believes each of the following conditions are satisfied as of the date it commits on behalf of the Issuer to make such purchase or on the date of such purchase, in each case after giving effect to such purchase and all other sales or purchases previously or simultaneously committed to:

(i)             such obligation is a Collateral Obligation;

(ii)            each Coverage Test shall be satisfied or, if not satisfied, such Coverage Test shall be maintained or improved;

(iii)           in the case of additional Collateral Obligations purchased with the proceeds from the sale of a Credit Improved Obligation or a Discretionary Sale, after giving effect to such purchases and sales either (A) the Aggregate Principal Balance of the Collateral Obligations (including the Collateral Obligation being purchased but excluding the Collateral Obligation being sold) plus, without duplication, Cash and Eligible Investments constituting Principal Proceeds on deposit in the Accounts (including, without duplication, the anticipated net proceeds of the same), will be maintained or increased (by comparison to the Aggregate Principal Balance of the Collateral Obligations and Eligible Investments constituting Principal Proceeds immediately prior to such sale or payment previously or simultaneously committed to which has not yet settled) or following such purchase will be greater than or equal to the Reinvestment Target Par Balance or (B) the Adjusted Collateral Principal Amount, as measured both before such sale or receipt of such proceeds, as applicable, and after giving effect to the reinvestment, will be maintained or increased;

(iv)          other than in connection with a Bankruptcy Exchange or an Exchange Transaction, in the case of additional Collateral Obligations purchased with the proceeds from the sale of a Credit Risk Obligation or Defaulted Obligation sold at the discretion of the Portfolio Manager, after giving effect to such purchases either (A) the Aggregate Principal Balance of all additional Collateral Obligations purchased with the proceeds from such sale will at least equal the related Sale Proceeds, or (B) the Aggregate Principal Balance of the Collateral Obligations (including the Collateral Obligation(s) being purchased but excluding the Collateral Obligation being sold) plus, without duplication, Cash and Eligible Investments constituting Principal Proceeds on deposit in the Accounts (including, without duplication, the anticipated net proceeds of such sale) (x) is maintained or increased (by comparison to the Aggregate Principal Balance of the Collateral Obligations and Eligible Investments constituting Principal Proceeds immediately prior to such sale or payment previously or simultaneously committed to which has not yet settled) or (y) will be greater than or equal to the Reinvestment Target Par Balance; and

(v)           other than in connection with a Bankruptcy Exchange or an Exchange Transaction, either (A) each requirement or test, as the case may be, of the Concentration Limitations and the Collateral Quality Test shall be satisfied or (B) if any such requirement or test was not satisfied immediately prior to such reinvestment, such requirement or test shall be maintained or improved after giving effect to the reinvestment;

provided that clauses (ii) through (v) above need not be satisfied with respect to one single reinvestment if they are satisfied on an aggregate basis in accordance with an Aggregated Reinvestment. For the avoidance of doubt, the Investment Criteria need not be satisfied with respect to any asset acquired in connection an insolvency, bankruptcy, reorganization, default, workout or restructuring or similar event of or with respect to a Collateral Obligation or an Obligor thereof.

During the Reinvestment Period, the Issuer shall not enter into a commitment to purchase any Collateral Obligation the settlement date for which the Portfolio Manager reasonably expects will occur after the end of the Reinvestment Period unless (x) to the extent such Collateral Obligation would be purchased using Principal Proceeds, only that portion of such Principal Proceeds that the Portfolio Manager reasonably expects will be received prior to the end of the Reinvestment Period may be used to effect such purchase and such Collateral Obligation shall be treated as having been purchased by the Issuer prior to the end of the Reinvestment Period for purposes of the Investment Criteria and (y) in the reasonable determination of the Portfolio Manager there will be sufficient proceeds (including Principal Proceeds on deposit in the Collection Account at the time of the proposed purchase, Principal Proceeds permitted to be used in accordance with the preceding clause (x), Eligible Investments constituting Principal Proceeds on deposit in the Collection Account and any Sale Proceeds to be received from any sales committed to during the Reinvestment Period) to settle such proposed purchase.

(b)           Other Assets. At any time during or after the Reinvestment Period, at the direction of the Portfolio Manager, the Issuer may direct the payment from amounts on deposit in the Collection Account to acquire any debt obligation or security in accordance with the requirements of Section 10.2(d). Any such transaction or exchange described above in this Section 12.2(b) shall not constitute a sale under this Indenture or be subject to the Investment Criteria.

(c)           Bankruptcy Exchanges; Permitted Uses. At any time during or after the Reinvestment Period, the Portfolio Manager may direct the Trustee to enter into a Bankruptcy Exchange or apply amounts on deposit in the Contribution Account (as directed by the related Contributor or, if no such direction is given by the Contributor, as directed by the Portfolio Manager in its sole discretion) and/or any proceeds from the issuance of Junior Mezzanine Notes in accordance with Section 2.4 to one or more Permitted Uses.

(d)           Investment in Eligible Investments. Cash on deposit in any Account (other than the Payment Account) may be invested at any time in Eligible Investments in accordance with Article X.

Section 12.3.         Conditions Applicable to All Sale and Purchase Transactions. (a) Any transaction effected under this Article XII shall be conducted on an arm’s length basis and, if effected with a Person Affiliated with the Portfolio Manager, shall be effected in accordance with the requirements of Section 9 of the Portfolio Management Agreement on terms no less favorable to the Issuer than would be the case if such Person were not so Affiliated; provided that, in the case of any Collateral Obligation sold or otherwise transferred to a Person so Affiliated, the Portfolio Manager shall obtain either (x) bids for such Collateral Obligation from three unaffiliated loan market participants (or, if the Portfolio Manager is unable to obtain bids from three such participants, then such lesser number of unaffiliated loan market participants from which the Portfolio Manager can obtain bids using efforts consistent with the Portfolio Manager Standard), or (y) if the Portfolio Manager is unable to obtain any bids for such Collateral Obligation from an unaffiliated loan market participant, a Valuation of the Collateral Obligation (the highest bid provided by an unaffiliated loan market participant described in clause (x) or the fair market value established by the Valuation described in clause (y), (the “Applicable Qualified Valuation”)), and such Affiliate shall acquire such Collateral Obligation for a price equal to the price established by such Applicable Qualified Valuation; provided, further, that an aggregate amount of Collateral Obligations not exceeding 15% of the Net Purchased Loan Balance may be sold or otherwise transferred to the Transferor pursuant hereto at a price greater than the Applicable Qualified Valuation, but no greater than the outstanding principal balance of such Collateral Obligation, together with accrued interest thereon through such date of determination (and to the extent such outstanding principal balance and accrued interest for such Collateral Obligation exceeds the fair market value of any such Collateral Obligation, such excess shall be deemed to be a capital contribution from the Transferor to the Issuer); provided, further, that the aggregate amount of Collateral Obligations sold to the Transferor or its affiliates may not exceed 20% of the Net Purchased Loan Balance. The Trustee shall have no responsibility to oversee compliance with this clause (a) by the other parties.

(b)           Upon any acquisition of a Collateral Obligation pursuant to this Article XII, all of the Issuer’s right, title and interest to the Pledged Obligation or Pledged Obligations shall be Granted to the Trustee pursuant to this Indenture, such Pledged Obligations shall be Delivered to the Trustee. The Trustee shall also receive, not later than the Cut-Off Date, an Officer’s certificate of the Issuer containing the statements set forth in Section 3.1(a)(x); provided that such requirement shall be satisfied, and such statements shall be deemed to have been made by the Issuer, in respect of such acquisition by the delivery to the Trustee of a trade ticket in respect thereof that is signed by an Authorized Officer of the Portfolio Manager.

(c)           Notwithstanding anything contained in this Article XII to the contrary, the Issuer shall have the right to effect any sale of any Pledged Obligation or purchase of any Collateral Obligation (provided in the case of a purchase of a Collateral Obligation, such purchase complies with the applicable requirements of the Portfolio Management Agreement) (x) that has been consented to by Holders evidencing at least a Supermajority of the Aggregate Outstanding Amount of each Class of Notes and (y) of which the Trustee and each Rating Agency has been notified.

(d)           Notwithstanding anything herein to the contrary, as a condition to any purchase of an additional Collateral Obligation, if, as determined by the Issuer, the cash balance in the Principal Collection Account after giving effect to (i) all expected debits and credits in connection with such purchase and all other sales and purchases (as applicable) previously or simultaneously committed to, and (ii) without duplication of amounts in the preceding clause (i), anticipated receipts of Principal Proceeds, is a negative amount, the absolute value of such amount may not be greater than 5.0% of the Adjusted Collateral Principal Amount as of the Measurement Date immediately preceding the trade date for such purchase. In no event will the Trustee be obligated to settle a trade to the extent such action would result in a negative balance or overdraft of the Principal Collection Account, and the Trustee shall incur no liability for refusing to wire funds in excess of the balance of funds in the Principal Collection Account.

Section 12.4.           Exchange Transactions.

(a)           Notwithstanding Section 12.2 to the contrary, prior to the end of the Reinvestment Period, a Defaulted Obligation (a “Purchased Defaulted Obligation”) may be purchased with all or a portion of the Sale Proceeds of another Defaulted Obligation (an “Exchanged Defaulted Obligation”) (each such exchange referred to as an “Exchange Transaction”), if:

(i)            when compared to the Exchanged Defaulted Obligation, the Purchased Defaulted Obligation (A) is issued by a different obligor, (B) but for the fact that such debt obligation is a Defaulted Obligation, such Purchased Defaulted Obligation would otherwise qualify as a Collateral Obligation and (C) the expected recovery rate of such Purchased Defaulted Obligation, as determined by the Portfolio Manager in good faith, is no less than the expected recovery rate of the Exchanged Defaulted Obligation;

(ii)            the Portfolio Manager has certified in writing to the Trustee that:

(A)         at the time of the purchase, (i) the Purchased Defaulted Obligation is no less senior in right of payment vis-à-vis its related obligor’s outstanding indebtedness than the seniority of the Exchanged Defaulted Obligation and (ii) the Fitch Rating, if any, of the Purchased Defaulted Obligation is the same or better Fitch Rating, if any, of the Exchanged Defaulted Obligation;

(B)          after giving effect to the purchase, (i) each of the Coverage Tests is satisfied and (ii) the Collateral Principal Amount shall not be reduced;

(C)          both prior to and after giving effect to such purchase, the Concentration Limitations were and will be satisfied or, if any Concentration Limitation was not satisfied prior to such purchase, such Concentration Limitation will be maintained or improved;

(D)          the period for which the Issuer held the Exchanged Defaulted Obligation will be included for all purposes in this Indenture when determining the period for which the Issuer holds the Purchased Defaulted Obligation;

(E)          the Exchanged Defaulted Obligation was not previously a Purchased Defaulted Obligation acquired in a transaction pursuant to this Section 12.4; and

(F)           the Restricted Trading Period is not in effect; and

(iii)          such purchase of the Purchased Defaulted Obligation will not, (A) when taken together with all other Purchased Defaulted Obligations then held by the Issuer, cause the Aggregate Principal Balance of all of Purchased Defaulted Obligations then held by Issuer to exceed 1.0% of the Aggregate Collateral Balance as of any date of determination and (B) will not cause the Aggregate Principal Balance of all Purchased Defaulted Obligations purchased pursuant to an Exchange Transaction, measured cumulatively since the Refinancing Date, to exceed 5.0% of the Refinancing Date Par Amount.

For the avoidance of doubt, Exchange Transactions may occur by separate purchase and sale transactions. If, at any time, a Purchased Defaulted Obligation no longer satisfies the definition of Defaulted Obligation, it shall no longer be considered a Purchased Defaulted Obligation.

ARTICLE XIII

NOTEHOLDERS’ RELATIONS

Section 13.1.          Subordination. (a) Anything in this Indenture or the Notes to the contrary notwithstanding (except subject in all cases to Section 5.4(e)), the Holders of each Class of Notes that constitutes a Junior Class agree for the benefit of the Holders of the Notes of each Priority Class with respect to such Junior Class that such Junior Class shall be subordinate and junior to the Notes of each such Priority Class to the extent and in the manner set forth in Article XI of this Indenture. On any Post-Acceleration Distribution Date or on the Stated Maturity, all accrued and unpaid interest on and outstanding principal of each Priority Class shall be paid pursuant to Section 11.1(a)(iii) in full in Cash or, to the extent 100% of the Holders of each Class of Notes consent, other than in Cash, before any further payment or distribution is made on account of any Junior Class with respect thereto, to the extent and in the manner provided in Section 11.1(a)(iii).

(b)           On or after a Post-Acceleration Distribution Date or on the Stated Maturity, in the event that notwithstanding the provisions of this Indenture, any Holder of Notes of any Junior Class shall have received any payment or distribution in respect of such Notes contrary to the provisions of this Indenture, then, unless and until all accrued and unpaid interest on and outstanding principal of each Priority Class with respect thereto shall have been paid in full in Cash or, to the extent a Majority of each Class of Notes consents, other than in Cash in accordance with this Indenture, such payment or distribution shall be received and held in trust for the benefit of, and shall forthwith be paid over and delivered to, the Trustee, which shall pay and deliver the same to the Holders of the applicable Priority Class(es) in accordance with this Indenture; provided that, if any such payment or distribution is made other than in Cash, it shall be held by the Trustee as part of the Assets and subject in all respects to the provisions of this Indenture, including this Section 13.1.

(c)           Each Holder of Notes of any Junior Class agrees with all Holders of the applicable Priority Classes that such Holder of Junior Class of Notes shall not demand, accept, or receive any payment or distribution in respect of such Notes in violation of the provisions of this Indenture including, without limitation, this Section 13.1; provided, however, that after all accrued and unpaid interest on and outstanding principal of a Priority Class has been paid in full, the Holders of the related Junior Class or Classes shall be fully subrogated to the rights of the Holders of such Priority Class. Nothing in this Section 13.1 shall affect the obligation of the Issuer to pay Holders of any Junior Class of Notes.

(d)           The Holders of each Class of Notes agree, for the benefit of all Holders of each Class of Notes, not to cause the filing of a petition in bankruptcy against the Issuer or the Co-Issuer until the payment in full of the Notes and not before one year and a day, or if longer, the applicable preference period then in effect, has elapsed since such payment.

(e)           Notwithstanding anything in this Indenture to the contrary, this Section 13.1 shall be subject in all respects to Section 5.4(e).

Section 13.2.          Standard of Conduct. In exercising any of its or their voting rights, rights to direct and consent or any other rights as a Holder under this Indenture, a Holder or Holders shall not have any obligation or duty to any Person or to consider or take into account the interests of any Person and shall not be liable to any Person for any action taken by it or them or at its or their direction or any failure by it or them to act or to direct that an action be taken, without regard to whether such action or inaction benefits or adversely affects any Holder, the Issuer, or any other Person, except for any liability to which such Holder may be subject to the extent the same results from such Holder’s taking or directing an action, or failing to take or direct an action, in bad faith or in violation of the express terms of this Indenture.

Section 13.3.          AML Compliance. Each purchaser and subsequent transferee of a Note, by its acceptance of an interest in such notes, agrees to comply with the Holder AML Obligations.

ARTICLE XIV

MISCELLANEOUS

Section 14.1.         Form of Documents Delivered to the Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Issuer, the Co-Issuer or the Portfolio Manager may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or should know that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Officer of the Issuer, the Co-Issuer or the Portfolio Manager or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, the Issuer, the Co-Issuer, the Portfolio Manager or any other Person, stating that the information with respect to such factual matters is in the possession of the Issuer, the Co-Issuer, the Portfolio Manager or such other Person, unless such Officer of the Issuer, the Co-Issuer or the Portfolio Manager or such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel may also be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer of the Issuer or the Co-Issuer, stating that the information with respect to such matters is in the possession of the Issuer or the Co-Issuer, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture it is provided that the absence of the occurrence and continuation of a Default or Event of Default is a condition precedent to the taking of any action by the Trustee at the request or direction of the Issuer or the Co-Issuer, then notwithstanding that the satisfaction of such condition is a condition precedent to the Issuer’s or the Co-Issuer’s right to make such request or direction, the Trustee shall be protected in acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuation of such Default or Event of Default as provided in Section 6.1(d).

Section 14.2.         Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action or actions embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” or “Act of Holders” signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Co-Issuers, if made in the manner provided in this Section 14.2.

(b)           The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee deems sufficient.

(c)           The principal amount or face amount, as the case may be, and registered numbers of Notes held by any Person, and the date of his holding the same, shall be proved by the Register.

(d)           Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder (and any transferee thereof) of such Notes and of all Notes issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Co-Issuers in reliance thereon, whether or not notation of such action is made upon the applicable Note.

Section 14.3.          Notices, etc., to the Trustee, the Co-Issuers, the Collateral Administrator, the Portfolio Manager, the Placement Agent, the Hedge Counterparty, the Paying Agent, the Administrator and each Rating Agency. (a) Any request, demand, authorization, direction, order, notice, consent, waiver or Act of Holders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(i)            the Trustee and the Collateral Administrator shall be sufficient for every purpose hereunder if in writing and made, given, furnished or filed to and mailed, by certified mail, return receipt requested, hand delivered, sent by overnight courier service guaranteeing next day delivery or by facsimile in legible form, to the Trustee or Collateral Administrator, as applicable, addressed to it at its Corporate Trust Office, or at any other address previously furnished in writing to the other parties hereto by the Trustee;

(ii)            the Co-Issuers shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Issuer addressed to it at c/o MaplesFS Limited, P.O. Box 1093, Boundary Hall, Cricket Square, Grand Cayman KY1-1102, Cayman Islands, Attention: BCC Middle Market CLO 2019-1, LLC, with a copy to c/o Bain Capital Specialty Finance, Inc., 200 Clarendon Street, 37th Floor, Boston, Massachusetts 02116, Attention: Michael Boyle, facsimile no. (617) 516-2010, or to the Co-Issuer addressed to it at c/o Maples Fiduciary Services (Delaware) Inc., 4001 Kennett Pike, Suite 302, Wilmington, Delaware 19807, Attention: Edward Truitt, or at any other address previously furnished in writing to the other parties hereto by the Issuer or the Co-Issuer, as the case may be, with a copy to the Portfolio Manager at its address below;

(iii)          the Portfolio Manager shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Portfolio Manager addressed to it at c/o Bain Capital Specialty Finance, Inc., 200 Clarendon Street, 37th Floor, Boston, Massachusetts 02116, Telephone: (617) 516-2000, Facsimile: (617) 516-2010, Attention: BCC Middle Market CLO 2019-1, LLC, or at any other address previously furnished in writing to the other parties hereto;

(iv)          Natixis Securities Americas LLC, as Placement Agent, shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form, addressed to Natixis Securities Americas LLC, 1251 Avenue of the Americas, New York, NY 10020, Attention: Global Structured Credit and Solutions, or at any other address previously furnished in writing to the Issuer and the Trustee by the Placement Agent;

(v)           a Hedge Counterparty shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered or sent by overnight courier service or by facsimile in legible form to such Hedge Counterparty addressed to it at the address specified in the relevant Hedge Agreement or at any other address previously furnished in writing to the Issuer or the Trustee by such Hedge Counterparty;

(vi)          the Administrator shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to and mailed, by certified mail, return receipt requested, hand delivered, sent by overnight courier service guaranteeing next day delivery or by facsimile in legible form, to the Administrator addressed to it at MaplesFS Limited, P.O. Box 1093, Boundary Hall, Cricket Square, Grand Cayman KY1-1102, Cayman Islands; Attention: BCC Middle Market CLO 2019-1, LLC; and

(vii)         the Cayman Islands Stock Exchange shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form, addressed to The Cayman Islands Stock Exchange, PO Box 2408, Grand Cayman KY1-1105, Cayman Islands, or via email: Listing@csx.ky, with a copy to Maples and Calder (Cayman) LLP in its capacity as listing advisor at Maples and Calder (Cayman) LLP, PO Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands; Attention: BCC Middle Market CLO 2019-1, LLC.

(b)           The parties hereto agree that all 17g-5 Information provided to the Rating Agency, or any of its officers, directors or employees, be given or provided to such Rating Agency pursuant to, in connection with or related, directly or indirectly, to this Indenture, the Portfolio Management Agreement, the Collateral Administration Agreement, any transaction document relating hereto, the Assets or the Notes, shall be in each case furnished directly to the Rating Agency at the address set forth in the following paragraph with a prior electronic copy to the Issuer or the Information Agent, as provided in Section 2A of the Collateral Administration Agreement (for forwarding to the 17g-5 Website in accordance with the Collateral Administration Agreement). The Issuer also shall furnish such other information regarding the Issuer or the Assets as may be reasonably requested by the Rating Agency to the extent the Issuer has or can obtain such information without unreasonable effort or expense. Notwithstanding the foregoing, the failure to deliver such notices or copies shall not constitute an Event of Default under this Indenture. Any confirmation of the rating by the Rating Agency required hereunder shall be in writing.

Any request, demand, authorization, direction, order, notice, consent, waiver or Act of Holders or other documents provided or permitted by this Indenture, including the 17g-5 Information, to be made upon, given or furnished to, or filed with any Rating Agency shall be given in accordance with, and subject to, the provisions of Section 14.16 hereof and Section 2A of the Collateral Administration Agreement and shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing to the Rating Agency addressed to it by email to cdo.surveillance@fitchratings.com; provided that, in respect of any notice required or any information reasonably requested by Fitch in connection with a credit estimate or credit opinion pursuant to Section 10.10, by email to uscor.modelbasedco@fitchratings.com.

(c)            In the event that any provision in this Indenture calls for any notice or document to be delivered simultaneously to the Trustee and any other person or entity, the Trustee’s receipt of such notice or document shall entitle the Trustee to assume that such notice or document was delivered to such other person or entity unless otherwise expressly specified herein.

(d)           Notwithstanding any provision to the contrary contained herein or in any agreement or document related thereto, any report, statement or other information required to be provided by the Issuer or the Trustee (except information required to be provided to the Cayman Islands Stock Exchange) may be provided by providing access to a website containing such information.

(e)           The Bank (in each of its capacities) agrees to accept and act upon instructions or directions pursuant to this Indenture or any other document executed in connection therewith sent by unsecured email, facsimile transmission or other similar unsecured electronic methods, provided, however, that any person providing such instructions or directions shall provide to the Bank an incumbency certificate listing persons designated to provide such instructions or directions, which incumbency certificate shall be amended whenever a person is added or deleted from the listing. If such person elects to give the Bank email or facsimile instructions (or instructions by a similar electronic method) and the Bank in its discretion elects to act upon such instructions, the Bank’s reasonable understanding of such instructions shall be deemed controlling. The Bank shall not be liable for any losses, costs or expenses arising directly or indirectly from the Bank’s reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. Any person providing such instructions or directions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Bank, including without limitation the risk of the Bank acting on unauthorized instructions, and the risk of interception and misuse by third parties, and acknowledges and agrees that there may be more secure methods of transmitting such instructions than the method(s) selected by it and agrees that the security procedures (if any) to be followed in connection with its transmission of such instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

Section 14.4.          Notices to Holders; Waiver. Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of any event,

(a)           such notice shall be sufficiently given to Holders if in writing and mailed, first class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Register or, as applicable, in accordance with the procedures at DTC, as soon as reasonably practicable but in any case not earlier than the earliest date and not later than the latest date, prescribed for the giving of such notice; and

(b)           such notice shall be in the English language.

Such notices shall be deemed to have been given on the date of such mailing.

Where this Indenture provides for notice to holders of Interests, such notice shall be sufficiently given if in writing and mailed, first class postage prepaid, or by overnight delivery service to Issuer, or by electronic mail transmission, at the Issuer’s address pursuant to Section 14.3 hereof with a copy to the Portfolio Manager. The Issuer (or the Portfolio Manager on its behalf) shall forward all notices received pursuant to the preceding sentence to the holders of Interests. The Issuer (or the Portfolio Manager on its behalf) shall provide notice and a consent solicitation package to each holder of an Interest to the extent that such holder’s consent or approval is required hereunder. The Issuer (or the Portfolio Manager on its behalf) shall provide written notice to the Trustee confirming any such approval or consent obtained from the requisite holders of the Interests.

The Trustee shall deliver to the Holders any information or notice relating to this Indenture requested to be so delivered by at least 25% of the Holders of any Class of Notes (by Aggregate Outstanding Amount), at the expense of the Issuer.

The Trustee shall deliver to any Holder of Notes or any Person that has certified to the Trustee in a writing substantially in the form of Exhibit D to this Indenture that it is the owner of a beneficial interest in a Global Note, any information or notice requested to be so delivered by a Holder or a Person that has made such certification that is reasonably available to the Trustee and all related costs will be borne by the requesting Holder or Person.

Neither the failure to mail any notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. In case by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity or by reason of any other cause it shall be impracticable to give such notice by mail of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then such notification to Holders as shall be made with the approval of the Trustee shall constitute a sufficient notification to such Holders for every purpose hereunder.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 14.5.          Effect of Headings and Table of Contents. The Article and Section headings herein (including those used in cross-references herein) and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 14.6.          Successors and Assigns. All covenants and agreements in this Indenture by the Co-Issuers shall bind their respective successors and assigns, whether so expressed or not.

Section 14.7.         Separability. Except to the extent prohibited by applicable law, in case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.8.          Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Portfolio Manager, the Holders of the Notes, the Collateral Administrator and (to the extent provided herein), the Administrator (solely in its capacity as such) and the other Secured Parties any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 14.9.          Legal Holidays. In the event that the date of any Distribution Date or Redemption Date or Stated Maturity shall not be a Business Day, then notwithstanding any other provision of the Notes or this Indenture, payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of any such Distribution Date, Redemption Date or Stated Maturity date, as the case may be, and except as provided in the definition of “Interest Accrual Period” no interest shall accrue on such payment for the period from and after any such nominal date.

Section 14.10.       Governing Law. THIS INDENTURE AND THE NOTES AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED IN ALL RESPECTS (WHETHER IN CONTRACT OR IN TORT) BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS.

Section 14.11.       Submission to Jurisdiction. With respect to any Proceeding relating to this Indenture or any matter between the parties arising under or in connection with this Indenture, each party irrevocably: (i) submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan and the United States District Court for the Southern District of New York, and any appellate court from any thereof; and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing herein precludes any of the parties from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

Section 14.12.        Counterparts; Electronic Signatures. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. This Indenture shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

Section 14.13.        Acts of Issuer. Any report, information, communication, request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or performed by the Issuer shall be effective if given or performed by the Issuer or by the Portfolio Manager on the Issuer’s behalf.

Section 14.14.         Confidential Information. (a) The Trustee, the Collateral Administrator and each Holder of Notes shall maintain the confidentiality of all Confidential Information in accordance with procedures adopted by the Issuer or such Holder in good faith to protect Confidential Information of third parties delivered to such Person; provided that such Person may deliver or disclose Confidential Information to: (i) such Person’s directors, trustees, officers, auditors, employees, agents, attorneys and affiliates who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 14.14 and to the extent such disclosure is reasonably required for the administration of this Indenture, the matters contemplated hereby or the investment represented by the Notes; (ii) with the consent of the Co-Issuers and the Portfolio Manager, such Person’s financial advisors and other professional advisors (including auditors and attorneys) who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 14.14 and to the extent such disclosure is reasonably required for the administration of this Indenture, the matters contemplated hereby or the investment represented by the Notes; (iii) any other Holder; (iv) any Person of the type that would be, to such Person’s knowledge, permitted to acquire Notes in accordance with the requirements of Section 2.6 hereof to which such Person sells or offers to sell any such Notes or any part thereof (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 14.14); (v) with the consent of the Co-Issuers and the Portfolio Manager, any other Person from which such former Person offers to purchase any security of the Co-Issuers (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 14.14); (vi) any Federal or state or other regulatory, governmental or judicial authority having jurisdiction over such Person; (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about the investment portfolio of such Person, reinsurers and liquidity and credit providers that agree to hold confidential the Confidential Information substantially in accordance with this Section 14.14; (viii) the Rating Agency; (ix) any other Person with the written consent of the Co-Issuers and the Portfolio Manager; (x) any other disclosure that is permitted or required under this Indenture or the Collateral Administration Agreement; or (xi) any other Person to which such delivery or disclosure may be necessary or appropriate (A) to effect compliance with any law, rule, regulation or order applicable to such Person, (B) in response to any subpoena or other legal process upon prior notice to the Co-Issuers (unless prohibited by applicable law, rule, order or decree or other requirement having the force of law), (C) in connection with any litigation to which such Person is a party upon prior notice to the Co-Issuers (unless prohibited by applicable law, rule, order or decree or other requirement having the force of law) or (D) if an Event of Default has occurred and is continuing, to the extent such Person may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under the Notes or this Indenture; and provided, further, however, that delivery to Holders by the Trustee or the Collateral Administrator of any report or information required by the terms of this Indenture to be provided to Holders shall not be a violation of this Section 14.14. Each Holder of Notes agrees, except as set forth in clauses (vi), (vii) and (x) above, that it shall use the Confidential Information for the sole purpose of making an investment in the Notes or administering its investment in the Notes; and that the Trustee and the Collateral Administrator shall not be required or authorized to disclose to Holders any Confidential Information in violation of this Section 14.14. In the event of any required disclosure of the Confidential Information by such Holder, such Holder agrees to use reasonable efforts to protect the confidentiality of the Confidential Information. Each Holder of Notes, by its acceptance of an interest in the Notes, shall be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 14.14. Notwithstanding the foregoing, the Trustee, the Collateral Administrator, the Holders and beneficial owners of the Notes (and each of their respective employees, representatives or other agents) may disclose to any and all Persons, without limitation of any kind, the U.S. federal, state and local income tax treatment of the Issuer and the transactions contemplated by this Indenture and all materials of any kind (including opinions or other tax analyses) that are provided to them relating to such U.S. federal, state and local income tax treatment.

(b)           For the purposes of this Section 14.14, “Confidential Information” means (i) information delivered to the Trustee, the Collateral Administrator or any Holder of Notes by or on behalf of the Co-Issuers in connection with and relating to the transactions contemplated by or otherwise pursuant to this Indenture (including, without limitation, information relating to Obligors) and (ii) other information or communications marked or otherwise identified as confidential; provided, that such term does not include (A) information that (i) was publicly known or otherwise known to the Trustee, the Collateral Administrator or such Holder prior to the time of such disclosure; (ii) subsequently becomes publicly known through no act or omission by the Trustee, the Collateral Administrator, any Holder or any person acting on behalf of the Trustee, the Collateral Administrator or any Holder; (iii) otherwise is known or becomes known to the Trustee, the Collateral Administrator or any Holder other than (x) through disclosure by the Co-Issuers or (y) to the knowledge of the Trustee, the Collateral Administrator or a Holder, as the case may be, in each case after reasonable inquiry, as a result of the breach of a fiduciary duty to the Co-Issuers or a contractual duty to the Co-Issuers; or (iv) is allowed to be treated as non-confidential by consent of the Co-Issuers; or (B) to the extent disclosed by a Holder to a Person of the type that would be, to such Holder’s knowledge, permitted to acquire Notes in accordance with the requirements of Section 2.6 hereof, and to which such Holder sells or offers to sell any such Notes or any part thereof, (i) any report delivered to a Holder by the Trustee or the Collateral Administrator in accordance with this Indenture, (ii) any Transaction Document or (iii) the Offering Circular.

(c)           Notwithstanding the foregoing, the Trustee and the Collateral Administrator may disclose Confidential Information to the extent disclosure may be required by law or by any regulatory or governmental authority and the Trustee and the Collateral Administrator may disclose on a confidential basis any Confidential Information to its agents, attorneys and auditors in connection with the performance of its responsibilities hereunder.

Section 14.15.       Liability of the Co-Issuers. Notwithstanding any other terms of this Indenture, the Notes or any other agreement entered into between, inter alia, the Co-Issuers or otherwise, the Co-Issuers shall not have any liability whatsoever to the each other under this Indenture, the Notes, any such agreement or otherwise and, without prejudice to the generality of the foregoing, the Co-Issuers shall not be entitled to take any action to enforce, or bring any action or Proceeding, in respect of this Indenture, the Notes, any such agreement or otherwise against each other. In particular, the Co-Issuers shall not be entitled to petition or take any other steps for the winding up or bankruptcy of each other nor shall either have any claim in respect to any assets of each other.

Section 14.16.       17g-5 Information. (a) The Co-Issuers shall comply with their obligations under Rule 17g-5 promulgated under the Exchange Act (“Rule 17g-5”), by posting, or causing their agent to post, on the 17g-5 Website, no later than the time such information (which shall not include any reports from the Issuer’s Independent accountants appointed pursuant to Section 10.9) is provided to the Rating Agency, all information that the Co-Issuers or other parties on their behalf, including the Trustee and the Portfolio Manager, provide to the Rating Agency for the purposes of determining the initial credit ratings of the Notes or undertaking credit rating surveillance of the Notes (the “17g-5 Information”). At all times while any Notes are rated by any Rating Agency or any other NRSRO, the Co-Issuers shall engage a third party to forward 17g-5 Information to the Issuer’s Posting Email (as defined in the Collateral Administration Agreement) for forwarding to the 17g-5 Website. On the Refinancing Date, the Issuer shall engage the Collateral Administrator (in such capacity, the “Information Agent”), to forward 17g-5 Information it receives from the Issuer, the Trustee or the Portfolio Manager to the 17g-5 Website in accordance with Section 2A of the Collateral Administration Agreement.

(b)           To the extent any of the Co-Issuers, the Trustee or the Portfolio Manager are engaged in oral communications with any Rating Agency, for the purposes of determining the initial credit rating of the Notes or undertaking credit rating surveillance of the Notes, the party communicating with such Rating Agency shall cause such oral communication to either be (x) recorded and an audio file containing the recording to be promptly delivered to the Information Agent for posting to the 17g-5 Website or (y) summarized in writing and the summary to be promptly delivered to the Information Agent for posting to the 17g-5 Website.

(c)           Notwithstanding the requirements herein, neither the Trustee nor the Collateral Administrator shall have any obligation to engage in or respond to any oral communications, for the purposes of determining the initial credit rating of the Notes or undertaking credit rating surveillance of the Notes, with any Rating Agency or any of their respective officers, directors or employees.

(d)           Neither the Trustee nor the Collateral Administrator shall be responsible for maintaining the 17g-5 Website, posting any 17g-5 Information to the 17g-5 Website or assuring that the 17g-5 Website complies with the requirements of this Indenture, Rule 17g-5, or any other law or regulation. In no event shall the Trustee nor the Collateral Administrator be deemed to make any representation in respect of the content of the 17g-5 Website or compliance of the 17g-5 Website with this Indenture, Rule 17g-5, or any other law or regulation.

(e)            Neither the Trustee nor the Collateral Administrator shall be responsible or liable for the dissemination of any identification numbers or passwords for the 17g-5 Website, including by the Co-Issuers, the Rating Agency, the NRSROs, any of their agents or any other party. Neither the Trustee nor the Collateral Administrator shall be liable for the use of any information posted on the 17g-5 Website, whether by the Co-Issuers, the Rating Agency, the NRSROs or any other third party that may gain access to the 17g-5 Website or the information posted thereon.

(f)            Notwithstanding anything herein to the contrary, the maintenance by the Trustee of the website described in Section 10.7(h) shall not be deemed as compliance by or on behalf of the Issuer with Rule 17g-5 or any other law or regulation related thereto.

(g)           Notwithstanding anything to the contrary in this Indenture, a breach of this Section 14.16 shall not constitute a Default or Event of Default.

(h)           For the avoidance of doubt, no reports of the Issuer’s Independent accountants appointed pursuant to Section 10.9 shall be posted to the 17g-5 Website.

Section 14.17.        [Reserved].

Section 14.18.       Waiver of Jury Trial. THE TRUSTEE, HOLDERS (BY THEIR ACCEPTANCE OF AN INTEREST IN THE NOTES) AND EACH OF THE CO-ISSUERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS INDENTURE, THE NOTES OR ANY OTHER RELATED DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE TRUSTEE, HOLDERS OR EITHER OF THE CO-ISSUERS. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE TRUSTEE AND THE CO-ISSUERS TO ENTER INTO THIS INDENTURE.

Section 14.19.           Escheat.

In the absence of a written request from the Co-Issuers to return unclaimed funds to the Co-Issuers, the Trustee may from time to time following the final Distribution Date with respect to the Notes deliver all unclaimed funds to or as directed by applicable escheat authorities, as determined by the Trustee in its sole discretion, in accordance with the customary practices and procedures of the Trustee and subject to applicable escheatment laws. Any unclaimed funds held by the Trustee pursuant to this Section 14.19 shall be held uninvested and without any liability for interest.

Section 14.20.           Records.

For the term of the Notes, copies of the Issuer LLC Agreement, the limited liability company agreement and Resolutions of the Co-Issuer and this Indenture shall be available for inspection by the Holders of the Notes in electronic form at the office of the Trustee upon prior written request and during normal business hours of the Trustee.

ARTICLE XV

ASSIGNMENT OF PORTFOLIO MANAGEMENT AGREEMENT

Section 15.1.         Assignment of Portfolio Management Agreement. (a) The Issuer hereby acknowledges that its Grant pursuant to the first Granting Clause hereof includes all of the Issuer’s estate, right, title and interest in, to and under the Portfolio Management Agreement, including (i)    the right to give all notices, consents and releases thereunder, (ii) the right to give all notices of termination and to take any legal action upon the breach of an obligation of the Portfolio Manager thereunder, including the commencement, conduct and consummation of Proceedings at law or in equity, (iii) the right to receive all notices, accountings, consents, releases and statements thereunder and (iv) the right to do any and all other things whatsoever that the Issuer is or may be entitled to do thereunder; provided, however, that except as otherwise expressly set forth in this Indenture, the Trustee shall not have the authority to exercise any of the rights set forth in (i) through (iv) above or that may otherwise arise as a result of the Grant until the occurrence of an Event of Default hereunder and such authority shall terminate at such time, if any, as such Event of Default is cured or waived. From and after the occurrence and continuance of an Event of Default, the Portfolio Manager shall continue to perform and be bound by the provisions of the Portfolio Management Agreement and this Indenture. The Trustee shall be entitled to rely and be protected in relying upon all actions and omissions to act of the Portfolio Manager thereafter as fully as if no Event of Default had occurred.

(b)           The assignment made hereby is executed as collateral security, and the execution and delivery hereby shall not in any way impair or diminish the obligations of the Issuer under the provisions of the Portfolio Management Agreement, or increase, impair or alter the rights and obligations of the Portfolio Manager under the Portfolio Management Agreement, nor shall any of the obligations contained in the Portfolio Management Agreement be imposed on the Trustee.

(c)           Upon the retirement of the Notes, the payment of all amounts required to be paid pursuant to the Priority of Distributions and the release of the Assets from the lien of this Indenture, this assignment and all rights herein assigned to the Trustee for the benefit of the Holders shall cease and terminate and all the estate, right, title and interest of the Trustee in, to and under the Portfolio Management Agreement shall revert to the Issuer and no further instrument or act shall be necessary to evidence such termination and reversion.

(d)           The Issuer represents that the Issuer has not executed any other assignment of the Portfolio Management Agreement.

(e)           The Issuer agrees that this assignment is irrevocable, and that it shall not take any action which is inconsistent with this assignment or make any other assignment inconsistent herewith. The Issuer shall, from time to time upon the request of the Trustee, execute all instruments of further assurance and all such supplemental instruments with respect to this assignment as the Trustee may reasonably specify.

(f)            The Issuer hereby agrees that the Issuer shall not enter into any agreement amending, modifying or terminating the Portfolio Management Agreement except in accordance with the terms of the Portfolio Management Agreement.

(g)           The Trustee shall have no obligations under the Portfolio Management Agreement.

ARTICLE XVI

HEDGE AGREEMENTS

Section 16.1.          Hedge Agreements. (a) The Issuer may enter into Hedge Agreements from time to time on and after the Refinancing Date solely for the purpose of managing interest rate and other risks in connection with the Issuer’s issuance of, and making payments on, the Notes. The Issuer shall promptly provide notice of entry into any Hedge Agreement to the Trustee. Notwithstanding anything to the contrary contained in this Indenture, the Issuer (or the Portfolio Manager on behalf of the Issuer) shall not enter into any Hedge Agreement unless (i) either (1) the Portfolio Manager is registered as a commodity pool operator with the CFTC or (2) the Portfolio Manager is exempt from registration with the CFTC as a commodity pool operator, (ii) the Fitch Rating Condition has been satisfied with respect thereto, (iii) the consent of a Majority of the Controlling Class is obtained, and (iv) such Hedge Agreement is an interest rate or foreign exchange derivative and the terms of such derivative relate to the loans and reduce the interest rate or foreign exchange risks related to the loans. The Issuer shall provide a copy of each Hedge Agreement to the Trustee and each Rating Agency.

Each Hedge Agreement shall contain appropriate limited recourse and non-petition provisions equivalent (mutatis mutandis) to those contained in Section 2.8(i) and Section 5.4(d). Each Hedge Counterparty shall be required to have, at the time that the Issuer enters into any Hedge Agreement with any such Hedge Counterparty, the Required Hedge Counterparty Ratings, unless such Hedge Counterparty has the minimum ratings required by Fitch at the time the Issuer enters into such Hedge Agreement, unless Fitch provides written confirmation that such Hedge Counterparty is not required to have such minimum ratings. Payments with respect to Hedge Agreements shall be subject to Article XI. Each Hedge Agreement shall contain an acknowledgement by the Hedge Counterparty that the obligations of the Issuer to the Hedge Counterparty under the relevant Hedge Agreement shall be payable in accordance with Article XI of this Indenture.

(b)           In the event of any early termination of a Hedge Agreement with respect to which the Hedge Counterparty is the sole “defaulting party” or “affected party” (each as defined in the Hedge Agreements), (i) any termination payment paid by the Hedge Counterparty to the Issuer may be paid to a replacement Hedge Counterparty at the direction of the Portfolio Manager and (ii) any payment received from a replacement Hedge Counterparty may be paid to the replaced Hedge Counterparty at the direction of the Portfolio Manager under the terminated Hedge Agreement.

(c)           The Issuer (or the Portfolio Manager on its behalf) shall, upon receiving written notice of the exposure calculated under a credit support annex to any Hedge Agreement, if applicable, make a demand to the relevant Hedge Counterparty and its credit support provider, if applicable, for securities having a value under such credit support annex equal to the required credit support amount.

(d)           Each Hedge Agreement shall, at a minimum, permit the Issuer to terminate such agreement (with the Hedge Counterparty bearing the costs of any replacement Hedge Agreement) if such Hedge Counterparty fails to do any of the following as and when applicable.

If any of the Hedge Counterparty (or its guarantor under the Hedge Agreement) no longer meets the Required Hedge Counterparty Rating, such Hedge Counterparty must, at its own cost, assign the Hedge Agreement to a Hedge Counterparty within sixty (60) Business Days, and if such assignment has not been accomplished within ten (10) days, provide Hedge Counterparty Credit Support pending such assignment.

(e)           The Issuer shall give prompt notice to each Rating Agency of any termination of a Hedge Agreement or agreement to provide Hedge Counterparty Credit Support. Any collateral received from a Hedge Counterparty under a Hedge Agreement shall be deposited in the Hedge Counterparty Collateral Account.

(f)            If a Hedge Counterparty has defaulted in the payment when due of its obligations to the Issuer under the Hedge Agreement, the Portfolio Manager shall make a demand on the Hedge Counterparty (or its guarantor under the Hedge Agreement) with a copy to the Portfolio Manager, demanding payment by the close of business on such date (or by such time on the next succeeding Business Day if such knowledge is obtained after 11:30 a.m., New York time).

(g)           Each Hedge Agreement shall provide that it may not be terminated due to the occurrence of an Event of Default until liquidation of the Assets has commenced.

[Signature page follows]

IN WITNESS WHEREOF, we have set our hands as of the day and year first written above.

BCC MIDDLE MARKET CLO 2019-1, LLC, as Issuer

By:	Bain Capital Specialty Finance, Inc., its designated manager

By: Name: Title:

[Signatures continue on the following page.]

BCC Middle Market CLO 2019-1

A&R Indenture

BCC MIDDLE MARKET CLO 2019-1 CO-ISSUER, LLC, as Co-Issuer

By: Name: Title:

[Signatures continue on the following page.]

BCC Middle Market CLO 2019-1

A&R Indenture

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	COMPUTERSHARE TRUST COMPANY, N.A., as attorney-in-fact

By:
Name: Title:

BCC Middle Market CLO 2019-1 Reset

A&R Indenture

Annex A

DEFINITIONS

Except as otherwise specified herein or as the context may otherwise require, the following terms shall have the respective meanings set forth below for all purposes of this Indenture:

“17g-5 Information”: The meaning specified in Section 14.16(a).

“17g-5 Website”: A password-protected internet website which shall initially be located at https://www.structuredfn.com. Any change of the 17g-5 Website shall only occur after notice has been delivered by the Issuer to the Information Agent, the Trustee, the Collateral Administrator, the Portfolio Manager and the Rating Agency setting the date of change and new location of the 17g-5 Website.

“Accepted Purchase Request”: The meaning specified in Section 9.8(c).

“Accountants’ Report”: A report regarding the application of agreed upon procedures provided by accountants appointed by the Issuer pursuant to Section 10.9(a), which may be the firm of accountants that reviews or performs procedures with respect to the financial reports prepared by the Issuer or the Portfolio Manager.

“Accounts”: Each of (i) the Payment Account, (ii) the Collection Account, (iii) the Revolver Funding Account, (iv) the Reserve Account, (v) the Custodial Account, (vi) the Ongoing Expense Smoothing Account, (vii) the Contribution Account and (viii) each Hedge Counterparty Collateral Account (if any).

“Act” and “Act of Holders”: The respective meanings specified in Section 14.2.

“Additional Notes”: Any Notes issued pursuant to Section 2.4.

“Additional Notes Closing Date”: The closing date for the issuance of any Additional Notes pursuant to Section 2.4 as set forth in an indenture supplemental to this Indenture pursuant to Section 8.1.

“Adjusted Collateral Principal Amount”: As of any date of determination, (a) the Aggregate Principal Balance of the Collateral Obligations (other than any Defaulted Obligations, Discount Obligations and Long-Dated Obligations), including the funded and unfunded balance on any Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation; plus (b) without duplication, the amounts on deposit in the Collection Account representing Principal Proceeds (including Eligible Investments therein); plus (c) for all (x) Defaulted Obligations that have been Defaulted Obligations for less than three years, the Fitch Collateral Value thereof or (y) Defaulted Obligations that have been Defaulted Obligations for three years or longer, zero; plus (d) with respect to each Discount Obligation, the product of (i) the Principal Balance of such Discount Obligation as of such date, multiplied by (ii) the purchase price of such Discount Obligation (expressed as a percentage of par), excluding accrued interest and any syndication or upfront fees paid to the Issuer, but including, at the discretion of the Portfolio Manager, the amount of any related transaction costs (including assignment fees) paid by the Issuer to the seller of the Collateral Obligations or its agent; plus (e) with respect to each Long-Dated Obligation with a stated maturity earlier than three years after the earliest Stated Maturity of the Notes, the Fitch Collateral Value of such Long-Dated Obligation and, otherwise, zero; minus (f) the Excess CCC Adjustment Amount; provided that, with respect to any Collateral Obligation that satisfies more than one of the definitions under clauses (c) through (e) above will, for the purposes of this definition, be treated as belonging to the category of Collateral Obligations which results in the lowest Adjusted Collateral Principal Amount on any date of determination.

“Administration Agreement”: An agreement between the Administrator and the Issuer relating to the various administrative and corporate management functions the Administrator will perform on behalf of the Issuer, including communications with the general public and the provision of certain clerical, administrative and other services in the Cayman Islands, as such agreement may be amended, supplemented or varied from time to time.

“Administrative Expense Cap”: An amount equal on any Distribution Date (when taken together with any Administrative Expenses paid in the order of priority contained in the definition thereof during the period since the preceding Distribution Date or, in the case of the first Distribution Date, the Refinancing Date) to the sum of (a) 0.02% per annum (prorated for the related Interest Accrual Period on the basis of a 360-day year and the actual number of days elapsed) of the Basis Amount on the Determination Date relating to the immediately preceding Distribution Date (or, for purposes of calculating this clause (a) in connection with the first Distribution Date, on the Refinancing Date) and (b) U.S.$200,000 per annum (prorated for the related Interest Accrual Period on the basis of a 360-day year comprised of twelve 30-day months); provided that, if the amount of Administrative Expenses paid pursuant to Section 11.1(a)(i)(A) (including any excess applied in accordance with this proviso) on the three immediately preceding Distribution Dates or during the related Collection Periods is less than the stated Administrative Expense Cap (without regard to any excess applied in accordance with this proviso) in the aggregate for such three preceding Distribution Dates, the excess may be applied to the Administrative Expense Cap with respect to the then-current Distribution Date; provided, further, that in respect of each of the first three Distribution Dates from the Refinancing Date, such excess amount shall be calculated based on the Distribution Dates, if any, preceding such Distribution Date.

“Administrative Expenses”: The fees, expenses, indemnities (including, but not limited to, attorneys’ fees and expenses, including attorneys’ fees and expenses incurred in connection with any action, suit or proceeding brought by the party seeking indemnity to enforce any indemnification by, or other obligation of, the indemnifying party, and the costs of defending or prosecuting any claim) and other amounts due or accrued with respect to any Distribution Date and payable in the following order by the Issuer or the Co-Issuer: first, to the Trustee in each of its capacities pursuant hereto, second, to the Bank in each of its other capacities pursuant to the Transaction Documents, including as Collateral Administrator, for its fees, expenses and indemnities under the Transaction Documents and, third, on a pro rata basis to (i) the Independent accountants, agents (other than the Portfolio Manager) and counsel of the Issuer for fees and expenses; (ii) the Rating Agency for fees and expenses (including surveillance fees) in connection with any rating of the Notes, or in connection with the rating of (or provision of credit estimates in respect of) any Collateral Obligations; (iii) the Portfolio Manager under this Indenture and amounts payable pursuant to Section 5 of the Portfolio Management Agreement but excluding, for the avoidance of doubt, the Portfolio Manager Interest; (iv) the Administrator pursuant to the Administration Agreement and the Registered Office Agreement and MCSL pursuant to the AML Services Agreement; (v) any other Person in respect of any other fees or expenses permitted under this Indenture and the documents delivered pursuant to or in connection with this Indenture (including expenses incurred in connection with achieving FATCA Compliance or complying with tax laws, fees and expenses incurred in connection with a Refinancing or Re-Pricing, the payment of facility rating fees and all legal and other fees and expenses incurred in connection with the purchase or sale of any Collateral Obligations and any other expenses incurred in connection with the Collateral Obligations, including any Excepted Advances) and the Notes, including but not limited to, amounts owed to the Co-Issuer pursuant to Section 7.1, any amounts due in respect of the listing of the Notes on any stock exchange or trading system (including the Cayman Islands Stock Exchange) and any costs associated with producing Certificated Notes; and (vi) any other Person in connection with complying with the U.S. Risk Retention Rules or the Securitization Laws (not including, for the avoidance of doubt, the purchase price of any Notes or Interests for purposes of satisfying any risk retention requirement thereunder), as applicable, including any costs or fees related to additional due diligence or reporting requirements; provided that, for the avoidance of doubt, amounts that are specified as payable under the Priority of Distributions that are not specifically identified therein as Administrative Expenses (including, without limitation, interest and principal in respect of the Notes and amounts owing to Hedge Counterparties) shall not constitute Administrative Expenses and (z) the Portfolio Manager may direct the payment of Rating Agency fees (only out of amounts available pursuant to clause (b) of the definition of “Administrative Expense Cap”) other than in the order required above if, in the Portfolio Manager’s commercially reasonable judgment, such payments are necessary to avoid the withdrawal of any currently assigned rating on any outstanding Class of Notes.

“Administrator”: MaplesFS Limited, and its successors and assigns in such capacity.

“Affiliate” or “Affiliated”: With respect to a Person, (a) any other Person who, directly or indirectly, is in control of, or controlled by, or is under common control with, such Person or (b) any other Person who is a director, officer or employee (i) of such Person, (ii) of any subsidiary or parent company of such Person or (iii) of any Person described in clause (a) above; provided that neither the Administrator nor any special purpose entity for which it acts as share trustee or administrator shall be deemed to be an Affiliate of the Issuer or the Co-Issuer solely because the Administrator or any of its Affiliates serves as administrator or share trustee for the Issuer or the Co-Issuer. For the purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote more than 50% of the securities having ordinary voting power for the election of directors of any such Person or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; provided that no special purpose company to which the Portfolio Manager provides investment advisory services shall be considered an Affiliate of the Portfolio Manager; provided, further, that no entity to which the Administrator provides shares trustee and/or administration services, including the provision of directors, will be considered to be an Affiliate of the Issuer solely by reason thereof. For the avoidance of doubt, (A) for the purposes of calculating compliance with clause (ix) of the Concentration Limitations, an Obligor will not be considered an “Affiliate” of any other Obligor solely due to the fact that each such Obligor is under the control of the same financial sponsor and (B) Obligors in respect of Collateral Obligations shall be deemed not to be Affiliates if they have distinct corporate family ratings and/or distinct issuer credit ratings.

“Agent Members”: Members of, or participants in, DTC, Euroclear or Clearstream.

“Aggregate Excess Funded Spread”: As of any Measurement Date, the amount obtained by multiplying:

(a)           the amount equal to the Reference Rate applicable to the Floating Rate Notes during the Interest Accrual Period (or portion thereof, in the case of the first Interest Accrual Period) in which such Measurement Date occurs; by

(b)           the amount (not less than zero) equal to (i) the Aggregate Principal Balance (including for this purpose any capitalized interest) of the Collateral Obligations (excluding any Defaulted Obligations) as of such Measurement Date minus (ii) the Reinvestment Target Par Balance.

“Aggregate Funded Spread”: As of any Measurement Date, the sum of:

(a)          in the case of each floating rate Collateral Obligation (excluding any Defaulted Obligation) that bears interest at a spread over a London interbank offered rate-based index, (i) the stated interest rate spread (excluding any Deferrable Security to the extent of any non-cash interest and the unfunded portion of any Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation) on such Collateral Obligation above such index multiplied by (ii) the Principal Balance (including for this purpose any capitalized interest but excluding the unfunded portion of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation) of such Collateral Obligation; and

(b)           in the case of each floating rate Collateral Obligation (excluding any Defaulted Obligation) that bears interest at a spread over an index other than a London interbank offered rate-based index, (i) the excess of the sum of such spread and such index (excluding any Deferrable Security to the extent of any non-cash interest and the unfunded portion of any Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation) over the Reference Rate as of the immediately preceding Interest Determination Date (which spread or excess may be expressed as a negative percentage) multiplied by (ii) the Principal Balance (including for this purpose any capitalized interest but excluding the unfunded portion of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation) of each such Collateral Obligation; provided that, for purposes of both clauses (a) and (b) of this definition, the interest rate spread with respect to any floating rate Collateral Obligation that has a floor based on the London interbank offer rate will be deemed to be the stated interest rate spread plus, if positive, (x) the value of such floor minus (y) the Reference Rate as of the immediately preceding Interest Determination Date.

“Aggregate Outstanding Amount”: With respect to any of the Notes as of any date, the aggregate unpaid principal amount of such Notes Outstanding on such date.

“Aggregate Principal Balance”: When used with respect to all or a portion of the Collateral Obligations or the Pledged Obligations, the sum of the Principal Balances of all or of such portion of the Collateral Obligations or Pledged Obligations, respectively.

“Aggregate Unfunded Spread”: As of any Measurement Date, the sum of the products obtained by multiplying (i) for each Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation, the related commitment fee then in effect as of such date and (ii) the undrawn commitments of each such Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation as of such date.

“Aggregated Reinvestment”: A series of reinvestments occurring within an up to ten (10) Business Day period including the date of such reinvestment and ending no later than the end of the current Collection Period with respect to which (x) the Portfolio Manager notes in its records that the sales and purchases constituting such series are subject to the terms of this Indenture with respect to Aggregated Reinvestments, and (y) the Portfolio Manager reasonably believes that the criteria specified in this Indenture applicable to each reinvestment in such series will be satisfied on an aggregate basis for such series of reinvestments; provided that (i) the aggregate principal amount of any one Aggregated Reinvestment may not exceed 5.0% of the Collateral Principal Amount; (ii) if the criteria specified in this Indenture applicable to each reinvestment in an Aggregated Reinvestment are not satisfied on an aggregate basis within such ten (10) Business Day period, the Portfolio Manager will provide notice to each Rating Agency; (iii) with respect to Discount Obligations, no calculation or evaluation may be made using the weighted average price of any Collateral Obligation or any group of Collateral Obligations; (iv) no Aggregated Reinvestment may result in the purchase of Collateral Obligations (x) with an Average Life of less than six months or (y) maturities where the difference between the Collateral Obligation with the shortest maturity and the Collateral Obligation with the longest maturity included in such Aggregated Reinvestment is greater than three years; and (v) in no event may there be more than one outstanding Aggregated Reinvestment at any time; provided, further, that (A) subject to the restrictions set forth above, the Portfolio Manager may modify any Aggregated Reinvestment during the applicable Aggregated Reinvestment period, and such modification will not be deemed to constitute a failure of such Aggregated Reinvestment and (B) so long as the Investment Criteria are satisfied upon the expiry of the applicable Aggregated Reinvestment period (as it may be amended), the failure to satisfy any of the terms and assumptions specified in such Aggregated Reinvestment will not be deemed to constitute a failure of such Aggregated Reinvestment. For the avoidance of doubt, Aggregated Reinvestments shall not apply for purposes of the definition of “Discount Obligation”.

“AI”: An Accredited Investor meeting the requirements of Rule 501(a)(1), (2), (3), (7) or (8) of Regulation D under the Securities Act.

“AI/QP”: Any Person that, at the time of its acquisition, purported acquisition or proposed acquisition of Notes is both an AI and a Qualified Purchaser.

“Alternative Rate”: A quarterly pay replacement rate for the Reference Rate determined by the Portfolio Manager that is: (1) if such Alternative Rate is not the Benchmark Replacement Rate (as determined by the Portfolio Manager with notice to the Issuer, the Trustee (who shall forward notice to the Holders of the Notes at the direction of the Portfolio Manager), the Collateral Administrator and the Calculation Agent), the rate proposed by the Portfolio Manager and consented to by a Majority of the Controlling Class and a Majority of the Interests and (2) if such Alternative Rate is the Benchmark Replacement Rate (as determined by the Portfolio Manager with notice to the Issuer, the Trustee (who shall forward notice to the Holders of the Notes at the direction of the Portfolio Manager), the Collateral Administrator and the Calculation Agent), the rate proposed by the Portfolio Manager. If at any time while any Notes are Outstanding, a Benchmark Transition Event and the related Benchmark Replacement Date have occurred and the Portfolio Manager is unable to determine an Alternative Rate in accordance with the foregoing, the Portfolio Manager shall direct (by notice to the Issuer, the Trustee (who shall forward such notice to the Holders of the Notes at the direction of the Portfolio Manager) and the Calculation Agent) that the Alternative Rate with respect to the Floating Rate Notes shall equal the Fallback Rate.

“AML Compliance”: Compliance with the Cayman AML Regulations.

“AML Services Agreement”: The agreement between the Issuer and MCSL (as amended from time to time) for the provision of services to the Issuer to enable the Issuer to achieve AML Compliance.

“Applicable Issuer” or “Applicable Issuers”: The Issuer, the Co-Issuers or each of the Co-Issuers, as applicable and as the context may require.

“Assets”: The meaning specified in the Granting Clause hereof.

“Asset Replacement Percentage”: On any date of calculation, a fraction (expressed as a percentage) where the numerator is the Aggregate Principal Balance of the floating rate Collateral Obligations being indexed to a reference rate identified in the definition of “Benchmark Replacement Rate” as a potential replacement for the then-current Reference Rate and the denominator is the Aggregate Principal Balance of all floating rate Collateral Obligations as of such date. The Asset Replacement Percentage shall be determined by the Portfolio Manager in its sole discretion.

“Assumed Reinvestment Rate”: The Reference Rate (as determined on the most recent Interest Determination Date relating to an Interest Accrual Period beginning on a Distribution Date or the Refinancing Date, as applicable); provided that the Assumed Reinvestment Rate shall not be less than 0%.

“Authenticating Agent”: With respect to the Notes, the Person designated by the Trustee to authenticate such Notes on behalf of the Trustee pursuant to Section 6.14.

“Authorized Denominations”: The meaning specified in Section 2.3.

“Authorized Officer”: With respect to the Issuer or the Co-Issuer, as applicable, any Officer or any other Person who is authorized to act for the Issuer or the Co-Issuer, as applicable, in matters relating to, and binding upon, the Issuer or the Co-Issuer, as applicable and, for the avoidance of doubt, shall include any duly appointed attorney-in-fact of the Issuer. With respect to the Portfolio Manager, any Officer, employee, member or agent of the Portfolio Manager who is authorized to act for the Portfolio Manager in matters relating to, and binding upon, the Portfolio Manager with respect to the subject matter of the request, certificate or order in question. With respect to the Collateral Administrator, any Officer, employee or agent of the Collateral Administrator who is authorized to act for the Collateral Administrator in matters relating to, and binding upon, the Collateral Administrator with respect to the subject matter of the request or certificate in question. With respect to the Trustee (or any other bank or trust company acting as trustee of an express trust or as custodian), a Trust Officer. Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.

“Average Life”: On any date of determination with respect to any Collateral Obligation, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (rounded to the nearest one hundredth thereof) from such date of determination to the respective dates of each successive Scheduled Distribution of principal of such Collateral Obligation and (b) the respective amounts of principal of such Scheduled Distributions by (ii) the sum of all successive Scheduled Distributions of principal on such Collateral Obligation.

“Balance”: On any date, with respect to Cash or Eligible Investments in any Account, the aggregate (i) current balance of Cash, demand deposits, time deposits, certificates of deposit and federal funds; (ii) principal amount of interest-bearing corporate and government securities, money market accounts and repurchase obligations; and (iii) purchase price (but not greater than the face amount) of non-interest-bearing government and corporate securities and commercial paper.

“Bank”: Wells Fargo Bank, National Association, through its Corporate Trust Services division (including any organization or entity succeeding to all or substantially all of the corporate trust business of Wells Fargo Bank, National Association) in its individual capacity and not as Trustee and any successor thereto.

“Bankruptcy Exchange”: The exchange of a Defaulted Obligation (without the payment of any additional funds other than reasonable and customary transfer costs) for another debt obligation issued by another Obligor which, but for the fact that such debt obligation is a Defaulted Obligation or a Credit Risk Obligation, would otherwise qualify as a Collateral Obligation and (i) in the Portfolio Manager’s reasonable business judgment, at the time of the exchange, such debt obligation received on exchange has a better likelihood of recovery than the Defaulted Obligation to be exchanged, (ii) as determined by the Portfolio Manager, at the time of the exchange, the debt obligation received on exchange is not less senior in right of payment vis-à-vis such Obligor’s other outstanding indebtedness than the Defaulted Obligation to be exchanged vis-à-vis its Obligor’s other outstanding indebtedness, (iii) as determined by the Portfolio Manager, both prior to and after giving effect to such exchange, each of the Coverage Tests is satisfied or, if any Coverage Test was not satisfied prior to such exchange, the coverage ratio relating to such test shall be at least as close to being satisfied after giving effect to such exchange as it was before giving effect to such exchange, (iv) as determined by the Portfolio Manager, both prior to and after giving effect to such exchange, not more than 5.0% of the Collateral Principal Amount consists of obligations received in a Bankruptcy Exchange, Distressed Exchange or an Exchange Transaction (in the aggregate), (v) the period for which the Issuer held the Defaulted Obligation to be exchanged shall be included for all purposes in this Indenture when determining the period for which the Issuer holds the debt obligation received on exchange, (vi) a Restricted Trading Period is not in effect and (vii) the aggregate principal balance of the obligations acquired in connection with a Bankruptcy Exchange, Distressed Exchange or Exchange Transaction (in the aggregate) since the Refinancing Date is not more than 10.0% of the Refinancing Date Par Amount.

“Bankruptcy Filing”: The institution against, or joining any other Person in instituting against, the Issuer or the Co-Issuer any bankruptcy, reorganization, arrangement, insolvency, winding up, moratorium or liquidation Proceedings, or other Proceedings under Cayman Islands, U.S. federal or state bankruptcy or similar laws.

“Bankruptcy Law”: The federal Bankruptcy Code, Title 11 of the United States Code, as amended from time to time, and Part V of the Companies Act (As Revised) of the Cayman Islands.

“Bankruptcy Subordinated Class”: The meaning specified in Section 5.4(e).

“Bankruptcy Subordination Agreement”: The meaning specified in Section 5.4(e).

“Base Management Fee”: The fee payable to the Portfolio Manager in arrears on each Distribution Date in an amount (as certified by the Portfolio Manager to the Trustee) equal to 0.15% per annum (calculated on the basis of a 360-day year and the actual number of days elapsed during the applicable Collection Period) of the Basis Amount at the beginning of the Collection Period with respect to such Distribution Date together with any unpaid Base Management Fees from prior Distribution Dates.

“Basis Amount”: As of any date of determination, the Collateral Principal Amount.

“Benchmark Replacement Date”: (i) In the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (x) the date of the public statement or publication of information referenced therein and (y) the date on which the administrator of the relevant Reference Rate permanently or indefinitely ceases to provide such Reference Rate; (ii) in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; or (iii) in the case of clause (d) of the definition of “Benchmark Transition Event,” 10 Business Days following the date of such Monthly Report or Distribution Report, as applicable, prepared under this Indenture. The Portfolio Manager shall provide notice of the Benchmark Replacement Date to the Trustee, the Collateral Administrator and the Calculation Agent (each of whom shall have no responsibility for determining such date and may conclusively rely on the notice provided by the Portfolio Manager).

“Benchmark Replacement Rate”: The reference rate, as determined by the Portfolio Manager, that satisfies each of clause (a) and (b) below:

(a)           the first alternative set forth in the order below that can be determined by the Portfolio Manager as of the Benchmark Replacement Date:

(1)           the sum of: (a) Term SOFR and (b) the applicable Benchmark Replacement Rate Adjustment;

(2)           the sum of: (a) Daily Simple SOFR and (b) the applicable Benchmark Replacement Rate Adjustment;

(3)           the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for then-current three month Libor and (b) the applicable Benchmark Replacement Rate Adjustment; or

(4)           if none of clauses (1) through (3) above applies, the rate selected by the Portfolio Manager, with the consent of a Majority of the Controlling Class, after giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Reference Rate; and

(b)           the reference rate being used by at least 50% of the Aggregate Principal Balance of the floating rate Collateral Obligations included in the Assets.

All such determinations made by the Portfolio Manager as described above shall be conclusive and binding and, absent manifest error, may be made in the Portfolio Manager’s sole discretion, and shall become effective without consent from any other party.

“Benchmark Replacement Rate Adjustment”: With respect to any replacement of the then-current Reference Rate with an Unadjusted Benchmark Replacement Rate, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by the Portfolio Manager as of the Benchmark Replacement Date, giving due consideration to the first alternative set forth below:

(1)           the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected, endorsed or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement Rate; and

(2)           any industry-accepted spread adjustment or method for calculating or determining such spread adjustment for the replacement of the then-current Reference Rate with the applicable Unadjusted Benchmark Replacement Rate for Dollar-denominated collateralized loan obligation securitization transactions at such time.

“Benchmark Transition Event”: The occurrence of one or more of the following events with respect to the then-current Reference Rate: (a) public statement or publication of information by or on behalf of the administrator of the Reference Rate announcing that such administrator has ceased or will cease to provide the Reference Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Reference Rate; (b) a public statement or publication of information by the regulatory supervisor for the administrator of the Reference Rate, the Relevant Governmental Body, an insolvency official with jurisdiction over the administrator for the Reference Rate, a resolution authority with jurisdiction over the administrator for the Reference Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the Reference Rate, which states that the administrator of the Reference Rate has ceased or will cease to provide the Reference Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Reference Rate; (c) a public statement or publication of information by the regulatory supervisor for the administrator of the Reference Rate announcing that the Reference Rate is no longer representative; or (d) the Asset Replacement Percentage is greater than 50%.

“Benefit Plan Investor”: (a) Any “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to the fiduciary responsibility provisions of Title I of ERISA, (b) any “plan” as defined in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code, or (c) any entity whose underlying assets include “plan assets” (within the meaning of the Plan Asset Regulations) by reason of any such employee benefit plan’s or plan’s investment in the entity pursuant to the Plan Asset Regulations.

“Bridge Loan”: Any obligation or debt security incurred or issued in connection with a merger, acquisition, consolidation, sale of all or substantially all of the assets of a person or entity, restructuring or similar transaction, which obligation or security by its terms is required to be repaid within one year of the incurrence thereof with proceeds from additional borrowings or other refinancings (other than any additional borrowing or refinancing if one or more financial institutions shall have provided the issuer of such obligation or security with a binding written commitment to provide the same, so long as (i) such commitment is equal to the outstanding principal amount of the Bridge Loan and (ii) such committed replacement facility has a maturity of at least one year and cannot be extended beyond such one year maturity pursuant to the terms thereof); provided that any Bridge Loan acquired by the Issuer must have an explicit obligation rating from S&P (which rating may be public or private).

“Business Day”: Any day other than (i) a Saturday or a Sunday or (ii) a day on which commercial banks are authorized or required by applicable law, regulation or executive order to close in New York, New York or in the city in which the principal Corporate Trust Office of the Trustee is located or, for any final payment of principal, in the relevant place of presentation.

“Calculation Agent”: The meaning specified in Section 7.15(a).

“Cash”: Such money (as defined in Article 1 of the UCC) or funds denominated in currency of the United States of America as at the time shall be legal tender for payment of all public and private debts, including funds standing to the credit of an Account.

“Cayman AML Regulations”: The Anti-Money Laundering Regulations (As Revised) and The Guidance Notes on the Prevention and Detection of Money Laundering, Terrorist Financing and Proliferation Financing in the Cayman Islands, each as amended and revised from time to time.

“Cayman FATCA Legislation”: The Tax Information Authority Act (As Revised) (as amended from time to time, together with regulations and guidance notes made pursuant to such law) (including those related to the OECD Standard for Automatic Exchange of Financial Account Information – Common Reporting Standard).

“Cayman Islands Stock Exchange”: Cayman Islands Stock Exchange Ltd. (CSX).

“Cayman-US IGA”: The intergovernmental agreement between the Cayman Islands and the United States signed on November 29, 2013 (including any implementing legislation, rules, regulations and guidance notes), as the same may be amended from time to time.

“CCC Collateral Obligation”: A Collateral Obligation (other than a Defaulted Obligation) with a Fitch Rating of “CCC+” or lower.

“CCC Excess”: An amount equal to the excess, if any, of the Aggregate Principal Balance of all CCC Collateral Obligations over 17.5% of the Collateral Principal Amount as of the current Determination Date; provided that in determining which of the Collateral Obligations will be included in the CCC Excess, the Collateral Obligations with the lowest Market Value expressed as a percentage of par will be deemed to constitute such CCC Excess.

“Certificate of Authentication”: The meaning specified in Section 2.1.

“Certificated Note”: Any note issued in definitive, fully registered form without interest coupons.

“Certificated Securities”: The meaning specified in Article 8 of the UCC.

“Certifying Person”: Any Person that certifies that it is the owner of a beneficial interest in a Global Note substantially in the form of Exhibit D.

“CFTC”: the U.S. Commodity Futures Trading Commission.

“Class”: In the case of the Class A-1-R Notes, the Class A-2-R Notes, the Class B-R Notes and the Class C-R Notes, such Notes having the same Interest Rate, Stated Maturity and designation as indicated in Section 2.3.

“Class A Coverage Tests”: The Overcollateralization Ratio Test and the Interest Coverage Test, each as applied to the Class A Notes (in the aggregate and not separately by Class).

“Class A-1L Loans”: The Class A-1L Loans A-1L Senior Secured Loans incurred by the Co-Issuers on the Closing Date pursuant to the Credit Agreement. On the Refinancing Date, the Class A-1L Loans will be prepaid in full and will no longer be Outstanding.

“Class A Notes”: The Class A-1-R Notes and the Class A-2-R Notes.

“Class A-1-R Notes”: The Class A-1-R Senior Secured Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

“Class A-2-R Notes”: The Class A-2-R Senior Secured Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

“Class B Coverage Tests”: The Overcollateralization Ratio Test and the Interest Coverage Test, each as applied to the Class B-R Notes.

“Class B-R Notes”: The Class B-R Secured Deferrable Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

“Class C Coverage Tests”: The Overcollateralization Ratio Test and the Interest Coverage Test, each as applied to the Class C-R Notes.

“Class C-R Notes”: The Class C-R Secured Deferrable Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

“Clean-Up Call Redemption”: A redemption of the Notes in accordance with Section 9.6(a).

“Clean-Up Call Redemption Date”: The meaning specified in Section 9.6(a).

“Clean-Up Call Redemption Price”: A purchase price in Cash at least equal to the sum of (a) the Aggregate Outstanding Amount of the Notes, plus (b) all unpaid interest on the Notes accrued to the date of such redemption (including any interest accrued on Deferred Interest), plus (c) the aggregate of all other amounts owing by the Issuer on the date of such redemption that are payable in accordance with the Priority of Distributions prior to distributions to the Issuer, including any amounts payable in respect of any Hedge Agreement and all expenses incurred in connection with effecting the Clean-Up Call Redemption; provided that, in connection with any Clean-Up Call Redemption of the Notes, Holders of 100% of the Aggregate Outstanding Amount of any Class of Notes may elect to receive less than 100% of the Clean-Up Call Redemption Price that would otherwise be payable to the Holders of such Class of Notes.

“Clearing Agency”: An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Corporation”: Each of (i) Clearstream, (ii) DTC, (iii) Euroclear and (iv) any entity included within the meaning of “clearing corporation” under Article 8 of the UCC.

“Clearing Corporation Security”: Securities which are in the custody of or maintained on the books of a Clearing Corporation or a nominee subject to the control of a Clearing Corporation and, if they are Certificated Securities in registered form, properly endorsed to or registered in the name of the Clearing Corporation or such nominee.

“Clearstream”: Clearstream Banking, société anonyme.

“Closing Date”: August 28, 2019.

“Code”: The United States Internal Revenue Code of 1986, as amended from time to time.

“Co-Issuer”: BCC Middle Market CLO 2019-1 Co-Issuer, LLC, until a successor Person shall have become the Co-Issuer pursuant to the applicable provisions of this Indenture, and thereafter “Co-Issuer” shall mean such successor Person.

“Collateral Administration Agreement”: An agreement dated as of the Closing Date among the Issuer, the Portfolio Manager and the Collateral Administrator, as amended from time to time.

“Collateral Administrator”: The Bank, in its capacity as such under the Collateral Administration Agreement, and any successor thereto.

“Collateral Interest Amount”: As of any date of determination, without duplication, the aggregate amount of Interest Proceeds that has been received or that is expected to be received (other than Interest Proceeds expected to be received from Defaulted Obligations, Deferrable Securities and Partial Deferrable Securities, but including (x) Interest Proceeds actually received from Defaulted Obligations (in accordance with the definition of “Interest Proceeds”) and Deferrable Securities (in accordance with the definition of “Interest Proceeds”) and (y) Interest Proceeds expected to be received of the type described in clause (i) of the definition of “Partial Deferrable Security”), in each case during the Collection Period (and, if such Collection Period does not end on a Business Day, the next succeeding Business Day) in which such date of determination occurs (or after such Collection Period but on or prior to the related Distribution Date if such Interest Proceeds would be treated as Interest Proceeds with respect to such Collection Period).

“Collateral Obligation”: An obligation that is a Senior Secured Loan or a Second Lien Loan, or a Participation Interest therein that, in each case, as of the date of acquisition by the Issuer (or the date the Issuer commits to aquire such asset):

(i)             is U.S. Dollar denominated and is not convertible by (a) the Issuer or (b) the Obligor of such Collateral Obligation into any other currency, with any payments under such Collateral Obligation to be made only in U.S. Dollars;

(ii)            is not a Defaulted Obligation (unless such obligation is a DIP Collateral Obligation, a Purchased Defaulted Obligation or is being acquired in connection with a Bankruptcy Exchange);

(iii)           is not a lease (including a finance lease);

(iv)           is not a Synthetic Security;

(v)           if (x) a Deferrable Security, is not currently deferring payment of any accrued and unpaid interest which would have otherwise been due and continues to remain unpaid, or (y) a Partial Deferrable Security, is not currently in default with respect to the portion of the interest due thereon to be paid in Cash on each payment date with respect thereto (in each case, unless such obligation is a Purchased Defaulted Obligation or is being acquired in connection with a Bankruptcy Exchange); provided that, nothing in this clause (v) shall be construed to prohibit the acquisition of a Purchased Defaulted Obligation pursuant to Section 12.4;

(vi)          provides for a fixed amount of principal payable on scheduled payment dates and/or at maturity and does not by its terms provide for earlier amortization or prepayment at a price of less than par;

(vii)         does not constitute Margin Stock;

(viii)         provides for payments that do not, at the time the obligation is acquired, subject the Issuer to withholding tax or other tax (except for withholding taxes which may be payable with respect to commitment fees and other similar fees associated with Collateral Obligations constituting Revolving Collateral Obligations or Delayed Drawdown Collateral Obligations) unless the related obligor is required to make “gross-up” payments that ensure that the net amount actually received by the Issuer (after payment of all taxes, whether imposed on such obligor or the Issuer) will equal the full amount that the Issuer would have received had no such taxes been imposed;

(ix)           has a Fitch Rating of at least “CCC-” that is not derived from a credit opinion issued by another NRSRO (unless such obligation is a Purchased Defaulted Obligation or is being acquired in a Bankruptcy Exchange);

(x)            is not a debt obligation whose repayment is subject to substantial non-credit related risk as determined by the Portfolio Manager;

(xi)           is not a Letter of Credit and does not include or support a Letter of Credit;

(xii)          except for Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations, is not an obligation pursuant to which any future advances or payments, other than Excepted Advances, to the borrower or the obligor thereof may be required to be made by the Issuer;

(xiii)         does not have an “f”, “p”, “pi”, “sf” or “t” subscript from S&P or an “sf” subscript from Moody’s;

(xiv)         will not require the Issuer, the Co-Issuer or the pool of Assets to be registered as an investment company under the Investment Company Act;

(xv)          is not subject to an Offer other than (x) a Permitted Offer or (y) an exchange offer in which an obligation that is not registered under the Securities Act is exchanged for an obligation that has substantially identical terms (except for transfer restrictions) but is registered under the Securities Act or an obligation that would otherwise qualify for purchase under the Investment Criteria;

(xvi)         is not issued by an Emerging Market Obligor;

(xvii)        is not a Step-Up Obligation or a Step-Down Obligation;

(xviii)       is not a commodity forward contract, a bond, a Structured Finance Obligation or a note or any debt obligation that is not a Loan;

(xix)         does not mature after the earliest Stated Maturity of the Notes;

(xx)          is scheduled to pay interest no less frequently than semi-annually;

(xxi)         is not a Zero-Coupon Security;

(xxii)        is not an interest in a grantor trust;

(xxiii)        is not a Bridge Loan;

(xxiv)       is not an Equity Security and is not by its terms convertible into or exchangeable for an Equity Security; provided that, no part of the purchase price of any Collateral Obligation shall be attributable to any attached equity warrants;

(xxv)        is purchased at a price at least equal to 65.0% of its principal balance unless such obligation is a Purchased Defaulted Obligation or is being acquired in connection with a Bankruptcy Exchange;

(xxvi)       is not issued by an Obligor with an EBITDA of less than $10,000,000 at the time of the Issuer’s acquisition of, or commitment to acquire, such obligation;

(xxvii)      is not an ESG Collateral Obligation (including without limitation, for the avoidance of doubt, an obligation issued by an Obligor engaged in coal-based, oil sands or palm oil businesses); and

(xxviii)     is not an unsecured loan;

provided that, notwithstanding anything herein to the contrary, any debt obligation or security (other than an Equity Security) received in exchange for a Collateral Obligation pursuant to the terms of this Indenture shall be deemed to be a “Collateral Obligation”.

“Collateral Principal Amount”: As of any date of determination, the sum of (a) the Aggregate Principal Balance of the Collateral Obligations (other than Defaulted Obligations, except as otherwise expressly set forth herein), including without duplication the funded and unfunded balance on any Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, and (b) without duplication, the amounts on deposit in the Collection Account representing Principal Proceeds (including Eligible Investments therein).

“Collateral Quality Test”: A test satisfied if, as of any date on which a determination is required hereunder, in the aggregate, the Collateral Obligations owned (or in relation to a proposed purchase of a Collateral Obligation, proposed to be owned) by the Issuer satisfy each of the tests set forth below (or, unless otherwise explicitly provided for in Section 12.2(a), if any such test is not satisfied, the results of such test are maintained or improved), calculated in each case as required by Section 1.2:

(i)	the Minimum Fixed Coupon Test;

(ii)	the Weighted Average Life Test;

(iii)	the Maximum Fitch Rating Factor Test;

(iv)	the Minimum Weighted Average Fitch Recovery Rate Test; and

(v)	the Minimum Fitch Floating Spread Test.

“Collection Account”: Collectively, the Interest Collection Account and the Principal Collection Account.

“Collection Period”: With respect to any Distribution Date, the period commencing immediately following the prior Collection Period (or on the Refinancing Date, in the case of the Collection Period relating to the first Distribution Date after the Refinancing Date) and ending on (but excluding) the later of (x) the day that is seven (7) Business Days prior to such Distribution Date and (y) the date immediately following the first Business Day of the month in which such Distribution Date occurs; provided that (i) the final Collection Period preceding the latest Stated Maturity of any Class of Notes shall commence immediately following the prior Collection Period and end on the day preceding such Stated Maturity, (ii) the final Collection Period preceding an Optional Redemption or Clean-Up Call Redemption of the Notes shall commence immediately following the prior Collection Period and end on the day preceding the applicable Redemption Date and (iii) the final Collection Period preceding the Refinancing of any Class of Notes shall commence immediately following the prior Collection Period and end on the day preceding the applicable Redemption Date.

“Concentration Limitations”: Limitations satisfied if, as of any date of determination, in the aggregate, the Collateral Obligations owned (or in relation to a proposed purchase of a Collateral Obligation, proposed to be owned) by the Issuer comply with all of the requirements set forth below (or, if not in compliance at the time of reinvestment, the relevant requirements must be maintained or improved), calculated in each case as required by Section 1.2.

(i)             no more than the percentage listed below of the Collateral Principal Amount may be issued by obligors Domiciled in the country or countries set forth opposite such percentage:

% Limit	Country or Countries
10.0%	All countries (in the aggregate) other than the United States;
10.0%	All Group Countries in the aggregate;
10.0%	Canada;
7.5%	All Tax Advantaged Jurisdictions in the aggregate;
10.0%	All Group I Countries in the aggregate;
5.0%	Any individual Group I Country;
5.0%	All Group II Countries in the aggregate;
2.5%	Any individual Group II Country;
0.0%	All Group III Countries in the aggregate;
0.0%	Any individual Group III Country; and
0.0%	Any of Spain, Greece, Italy or Portugal;

(ii)            unfunded commitments under Delayed Drawdown Collateral Obligations and unfunded and funded commitments under Revolving Collateral Obligations may not be more than 10.0% of the Collateral Principal Amount;

(iii)          not less than 95.0% of the Collateral Principal Amount may consist of Collateral Obligations that are Senior Secured Loans (assuming for purposes of these calculations that Eligible Investments representing Principal Proceeds are Senior Secured Loans);

(iv)          not more than 5.0% of the Collateral Principal Amount may consist of Collateral Obligations that are Second Lien Loans (including, for the avoidance of doubt, First-Lien Last-Out Loans);

(v)           not more than 5.0% of the Collateral Principal Amount may consist of fixed rate Collateral Obligations;

(vi)          not more than 10.0% of the Collateral Principal Amount may consist of Participation Interests;

(vii)         not more than (A) 2.5% of the Collateral Principal Amount in the aggregate may consist of Deferrable Securities and (B) 5.0% of the Collateral Principal Amount may consist of Partial Deferrable Securities;

(viii)        not more than 5.0% of the Collateral Principal Amount may consist of DIP Collateral Obligations;

(ix)           not more than 2.5% of the Collateral Principal Amount may consist of obligations issued by a single Obligor and its Affiliates, except that, Collateral Obligations issued by up to five Obligors and their respective Affiliates may each constitute up to 3.0% of the Collateral Principal Amount; provided that, not more than 1.5% of the Collateral Principal Amount may consist of Collateral Obligations issued by a single Obligor and its Affiliates which are not Senior Secured Loans;

(x)            not more than 12.0% of the Collateral Principal Amount may consist of obligations in the same Fitch Industry Classification group, except that, without duplication (a) Collateral Obligations in the largest Fitch Industry Classification group may represent up to 17.5% of the Collateral Principal Amount and (b) Collateral Obligations in the second largest Fitch Industry Classification group may constitute up to 15.0% of the Collateral Principal Amount; provided that, not more than 7.5% of the Collateral Principal Amount may consist of Collateral Obligations that belong to the S&P industry classification groups “oil, gas and consumable fuels”, “electric utilities”, “water utilities”, “multi-utilities” or “gas utilities”;

(xi)           not more than 17.5% of the Collateral Principal Amount may consist of CCC Collateral Obligations;

(xii)          not more than 15.0% of the Collateral Principal Amount may consist of Discount Obligations;

(xiii)         not more than 5.0% of the Collateral Principal Amount may consist of Collateral Obligations that are required to pay interest less frequently than quarterly but not less frequently than semi-annually;

(xiv)         not more than 15.0% of the Collateral Principal Amount may consist of Cov-Lite Loans; provided that, not more than 10.0% of the Collateral Principal Amount may consist of Cov-Lite Loans that are issued by an Obligor that, as of the date of acquisition or commitment to acquire by the Issuer, has an EBITDA of less than $50,000,000; and

(xv)          not more than 5.0% of the Collateral Principal Amount may consist of Current Pay Obligations.

“Confidential Information”: The meaning specified in Section 14.14(b).

“Consenting Holder”: The meaning specified in Section 9.8(c).

“Contribution”: The meaning specified in Section 10.3(f).

“Contribution Account”: The account established pursuant to Section 10.3(f) and designated as the “Contribution Account.”

“Contributor”: The meaning specified in Section 10.3(f).

“Controlling Class”: The Class A-1-R Notes so long as any Class A-1-R Notes are Outstanding; then the Class A-2-R Notes so long as any Class A-2-R Notes are Outstanding; then the Class B-R Notes so long as any Class B-R Notes are Outstanding; then the Class C-R Notes so long as any Class C-R Notes are Outstanding; and then the Issuer if no Notes are Outstanding.

“Controlling Person”: A Person (other than a Benefit Plan Investor) who has discretionary authority or control with respect to the assets of the Issuer or any Person who provides investment advice for a fee (direct or indirect) with respect to such assets or an affiliate of any such Person. For this purpose, an “affiliate” of a Person includes any Person, directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with, the Person, and “control” with respect to a Person other than an individual means the power to exercise a controlling influence over the management or policies of such Person.

“Controversial Weapons”: Any of the following: (i) weapons which are prohibited under applicable international treaties or conventions: nuclear, chemical, or biological weapons, cluster munitions, anti-personnel mines or inhumane conventional weapons restricted under the Convention on Prohibitions or Restrictions on the Use of Certain Conventional Weapons Which May Be Deemed to Be Excessively Injurious or to Have Indiscriminate Effects (1983), as amended, or (ii) other weapons or firearms traded contrary to the terms of the Arms Trade Treaty (2014).

“Corporate Trust Office”: The designated corporate trust office of the Corporate Trust Services division of the Trustee, currently located at (a) for Paying Agent and Note transfer purposes, Wells Fargo Bank, National Association, Corporate Trust Services Division, Wells Fargo Center, 600 S. Fourth Street, 7th Floor, MAC N9300-070, Minneapolis, Minnesota 55415, Attention: Corporate Trust Services – BCC Middle Market CLO 2019-1, LLC and (b) for all other purposes, Wells Fargo Bank, National Association, Corporate Trust Services Division, 9062 Old Annapolis Road, Columbia, Maryland 21045-1954, Attention: CDO Trust Services – BCC Middle Market CLO 2019-1, LLC, or in each case such other address as the Trustee may designate from time to time by notice to the Holders, the Portfolio Manager, the Issuer and each Rating Agency, or the corporate trust office of any successor Trustee.

“Cov-Lite Loan”: A loan, the Underlying Instruments for which do not (i) contain any financial covenants or (ii) require the borrower thereunder to comply with any Maintenance Covenant (regardless of whether compliance with one or more Incurrence Covenants is otherwise required by such Underlying Instruments); provided that, a loan which either contains a cross-default or cross-acceleration provision to, or is pari passu with, another loan of the same underlying obligor that requires such underlying obligor to comply with a Maintenance Covenant shall be deemed not to be a Cov-Lite Loan. For the avoidance of doubt, a loan that is capable of being described under clause (i) or (ii) above only (x) until the expiration of a certain period of time after the initial issuance thereof or (y) for so long as there is no funded balance in respect thereof, in each case as set forth in the related Underlying Instruments, shall be deemed not to be a Cov-Lite Loan.

“Coverage Tests”: The Class A Coverage Tests, the Class B Coverage Tests and the Class C Coverage Tests.

“Credit Agreement”: The Class A-1L Credit Agreement, dated as of the Closing Date, among the Co-Issuers, as co-borrowers, the Collateral Trustee and the lenders from time to time party thereto; provided that, on and after the Refinancing Date and the repayment of the Class A-1L Loans, such agreement shall be terminated in accordance with the terms thereof.

“Credit Amendment”: Any Maturity Amendment proposed to be entered into (i) in connection with an insolvency, bankruptcy, reorganization, debt restructuring or workout of the Obligor of the related Collateral Obligation, or (ii) that in the Portfolio Manager’s commercially reasonable judgment is necessary or desirable (x) to prevent the related Collateral Obligation from becoming a Defaulted Obligation, (y) to minimize material losses on the related Collateral Obligation, due to the materially adverse financial condition of the related Obligor or (z) to enable the Portfolio Manager to effectively manage the credit risk to the Issuer of the holding or disposition of such Collateral Obligation.

“Credit Improved Obligation”: (a) So long as a Restricted Trading Period is not in effect, any Collateral Obligation that in the Portfolio Manager’s commercially reasonable business judgment has significantly improved in credit quality from the condition of its credit at the time of purchase which judgment may (but need not) be based on one or more of the following facts: (A) such Collateral Obligation has been upgraded or put on a watch list for possible upgrade by the Rating Agency since the date on which such Collateral Obligation was acquired by the Issuer; (B) if such Collateral Obligation is a loan, the Disposition Proceeds (excluding Disposition Proceeds that constitute Interest Proceeds) of such loan would be at least 101.0% of its purchase price; (C) if such Collateral Obligation is a loan, the spread over the applicable reference rate for such Collateral Obligation has been decreased in accordance with the applicable Underlying Instrument since the date on which the Issuer (or the Portfolio Manager on behalf of the Issuer) entered into a binding commitment to acquire such Collateral Obligation by (1) 0.25% or more (in the case of a loan with a spread (prior to such decrease) less than or equal to 2.00%), (2) 0.375% or more (in the case of a loan with a spread (prior to such decrease) greater than 2.00% but less than or equal to 4.00%) or (3) 0.50% or more (in the case of a loan with a spread (prior to such decrease) greater than 4.00%) due, in each case, to an improvement in the related borrower’s financial ratios or financial results; (D) with respect to fixed-rate Collateral Obligations, there has been a decrease in the difference between its yield compared to the yield on the relevant United States Treasury security of more than 7.5% since the date of purchase; or (E) it has a projected cash flow interest coverage ratio (earnings before interest and taxes divided by cash interest expense as estimated by the Portfolio Manager) of the underlying borrower or other obligor of such Collateral Obligation that is expected to be more than 1.15 times the current year’s projected cash flow interest coverage ratio; or

(b)           if a Restricted Trading Period is in effect, any Collateral Obligation:

(i)            that in the Portfolio Manager’s commercially reasonable business judgment has significantly improved in credit quality from the condition of its credit at the time of purchase and with respect to which one or more of the criteria referred to in clause (a)(iv) above applies, or

(ii)           with respect to which a Majority of the Controlling Class vote to treat such Collateral Obligation as a Credit Improved Obligation.

“Credit Risk Obligation”: Any Collateral Obligation that in the Portfolio Manager’s commercially reasonable business judgment has a significant risk of declining in credit quality and, with a lapse of time, becoming a Defaulted Obligation and if a Restricted Trading Period is in effect, either (a) any Collateral Obligation as to which one or more of the following criteria applies:

(i)            such Collateral Obligation has been downgraded or put on a watch list for possible downgrade or on negative outlook by the Rating Agency since the date on which such Collateral Obligation was acquired by the Issuer;

(ii)           if such Collateral Obligation is a loan, the Market Value of such Collateral Obligation has decreased by at least 1.0% of the price paid by the Issuer for such Collateral Obligation;

(iii)          if such Collateral Obligation is a loan, the spread over the applicable reference rate for such Collateral Obligation has been increased in accordance with the applicable Underlying Instrument since the date on which the Issuer (or the Portfolio Manager on behalf of the Issuer) entered into a binding commitment to acquire such Collateral Obligation by (1) 0.25% or more (in the case of a loan with a spread (prior to such increase) less than or equal to 2.00%), (2) 0.375% or more (in the case of a loan with a spread (prior to such increase) greater than 2.00% but less than or equal to 4.00%) or (3) 0.50% or more (in the case of a loan with a spread (prior to such increase) greater than 4.00%) due, in each case, to a deterioration in the related borrower’s financial ratios or financial results;

(iv)          such Collateral Obligation has a projected cash flow interest coverage ratio (earnings before interest and taxes divided by cash interest expense as estimated by the Portfolio Manager) of the underlying borrower or other obligor of such Collateral Obligation of less than 1.00 or that is expected to be less than 0.85 times the current year’s projected cash flow interest coverage ratio; or

(v)           with respect to fixed-rate Collateral Obligations, an increase since the date of purchase of more than 7.5% in the difference between the yield on such Collateral Obligation and the yield on the relevant United States Treasury security; or

(b)           with respect to which a Majority of the Controlling Class consents to treat such Collateral Obligation as a Credit Risk Obligation.

“Cumulative Deferred Interest”: The cumulative amount of the Base Management Fee and/or the Subordinated Interest that the Portfolio Manager has elected to defer on prior Distribution Dates and has not yet been paid or distributed.

“Cure Contribution”: A Contribution (or portion thereof), in an amount as directed and set forth in the associated notice of such Contribution by the applicable Contributor, that shall be used as Principal Proceeds or Interest Proceeds (i) to cause a failing Coverage Test to be satisfied and/or (ii) with respect to any Coverage Test that, as of the next Distribution Date, is expected to fail to be satisfied as reasonably determined by the applicable Contributor, to cause such Coverage Test to continue to be satisfied; provided that the amount of any Cure Contribution may not exceed the amount that, on a pro forma basis after giving effect to such Cure Contribution, would cause the applicable Coverage Test to be satisfied by more than 1.0% over the applicable Required Coverage Ratio; provided, further, that no more than three Cure Contributions shall have been made since the Refinancing Date; provided, further, that any Contribution designated as Principal Proceeds shall not be designated as Interest Proceeds thereafter.

“Current Deferred Interest”: All or any portion of the Base Management Fee and/or the Subordinated Interest deferred by the Portfolio Manager in its sole discretion payable in accordance with the Priority of Distributions on any Distribution Date.

“Current Pay Obligation”: Any Collateral Obligation (other than a DIP Collateral Obligation) that (i) would otherwise be a Defaulted Obligation but for the exclusion of Current Pay Obligations from the definition of Defaulted Obligation pursuant to the proviso at the end of such definition; (ii) (a) if the issuer of such Collateral Obligation is subject to a bankruptcy proceeding, the relevant court has authorized the issuer to make payments of principal and interest on such Collateral Obligation and no such payments that are due and payable are unpaid (and no other payments authorized by the court that are due and payable are unpaid), and (b) otherwise, no payments, including interest payments or scheduled principal payments, are due and payable that are unpaid and (iii) has a Market Value of at least 80% of its par value.

“Custodial Account”: The custodial account established pursuant to Section 10.3(b) and designated as the “Custodial Account”.

“Custodian”: The meaning specified in the first sentence of Section 3.3(a) with respect to items of collateral referred to therein, and each entity with which an Account is maintained, as the context may require, each of which shall be a Securities Intermediary.

“Cut-Off Date”: The meaning specified in the Loan Sale Agreement.

“Daily Simple SOFR”: For any day, SOFR with the conventions for this rate (which will include a lookback) being established by the Portfolio Manager in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for leveraged loans; provided, that, if the Portfolio Manager decides that any such convention is not administratively feasible, then the Portfolio Manager may establish another convention in its reasonable discretion; provided further, that the Calculation Agent shall calculate such rate solely in accordance with administrative procedures and directions provided by the Portfolio Manager.

“Default”: Any Event of Default or any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Defaulted Obligation”: Any Collateral Obligation included in the Assets as to which:

(a)           a default as to the payment of principal and/or interest has occurred and is continuing with respect to such debt obligation (without regard to any grace period applicable thereto, or waiver thereof, after the passage (in the case of a default that in the Portfolio Manager’s judgment, as certified to the Trustee in writing, is not due to credit-related causes) of five (5) Business Days or seven calendar days, whichever is greater);

(b)          a default known to the Portfolio Manager as to the payment of principal and/or interest has occurred and is continuing on another debt obligation of the same issuer which is senior or pari passu in right of payment to such debt obligation (without regard to any grace period applicable thereto, or waiver or forbearance thereof, except that, in the case of a default that in the Portfolio Manager’s judgment is not due to credit-related causes, such default shall be subject to a grace period of five Business Days or seven calendar days, whichever is greater, but in no case beyond the passage of any grace period applicable thereto); provided that, (x) such Collateral Obligation shall constitute a Defaulted Obligation under this clause (b) only until such acceleration has been rescinded and (y) both the Collateral Obligation and such other debt obligation are full recourse obligations of the applicable issuer or secured by the same collateral;

(c)           the issuer or others have instituted proceedings to have the issuer of such Collateral Obligation adjudicated as bankrupt or insolvent or placed into receivership or winding up and such proceedings have not been stayed or dismissed for a period of 60 consecutive days of filing or such issuer has filed for protection under Chapter 11 of the U.S. Bankruptcy Code;

(d)           such Collateral Obligation has a Fitch Rating of “CC” or lower or , in each case, had such rating before such rating was withdrawn;

(e)           such Collateral Obligation is pari passu or subordinate in right of payment as to the payment of principal and/or interest to another debt obligation of the same issuer that would constitute a Defaulted Obligation under clause (d) above were such other debt obligation owned by the Issuer (provided, that both the debt obligation and such other debt obligation are full recourse obligations of the applicable issuer);

(f)            the Portfolio Manager has received written notice or has knowledge that a default has occurred under the Underlying Instruments and any applicable grace period has expired such that the holders of such Collateral Obligation may accelerate the repayment of such Collateral Obligation (but only until such default is cured or waived) in the manner provided in the Underlying Instruments;

(g)           the Portfolio Manager has in its reasonable commercial judgment otherwise declared such debt obligation to be a “Defaulted Obligation”;

(h)          such Collateral Obligation is a Participation Interest with respect to which the Selling Institution has defaulted in the performance of any of its payment obligations under the Participation Interest (except to the extent such defaults were cured within the applicable grace period under the Underlying Instruments of the obligor thereof);

(i)            such Collateral Obligation is a Participation Interest in a loan that would, if such loan were a Collateral Obligation, constitute a “Defaulted Obligation” (other than under this clause (i));

(j)            a Distressed Exchange has occurred in connection with such Collateral Obligation; or

(k)            such Collateral Obligation is a Deferring Security;

provided that a Collateral Obligation shall not constitute a Defaulted Obligation pursuant to clauses (a)     through (k) above if: (x) such Collateral Obligation (or, in the case of a Participation Interest, the underlying Senior Secured Loan or Second Lien Loan) is a Current Pay Obligation (solely to the extent that the Aggregate Principal Balance of Current Pay Obligations does not exceed 5.0% of the Collateral Principal Amount), or (y) in the case of clauses (b), (c) and (e), such Collateral Obligation (or, in the case of a Participation Interest, the underlying Senior Secured Loan or Second Lien Loan) is a DIP Collateral Obligation.

“Deferrable Security”: A Collateral Obligation (excluding a Partial Deferrable Security) which by its terms permits the deferral or capitalization of payment of accrued, unpaid interest.

“Deferred Interest”: With respect to any specified Class of Deferred Interest Notes, the meaning specified in Section 2.8(a).

“Deferred Interest Notes”: The Notes specified as such in Section 2.3. “Deferred Subordinated Interest”: The meaning specified in Section 11.1(f).

“Deferring Security”: A Deferrable Security that is deferring the payment of interest due thereon and has been so deferring the payment of interest due thereon (i) with respect to Collateral Obligations that have a Fitch Rating of at least “BBB-,” for the shorter of two consecutive accrual periods or one year, and (ii) with respect to Collateral Obligations that have a Fitch Rating of “BB+” or below, for six consecutive months, which deferred capitalized interest has not, as of the date of determination, been paid in cash; provided, that such Deferrable Security will cease to be a Deferring Security at such time as it (a) ceases to defer or capitalize the payment of interest, (b) pays in cash all accrued and unpaid interest and (c) commences payment of all current interest in cash.

“Delayed Drawdown Collateral Obligation”: A Collateral Obligation that (a) requires the Issuer to make one or more future advances to the borrower under the Underlying Instruments relating thereto, (b) specifies a maximum amount that can be borrowed on one or more fixed borrowing dates, and (c) does not permit the re-borrowing of any amount previously repaid by the borrower thereunder; provided that any such Collateral Obligation will be a Delayed Drawdown Collateral Obligation only until all commitments by the Issuer to make advances to the borrower expire or are terminated or reduced to zero.

“Deliver” or “Delivered” or “Delivery”: The taking of the following steps:

(a)            in the case of each Certificated Security (other than a Clearing Corporation Security) or Instrument,

(i)            causing the delivery of such Certificated Security or Instrument to the Custodian registered in the name of the Custodian or its affiliated nominee;

(ii)           causing the Custodian to continuously identify on its books and records that such Certificated Security or Instrument is credited to the relevant Account; and

(iii)          causing the Custodian to maintain continuous possession of such Certificated Security or Instrument;

(b)           in the case of each Uncertificated Security (other than a Clearing Corporation Security),

(i)            causing such Uncertificated Security to be continuously registered on the books of the issuer thereof to the Custodian; and

(ii)           causing the Custodian to continuously identify on its books and records that such Uncertificated Security is credited to the relevant Account;

(c)           in the case of each Clearing Corporation Security,

(i)            causing the relevant Clearing Corporation to credit such Clearing Corporation Security to the securities account of the Custodian at such Clearing Corporation, and

(ii)           causing the Custodian to continuously identify on its books and records that such Clearing Corporation Security is credited to the relevant Account;

(d)           in the case of any Financial Asset that is maintained in book-entry form on the records of a Federal Reserve Bank (“FRB”),

(i)            causing the continuous crediting of such Financial Asset to a securities account of the Custodian at any FRB, and

(ii)           causing the Custodian to continuously identify on its books and records that such Financial Asset is credited to the relevant Account;

(e)           in the case of Cash or Money,

(i)            causing the deposit of such Cash or Money with the Custodian;

(ii)            causing the Custodian to agree to treat such Cash or Money as a Financial Asset; and

(iii)           causing the Custodian to continuously identify on its books and records that such Cash or Money is credited to the relevant Account;

(f)            in the case of each Financial Asset not covered by the foregoing clauses (a) through (e) above,

(i)             causing the transfer of such Financial Asset to the Custodian in accordance with applicable law and regulation; and

(ii)            causing the Custodian to continuously identify on its books and records that such Financial Asset is credited to the relevant Account;

(g)           in the case of each general intangible (including any participation interest in a loan that is not, or the debt underlying which is not, evidenced by a Certificated Security or an Instrument), notifying the obligor thereunder, if any, of the Grant to the Trustee (unless no applicable law requires such notice);

(h)           in the case of each participation interest in a loan as to which the underlying debt is represented by a Certificated Security or an Instrument, obtaining the acknowledgement of the Person in possession of such Certificated Security or Instrument (which may not be the Issuer) that it holds the Issuer’s interest in such Certificated Security or Instrument solely on behalf and for the benefit of the Trustee; and

(i)            in all cases, filing an appropriate Financing Statement in the appropriate filing office in accordance with the Uniform Commercial Code as in effect in any relevant jurisdiction.

“Designated Excess Par”: The meaning specified in Section 9.4(g).

“Designated Maturity” With respect to the Floating Rate Notes, three months.

“Determination Date”: The last day of each Collection Period.

“Diminished Distressed Exchange Obligation”: A Collateral Obligation received in connection with a Distressed Exchange, which has a principal amount that is less than the principal amount of the obligation for which it was exchanged.

“DIP Collateral Obligation”: A loan made to a debtor-in-possession pursuant to Section 34 of the U.S. Bankruptcy Code having the priority allowed by either Section 364(c) or 364(d) of the U.S. Bankruptcy Code and secured by senior liens.

“Discount Obligation”: Any Loan or Participation Interest in a Loan (other than a Swapped Non-Discount Obligation or a Defaulted Obligation) that the Portfolio Manager determines at the time of acquisition or commitment to acquire by the Issuer, that: (a) in the case of a Senior Secured Loan, (i) has a Fitch Rating of “B-” or above and that is acquired by the Issuer at a price that is lower than 80.0% of par or (ii) has a Fitch Rating below “B-” and that is acquired by the Issuer at a price that is lower than 85.0% of par and (b) in the case of a Loan that is not a Senior Secured Loan, is acquired by the Issuer at a price that is lower than 80.0% of par; provided, that such Collateral Obligation will cease to be a Discount Obligation at such time as (1) if such Collateral Obligation is a Senior Secured Loan, the Market Value (expressed as a percentage of par) of such Collateral Obligation, for any period of thirty (30) consecutive days since the acquisition (or commitment to acquire) by the Issuer of such Collateral Obligation, (1) equals or exceeds 90.0% of the principal balance of such Collateral Obligation or (2) if such Collateral Obligation is not a Senior Secured Loan, the Market Value (expressed as a percentage of par) of such Collateral Obligation, for any period of thirty (30) consecutive days since the acquisition (or commitment to acquire) by the Issuer of such Collateral Obligation, equals or exceeds 85.0% of the principal balance of such Collateral Obligation.

“Discretionary Sale”: The meaning specified in Section 12.1(f).

“Disposition Proceeds”: Proceeds received with respect to sales of Collateral Obligations, Eligible Investments and Equity Securities and the termination of any Hedge Agreement, in each case, net of reasonable out-of-pocket expenses and disposition costs in connection with such sales.

“Distressed Exchange”: In connection with any Collateral Obligation, a distressed exchange or other debt restructuring has occurred, as reasonably determined by the Portfolio Manager, pursuant to which the issuer or obligor of such Collateral Obligation has issued to the holders of such Collateral Obligation a new security or package of securities or obligations that, in the sole judgment of the Portfolio Manager, amounts to a diminished financial obligation or has the purpose of helping the issuer of such Collateral Obligation avoid default; provided that no Distressed Exchange shall be deemed to have occurred if the securities or obligations received by the Issuer in connection with such exchange or restructuring meet the definition of “Collateral Obligation”; provided, further that, as determined by the Portfolio Manager, both prior to and after giving effect to such exchange, (x) not more than 5.0% of the Collateral Principal Amount consists of obligations received in a Bankruptcy Exchange, Distressed Exchange or an Exchange Transaction (in the aggregate) and (y) the aggregate principal balance of the obligations acquired in connection with a Bankruptcy Exchange, Distressed Exchange or Exchange Transaction (in the aggregate) since the Refinancing Date is not more than 10.0% of the Refinancing Date Par Amount.

“Distribution Date”: Subject to Section 14.9, the 15th day of January, April, July and October of each year (or, if such day is not a Business Day, the next succeeding Business Day), commencing in January, 2022 and each Redemption Date (other than with respect to a Partial Redemption by Refinancing), Clean-Up Call Redemption Date and Special Redemption Date; provided that, following the redemption or repayment in full of the Notes, the Issuer may receive distributions (including in respect of an Optional Redemption) on any dates designated by the Portfolio Manager (which dates may or may not be the dates stated above) upon two (2) Business Days’ prior written notice to the Trustee and the Collateral Administrator and such dates shall thereafter constitute “Distribution Dates.”

“Distribution Report”: The meaning specified in Section 10.7(b).

“Domicile” or “Domiciled”: With respect to any issuer of or obligor with respect to a Collateral Obligation: (a) except as provided in clause (b) and (c) below, its country of organization; or (b) if it is organized in a Tax Advantaged Jurisdiction, each of such jurisdiction and the country in which a substantial portion of its operations are located or from which a substantial portion of its revenue is derived, in each case directly or through subsidiaries; or (c) if its payment obligations in respect of such Collateral Obligation are guaranteed by a person or entity that is organized in the United States, then the United States.

“DTC”: The Depository Trust Company, its nominees, and their respective successors.

“Due Date”: Each date on which any payment is due on a Pledged Obligation in accordance with its terms.

“EBA”: The European Banking Authority (including any successor or replacement organization thereto).

“EIOPA”: The European Insurance and Occupational Pensions Authority (including any successor or replacement organization thereto).

“Eligible Investment Required Ratings”: (a) For an obligation or security with a remaining maturity up to 30 days, such obligation or security has a short-term credit rating of at least “F1” by Fitch or a long-term credit rating of at least “A” by Fitch or (b) for an obligation or security with a remaining maturity of more than 30 days but not in excess of 60 days, such obligation or security has a short-term credit rating of “F1+” by Fitch or a long-term credit rating of at least “AA-” by Fitch.

“Eligible Investments”: (a) Cash or (b) any United States dollar investment that, at the time it is Delivered to the Trustee (directly or through an intermediary or bailee), is one or more of the following obligations or securities:

(i)            direct obligations of, and obligations the timely payment of principal and interest on which is fully and expressly guaranteed by (x) the United States of America or (y) any agency or instrumentality of the United States of America the obligations of which agency or instrumentality have the Eligible Investment Required Rating and are expressly backed by the full faith and credit of the United States of America;

(ii)           demand and time deposits in, certificates of deposit of, trust accounts with, bankers’ acceptances issued by, or federal funds sold by any depository institution or trust company incorporated under the laws of the United States of America (including the Bank) or any state thereof and subject to supervision and examination by federal and/or state banking authorities, in each case payable within 60 days of issuance, so long as the commercial paper and/or the debt obligations of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment have the Eligible Investment Required Ratings or such demand or time deposits are covered by an extended Federal Deposit Insurance Corporation (the “FDIC”) insurance program where 100% of the deposits are insured by the FDIC, which is backed by the full faith and credit of the United States (and, if a Class of Notes then outstanding is rated by Fitch, the United States meets the Eligible Investment Required Ratings);

(iii)         commercial paper or other short-term obligations with the Eligible Investment Required Ratings and that either bear interest or are sold at a discount from the face amount thereof and have a maturity of not more than 60 days from their date of issuance; provided that this clause (iii) will not include extendible commercial paper or asset backed commercial paper; and

(iv)         money market funds domiciled outside of the United States which funds have, at all times, credit ratings of either the highest credit rating assigned by Fitch (“AAAmmf”) to the extent rated by Fitch or otherwise the highest credit rating assigned by Moody’s (provided that in each case, such equivalent ratings shall comply with Fitch’s then-current criteria);

provided, however, that Eligible Investments purchased with funds in the Collection Account shall be held until maturity except as otherwise specifically provided herein and shall include only such obligations or securities, other than those referred to in clause (iv) above, and mature (or are putable at par to the issuer thereof) no later than the earlier of 60 days and the Business Day prior to the next Distribution Date (unless such Eligible Investments are issued by the Trustee in its capacity as a banking institution in which case such Eligible Investments may mature on such Distribution Date); provided, further, that none of the foregoing obligations or securities shall constitute Eligible Investments if (a) such obligation or security has an “f”, “p”, “pi”, “t” or “sf” subscript assigned by S&P or an “sf” subscript assigned by Moody’s, (b) all, or substantially all, of the remaining amounts payable thereunder consist of interest and not principal payments, (c) payments on such obligation or security is, at the time such obligation is acquired, subject to withholding tax (other than withholding taxes that may be imposed on fees with respect to such obligation or for withholding taxes that may be imposed under or in respect of FATCA) unless the issuer of the security is required to make “gross-up” payments that ensure that the net amount actually received by the Issuer (after payment of all taxes, whether imposed on such obligor or the Issuer) will equal the full amount that the Issuer would have received had no such taxes been imposed, (d) such obligation or security is secured by real property, (e) such obligation or security is purchased at a price greater than 100% of the principal or face amount thereof, (f) such obligation invests in or constitutes a Structured Finance Obligation or (g) in the Portfolio Manager’s sole judgment, such obligation or security is subject to material non-credit related risks. Eligible Investments may include, without limitation, those investments for which the Trustee or an Affiliate of the Trustee is the obligor or depository institution, or provides services and receives compensation, provided that such investments meet the foregoing requirements of this definition. For the avoidance of doubt, the Portfolio Manager shall have no liability to any Holder or any other Person for any determination made by it pursuant to this paragraph unless the making of such determination constituted bad faith, willful misconduct or gross negligence in the performance, or reckless disregard, of the obligations of the Portfolio Manager hereunder or under the Portfolio Management Agreement.

“Emerging Market Obligor”: Any Obligor Domiciled in a country (other than the United States of America) that (a) does not have a either a foreign currency government bond rating of at least “Aa3” by Moody’s, a foreign currency issuer credit rating of at least “AA-” by S&P or a sovereign rating of at least “AA-” by Fitch (other than any country referenced in clause (i) of the definition of “Concentration Limitations”) or (b) is not a Tax Advantaged Jurisdiction.

“Entitlement Holder”: The meaning specified in Article 8 of the UCC.

“Entitlement Order”: The meaning specified in Article 8 of the UCC.

“Equity Security”: Any security or debt obligation (other than any security received in connection with an insolvency, bankruptcy, reorganization, debt restructuring or workout of the Obligor thereof (other than common stock)) which at the time of acquisition, conversion or exchange does not satisfy the requirements of a Collateral Obligation and is not an Eligible Investment.

“ERISA”: The United States Employee Retirement Income Security Act of 1974, as amended from time to time.

“ESG Collateral Obligation”: Any debt obligation or debt security where the consolidated group to which the relevant obligor belongs is a group whose Primary Business Activity is any of the following: (i) the speculative extraction of oil and gas from tar sands and arctic drilling, thermal coal mining or the generation of electricity using coal; (ii) the production of palm oil; (iii) the production or distribution of opioids; (iv) the operation, management or provider of services to private prisons; (v) (a) the production of or trade in Controversial Weapons; or (b) the production of or trade in components or services that have been specifically designed or designated for military purposes for the functioning of Controversial Weapons; or (vi) the trade in: (a) the following items to the extent the production or trade of any such item is banned by applicable global conventions and agreements: hazardous chemicals, pesticides and wastes, ozone depleting substances, endangered or protected wildlife or wildlife products; (b) pornography or prostitution; (c) tobacco or tobacco-related products; (d) predatory lending or payday lending activities; or (e) weapons or firearms.

“ESMA”: The European Securities and Markets Authority (including any successor or replacement organization thereto).

“EU Securitization Regulation”: Regulation (EU) 2017/2402, including any implementing regulation, technical standards and official guidance related thereto, each as in effect on the Refinancing Date.

“EU/UK Restricted Lists”: With respect to (a) the EU Securitization Regulation, the list of jurisdictions that are listed by the European Union as jurisdictions that have strategic deficiencies in their regimes on anti-money laundering and counter terrorists financing or are non-cooperative jurisdictions for tax purposes and (b) the UK Securitization Regulation, the list of third party countries that are listed as high-risk and non-cooperative jurisdictions by the UK’S Financial Action Task Force.

“EU/UK Retained Interest”: The Interests held by the EU/UK Retention Holder under the EU/UK Risk Retention Requirements (and any successor, assign or transferee to the extent permitted under the EU/UK Risk Retention Requirements and notified in writing to the Trustee, the Collateral Administrator and the Issuer), on an ongoing basis for as long as any Class of Notes remains outstanding, with an Aggregate Outstanding Amount equal to not less than 5% of the Retention Basis Amount as of the Refinancing Date in the form specified in paragraph (d) of Article 6(3) of the Securitization Regulations, as such regulation is in effect on the Refinancing Date.

“EU/UK Risk Retention Requirements”: The retention requirements contained in Article 6 of the Securitization Regulations, including any implementing regulation, technical standards and official guidance related thereto, each as in effect on the Refinancing Date.

“EU/UK Retention Holder”: Bain Capital Specialty Finance, Inc., as an originator, and any successor, assignee or transferee thereof permitted under the Securitization Laws.

“Euroclear”: Euroclear Bank S.A./N.V., as operator of the Euroclear System.

“EUWA”: The European Union (Withdrawal) Act 2018 (as amended).

“European Supervisory Authorities”: Together, the EBA, ESMA and EIOPA.

“Event of Default”: The meaning specified in Section 5.1.

“Exchange Transaction”: The meaning specified in Section 12.4(a).

“Exchanged Defaulted Obligation”: The meaning specified in Section 12.4(a).

“Excepted Advances”: Customary advances made to protect or preserve rights against the borrower of or obligor under a Collateral Obligation or to indemnify an agent or representative for lenders pursuant to the Underlying Instrument.

“Excepted Property”: The meaning specified in the Granting Clause.

“Excess CCC Adjustment Amount”: As of any date of determination, an amount equal to the excess, if any, of:

(i)           the Aggregate Principal Balance of all Collateral Obligations included in the CCC Excess; over

(ii)          the sum of the Market Values of all Collateral Obligations included in the CCC Excess.

“Excess Par Amount”: An amount, as of any date of determination, equal to the greater of (a) zero and (b) (i) the Collateral Principal Amount (provided that the Principal Balance of any Defaulted Obligation shall be its Fitch Collateral Value) less (ii) the Reinvestment Target Par Balance.

“Excess Weighted Average Fixed Coupon”: As of any date of determination, a percentage equal to the product obtained by multiplying (a) the greater of zero and the excess, if any, of the Weighted Average Fixed Coupon over the Minimum Fixed Coupon by (b) the number obtained by dividing (i) the Aggregate Principal Balance of all fixed rate Collateral Obligations (excluding any Defaulted Obligation and, to the extent of any non-cash interest, any Deferrable Security) by (ii) the Aggregate Principal Balance of all floating rate Collateral Obligations (excluding any Defaulted Obligation and, to the extent of any non-cash interest, any Deferrable Security).

“Excess Weighted Average Floating Spread”: As of any date of determination, a percentage equal to the product obtained by multiplying (a) the greater of zero and the excess, if any, of the Weighted Average Floating Spread over the Minimum Fitch Floating Spread by (b) the number obtained by dividing (i) the Aggregate Principal Balance of all floating rate Collateral Obligations (excluding any Defaulted Obligation and, to the extent of any non-cash interest, any Deferrable Security) by (ii) the Aggregate Principal Balance of all fixed rate Collateral Obligations (excluding any Defaulted Obligation and, to the extent of any non-cash interest, any Deferrable Security).

“Exchange Act”: The United States Securities Exchange Act of 1934, as amended from time to time.

“Existing Notes”: The Notes (as defined in the Original Indenture) issued pursuant to the Original Indenture on the Closing Date and which remained Outstanding immediately prior to the Refinancing Date.

“Fallback Rate”: The rate determined by the Portfolio Manager as follows: (1) the industry-accepted rate of interest as a replacement for the then-current Reference Rate for U.S. dollar denominated securitizations at such time or (2) the quarterly pay reference rate that is used in calculating the interest rate of at least 50% of the Collateral Obligations (by par amount), as determined by the Portfolio Manager as of the first day of the Interest Accrual Period during which such determination is made; provided that, if a Benchmark Replacement Rate can be determined by the Portfolio Manager at any time when the Fallback Rate is effective, then such Benchmark Replacement Rate shall be the Fallback Rate.

“FATCA”: Sections 1471 through 1474 of the Code and any applicable intergovernmental agreement entered into in respect thereof (including the Cayman-US IGA), and any related provisions of law, court decisions or administrative guidance, and the Cayman FATCA Legislation.

“FATCA Compliance”: Compliance with FATCA as necessary to avoid (a) fines, penalties or other sanctions imposed on the Issuer or any of its directors or (b) the withholding or imposition of tax from or in respect of payments to or for the benefit of the Issuer.

“Federal Reserve Board”: The Board of Governors of the Federal Reserve System.

“Fiduciary”: Any fiduciary or other person making the decision to invest the assets of the Benefit Plan Investor.

“Filing Holder”: The meaning specified in Section 5.4(e).

“Financial Asset”: The meaning specified in Article 8 of the UCC.

“Financing Statements”: The meaning specified in Article 9 of the UCC.

“First-Lien Last-Out Loan”: A loan that would be a Senior Secured Loan, except that, prior to a default with respect such loan, is entitled to receive payments pari passu with other Senior Secured Loans of the same obligor, but following a default becomes fully subordinated to other Senior Secured Loans of the same obligor and is not entitled to any payments until such other Senior Secured Loans are paid in full.

“Fitch”: Fitch Ratings, Inc. and any successor thereto.

“Fitch Collateral Value”: With respect to any Defaulted Obligation, the lesser of (i) the product of the Fitch Recovery Rate of such Defaulted Obligation multiplied by its principal balance, in each case, as of the relevant Measurement Date and (ii) the Market Value of such Defaulted Obligation as of the relevant Measurement Date.

“Fitch Rating”: With respect to any Collateral Obligation, the rating determined pursuant to Schedule 5.

“Fitch Rating Condition”: With respect to any action taken or to be taken by or on behalf of the Issuer, and only for so long as Fitch is a Rating Agency with respect to any Class of Notes issued pursuant hereto, prior notice to Fitch delivered at least five Business Days prior to such action

“Fitch Rating Factor”: In respect of any Collateral Obligation, the number set forth in the table below opposite the Fitch Rating in respect of such Collateral Obligation:

Fitch Rating	Fitch Rating Factor
AAA	0.136
AA+	0.349
AA	0.629
AA-	0.858
A+	1.237
A	1.572
A-	2.099
BBB+	2.630
BBB	3.162
BBB-	6.039
BB+	8.903
BB	11.844
BB-	15.733
B+	19.627
B	23.671
B-	32.221
CCC+	41.111
CCC	50.000
CCC-	63.431

“Fitch Rating Reporting Items”: With respect to each Collateral Obligation, the information listed in the following table:

Indenture Reporting Requirement	Indenture- Defined Term	Fitch Data Feed Name
Fitch Rating	Y	N/A – Derived per definition
Fitch public long-term issuer default rating (LT IDR) or long-term issuer default credit opinion (LT IDCO)	N	Long-Term Issuer Default Rating <or> Long-Term Issuer Default Credit Opinion
Fitch recovery rating (RR) or credit opinion RR	N	Issue Recovery Rating <or> Issue Recovery Credit Opinion
Watch or outlook status	N	LT IDR Alert Code <or> LT IDCO Alert Code
Fitch rating effective date	N	LT IDR Effective Date <or> LT IDCO Effective Date
Fitch industry classification (as such industry classifications may be updated at the option of the Portfolio Manager if Fitch publishes revised industry classifications)	N	CLO Industry

“Fitch Recovery Rate”: The meaning specified in Schedule 5 hereto.

“Fitch Test Matrix”: The meaning specified in Schedule 5 hereto.

“Fitch Weighted Average Rating Factor”: The number determined by (a) summing the products of (i) the Principal Balance of each Collateral Obligation multiplied by (ii) its Fitch Rating Factor, (b) dividing such sum by the Aggregate Principal Balance of all such Collateral Obligations and (c) rounding the result down to the nearest two decimal places. For the purposes of determining the Principal Balance and Aggregate Principal Balance of Collateral Obligations in this definition, the Principal Balance of each Defaulted Obligation shall be excluded.

“Fixed Rate Notes”: Any notes issued under this Indenture (or loans entered into by the Issuer in connection with a Refinancing) that bear a fixed rate of interest. As of the Refinancing Date, there are no Fixed Rate Notes Outstanding.

“Floating Rate Notes”: All of the Notes (or loans entered into by the Issuer in connection with a Refinancing), collectively, other than the Fixed Rate Notes (if any). As of the Refinancing Date, the “Floating Rate Notes” shall include the Class A-1-R Notes, the Class A-2-R Notes, the Class B-R Notes and the Class C-R Notes.

“GAAP”: The meaning specified in Section 6.3(j).

“Global Notes”: Any Regulation S Global Notes or Rule 144A Global Notes.

“Governmental Authority”: Whether U.S. or non-U.S., (i) any national, state, county, municipal or regional government or quasi-governmental authority or political subdivision thereof; (ii) any agency, regulator, arbitrator, board, body, branch, bureau, commission, corporation, department, master, mediator, panel, referee, system or instrumentality of any such government or quasi-government entity, or political subdivision thereof; and (iii) any court.

“Grant” or “Granted”: To grant, bargain, sell, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of setoff against, deposit, set over and confirm. A Grant of the Pledged Obligations, or of any other instrument, shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including, the immediate continuing right to claim for, collect, receive and receipt for principal and interest payments in respect of the Pledged Obligations, and all other Monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Group I Country”: Australia, Canada, The Netherlands, New Zealand and the United Kingdom (or such other country as may be specified in publicly available published criteria from Moody’s from time to time).

“Group II Country”: Germany, Ireland, Sweden and Switzerland (or such other country as may be specified in publicly available published criteria from Moody’s from time to time).

“Group III Country”: Austria, Belgium, Denmark, Finland, France, Hong Kong, Iceland, Liechtenstein, Luxembourg, Norway and Singapore (or such other country as may be specified in publicly available published criteria from Moody’s from time to time).

“Hedge Agreements”: Any interest rate swap, floor and/or cap agreements, including, without limitation, one or more interest rate basis swap agreements, between the Issuer and any Hedge Counterparty, as amended from time to time, and any replacement agreement entered into pursuant to Section 16.1.

“Hedge Counterparty”: Any one or more institutions entering into or guaranteeing a Hedge Agreement with the Issuer that satisfies the Required Hedge Counterparty Rating that has entered into a Hedge Agreement with the Issuer, including any permitted assignee or successor under the Hedge Agreements.

“Hedge Counterparty Collateral Account”: The account established pursuant to Section 10.5.

“Hedge Counterparty Credit Support”: As of any date of determination, any Cash or Cash equivalents on deposit in, or otherwise to the credit of, the Hedge Counterparty Collateral Account in an amount required to satisfy the then-current Rating Agency criteria.

“Holder”: With respect to any Note, the Person(s) whose name(s) appear on the Register as the registered holder(s) of such Note or the holder of a beneficial interest in (i.e., a beneficial owner of) such Note except as otherwise provided herein, and with respect to any Interest, the Person whose name appears on the books and records of the Issuer as the owner of such Interest.

“Holder AML Obligations”: The meaning set forth in Section 2.6(g)(xvi).

“Holder Proposed Re-Pricing Rate”: The meaning specified in Section 9.8(b).

“Holder Purchase Request”: The meaning specified in Section 9.8(b).

“Incurrence Covenant”: A covenant by the underlying obligor under a loan to comply with one or more financial covenants only upon the occurrence of certain actions of the underlying obligor or certain events relating to the underlying obligor, including, but not limited to, a debt issuance, dividend payment, share purchase, merger, acquisition or divestiture, unless, as of any date of determination, such action was taken or such event has occurred, in each case the effect of which causes such covenant to meet the criteria of a Maintenance Covenant.

“Indenture”: This instrument as originally executed and, if from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended.

“Independent”: As to any Person, any other Person (including, in the case of an accountant or lawyer, a firm of accountants or lawyers, and any member thereof, or an investment bank and any member thereof) who (i) does not have and is not committed to acquire any material direct or any material indirect financial interest in such Person or in any Affiliate of such Person, and (ii) is not connected with such Person as an Officer, employee, promoter, underwriter, voting trustee, partner, director or Person performing similar functions. “Independent” when used with respect to any accountant may include an accountant who audits the books of such Person if in addition to satisfying the criteria set forth above the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants. For purposes of this definition, no manager or director of any Person will fail to be Independent solely because such Person acts as an independent manager or independent director thereof or of any such Person’s Affiliates.

Whenever any Independent Person’s opinion or certificate is to be furnished to the Trustee, such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

Any pricing service, certified public accountant or legal counsel that is required to be Independent of another Person under this Indenture must satisfy the criteria above with respect to the Issuer and the Portfolio Manager; provided, however, that Dechert LLP shall be deemed for all purposes of this Indenture to be “Independent” with respect to the Issuer and the Portfolio Manager.

“Independent Manager”: A natural person who, (A) for the five-year period prior to his or her appointment as Independent Manager, has not been, and during the continuation of his or her service as Independent Manager is not: (i) an employee, director, member, manager, or officer or direct or indirect legal or beneficial owner (or a person who controls, whether directly, indirectly, or otherwise any of the foregoing) of the Issuer or any of its Affiliates (other than his or her service as an independent special member or an independent manager of the Issuer or other Affiliates that are structured to be “bankruptcy remote”); (ii) a substantial customer, consultant, creditor, contractor or supplier (or a person who controls, whether directly, indirectly, or otherwise any of the foregoing) of the Issuer, the member of the Issuer or any of their respective Affiliates (other than an Independent Manager provided by a nationally recognized company that provides independent special members, independent managers and other corporate services in the ordinary course of its business); or (iii) any member of the immediate family of a person described in (i) or (ii) (other than with respect to clause (i), or (ii) relating to his or her service as (y) an Independent Manager of the Issuer or (z) an independent special member or independent manager of any Affiliate of the Issuer which is a bankruptcy remote limited purpose entity), and (B) has, (i) prior experience as an independent special member, independent director or independent manager for a trust, corporation or limited liability company whose charter documents required the unanimous consent of all independent special members, independent directors or independent managers thereof before such trust, corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.

“Information Agent”: The meaning specified in Section 14.16(a).

“Initial Rating”: With respect to any Class of Notes, the rating or ratings, if any, indicated in Section 2.3.

“Instrument”: The meaning specified in Article 9 of the UCC.

“Interest Accrual Period”: The period from and including the Refinancing Date to but excluding the first Distribution Date, and each succeeding period from and including each Distribution Date to but excluding the following Distribution Date until the principal of the Notes are paid or made available for payment.

“Interest Collection Account”: The account established pursuant to Section 10.2(a) and designated as the “Interest Collection Account”.

“Interest Coverage Ratio”: With respect to any designated Class or Classes of Notes, as of any date of determination on or after the Determination Date immediately preceding the second Distribution Date, the percentage derived from dividing:

(a)       the sum of (i) the Collateral Interest Amount as of such date of determination minus (ii) amounts payable (or expected as of the date of determination to be payable) on the following Distribution Date as set forth in clauses (A), (B) and (C) of Section 11.1(a)(i); by

(b)       interest due and payable on the Notes of such Class or Classes, each Priority Class of Notes and each pari passu Class of Notes (excluding Deferred Interest but including any interest on Deferred Interest with respect to any such Class or Classes) on such Distribution Date.

For the avoidance of doubt, deferred Base Management Fees will be included in clause (a)(ii) as an amount payable pursuant to Section 11.1(a)(i)(B) only to the extent such amount (or portion thereof) may be payable on such Distribution Date pursuant to the Priority of Distributions.

“Interest Coverage Test”: A test that is satisfied with respect to any Class or Classes of the Notes if, as of any date of determination, (i) the Interest Coverage Ratio for such Class or Classes is at least equal to the applicable Required Coverage Ratio for such Class or Classes or (ii) such Class or Classes of Notes is no longer Outstanding.

“Interest Determination Date”: With respect to each Interest Accrual Period, the second London Banking Day preceding the first day of such Interest Accrual Period.

“Interest Proceeds”: With respect to any Collection Period or Determination Date, without duplication, the sum of:

(i)           all payments of interest and other income received (other than any interest due on any Partial Deferrable Security that has been deferred or capitalized at the time of acquisition) by the Issuer during the related Collection Period on the Collateral Obligations and Eligible Investments, including the accrued interest received in connection with a sale thereof during the related Collection Period, less any such amount that represents Principal Financed Accrued Interest (other than any Principal Financed Accrued Interest described in clause (i) of the definition thereof that the Portfolio Manager elects to treat as Interest Proceeds as long as, after giving effect to such treatment, the Aggregate Principal Balance of the (a) Collateral Obligations and (b) Eligible Investments representing Principal Proceeds equals or exceeds the Refinancing Date Par Amount);

(ii)          all principal and interest payments received by the Issuer during the related Collection Period on Eligible Investments purchased with Interest Proceeds;

(iii)         all amendment and waiver fees, late payment fees and other fees received by the Issuer during the related Collection Period, except for those in connection with (x) the reduction of the par of the related Collateral Obligation as determined by the Portfolio Manager in its discretion (with notice to the Trustee and the Collateral Administrator) and (y) a Maturity Amendment;

(iv)         commitment fees and other similar fees received by the Issuer during such Collection Period in respect of Revolving Collateral Obligations and Delayed Drawdown Collateral Obligations;

(v)          any payment received with respect to any Hedge Agreement other than (a) an upfront payment received upon entering into such Hedge Agreement or (b) a payment received as a result of the termination of any Hedge Agreement to the extent not used by the Issuer to enter into a new or replacement Hedge Agreement (for purposes of this subclause (v), any such payment received or to be received on or before 10:00 a.m. New York time on the last day of the Collection Period in respect of such Distribution Date will be deemed received in respect of the preceding Collection Period and included in the calculation of Interest Proceeds received in such Collection Period);

(vi)         any amounts deposited in the Interest Collection Account from the Principal Collection Account at the direction of the Portfolio Manager pursuant to Section 10.2(a);

(vii)	[reserved];

(viii)       any payments received as repayment for Excepted Advances;

(ix)          any amounts deposited in the Interest Collection Account from the Principal Collection Account or the Reserve Account, in each case that may be permitted to be deposited therein pursuant to Section 10.3 in respect of the related Determination Date;

(x)           any amounts deposited in the Interest Collection Account from the Contribution Account, at the direction of the related Contributor (or, if no direction is given by the Contributor, at the direction of the Portfolio Manager in its reasonable discretion);

(xi)          any Designated Excess Par; and

(xii)         any Current Deferred Interest designated as Interest Proceeds by the Portfolio Manager;

provided that:

(1) any amounts received in respect of any Defaulted Obligation shall constitute (A) Principal Proceeds (and not Interest Proceeds) until the aggregate of all recoveries in respect of such Defaulted Obligation since it became a Defaulted Obligation equals the outstanding Principal Balance of such Collateral Obligation when it became a Defaulted Obligation, and then (B) Interest Proceeds thereafter; and

(2) any amounts received in respect of a Diminished Distressed Exchange Obligation will constitute Principal Proceeds (and not Interest Proceeds) until the aggregate of all collections in respect of such Diminished Distressed Exchange Obligation since it was received in connection with a Distressed Exchange equals the principal amount of the obligation for which it was exchanged and such Diminished Distressed Exchange Obligation no longer constitutes a diminished financial obligation;

provided, further, that amounts that would otherwise constitute Interest Proceeds may be designated as Principal Proceeds pursuant to Section 7.17(d) with notice to the Collateral Administrator so long as the remaining Interest Proceeds available after giving effect to such designation will not be insufficient to pay accrued and unpaid interest on each Class of Notes on the following Distribution Date. Notwithstanding the foregoing, in the Portfolio Manager’s sole discretion (to be exercised on or before the related Determination Date), on any date after the first Distribution Date after the Refinancing Date, Interest Proceeds in any Collection Period may be deemed to be Principal Proceeds; provided that, such designation will not result in interest being deferred on any Class of Notes on the next succeeding Distribution Date. Under no circumstances shall Interest Proceeds include Excepted Property or any interest earned thereon.

“Interest Rate”: With respect to any specified Class of Notes, (i) unless a Re-Pricing has occurred with respect to such Class of Notes, the per annum stated interest rate payable on the Notes of such Class with respect to each Interest Accrual Period equal to the Reference Rate for such Interest Accrual Period plus the spread specified in Section 2.3 with respect to such Notes and (ii) upon the occurrence of a Re-Pricing with respect to such Class of Notes, a per annum stated interest rate equal to (x) the applicable Re-Pricing Rate plus (y) the Reference Rate.

“Interests”: The Interests issued by the Issuer on or prior to the Closing Date and any additional Interests issued pursuant to the Issuer LLC Agreement and in compliance with the terms of this Indenture.

“Investment Advisers Act”: The Investment Advisers Act of 1940, as amended from time to time.

“Investment Company Act”: The Investment Company Act of 1940, as amended.

“Investment Criteria”: The criteria specified in Section 12.2.

“IRS”: The United States Internal Revenue Service

“Issuer”: BCC Middle Market CLO 2019-1, LLC, until a successor Person shall have become the Issuer pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.

“Issuer LLC Agreement”: The Second Amended and Restated Limited Liability Company Agreement of the Issuer, dated as of the Refinancing Date, as amended, restated, supplemented or otherwise modified from time to time.

“Issuer Order”: A written order dated and signed in the name of the Issuer or the Co-Issuer (which written order may be a standing order) by an Authorized Officer of the Issuer or the Co-Issuer, as applicable, or, to the extent permitted herein, by the Portfolio Manager by an Authorized Officer thereof, on behalf of the Issuer.

“Junior Class”: With respect to a particular Class of Notes, each Class of Notes that is subordinated to such Class, as indicated in Section 2.3.

“Junior Mezzanine Notes”: The meaning specified in Section 2.4.

“Letter of Credit”: A facility whereby (i) a fronting bank (“LOC Agent Bank”) issues or will issue a letter of credit (“LC”) for or on behalf of a borrower pursuant to an Underlying Instrument, (ii) in the event that the LC is drawn upon and the borrower does not reimburse the LOC Agent Bank, the lender/participant is obligated to fund its portion of the facility and (iii) the LOC Agent Bank passes on (in whole or in part) the fees it receives for providing the LC to the lender/participant. The lender/participant may or may not be obligated to collateralize its funding obligations to the LOC Agent Bank.

“LIBOR”: With respect to the Floating Rate Notes, for any Interest Accrual Period (other than the first Interest Accrual Period), the greater of (i) 0.0% and (ii)(a) the rate appearing on the Reuters Screen (the “Screen Rate”) for deposits with a term of the Designated Maturity as of 11:00 a.m., London time, on the Interest Determination Date or (b) if such rate is unavailable at the time LIBOR is to be determined, LIBOR shall be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on the Interest Determination Date to prime banks in the London interbank market for a period approximately equal to such Interest Accrual Period and an amount approximately equal to the aggregate outstanding amount of the Notes. The Calculation Agent will request the principal London office of each Reference Bank to provide a quotation of its rate. If at least two such quotations are provided, LIBOR will be the arithmetic mean of such quotations (rounded upward to the next higher 1/100). If fewer than two quotations are provided as requested, LIBOR with respect to such Interest Accrual Period will be the arithmetic mean of the rates quoted (rounded upward to the next higher 1/100) by three major banks in New York, New York selected by the Portfolio Manager with notice to the Calculation Agent after consultation with the Portfolio Manager at approximately 11:00 a.m., New York time, on such Interest Determination Date for loans in U.S. Dollars to leading European banks for a term approximately equal to such Interest Accrual Period and an amount approximately equal to the aggregate outstanding principal amount of the Notes. If the Calculation Agent is required but is unable to determine a rate in accordance with at least one of the procedures described above, LIBOR will be LIBOR as determined on the previous Interest Determination Date. “LIBOR,” when used with respect to a Collateral Obligation, means the “Libor” rate determined in accordance with the terms of such Collateral Obligation.

“Loan”: Any obligation for the payment or repayment of borrowed money that is documented by a term loan agreement, revolving loan agreement or similar credit agreement.

“Loan Sale Agreement”: The loan sale agreement, dated as of the Closing Date, as amended from time to time in accordance with the terms thereof, by and between the Transferor and the Issuer.

“London Banking Day”: A day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London, England.

“Long-Dated Obligation”: An obligation that has a scheduled maturity later than the earliest Stated Maturity of the Notes.

“Maintenance Covenant”: A covenant by any borrower to comply with one or more financial covenants during each reporting period, whether or not such borrower has taken any specified action; provided that a covenant that otherwise satisfies the definition hereof and only applies to a related loan when specified amounts are outstanding under such loan shall be a Maintenance Covenant.

“Majority”: With respect to any Class of Notes, the Holders of more than 50.0% of the Aggregate Outstanding Amount of the Notes of such Class or Classes, as applicable.

“Margin Stock”: “Margin Stock” as defined under Regulation U issued by the Federal Reserve Board, including any debt security which is by its terms convertible into “Margin Stock.”

“Market Value”: With respect to any loans or other assets, the amount (determined by the Portfolio Manager) equal to the product of the principal amount thereof and the price determined in the following manner:

(i)           the quote determined by any of Loan Pricing Corporation, MarkIt Group Limited, LoanX Inc., Houlihan Lokey (with respect to enterprise valuations of an Obligor only) or any other nationally recognized pricing service selected by the Portfolio Manager; or

(ii)           if such quote described in clause (i) is not available or the Portfolio Manager determines in accordance with the Portfolio Manager Standard that such price does not reflect the value of such asset,

(A)          the average of the bid-side quotes determined by three broker-dealers active in the trading of such asset that are Independent (with respect to each other and the Issuer and the Portfolio Manager); or

(B)           if only two such bids can be obtained, the lower of the bid-side quotes of such two bids; or

(C)           if only one such bid can be obtained, such bid; provided that this subclause (C) shall not apply at any time at which neither the Portfolio Manager nor BCSF Advisors, LP is a registered investment adviser (or relying adviser) under the Investment Advisers Act; or

(iii)          if such quote or bid described in clause (i) or (ii) cannot be obtained by the Portfolio Manager exercising reasonable efforts, the value determined as the bid side market value of such asset as determined by the Portfolio Manager exercising reasonable commercial judgment, consistent with the Portfolio Manager Standard and certified by the Portfolio Manager to the Trustee; provided, however, that if the Portfolio Manager is not a registered investment adviser (or relying adviser) under the Investment Advisers Act, the Market Value of any such asset may not be determined in accordance with this clause (iii) for more than thirty days; provided, further, that solely with respect to the calculation of the CCC Excess and the Excess CCC Adjustment Amount, the Market Value of each CCC Collateral Obligation shall be the lower of (x) the amount calculated in accordance with this clause (iii) and (y) 70%; or

(iv)         if the Market Value of an asset is not determined in accordance with clause (i), (ii) or (iii) above, then the Market Value shall be deemed to be zero until such determination is made in accordance with clause (i) or (ii) above.

“Master Participation Agreement”: Each master participation and assignment agreement, dated as of the Closing Date, between the Transferor, as parent, and the applicable closing date seller.

“Maturity”: With respect to any Notes, the date on which the unpaid principal of such Notes become due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Maturity Amendment”: With respect to any Collateral Obligation, an amendment to the Underlying Instruments governing such Collateral Obligations that would extend the stated maturity date of such Collateral Obligation. For the avoidance of doubt, an amendment that would extend the stated maturity date of any tranche of the credit facility of which a Collateral Obligation is part, but would not extend the stated maturity of the Collateral Obligation held by the Issuer, does not constitute a Maturity Amendment.

“Maximum Fitch Rating Factor Test”: A test that will be satisfied on any date of determination if the Fitch Weighted Average Rating Factor as of such date is less than or equal to the applicable level in the Fitch Test Matrix.

“MCSL”: Maples Compliance Services (Cayman) Limited, a company incorporated in the Cayman Islands with its principal office at PO Box 1093, Queensgate House, Grand Cayman, KY1-1102, Cayman Islands.

“Measurement Date”: (i) Any day on which the Issuer purchases, or enters into a commitment to purchase, a Collateral Obligation or the day on which a default of a Collateral Obligation occurs, (ii) any Determination Date, (iii) the date as of which the information in any Monthly Report is calculated and (iv) with five (5) Business Days prior notice, any Business Day requested by any Rating Agency.

“Merging Entity”: The meaning specified in Section 7.10.

“Minimum Fitch Floating Spread”: As of any date of determination, the weighted average spread (expressed as a percentage) applicable to the current Fitch Test Matrix selected by the Portfolio Manager.

“Minimum Fitch Floating Spread Test”: A test that will be satisfied on any date of determination if the Weighted Average Floating Spread plus the Excess Weighted Average Fixed Coupon equals or exceeds the Minimum Fitch Floating Spread.

“Minimum Fixed Coupon”: (i) If any of the Collateral Obligations are fixed rate Collateral Obligations, 7.00% and (ii) otherwise, 0%.

“Minimum Fixed Coupon Test”: A test that will be satisfied on any date of determination if the Weighted Average Fixed Coupon equals or exceeds the Minimum Fixed Coupon.

“Minimum Weighted Average Fitch Recovery Rate Test”: A test that will be satisfied on any date of determination if the Weighted Average Fitch Recovery Rate is greater than or equal to the applicable level in the Fitch Test Matrix.

“Money” or “Monies”: The meaning specified in Article 1 of the UCC.

“Monthly Report”: The meaning specified in Section 10.7(a).

“Moody’s”: Moody’s Investors Service, Inc. and any successor thereto.

“Moody’s Equivalent Rating Factor”: With respect to each Collateral Obligation, the number set forth in the table below opposite the Fitch Rating of such Collateral Obligation:

Fitch Rating	Rating Factor	Fitch Rating	Rating Factor
AAA	1	BB+	940
AA+	10	BB	1,350
AA	20	BB-	1,766
AA-	40	B+	2,220

Fitch Rating	Rating Factor	Fitch Rating	Rating Factor
A+	70	B	2,720
A	120	B-	3,490
A-	180	CCC+	4,770
BBB+	260	CCC	6,500
BBB	360	CCC-	8,070
BBB-	610	CC or lower	10,000

“Moody’s Equivalent Weighted Average Rating Factor”: The number (rounded up to the nearest whole number) determined by:

(a)          summing the products of (i) the Principal Balance of each Collateral Obligation (excluding any Defaulted Obligation) and (ii) the Moody’s Equivalent Rating Factor of such Collateral Obligation; and

(b)          dividing such sum by the Principal Balance of all such Collateral Obligations.

“Net Purchased Loan Balance”: As of any date of determination, an amount equal to the sum of (i) the Aggregate Principal Balance of all Collateral Obligations conveyed, directly or indirectly, by the Transferor to the Issuer under the Loan Sale Agreement prior to such date, calculated as of the respective Cut-Off Dates of such Collateral Obligations, and (ii) the Aggregate Principal Balance of all Collateral Obligations acquired by the Issuer other than directly or indirectly from the Transferor prior to such date.

“Non-Call Period”: The period from the Refinancing Date to but excluding the Distribution Date in October, 2023.

“Non-Consenting Holder”: The meaning specified in Section 9.8(b).

“Non-Permitted AML Holder”: Any Holder that fails to comply with the Holder AML Obligations.

“Non-Permitted ERISA Holder”: A Person that is or becomes the beneficial owner of Notes (or any interest therein) who has made or is deemed to have made a prohibited transaction, Benefit Plan Investor, Controlling Person or Similar Laws representation required by this Indenture that is subsequently shown to be false or misleading.

“Non-Permitted Holder”: The meaning specified in Section 2.12(b).

“Note Interest Amount”: With respect to any specified Class of Notes and any Distribution Date, the amount of interest for the next Interest Accrual Period payable in respect of each U.S.$100,000 Outstanding principal amount of such Class of Notes.

“Note Payment Sequence”: With respect to the application, in accordance with the Priority of Distributions, of Interest Proceeds or Principal Proceeds, as applicable, in the following order:

(i)           to the payment of accrued and unpaid interest on the Class A-1-R Notes until such amount has been paid in full;

(ii)          to the payment of principal of the Class A-1-R Notes until the Class A-1-R Notes have been paid in full;

(iii)         to the payment of accrued and unpaid interest on the Class A-2-R Notes until such amount has been paid in full;

(iv)         to the payment of principal of the Class A-2-R Notes until the Class A-2-R Notes have been paid in full;

(v)          to the payment of, first, accrued and unpaid interest and then any Deferred Interest on the Class B-R Notes until such amounts have been paid in full;

(vi)         to the payment of principal of the Class B-R Notes until such amount has been paid in full;

(vii)        to the payment of, first, accrued and unpaid interest and then any Deferred Interest on the Class C-R Notes until such amounts have been paid in full; and

(viii)       to the payment of principal of the Class C-R Notes until such amount has been paid in full.

“Note Register”: The meaning specified in Section 2.6(a).

“Notes”: The Class A-1-R Notes, the Class A-2-R Notes, the Class B-R Notes and the Class C-R Notes.

“NRSRO”: Any nationally recognized statistical rating organization, other than any Rating Agency.

“Obligor”: With respect to any Collateral Obligation, any Person or Persons obligated to make payments pursuant to or with respect to such Collateral Obligation, including any guarantor thereof, but excluding, in each case, any such Person that is an obligor or guarantor that is in addition to the primary obligor(s) or guarantor(s) with respect to the assets, cash flows or credit on which the related Collateral Obligation is principally underwritten.

“OECD”: The Organisation for Economic Co-operation and Development.

“Offer”: The meaning specified in Section 10.8(c).

“Offering”: The offering of the Notes pursuant to the Offering Circular.

“Offering Circular”: The final offering circular, dated November 26, 2021 relating to the Notes, including any supplements thereto.

“Officer”: (a) With respect to the Issuer or the Co-Issuer and any limited liability company, any managing member or manager thereof or any Person to whom the rights and powers of management thereof are delegated in accordance with the limited liability company agreement of such limited liability company; (b) with respect to any corporation, any director, the chairman of the board of directors, the president, any vice president, the secretary, an assistant secretary, the treasurer or an assistant treasurer of such entity or any Person authorized by such entity; (c) with respect to any partnership, any general partner thereof or any Person authorized by such entity; and (d) with respect to the Trustee, any Trust Officer.

“offshore transaction”: The meaning specified in Regulation S.

“Ongoing Expense Excess Amount”: On any Distribution Date, an amount equal to the excess, if any, of (i) the Administrative Expense Cap over (ii) the sum of (without duplication) (x) all amounts paid pursuant to clause (A)(2) of Section 11.1(a)(i) on such Distribution Date (excluding all amounts being deposited on such Distribution Date to the Ongoing Expense Smoothing Account) plus (y) any Administrative Expenses paid from the Collection Account pursuant to Section 10.2(d)(iv) on such Distribution Date or between such Distribution Date and the immediately preceding Distribution Date.

“Ongoing Expense Smoothing Account”: The meaning specified in Section 10.3(g).

“Ongoing Expense Smoothing Shortfall”: On any Distribution Date, the excess, if any, of $100,000 over the amount then on deposit in the Ongoing Expense Smoothing Account without giving effect to any deposit thereto on such Distribution Date pursuant to clause (A) of Section 11.1(a)(i).

“Opinion of Counsel”: A written opinion addressed to the Trustee and, if required by the terms hereof, each Rating Agency, as applicable, in form and substance reasonably satisfactory to the Trustee (and, if so addressed, each Rating Agency, as applicable), of an attorney admitted to practice, or a nationally or internationally recognized and reputable law firm one or more of the partners of which are admitted to practice, before the highest court of any State of the United States or the District of Columbia (or the Cayman Islands, in the case of an opinion relating to the laws of the Cayman Islands) in the relevant jurisdiction, which attorney or law firm, as the case may be, may, except as otherwise expressly provided herein, be counsel for the Issuer or the Co-Issuer, as the case may be, and which attorney or law firm, as the case may be, shall be reasonably satisfactory to the Trustee. Whenever an Opinion of Counsel is required hereunder, such Opinion of Counsel may rely on opinions of other counsel who are so admitted and so satisfactory, which opinions of other counsel shall accompany such Opinion of Counsel and shall be addressed to the Trustee (and, if required by the terms hereof, each Rating Agency, as applicable) or shall state that the Trustee (and, if required by the terms hereof, each Rating Agency, as applicable) shall be entitled to rely thereon.

“Optional Redemption”: A redemption of the Notes in accordance with Section 9.2.

“Original Indenture” The meaning specified in the Preliminary Statement.

“Outstanding”: With respect to the Notes of any specified Class, as of any date of determination, all of the Notes or all of the Notes of such Class, as the case may be, theretofore authenticated and delivered under this Indenture, except:

(i)           subject to Section 2.10, Notes theretofore canceled by the Registrar or delivered to the Registrar for cancellation or registered in the Register on the date the Trustee provides notice to Holders pursuant to Section 4.1 that this Indenture has been discharged;

(ii)          Notes or portions thereof for whose payment or redemption funds in the necessary amount have been theretofore irrevocably deposited with the Trustee or any Paying Agent in trust for the Holders of such Notes pursuant to Section 4.1(a)(i); provided, that if such Notes or portions thereof are to be redeemed, notice of such redemption or prepayment has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii)         Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, unless proof satisfactory to the Trustee is presented that any such Notes are held by a Protected Purchaser;

(iv)         Notes alleged to have been mutilated, defaced, destroyed, lost or stolen for which replacement Notes have been issued as provided in Section 2.7; and

(v)          Repurchased Notes and Surrendered Notes that have been cancelled by the Trustee; provided that for purposes of calculation of the Overcollateralization Ratio, any Repurchased Notes and Surrendered Notes that are cancelled by the Trustee shall be deemed to remain Outstanding until all Notes of the applicable Class and each Class that is senior in right of payment thereto in the Note Payment Sequence has been retired or redeemed, having an Aggregate Outstanding Amount equal to the Aggregate Outstanding Amount as of the date of surrender, reduced proportionately with, and to the extent of, any payments of principal on Notes of the same Class thereafter;

provided that in determining whether the Holders of the requisite Aggregate Outstanding Amount have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under the Portfolio Management Agreement, (I) any Notes owned by (x) the Issuer, the Co-Issuer or any other obligor upon the Notes or any Affiliate thereof or (y) any Portfolio Manager Securities (solely to the extent provided under Section 11(e) and Section 12 of the Portfolio Management Agreement) shall each be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes a Trust Officer of the Trustee has actual knowledge (or has been provided written notice of) to be so owned shall be so disregarded; provided that no such Notes shall be disregarded for any period of time during which the right to control the voting of such Notes has been assigned to (i) another person not controlled by the Portfolio Manager or (ii) an advisory board or other independent committee of the governing body of the Portfolio Manager or its Affiliate, and (II) Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer, the Co-Issuer, any other obligor upon the Notes or any Affiliate of the Issuer, the Co-Issuer or such other obligor (or the Portfolio Manager, any Affiliate of the Portfolio Manager or any account or investment fund over which the Portfolio Manager or any Affiliate has discretionary voting authority).

“Overcollateralization Ratio”: With respect to any specified Class or Classes of Notes as of any Measurement Date, the percentage derived from dividing: (a) the Adjusted Collateral Principal Amount by (b) the sum of the Aggregate Outstanding Amounts (including the aggregate outstanding and unpaid Deferred Interest (if any) with respect to such Class or Classes and each Priority Class of Notes) of the Notes of such Class or Classes, each Priority Class of Notes and each pari passu Class of Notes.

“Overcollateralization Ratio Test”: A test that is satisfied with respect to any Class or Classes of Notes as of any date of determination, if (i) the Overcollateralization Ratio for such Class or Classes is at least equal to the applicable Required Coverage Ratio for such Class or Classes or (ii) such Class or Classes of Notes are no longer Outstanding.

“Partial Deferrable Security”: Any Collateral Obligation with respect to which under the related Underlying Instruments (i) a portion of the interest due thereon is required to be paid in Cash on each payment date therefor and is not permitted to be deferred or capitalized (which portion shall at least be equal to (x) in the case of a Collateral Obligation paying interest at a fixed rate, 5.0% and (y) in the case of a Collateral Obligation paying interest at a floating rate, the Reference Rate or the applicable index with respect to which interest on such Collateral Obligation is calculated plus 4.0%) and (ii) the issuer thereof or obligor thereon may defer or capitalize the remaining portion of the interest due thereon.

“Partial Redemption by Refinancing”: The meaning specified in Section 9.3.

“Partial Redemption Interest Proceeds”: In connection with a Partial Redemption by Refinancing, Interest Proceeds in an amount equal to the sum of (i) the lesser of (a) the amount of accrued interest on the Classes being refinanced (after giving effect to payments under Section 11.1(a)(i) if the Redemption Date would have been a Distribution Date without regard to the Partial Redemption by Refinancing) and (b) the amount the Portfolio Manager reasonably determines would have been available for distribution under the Priority of Distributions for the payment of accrued interest on the Classes being refinanced on the next subsequent Distribution Date (or, if the Redemption Date is otherwise a Distribution Date, such Distribution Date) if such Notes had not been refinanced plus (ii) if the Redemption Date is not otherwise a Distribution Date, an amount equal to (a) the amount the Portfolio Manager reasonably determines would have been available for distribution under the Priority of Distributions for the payment of Administrative Expenses with respect to such Partial Redemption by Refinancing on the next subsequent Distribution Date plus (b) the amount of any reserve established by the Issuer with respect to such Partial Redemption by Refinancing.

“Participation Interest”: An interest in a loan acquired indirectly from a Selling Institution by way of participation that, at the time of acquisition, or the Issuer’s commitment to acquire the same, satisfies each of the following criteria:

(i)           the loan underlying such participation would constitute a Collateral Obligation were it acquired directly;

(ii)          the Selling Institution is a lender on the loan;

(iii)         the aggregate participation in the loan granted by such Selling Institution to any one or more participants does not exceed the principal amount or commitment with respect to which the Selling Institution is a lender under such loan;

(iv)         such participation does not grant, in the aggregate, to the participant in such participation a greater interest than the Selling Institution holds in the loan or commitment that is the subject of the participation;

(v)          the entire purchase price for such participation is paid in full (without the benefit of financing from the Selling Institution or its affiliates) at the time of the Issuer’s acquisition (or, to the extent of a participation in the unfunded commitment under a Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, at the time of the funding of such loan);

(vi)         the participation provides the participant all of the economic benefit and risk of the whole or part of the loan or commitment that is the subject of the loan participation; and

(vii)        such participation is documented under a Loan Syndications and Trading Association, Loan Market Association or similar agreement standard for loan participation transactions among institutional market participants;

provided that, for the avoidance of doubt, a Participation Interest shall not include a sub-participation interest in any loan.

“Paying Agent”: Any Person authorized by the Issuer to pay the principal of or interest on any Notes on behalf of the Issuer as specified in Section 7.2.

“Payment Account”: The payment account of the Trustee established pursuant to Section 10.3(a).

“PBGC”: The United States Pension Benefit Guaranty Corporation.

“Permitted Offer”: An Offer (i) pursuant to the terms of which the offeror offers to acquire a debt obligation (including a Collateral Obligation) in exchange for consideration consisting of (x) cash in an amount equal to or greater than the full face amount of the debt obligation being exchanged plus any accrued and unpaid interest or (y) other debt obligations that rank pari passu or senior to the debt obligation being exchanged which have a face amount equal to or greater than the full face amount of the debt obligation being exchanged and are eligible to be Collateral Obligations plus any accrued and unpaid interest in cash and (ii) as to which the Portfolio Manager has determined (not to be called into question as a result of subsequent events) that the offeror has sufficient access to financing to consummate the Offer.

“Permitted Use”: With respect to (a) any Contribution received into the Contribution Account and/or any proceeds from the issuance of Junior Mezzanine Notes in accordance with Section 2.4, any of the following uses as determined by the Portfolio Manager: (i) the transfer of the applicable portion of such amount to the Interest Collection Account for application as Interest Proceeds; (ii) the transfer of the applicable portion of such amount to the Principal Collection Account for application as Principal Proceeds; provided that, any Contributions designated as Principal Proceeds may not be redesignated as Interest Proceeds; (iii) the repurchase of Notes through a tender offer, in the open market, or in privately negotiated transactions; (iv) the transfer of the applicable portion of such amount to pay any costs or expenses associated with an Optional Redemption, an issuance of Additional Notes or a Re-Pricing (including, as applicable, any supplemental indenture or other modification to this Indenture to be effected in connection therewith); (v) to the purchase, acquisition or funding, or otherwise to make payments in connection with the acquisition or exercise, of an option, warrant, any securities or loan assets, right of conversion, pre-emptive right, rights offering, credit bid or similar right in connection with an insolvency, bankruptcy, reorganization, default, workout or restructuring or similar event of or with respect to a Collateral Obligation or an Obligor thereof (including to purchase, acquire or fund, or otherwise make payments in connection with Equity Securities); (vi) the application of such amount in connection with the acquisition of an obligation received in a Bankruptcy Exchange or an Exchange Transaction; or (vii) for any other use of funds not specifically prohibited by this Indenture as determined by the Portfolio Manager in its sole discretion.

“Person”: An individual, corporation (including a business trust), partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated association or government or any agency or political subdivision thereof.

“Placement Agent”: Natixis Securities Americas LLC, in its capacity as placement agent of the Notes.

“Placement Agreement”: The agreement dated as of the Refinancing Date, by and among the Co-Issuers and the Placement Agent, relating to the placement of the Notes.

“Plan Asset Regulations”: U.S. Department of Labor regulation 29 C.F.R. Section 2510.3-101 (as modified by Section 3(42) of ERISA).

“Pledged Obligations”: As of any date of determination, the Collateral Obligations, the Eligible Investments and any Equity Security which forms part of the Assets that have been Granted to the Trustee.

“Portfolio Management Agreement”: The amended and restated Portfolio Management Agreement, dated as of the Refinancing Date, between the Issuer and the Portfolio Manager, as amended, restated, supplemented or otherwise modified from time to time.

“Portfolio Manager”: Bain Capital Specialty Finance, Inc., a Delaware corporation with its principal offices located in Boston, Massachusetts, until a successor Person shall have become the Portfolio Manager pursuant to the provisions of the Portfolio Management Agreement, and thereafter “Portfolio Manager” shall mean such successor Person.

“Portfolio Manager Securities”: Any Notes and any Interests held by the Portfolio Manager, any of its Affiliates or any account or collector vehicle or investment fund for which the Portfolio Manager or any Affiliate thereof acts as investment advisor (and for which the Portfolio Manager or such Affiliate has discretionary voting authority), except (i) in the case of an Affiliate that is a collector vehicle or investment fund owned directly or indirectly in whole or in part by persons other than the Portfolio Manager or its Affiliates to the extent the vote of such collector vehicle or investment fund is determined by reference to voting decisions made by the direct or indirect owners of such collector vehicle or investment fund who are not the Portfolio Manager or an Affiliate thereof and (ii) in the case of an account for which the Portfolio Manager or any Affiliate thereof acts as investment advisor (and for which the Portfolio Manager or such Affiliate has discretionary voting authority) if the vote of such account is directed by an owner of such account (or an owner of the owner of such account) that is not the Portfolio Manager or an Affiliate thereof.

“Portfolio Manager Interest”: The Base Management Fee, the Subordinated Interest and, without duplication, any Cumulative Deferred Interest.

“Portfolio Manager Standard”: The meaning specified in the Portfolio Management Agreement.

“Post-Acceleration Distribution Date”: Any Distribution Date after the principal of the Notes has been declared to be or has otherwise become immediately due and payable pursuant to Section 5.2; provided that such declaration has not been rescinded or annulled.

“Primary Business Activity”: For the purposes of determining whether a debt obligation or debt security is an ESG Collateral Obligation and in relation to a consolidated group of companies, where such group derives more than 50% of its revenues from the relevant business, trade or production (as applicable) at the time of purchase of the ESG Collateral Obligation.

“Principal Balance”: Subject to Section 1.2, with respect to (a) any Pledged Obligation other than a Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, as of any date of determination, the outstanding principal amount of such Pledged Obligation and (b) any Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, as of any date of determination, the outstanding principal amount of such Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, plus (except as expressly set forth in this Indenture) any undrawn commitments that have not been irrevocably reduced with respect to such Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation; provided that, for all purposes (i) the Principal Balance of any Equity Security shall be deemed to be zero, (ii) the Principal Balance of any Collateral Obligation that, at the time of its purchase by the Issuer, was subject to an Offer for a price of less than its par amount, shall be, until the expiration of such Offer in accordance with its terms, the Offer price (expressed as a dollar amount) of such Collateral Obligation and (iii) the Principal Balance of a Deferrable Security or Partial Deferrable Security (x) shall not include any deferred interest that has been added to principal since its acquisition and remains unpaid and (y) shall only include interest that has accrued or has been deferred or capitalized at the time of acquisition if, in the Portfolio Manager’s commercially reasonable business judgment, such interest remains unpaid other than due to the related obligor’s ability to repay such amounts.

“Principal Collection Account”: The account established pursuant to Section 10.2(a) and designated as the “Principal Collection Account”.

“Principal Financed Accrued Interest”: With respect to: (i) any Collateral Obligation owned or purchased by the Issuer on the Refinancing Date, an amount equal to the unpaid interest on such Collateral Obligation that accrued prior to the Refinancing Date that is owing to the Issuer and remains unpaid as of the Refinancing Date and (ii) any Collateral Obligation purchased after the Refinancing Date, the amount of Principal Proceeds, if any, applied towards the purchase of accrued interest on such Collateral Obligation; provided, however, in the case of this clause (ii), Principal Financed Accrued Interest shall not include any accrued interest purchased with Interest Proceeds deemed to be Principal Proceeds as set forth in the definition of “Interest Proceeds.”

“Principal Proceeds”: With respect to any Collection Period or Determination Date, all amounts received by the Issuer during the related Collection Period that do not constitute Interest Proceeds, other than Refinancing Proceeds (except for any Refinancing Proceeds not applied in a Partial Redemption by Refinancing to redeem or prepay the Notes being refinanced or to pay expenses in connection with such Refinancing, which will be Principal Proceeds); provided that, for the avoidance of doubt, Principal Proceeds shall not under any circumstances include the Excepted Property.

“Priority Class”: With respect to any specified Class of Notes, each Class of Notes that ranks senior to such Class, as indicated in Section 2.3.

“Priority Hedge Termination Event”: The occurrence of (i) the Issuer’s failure to make required payments or deliveries pursuant to a Hedge Agreement with respect to which the Issuer is the sole Defaulting Party (as defined in the relevant Hedge Agreement), (ii) the occurrence of certain events of bankruptcy, dissolution or insolvency with respect to the Issuer with respect to which the Issuer is the sole Defaulting Party (as defined in the relevant Hedge Agreement), (iii) an irrevocable order to liquidate the Assets due to an Event of Default under this Indenture, (iv) a change in law after the Refinancing Date which makes it unlawful for the Issuer to perform its obligations under a Hedge Agreement, or (v) any termination of a Hedge Agreement as a result of actions taken by the Trustee in response to a reduction in the Collateral Principal Amount with respect to which the Issuer is the sole Defaulting Party or Affected Party (as defined in the relevant Hedge Agreement).

“Priority of Distributions”: The meaning specified in Section 11.1(a).

“Proceeding”: Any suit in equity, action at law or other judicial or non-judicial enforcement or administrative proceeding.

“Protected Purchaser”: The meaning specified in Article 8 of the UCC.

“Purchased Defaulted Obligation”: The meaning specified in Section 12.4(a).

“Purchaser”: Each purchaser of Notes (including transferees and each beneficial owner of an account on whose behalf Notes are being purchased).

“QIB/AI/non-U.S. person”: The meaning specified in Section 10.7(f).

“QIB/QP”: Any Person that, at the time of its acquisition, purported acquisition or proposed acquisition of Notes is both a Qualified Institutional Buyer and a Qualified Purchaser.

“Qualified Institutional Buyer”: The meaning specified in Rule 144A under the Securities Act.

“Qualified Purchaser”: The meaning specified in Section 2(a)(51) of the Investment Company Act and Rule 2a51-2 under the Investment Company Act.

“Rating”: The Fitch Rating or the rating of another NRSRO, as applicable.

“Rating Agency”: Fitch, only for so long as Notes rated by such entity on the Refinancing Date are Outstanding and rated by such entity. If the Rating Agency is no longer rating any Class of Notes at the request of the Issuer it shall no longer be the “Rating Agency” for all purposes of the Indenture and the other Transaction Documents.

“Record Date”: As to any applicable Distribution Date, the day which is (x) with respect to the Certificated Notes, fifteen (15) days prior to such Distribution Date and (y) with respect to Global Notes, the Business Day prior to the next scheduled payment date.

“Redemption Date”: Any date specified for a redemption of Notes pursuant to Sections 9.2 (Optional Redemption or Redemption Following a Tax Event), 9.3 (Partial Redemption by Refinancing), 9.4 (Redemption Procedures), 9.5 (Notes Payable on Redemption Date) or 9.6 (Clean-Up Call Redemption).

“Redemption Price”: When used with respect to (i) any Class of Notes, (a) an amount equal to 100% of the Aggregate Outstanding Amount thereof (including any Deferred Interest previously added to the principal amount of any Class of Deferred Interest Notes that remains unpaid) plus (b) accrued and unpaid interest thereon, to the Redemption Date; provided that any Holder of Notes may in its sole discretion elect, by written notice to the Issuer, the Trustee, the Paying Agent and the Portfolio Manager, to receive in full payment for the redemption of its Notes an amount equal to less than 100% of the Outstanding principal amount of such Notes plus accrued and unpaid interest thereon, which lesser amount shall be deemed to be the “Redemption Price” of such Notes.

“Reference Banks”: With respect to calculating LIBOR, any four major banks in the London market selected by the Calculation Agent after consultation with the Portfolio Manager.

“Reference Rate”: The greater of (A) zero and (B)(i) LIBOR or (ii) the Alternative Rate adopted in accordance with this Indenture (as such rate may be modified in accordance with the terms thereof). For the avoidance of doubt, with respect to the adoption of an Alternative Rate, the Calculation Agent shall have no obligation other than to calculate the Interest Rates based upon such Alternative Rate.

“Reference Rate Floor Obligation”: As of any date, a floating rate Collateral Obligation (a) for which the related Underlying Instruments allow an interest rate option based on the then-current Reference Rate, (b) that provides that such interest rate is (in effect) calculated as the greater of (i) a specified “floor” rate per annum and (ii) the Reference Rate for the applicable interest period for such Collateral Obligation and (c) that, as of such date, bears interest based on such interest rate option, but only if as of such date the Reference Rate for the applicable interest period is less than such floor rate.

“Refinancing”: The meaning specified in Section 9.2(b).

“Refinancing Date”: November 30, 2021.

“Refinancing Date Certificate”: Any certificate of an Authorized Officer of the Issuer delivered under Section 3.1.

“Refinancing Date Par Amount”: U.S.$500,000,000.

“Refinancing Proceeds”: With respect to any Refinancing, the Cash proceeds received by the Issuer therefrom.

“Register”: The Note Register and/or the Loan Register, as the context may require.

“Registrar”: The meaning specified in Section 2.6(a).

“Registered Office Agreement”: The standard terms and conditions for the Provision of Registered Office Services by MaplesFS Limited (Structured Finance – Cayman Islands Limited Liability Company) as published at http://www.maples.com/terms/, as approved and agreed by resolution of the board of directors of the designated manager of the Issuer, as modified, amended and supplemented from time to time.

“Regulation D”: Regulation D, as amended, under the Securities Act.

“Regulation S”: Regulation S, as amended, under the Securities Act.

“Regulation S Global Note”: Any Note sold to a non-”U.S. person” in an “offshore transaction” (each as defined in Regulation S) in reliance on Regulation S and issued in the form of a permanent global security in definitive, fully registered form without interest coupons.

“Reinvestment Overcollateralization Test”: A test that applies only during the Reinvestment Period, which test will be satisfied as of any Measurement Date if the Overcollateralization Ratio with respect to the Class C-R Notes as of such Measurement Date is at least equal to 116.95%.

“Reinvestment Period”: The period from and including the Closing Date to and including the earliest of (i) October, 15, 2025, (ii) the date of the acceleration of the Maturity of the Notes pursuant to Section 5.2, provided that, if any such acceleration is rescinded in accordance with the terms of this Indenture and notice is provided to the Rating Agency, the Reinvestment Period may be reinstated by the Issuer (as directed by the Portfolio Manager), (iii) the end of the Collection Period related to a Redemption Date in connection with an Optional Redemption (other than in connection with a Refinancing or Partial Redemption by Refinancing) and (iv) the date on which the Portfolio Manager reasonably determines and notifies the Issuer, the Rating Agency, the Trustee and the Collateral Administrator that it can no longer reinvest in additional Collateral Obligations in accordance with Section 12.2 or the Portfolio Management Agreement for a period of not less than 30 days.

“Reinvestment Target Par Balance”: As of any date of determination, an amount equal to (x) the Refinancing Date Par Amount minus (x) the amount of any reduction in the Aggregate Outstanding Amount of the Notes through the Priority of Distributions plus (y) the aggregate amount of Principal Proceeds that result from the issuance of any Additional Notes (after giving effect to such issuance of any Additional Notes).

“Relevant Governmental Body”: The Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Re-Pricing Amendment”: The meaning specified in Section 8.6.

“Re-Priced Class”: The meaning specified in Section 9.8(a).

“Re-Pricing”: The meaning specified in Section 9.8(a).

“Re-Pricing Date”: The meaning specified in Section 9.8(b).

“Re-Pricing Eligible Notes”: With respect to any Class of Notes, the Notes specified as such in Section 2.3.

“Re-Pricing Intermediary”: The meaning specified in Section 9.8(a).

“Re-Pricing Rate”: The meaning specified in Section 9.8(b).

“Re-Pricing Replacement Notes”: Notes issued in connection with a Re-Pricing that have terms identical to the Re-Priced Class (after giving effect to the Re-Pricing) and are issued in an aggregate principal amount such that the Re-Priced Class will have the same aggregate principal amount after giving effect to the Re-Pricing as it did before the Re-Pricing.

“Repurchased Notes”: The meaning specified in Section 2.10.

“Required Coverage Ratio”: With respect to a specified Class of Notes and the related Interest Coverage Test or Overcollateralization Ratio Test as the case may be, as of any date of determination, the applicable percentage indicated below opposite such specified Class:

Class	Overcollateralization Ratio Test	Interest Coverage Ratio Test
A	138.14%	120.0%
B	121.87%	115.0%
C	115.95%	110.0%

“Required Hedge Counterparty Rating”: With respect to any Hedge Counterparty (or its guarantor under a guarantee satisfying the then-current Rating Agency criteria with respect to guarantees), a short-term issuer default rating by Fitch of not less than “F1” and a long-term issuer default rating of not less than “A,” except in each case to the extent that Fitch provides written confirmation that one or more of such ratings from Fitch is not required to be satisfied.

“Reserve Account”: The trust account established pursuant to Section 10.3(e).

“Resolution”: In the case of the Issuer, the minutes of a meeting of the board of directors of the designated manager of the Issuer and, in the case of the Co-Issuer, the duly adopted written consent of the members, manager (or equivalent governing group) of the Co-Issuer.

“Restricted Trading Period”: The period (i) while any Class A-1-R Notes are Outstanding during which the Fitch rating of the A-1-R Notes is one or more subcategories below its Initial Rating on the Refinancing Date or has been withdrawn and not reinstated and (ii) while any Class A-2-R Notes, Class B-R Notes or Class C-R Notes are Outstanding, as applicable, during which the Fitch rating of the Class A-2-R Notes, Class B-R Notes or Class C-R Notes, as applicable, is two or more subcategories below its respective Initial Rating on the Refinancing Date or has been withdrawn and not reinstated; provided that, (1) such period will not be a Restricted Trading Period if (A) after giving effect to any sale of the relevant Collateral Obligations, the Aggregate Principal Balance of the Collateral Obligations (excluding the Collateral Obligations being sold) and Eligible Investments constituting Principal Proceeds (including, without duplication, the anticipated net proceeds of such sale) will be at least equal to the Reinvestment Target Par Balance, (B) each test specified in the definition of Collateral Quality Test is satisfied and (C) each Overcollateralization Ratio Test is satisfied; (2) such period will not be a Restricted Trading Period (so long as such Fitch rating has not been further downgraded, withdrawn or put on watch for potential downgrade) upon the direction of the Majority of the Controlling Class, which direction shall remain in effect until the earlier of (i) a further downgrade or withdrawal of such Fitch rating that, disregarding such direction, would cause the conditions set forth above to be true and (ii) a subsequent direction to the Issuer (with a copy to the Trustee and the Collateral Administrator) by a Majority of the Controlling Class declaring the beginning of a Restricted Trading Period and (3) no Restricted Trading Period will restrict any sale of a Collateral Obligation entered into by the Issuer at a time when a Restricted Trading Period was not in effect, regardless of whether such sale has settled.

“Retention Basis Amount”: On any date of determination, an amount used for determining the amount of EU/UK Retained Interest and in determining compliance with the EU/UK Risk Retention Requirements and in determining whether a Retention Deficiency has occurred and equal to the Collateral Principal Amount on such date with the following adjustments: (i) Defaulted Obligations will be included in the Collateral Principal Amount and the Principal Balances thereof will be deemed to equal their respective outstanding principal amounts, and (ii) any security owned by the Issuer will be included in the Collateral Principal Amount with a Principal Balance determined as follows: (a) in the case of a debt obligation or other debt security, the principal amount outstanding of such obligation or security; (b) in the case of an equity security received upon a “debt for equity swap” in relation to a restructuring or other similar event, the principal amount outstanding of the debt which was swapped for the equity security; and (c) in the case of any other equity security, the nominal value thereof as determined by the Portfolio Manager.

“Retention Deficiency”: As of any date of determination (as reported by the Retention Holder to the Issuer and the Trustee), an event which occurs if the aggregate principal amount outstanding of Interests held by the Retention Holder is less than 5% of the Retention Basis Amount and as a result the EU/UK Risk Retention Requirements are not or would not be complied with.

“Retention Holder”: As of the Refinancing Date, Bain Capital Specialty Finance, Inc., in its respective capacities as EU/UK Retention Holder and U.S. Retention Holder, as applicable, together with its successors and assigns.

“Retention Undertaking Letter”: The amended and restated letter from the Portfolio Manager and the EU/UK Retention Holder, dated as of the Refinancing Date, and addressed to the Issuer, the Placement Agent and the Trustee pursuant to which the Portfolio Manager and the EU/UK Retention Holder, as applicable, will make certain undertakings and agreements in respect of the Securitization Laws, which shall replace and supersede the EU retention undertaking letter entered into on the Closing Date.

“Reuters Screen”: The rates for deposits in dollars which appear on the Reuters Screen LIBOR 01 Page (or such other page that may replace that page on such service for the purpose of displaying comparable rates) on the Bloomberg Financial Markets Commodities News as of 11:00 a.m., London time, on the Interest Determination Date.

“Revolver Funding Account”: The account established pursuant to Section 10.4.

“Revolving Collateral Obligation”: Any Collateral Obligation (other than a Delayed Drawdown Collateral Obligation) that is a loan that by its terms may require one or more future advances to be made to the borrower by the Issuer (including, without limitation, revolving loans, including funded and unfunded portions of revolving credit lines, unfunded commitments under specific facilities and other similar loans); provided that any such Collateral Obligation will be a Revolving Collateral Obligation only until all commitments to make advances to the borrower expire or are terminated or irrevocably reduced to zero.

“Risk Retention Issuance”: An additional issuance of Notes solely for the purpose of enabling the Portfolio Manager to comply with the U.S. Risk Retention Rules (whether before or after the effectiveness thereof) or the EU/UK Risk Retention Requirements.

“Risk Retention Regulations”: The U.S. Risk Retention Rules, the Securitization Laws or any other rule, regulation or judicial ruling as in effect from time to time that would require the Portfolio Manager or any Affiliate thereof to purchase any portion of debt issued by the Issuer, post any additional capital in connection with any issuance by the Issuer or any refinancing or otherwise adversely effects the Portfolio Manager (as determined by the Portfolio Manager based on advice of counsel).

“Rule 17g-5”: The meaning specified in Section 14.16(a).

“Rule 144A”: Rule 144A, as amended, under the Securities Act.

“Rule 144A Global Note”: Any Note sold in reliance on Rule 144A and issued in the form of a permanent global security in definitive, fully registered form without interest coupons.

“Rule 144A Information”: The meaning specified in Section 7.14.

“S&P”: S&P Global Ratings, and any successor thereto.

“Sale”: The meaning specified in Section 5.17.

“Sale Proceeds”: All proceeds (excluding accrued interest, if any) received with respect to Assets as a result of sales of such Assets less any reasonable expenses incurred by the Portfolio Manager, the Trustee or the Collateral Administrator (other than amounts payable as Administrative Expenses) in connection with such sales.

“Scheduled Distribution”: With respect to any Pledged Obligation, for each Due Date, the scheduled payment of principal and/or interest due on such Due Date with respect to such Pledged Obligation, determined in accordance with the assumptions specified in Section 1.2 or in the case of Collateral Obligations added after the Closing Date, the related Cut-Off Date, as adjusted pursuant to the terms of the related Underlying Instruments.

“Schedule of Collateral Obligations”: The schedule of Collateral Obligations attached as Annex B hereto, which schedule shall include the obligor and Principal Balance of each Collateral Obligation included therein, as amended from time to time (without the consent of or any action on the part of any Person) to reflect the release of Collateral Obligations pursuant to Article X hereof and the inclusion of additional Collateral Obligations as provided in Section 12.2 hereof.

“Second Lien Loan”: Any First-Lien Last-Out Loan and any assignment of or Participation Interest in or other interest in a Loan that (i) is not (and cannot by its terms become) subordinate in right of payment to any other obligation of the Obligor of the Loan for borrowed money (other than with respect to liquidation preferences for trade claims, capitalized leases or similar obligations in respect of pledged collateral that collectively do not comprise a material portion of the collateral securing such Loan and Super Senior Revolvers), but which is subordinated in right of payment to another secured obligation of the Obligor secured by all or a portion of the collateral securing such Loan and (ii) is secured by a valid second-priority perfected security interest or lien in, to or on specified collateral (subject to customary exceptions for permitted liens, including without limitation, tax liens) securing the Obligor’s obligations under the Second Lien Loan the value of which at the time of purchase is adequate (in the commercially reasonable judgment of the Portfolio Manager, not to be called into question as a result of subsequent events) to repay the Loan in accordance with its terms and to repay all other Loans of equal or higher seniority secured by a lien or security interest in the same collateral.

“Secured Parties”: The meaning specified in the Granting Clause.

“Securities”: The Notes and the Interests.

“Securities Account Control Agreement”: The Securities Account Control Agreement dated as of the Closing Date among the Issuer, the Trustee and Wells Fargo Bank, National Association, as Custodian, as amended by that certain First Amendment to the Securities Account Control Agreement, dated as of the Refinancing Date (the “First Amendment to Securities Account Control Agreement”), and as further amended, supplemented or otherwise modified from time to time.

“Securities Act”: The United States Securities Act of 1933, as amended from time to time.

“Securities Intermediary”: The meaning specified in Article 8 of the UCC.

“Securitization Laws”: The applicable Securitization Regulation, together with any supplementary regulatory technical standards, implementing technical standards and any official guidance published in relation thereto by the European Supervisory Authorities, the FCA or the UK Prudential Regulation Authority, as applicable, each as in force on the Refinancing Date.

“Securitization Regulation”: The EU Securitization Regulation or the UK Securitization Regulation.

“Security Entitlement”: The meaning specified in Article 8 of the UCC.

“Selling Institution”: The entity obligated to make payments to the Issuer under the terms of a Participation Interest.

“Senior Secured Loan”: Any assignment of, Participation Interest in or other interest in a Loan (other than a First-Lien Last-Out Loan) that (i) is not (and cannot by its terms become) subordinate in right of payment to any other obligation of the Obligor of the Loan for borrowed money (other than with respect to liquidation preferences for trade claims, capitalized leases or similar obligations in respect of pledged collateral that collectively do not comprise a material portion of the collateral securing such Loan and Super Senior Revolvers), (ii) is secured by a valid first-priority perfected security interest or lien in, to or on specified collateral (subject to customary exceptions for permitted liens, including without limitation, tax liens) securing the Obligor’s obligations under the Loan and (iii) the value of the collateral securing the Loan at the time of purchase together with other attributes of the Obligor (including, without limitation, its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow) is adequate (in the commercially reasonable judgment of the Portfolio Manager, not to be called into question as a result of subsequent events) to repay the Loan in accordance with its terms and to repay all other Loans of equal seniority secured by a first lien or security interest in the same collateral.

“Similar Law”: Any state, local, other federal or non-U.S. laws or regulations that are substantially similar to Section 406 of ERISA or Section 4975 of the Code.

“SOFR”: With respect to any day, the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s website.

“Special Redemption”: The meaning specified in Section 9.7.

“Special Redemption Amount”: The meaning specified in Section 9.7.

“Special Redemption Date”: The meaning specified in Section 9.7.

“Specified DIP Amendment”: The meaning specified in Schedule 3.

“Standby Directed Investment”: Goldman Sachs Government Obligations MMF #465 (FGTXX).

“Stated Maturity”: With respect to any security, the maturity date specified in such security or applicable Underlying Instrument and, with respect to the Notes of any Class, the date specified as such in Section 2.3.

“Step-Down Obligation”: Any obligation (other than a Reference Rate Floor Obligation) the Underlying Instruments of which contractually mandate decreases in coupon payments or spread over time (in each case other than decreases that are conditioned upon an improvement in the creditworthiness of the obligor or changes in a pricing grid or based on improvements in financial ratios or other similar coupon or spread-reset features).

“Step-Up Obligation”: Any obligation which provides for an increase, in the case of an obligation which bears interest at a fixed rate, in the per annum interest rate on such obligation or, in the case of an obligation which bears interest at a floating rate, in the spread over that applicable index or benchmark rate, solely as a function of the passage of time.

“Structured Finance Obligation”: Any obligation of a special purpose vehicle (other than the Notes or any other security or obligation issued by the Issuer) secured directly by, referenced to, or representing ownership of, a pool of receivables or other assets.

“Subordinated Interest”: An economic interest in the Issuer held by the Portfolio Manager, with respect to which interest amounts shall be distributed on each Distribution Date commencing with the second Distribution Date in arrears pursuant to Section 7 of the Portfolio Management Agreement and the Priority of Distributions, in an amount equal to 0.35% per annum (calculated on the basis of a 360 day year and the actual number of days elapsed during the applicable Collection Period) of the Basis Amount at the beginning of the Collection Period relating to such Distribution Date.

“Successor Entity”: The meaning specified in Section 7.10(a).

“Supermajority”: With respect to any Class of Notes, the Holders of at least 66⅔% of the Aggregate Outstanding Amount of the Notes of such Class.

“Super Senior Revolver”: A revolving loan that, pursuant to its terms, may require one or more future advances to be made to the relevant Obligor which has the benefit of a security interest in the relevant assets which ranks in the event of an enforcement in respect of such loan higher than such Obligor’s other senior secured indebtedness; provided, however, that any such loan may only be treated as a Super Senior Revolver if (x) it represents no greater than 20% of the relevant Obligor’s senior debt or (y) the Fitch Rating Condition has been satisfied with respect thereto.

“Surrendered Notes”: Any Notes or beneficial interests in Notes tendered by any Holder or beneficial owner, respectively, for cancellation by the Trustee in accordance with Section 2.10 without receiving any payment.

“Swapped Non-Discount Obligation”: Any Collateral Obligation that would otherwise be considered a Discount Obligation, but that is purchased with the proceeds of a sale of a Collateral Obligation that was not a Discount Obligation at the time of its purchase, will not be considered a Discount Obligation so long as such purchased Collateral Obligation (a) is purchased or committed to be purchased within twenty (20) Business Days of such sale, (b) is purchased at a purchase price (expressed as a percentage of the par amount of such Collateral Obligation) not less than the higher of (x) 65.0% of its principal balance and (y) the sale price of the sold Collateral Obligation and (c) has a Fitch Rating not lower than the Fitch Rating of the sold Collateral Obligation and (d) unless the Weighted Average Life Test is satisfied, such purchased Collateral Obligation has a stated maturity no later than the stated maturity of the sold Collateral Obligation; provided that, the Aggregate Principal Balance of all Collateral Obligations to which this definition (x) has been applied since the Refinancing Date may not exceed a cumulative limit of 10.0% of the Refinancing Date Par Amount and (y) applies as of the date of determination may not exceed 5.0% of the Collateral Principal Amount; provided, further, that such Collateral Obligation will cease to be a Swapped Non-Discount Obligation at such time as such Swapped Non-Discount Obligation would no longer otherwise be considered a Discount Obligation.

“Synthetic Security”: A security or swap transaction other than a Letter of Credit or a Participation Interest that has payments associated with either payments of interest and/or principal on a reference obligation or the credit performance of a reference obligation.

“Tax”: Any present or future tax, levy, impost, duty, charge, assessment, deduction, withholding or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority other than a stamp, registration, documentation or similar tax.

“Tax Advantaged Jurisdiction”: A sovereign jurisdiction that is commonly used as the place of organization of special purpose vehicles (including, by way of example only and without limitation, the Bahamas, Bermuda, the British Virgin Islands, the Cayman Islands, the Channel Islands, Jersey, Singapore, the Netherlands Antilles, St. Maarten, Curacao or the U.S. Virgin Islands).

“Tax Advice”: Written advice from Dechert LLP or Allen & Overy LLP, or an opinion from tax counsel of nationally recognized standing in the United States experienced in transactions of the type being addressed that (i) is based on knowledge by the Person giving the advice of all relevant facts and circumstances of the Issuer and proposed action (which are described in the advice or in a written description referred to in the advice which may be provided by the Issuer or Portfolio Manager) and (ii) is intended by the Person rendering the advice to be relied upon by the Issuer in determining whether to take such action.

“Tax Event”: (i)(x) Any Obligor under any Collateral Obligation being required to deduct or withhold from any payment under such Collateral Obligation to the Issuer for or on account of any Tax for whatever reason and such Obligor is not required to pay to the Issuer such additional amount as is necessary to ensure that the net amount actually received by the Issuer (free and clear of Taxes, whether assessed against such Obligor or the Issuer) will equal the full amount that the Issuer would have received had no such deduction or withholding occurred and (y) the total amount of such deductions or withholdings on the Assets results in a payment by, or charge or tax burden to, the Issuer that results or will result in the withholding of 5% or more of Scheduled Distributions for any Collection Period, or (ii) any jurisdiction imposing net income, profits or similar Tax on the Issuer (including, for this purpose, any withholding tax liability imposed under Section 1446 of the Code) in an aggregate amount in any Collection Period in excess of U.S.$1,000,000.

“Term SOFR”: The forward-looking term rate for an index maturity of three months based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Transaction Documents”: Collectively, this Indenture, the Portfolio Management Agreement, the Collateral Administration Agreement, the Placement Agreement, the Loan Sale Agreement, the Master Participation Agreements, the Retention Undertaking Letter, the Administration Agreement, the Registered Office Agreement, the AML Services Agreement and the Securities Account Control Agreement.

“Transaction Parties”: The Issuer, the Co-Issuer, the Portfolio Manager, the Placement Agent, the Retention Holder, the Transferor, the Trustee, the Collateral Administrator and the Administrator.

“Transfer Agent”: The Person or Persons, which may be the Issuer, authorized by the Issuer to exchange or register the transfer of Notes.

“Transfer Certificate”: A duly executed certificate substantially in the form of the applicable Exhibit B.

“Transferor”: Bain Capital Specialty Finance, Inc., in its capacity as transferor under the Loan Sale Agreement.

“Treasury”: The United States Department of the Treasury.

“Trust Officer”: When used with respect to the Trustee or the Collateral Administrator, as applicable, any officer within the Corporate Trust Office (or any successor group of the Trustee or the Collateral Administrator) authorized to act for and on behalf of the Trustee or the Collateral Administrator, including any vice president, assistant vice president or officer of the Trustee or the Collateral Administrator customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred at the Corporate Trust Office because of such person’s knowledge of and familiarity with the particular subject and in each case having direct responsibility for the administration of this Indenture.

“Trustee”: As defined in the first sentence of this Indenture.

“UCC”: The Uniform Commercial Code as in effect from time to time in the State of New York.

“UK Securitization Regulation”: Regulation (EU) 2017/2402 as it forms part of domestic UK law by virtue of the EUWA, as amended by the Securitisation (Amendment) (EU Exit) Regulations 2019 (SI 2019/660), as in effect on the Refinancing Date.

“Uncertificated Security”: The meaning specified in Article 8 of the UCC.

“Unadjusted Benchmark Replacement Rate”: The Benchmark Replacement Rate excluding the Benchmark Replacement Rate Adjustment.

“Underlying Instrument”: The credit agreement or other agreement pursuant to which a Collateral Obligation has been created and each other agreement that governs the terms of or secures the obligations represented by such Collateral Obligation or of which the holders of such Collateral Obligation are the beneficiaries.

“Unregistered Securities”: The meaning specified in Section 5.17(c).

“Unsalable Asset”: (a) (i) A Defaulted Obligation, (ii) an Equity Security, (iii) an obligation received in connection with an Offer, in a restructuring or plan of reorganization with respect to the obligor, or (iv) any other exchange or any other security or debt obligation that is part of the Assets, in the case of (i), (ii) or (iii) in respect of which the Issuer has not received a payment in Cash during the preceding 12 months or (b) any Pledged Obligation identified in the certificate of the Portfolio Manager as having a Market Value of less than $1,000, in each case of (a) and (b) with respect to which the Portfolio Manager certifies to the Trustee that (x) it has made commercially reasonable efforts to dispose of such Pledged Obligation for at least 90 days and (y) in its commercially reasonable judgment such Pledged Obligation is not expected to be saleable for the foreseeable future.

“U.S. Dollar” or “$”: A dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for all debts, public and private.

“U.S. person”: The meaning specified in Regulation S.

“U.S. Retention Holder”: On the Refinancing Date, Bain Capital Specialty Finance, Inc., and thereafter any successor, assignee or transferee thereof permitted under the U.S. Risk Retention Rules.

“U.S. Risk Retention Rules”: The federal interagency credit risk retention rules, codified at 17 C.F.R. Part 246.

“U.S. Tax Person”: A “United States person” within the meaning of Section 7701(a)(30) of the Code.

“Valuation”: With respect to any Collateral Obligation, a recent (as determined by the Portfolio Manager in its commercially reasonable business judgment in accordance with the Portfolio Manager Standard) valuation of the fair market value of such Collateral Obligation established by (a) reference to the “bid side” price listed on a third-party pricing service such as LoanX or LPC or other service selected by the Portfolio Manager in accordance with the Portfolio Manager Standard; provided that if a fair market value is available from more than one pricing service, the highest such “bid side” value so obtained shall be used, or (b) if data for such Collateral Obligation is not available from such a pricing service, an analysis performed by a nationally recognized valuation firm to establish a fair market value of such Collateral Obligation which reflects the “bid side” price that would be paid by a willing buyer to a willing seller of such Collateral Obligation in an expedited sale on an arm’s-length basis.

“Volcker Rule”: The final rules implementing Section 619 of the Dodd Frank Wall Street Reform and Consumer Protection Act, as such rules may be amended from time to time.

“Waived Interest”: The meaning specified in Section 11.1(g).

“Weighted Average Fitch Recovery Rate”: As of any date of determination, the rate (expressed as a percentage) determined by summing the products obtained by multiplying the Principal Balance of each Collateral Obligation by the Fitch Recovery Rate in relation thereto and dividing such sum by the aggregate principal balance of all Collateral Obligations and rounding up to the nearest 0.1 percent. For the purposes of determining the Principal Balance and aggregate Principal Balance of Collateral Obligations in this definition, the Principal Balance of each Defaulted Obligation shall be excluded.

“Weighted Average Fixed Coupon”: As of any Measurement Date, an amount equal to the number, expressed as a percentage, obtained by dividing:

(a)       the sum of (i) in the case of each fixed rate Collateral Obligation (excluding any Deferrable Security and any Partial Deferrable Security to the extent of any non-cash interest), the stated annual interest coupon on such Collateral Obligation times the Principal Balance of such Collateral Obligation (excluding the unfunded portion of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation); plus (ii) to the extent that the amount obtained in clause (a) is insufficient to satisfy the Minimum Fixed Coupon Test, the Excess Weighted Average Floating Spread (if any); by

(b)       an amount equal to the lesser of (i) the Reinvestment Target Par Balance minus the Aggregate Principal Balance of all floating rate Collateral Obligations as of such Measurement Date and (ii) the Aggregate Principal Balance of all such fixed rate Collateral Obligations as of such Measurement Date (excluding (1) any Deferrable Security or Partial Deferrable Security to the extent of any non-cash interest and (2) the unfunded portion of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation that are fixed rate Collateral Obligations).

“Weighted Average Floating Spread”: As of any Measurement Date, the number obtained by dividing (a) the amount equal to (i) the Aggregate Funded Spread plus (ii) the Aggregate Unfunded Spread plus (iii) the Aggregate Excess Funded Spread; by (b) an amount equal to the lesser of (i) the Reinvestment Target Par Balance minus the Aggregate Principal Balance of all fixed rate Collateral Obligations as of such Measurement Date and (ii) the Aggregate Principal Balance of all such floating rate Collateral Obligations as of such Measurement Date; provided, further, that Defaulted Obligations will not be included in the calculation of the Weighted Average Floating Spread.

“Weighted Average Life”: On any Measurement Date with respect to the Collateral Obligations (other than Defaulted Obligations) the number obtained by (i) summing the products obtained by multiplying (a) the Average Life at such time of each Collateral Obligation by (b) the outstanding Principal Balance of such Collateral Obligation and (ii) dividing such sum by the Aggregate Principal Balance at such time of all Collateral Obligations (excluding any Defaulted Obligation).

“Weighted Average Life Test”: A test satisfied on any date of determination if the Weighted Average Life of the Collateral Obligations as of such date is less than or equal to the value in the column entitled “Weighted Average Life Value” in the table below corresponding to the immediately preceding Distribution Date (or, prior to the first Distribution Date following the Refinancing Date, the Refinancing Date):

Weighted Average Life Value
Refinancing Date	8.00
January 15, 2022	7.75
April 15, 2022	7.50
July 15, 2022	7.25
October 15, 2022	7.00
January 15, 2023	6.75
April 15, 2023	6.50
July 15, 2023	6.25
October 15, 2023	6.00
January 15, 2024	5.75
April 15, 2024	5.50
July 15, 2024	5.25
October 15, 2024	5.00
January 15, 2025	4.75
April 15, 2025	4.50
July 15, 2025	4.25
October 15, 2025	4.00
January 15, 2026	3.75
April 15, 2026	3.50
July 15, 2026	3.25
October 15, 2026	3.00
January 15, 2027	2.75
April 15, 2027	2.50
July 15, 2027	2.25

Weighted Average Life Value
October 15, 2027	2.00
January 15, 2028	1.75
April 15, 2028	1.50
July 15, 2028	1.25
October 15, 2028	1.00
January 15, 2029	0.75
April 15, 2029	0.50
July 15, 2029	0.25
October 15, 2029	0.00
January 15, 2030	0.00
April 15, 2030	0.00
July 15, 2030	0.00
October 15, 2030	0.00
January 15, 2031	0.00
April 15, 2031	0.00
July 15, 2031	0.00
October 15, 2031	0.00
January 15, 2032	0.00
April 15, 2032	0.00
July 15, 2032	0.00
October 15, 2032	0.00
January 15, 2033	0.00
April 15, 2033	0.00
July 15, 2033	0.00
October 15, 2033	0.00

“Zero-Coupon Security”: Any obligation that at the time of purchase does not by its terms provide for the payment of cash interest; provided, that if, after such purchase such obligation provides for the payment of cash interest, it shall cease to be a Zero-Coupon Security.

SCHEDULE 1

SCHEDULE OF COLLATERAL OBLIGATIONS

[Attached]

SCH. 66-1

SCHEDULE 2

FITCH INDUSTRY CLASSIFICATIONS

Sector	Industry

Telecoms Media and Technology	Technology Hardware Technology Software Telecommunications Broadcasting and Media Cable

Industrials	Aerospace and Defense Automobiles Building and Materials Chemicals Industrial and Manufacturing Metals and Mining Packaging and Containers Real Estate Transportation and Distribution

Retail, Leisure and Consumer	Consumer Products
Environmental Services
Food, Beverage and Tobacco
Retail, Food and Drug
Gaming, Leisure and Entertainment
Retail
Healthcare Devices
Healthcare Provider
Lodging And Restaurants
Pharmaceuticals

Energy	Energy (oil and gas) Utilities (power)

Banking and Finance	Banking and Finance

Business Services	Business Services General Business Services Data and Analytics

SCH. 67-1

SCHEDULE 3

FITCH RATING DEFINITIONS

“Fitch Rating” means, with respect to any Collateral Obligation, as of any date of determination, the rating determined in accordance with the following methodology:

1	Public Fitch long-term issuer default rating (“LT IDR”) or Fitch long-term issuer default credit opinion (“LT IDCO”).

2	If Fitch has not issued a LT IDR or LT IDCO, but has an outstanding insurer financial strength rating (“IFSR”), then the Fitch Rating is one rating lower.

3	If Fitch has not issued a LT IDR, LT IDCO or IFSR, but has outstanding corporate issue ratings, then the Fitch Rating is calculated using the Fitch IDR Equivalency Table.

4	If Fitch does not rate the issuer (LT IDR, LT IDCO, IFSR) or any associated issuance, then determine a Moody’s and S&P equivalent to Fitch’s LT IDR pursuant to steps 5 and 6.

5a	A public Moody’s-issued corporate family rating (“CFR”) is equivalent in terms of definition to the Fitch LT IDR; if Moody’s has not issued a CFR, but has a public LT issuer rating, then this is equivalent to the Fitch LT IDR.

5b	If Moody’s has not issued a CFR or LT issuer rating, but has a public insurance financial strength rating, then the Fitch Rating is one rating lower.

5c	If Moody’s has not issued a CFR, LT issuer rating or insurance financial strength rating, but has public corporate issue ratings, then the Fitch Rating is calculated using the Fitch IDR Equivalency Table.

6a	A public S&P-issued issuer credit rating (“ICR”) is equivalent in terms of definition to the Fitch LT IDR.

6b	If S&P has not issued an ICR, but has a public insurance financial strength rating, then the Fitch Rating is one rating lower.

6c	If S&P has not issued an ICR or insurance financial strength rating, but has public corporate issue ratings, then the Fitch Rating is calculated using the Fitch IDR Equivalency Table.

7	If both Moody’s and S&P provide a public rating on the issuer or an issue, the lower of the two Fitch Ratings will be used; otherwise the sole public Fitch Rating calculated from Moody’s or S&P will be applied.

8.	if a rating cannot be determined pursuant to clauses (1) through (7) then, (i) at the discretion of the Portfolio Manager, the Fitch Rating may be based on a credit opinion provided by Fitch, and in connection therewith, the Issuer, the Portfolio Manager on behalf of the Issuer or the Obligor of such Collateral Obligation may, prior to or within thirty (30) days after the acquisition of such Collateral Obligation, apply to Fitch for a credit opinion (which shall be the Fitch Rating of such Collateral Obligation) and a recovery rating with respect to such Collateral Obligation; provided that, until the receipt from Fitch of such credit opinion, such Collateral Obligation will have a Fitch Rating of (x) “B-” if the Portfolio Manager certifies to the Collateral Trustee that it believes that the credit opinion will be at least equal to such rating, or (y) otherwise, the rating specified as applicable thereto by Fitch pending receipt of such credit opinion; provided further that, such credit opinion shall expire 12 months after the acquisition of such Collateral Obligation, following which, such Collateral Obligation shall have a Fitch Rating of “CCC” unless, during such 12-month period, the Issuer applies for renewal of such credit opinion, in which case the rating provided in connection with such credit opinion will continue to be the Fitch Rating of such Collateral Obligation until Fitch has confirmed or revised such credit opinion, upon which such confirmed or revised credit opinion will be the Fitch Rating of such Collateral Obligation; or (ii) the Issuer may assign a Fitch Rating of “CCC” or lower to such Collateral Obligation which is not in default; provided, that if any rating described above has a negative rating watch status, the Fitch Rating will be the rating as determined above, adjusted down by one sub-category; provided, further, that if the Fitch Rating determined pursuant to any of clauses (1) through (8) above would cause the Collateral obligation to be a Defaulted Obligation pursuant to clause (d) of the definition of “Defaulted Obligation” due to Fitch, S&P or Moody’s rating on which such Fitch Rating is based being adjusted down one or more sub-categories, the Fitch Rating of such Collateral Obligation shall be the Fitch, S&P or Moody’s rating on which such Fitch Rated was based without making such adjustment.

SCH. 68-1

Fitch Equivalent Ratings

Fitch Rating	Moody’s rating	S&P rating
AAA	Aaa	AAA
AA+	Aa1	AA+
AA	Aa2	AA
AA-	Aa3	AA-
A+	A1	A+
A	A2	A
A-	A3	A-
BBB+	Baa1	BBB+
BBB	Baa2	BBB
BBB-	Baa3	BBB-
BB+	Ba1	BB+
BB	Ba2	BB
BB-	Ba3	BB-
B+	B1	B+
B	B2	B
B-	B3	B-
CCC+	Caa1	CCC+
CCC	Caa2	CCC
CCC-	Caa3	CCC-
CC	Ca	CC
C	C	C

SCH. 3-2

Fitch IDR Equivalency Map from Corporate Ratings

Rating Type Hierarchy	Rating Agency(s)	Issue Rating	Mapping Rule
Corporate Family Rating, LT Issuer Rating	Moody’s	NA	0
Issuer Credit Rating	S&P	NA	0
Senior Unsecured	Fitch, Moody’s, S&P	Any	0
Senior Debt: Senior Secured or Subordinated Secured	Fitch, S&P	“BBB-” or above	0
	Fitch, S&P	“BB+” or below	-1
	Moody’s	“Ba1” or above	-1
	Moody’s	“Ba2” or below	-2
	Moody’s	“Ca”	-1
Subordinated Debt: Junior Subordinated or	Fitch, Moody’s, S&P	“B+” / “B1” or above	1
Senior Subordinated	Fitch, Moody’s, S&P	“B” / “B2” or below	2

“Fitch Recovery Rate” means, with respect to a Collateral Obligation, the recovery rate determined in accordance with clauses (a) through (c) below or (in any case) such other recovery rate as Fitch may notify the Portfolio Manager from time to time:

(a) if such Collateral Obligation has either a public Fitch recovery rating or a private Fitch recovery rating, the “BBsf” recovery rate corresponding to such recovery rating in the applicable table below (corresponding to the country group in which the Obligor thereof is Domiciled), unless a specific recovery rate (expressed as a percentage) is provided by Fitch in which case such recovery rate shall be used:

Asset-Specific Recovery Rate Assumptions - Group 1 and 2:

Fitch recovery rate %
Fitch recovery rating (%)	BBsf

RR1 (outstanding: 91-100%)	95
RR2 (superior: 71-90%)	80
RR3 (good: 51-70%)	60
RR4 (average: 31-50%)	40
RR5 (below average: 11-30%)	20
RR6 (poor: 0-10%)	5

SCH. 3-3

Asset-Specific Recovery Rate Assumptions - Group 3:

Fitch recovery rate %
Fitch recovery rating (%)
BBsf
RR1 (outstanding: 91-100%)	70
RR2 (superior: 71-90%)	50
RR3 (good: 51-70%)	35
RR4 (average: 31-50%)	20
RR5 (below average: 11-30%)	5
RR6 (poor: 0-10%)	0

(b)       if such Collateral Obligation is a DIP Collateral Obligation, the “BBsf” asset-specific recovery rate assumptions applicable to such DIP Collateral Obligation shall correspond to the Fitch recovery rating of the “RR1” rating in the table above (corresponding to the country group in which the Obligor thereof is Domiciled); and

(c)       if such Collateral Obligation has no public Fitch recovery rating or recovery rating associated with a private Fitch rating, the “BBsf” recovery rate applicable will be the rate determined in accordance with the applicable table below (corresponding to the country group in which the Obligor thereof is Domiciled), for purposes of which the Collateral Obligation will be categorized as (i) “Strong Recovery” if it is a Senior Secured Loan from an issuer with a public rating from Fitch, Moody’s or S&P (a “non-middle market issuer”); (ii) “Strong Recovery MML” if it is a Senior Secured Loan from a Group 1 issuer without a public rating from Fitch, Moody’s or S&P (a “Group 1 middle- market issuer”); (iii) “Senior Secured Bonds” if it is a senior secured bond; (iv) “Moderate Recovery” if it is a senior unsecured bond; and (v) “Weak Recovery” if it is a non-Senior Secured Loan from a Group 1 middle-market issuer, a Second Lien Loan or other debt instrument not listed above, unless otherwise specified by Fitch:

Recovery Rate Assumptions

Recovery prospects (%)	BBsf
Group 1 – US mainly
Strong Recovery	75
Strong Recovery MML	65
Senior Secured Bonds	60
Moderate Recovery	40
Weak Recovery	15
Group 2 – Europe
Strong Recovery	65
Senior Secured Bonds	60
Moderate Recovery	40
Weak Recovery	15
Group 3 - other
Strong Recovery	30
Moderate Recovery	20
Weak Recovery	5

SCH. 3-4

Group 1: Australia, Bermuda, Canada, Cayman Islands, New Zealand, Puerto Rico, United States.

Group 2: Austria, Barbados, Belgium, Czech Republic, Denmark, Estonia, Finland, France, Germany, Gibraltar, Hong Kong, Iceland, Ireland, Israel, Italy, Japan, Jersey, Latvia, Liechtenstein, Lithuania, Luxembourg, Netherlands, Norway, Poland, Portugal, Singapore, Slovakia, Slovenia, South Korea, Spain, Sweden, Switzerland, Taiwan, United Kingdom.

Group 3: Albania, Argentina, Asia Others, Bahamas, Bosnia and Herzegovina, Brazil, Bulgaria, Chile, China, Colombia, Costa Rica, Croatia, Cyprus, Dominican Republic, Eastern Europe Others, Ecuador, Egypt, El Salvador, Greece, Guatemala, Hungary, India, Indonesia, Iran, Jamaica, Kazakhstan, Liberia, Macedonia, Malaysia, Malta, Marshall Islands, Mauritius, Mexico, Middle East and North Africa Others, Moldova, Morocco, Other Central America, Other South America, Other Sub Saharan Africa, Pakistan, Panama, Peru, Philippines, Qatar, Romania, Russia, Saudi Arabia, Serbia and Montenegro, South Africa, Thailand, Tunisia, Turkey, Ukraine, Uruguay, Venezuela, Vietnam.

SCH. 3-5

Fitch Test Matrix

Subject to the provisions provided below, the Portfolio Manager will have the option to elect which of the cases set forth in the matrix below (the "Fitch Test Matrix") shall be applicable for purposes of the Maximum Fitch Rating Factor Test, the Minimum Weighted Average Fitch Recovery Rate Test and the Minimum Fitch Floating Spread Test. For any given case:

(a)          the applicable value for determining satisfaction of the Maximum Fitch Rating Factor Test will be the value set forth in the column header (or linear interpolation between two adjacent columns, as applicable) of the row-column combination in the Fitch Test Matrix selected by the Portfolio Manager;

(a)          the applicable value for determining satisfaction of the Minimum Fitch Floating Spread Test will be the percentage set forth in the row header (or linear interpolation between two adjacent rows as applicable) of the row-column combination in the Fitch Test Matrix selected by the Portfolio Manager; and

(b)          the applicable value for determining satisfaction of the Minimum Weighted Average Fitch Recovery Rate Test will be the value in the intersection cell (or linear interpolation between two adjacent rows and/or two adjacent columns, as applicable) of the row-column combination in the Fitch Test Matrix selected by the Portfolio Manager in relation to (a) and (b) above.

On or prior to the Refinancing Date, the Portfolio Manager will be required to elect which case shall apply initially by written notice to the Issuer and Fitch. Thereafter, on two Business Days' notice to the Issuer and Fitch, the Portfolio Manager may elect to have a different case apply, provided that the Maximum Fitch Rating Factor Test, the Minimum Weighted Average Fitch Recovery Rate Test and the Minimum Fitch Floating Spread Test applicable to the case to which the Portfolio Manager desires to change are satisfied after giving effect to such change or, in the case of any tests that are not satisfied, the Issuer's level of compliance with such tests is improved after giving effect to the application of the different case.

Minimum	Maximum Fitch Weighted Average Rating Factor
Fitch Floating
Spread	21	23	25	27	29	31	33	35	37	39
2.00%	69.90%	72.00%	74.00%	75.80%	77.30%	79.10%	80.50%	81.60%	83.00%	84.10%
2.20%	69.10%	71.20%	73.30%	75.20%	76.70%	78.30%	79.90%	81.30%	82.60%	84.00%
2.40%	67.80%	69.90%	72.00%	74.00%	75.70%	77.40%	79.00%	80.50%	81.90%	83.30%
2.60%	66.50%	68.60%	70.70%	72.70%	74.70%	76.50%	78.10%	79.70%	81.20%	82.60%
2.80%	65.10%	67.40%	69.40%	71.50%	73.50%	75.50%	77.30%	78.90%	80.40%	81.80%
3.00%	63.80%	66.00%	68.20%	70.30%	72.30%	74.60%	76.40%	78.10%	79.70%	81.10%
3.20%	62.40%	64.70%	66.90%	69.00%	71.10%	73.50%	75.60%	77.30%	78.90%	80.40%
3.40%	61.00%	63.30%	65.60%	67.80%	69.90%	72.30%	74.50%	76.40%	78.10%	79.70%
3.60%	59.50%	62.00%	64.30%	66.50%	68.70%	71.10%	73.40%	75.50%	77.30%	79.00%
3.80%	58.00%	60.70%	63.00%	65.20%	67.50%	69.80%	72.20%	74.50%	76.40%	78.10%
4.00%	56.40%	59.30%	61.80%	64.00%	66.30%	68.70%	71.00%	73.40%	75.50%	77.30%
4.20%	54.90%	57.80%	60.50%	62.90%	65.10%	67.60%	69.90%	72.30%	74.50%	76.40%
4.40%	53.30%	56.40%	59.20%	61.70%	64.10%	66.50%	68.80%	71.10%	73.40%	75.60%
4.60%	51.70%	54.90%	57.80%	60.50%	63.00%	65.40%	67.80%	70.00%	72.40%	74.60%
4.80%	50.00%	53.30%	56.40%	59.20%	61.90%	64.40%	66.80%	69.00%	71.30%	73.60%
5.00%	48.60%	51.80%	55.00%	57.90%	60.80%	63.30%	65.70%	68.10%	70.30%	72.60%
5.20%	47.30%	50.30%	53.60%	56.60%	59.60%	62.30%	64.70%	67.10%	69.40%	71.60%
5.40%	45.90%	49.00%	52.20%	55.30%	58.40%	61.20%	63.70%	66.10%	68.40%	70.70%
5.60%	44.40%	47.70%	50.80%	54.00%	57.10%	60.10%	62.70%	65.10%	67.50%	69.70%
5.80%	42.90%	46.40%	49.40%	52.60%	55.90%	59.00%	61.70%	64.10%	66.50%	68.80%
6.00%	41.30%	45.00%	48.20%	51.30%	54.70%	57.80%	60.70%	63.20%	65.50%	68.00%
6.20%	39.50%	43.60%	47.00%	50.00%	53.50%	56.70%	59.60%	62.20%	64.60%	67.10%
6.40%	36.70%	42.20%	45.70%	48.80%	52.20%	55.50%	58.60%	61.30%	63.80%	66.30%
6.60%	33.80%	40.70%	44.40%	47.70%	51.00%	54.40%	57.50%	60.30%	63.00%	65.40%
6.80%	30.70%	38.60%	43.00%	46.50%	49.70%	53.20%	56.40%	59.40%	62.10%	64.60%
7.00%	27.60%	35.90%	41.70%	45.30%	48.60%	52.00%	55.30%	58.40%	61.30%	63.70%

SCH. 3-6